Exhibit 10.1
EXECUTION VERSION

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".
TERM LOAN CREDIT AGREEMENT

dated as of April 15, 2014,
among

BAUER PERFORMANCE SPORTS LTD.,

as

BORROWER,

VARIOUS LENDERS,
and

BANK OF AMERICA, N.A.,
as ADMINISTRATIVE AGENT and COLLATERAL AGENT

BANK OF AMERICA, N.A.,
J.P. MORGAN SECURITIES LLC,
RBC CAPITAL MARKETS
and
MORGAN STANLEY SENIOR FUNDING, INC.,

as JOINT LEAD ARRANGERS

BANK OF AMERICA, N.A.,
J.P. MORGAN SECURITIES LLC
and
RBC CAPITAL MARKETS,

as JOINT BOOKRUNNERS

JPMORGAN CHASE BANK, N.A.
and
RBC CAPITAL MARKETS,

as SYNDICATION AGENTS

i

ii

Section 7.19.	Intellectual Property	105
Section 7.20.	Insurance	105
Section 7.21.	No Default	105

	Article 8
	Affirmative Covenants

Section 8.01.	Information Covenants	105
Section 8.02.	Books, Records and Inspections	109
Section 8.03.	Maintenance of Property; Insurance	110
Section 8.04.	Existence; Franchises	111
Section 8.05.	Compliance with Statutes, etc	111
Section 8.06.	Compliance with Environmental Laws	111
Section 8.07.	ERISA	112
Section 8.08.	Performance of Obligations	113
Section 8.09.	Payment of Taxes	113
Section 8.10.	Use of Proceeds	114
Section 8.11.	Additional Security; Further Assurances; etc	114
Section 8.12.	Post-Closing Actions	116
Section 8.13.	Permitted Acquisitions	116
Section 8.14.	Credit Ratings	118
Section 8.15.	Designation of Subsidiaries	118
Section 8.16.	Annual Lender Conference Calls	119

	Article 9
	Negative Covenants

Section 9.01.	Liens	119
Section 9.02.	Consolidation, Merger, or Sale of Assets, etc	125
Section 9.03.	Dividends	129
Section 9.04.	Indebtedness	131
Section 9.05.	Advances, Investments and Term Loans	136
Section 9.06.	Transactions with Affiliates	139
Section 9.07.	Limitations on Payments of Permitted Junior Debt; Modifications of Permitted Junior Debt, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc	141
Section 9.08.	Limitation on Certain Restrictions on Subsidiaries	141
Section 9.09.	Business	143
Section 9.10.	Negative Pledges	143

	Article 10
	Events of Default

Section 10.01.	Events of Default	145
Section 10.02.	Remedies Upon Event of Default	148

	Article 11
	The Administrative Agent

iii

iv

SCHEDULE 1.01(a)	Unrestricted Subsidiaries
SCHEDULE 1.01(b)	Commitments
SCHEDULE 1.01(c)	Lender Addresses
SCHEDULE 2.18(a)(i)	Reverse Dutch Auction Procedures
SCHEDULE 7.12	Real Property
SCHEDULE 7.14	Subsidiaries
SCHEDULE 7.18	Labor Matters
SCHEDULE 8.12	Post-Closing Actions
SCHEDULE 9.01(iii)	Existing Liens
SCHEDULE 9.04(vi)	Existing Indebtedness
SCHEDULE 9.05(iii)	Existing Investments
SCHEDULE 9.05(xxvii)	Agreed Subordination Terms
SCHEDULE 9.06(vii)	Affiliate Transactions

EXHIBIT A-1	Form of Notice of Borrowing
EXHIBIT A-2	Form of Notice of Conversion/Continuation
EXHIBIT B-1	Form of Initial Term Note
EXHIBIT B-2	Form of Incremental Term Note
EXHIBIT C	Form of U.S. Tax Compliance Certificate
EXHIBIT D	[Reserved]
EXHIBIT E	Form of Officers’ Certificate
EXHIBIT F-1	Form of U.S. Pledge Agreement
EXHIBIT F-2	Form of Canadian Pledge Agreement
EXHIBIT G-1	Form of U.S. Security Agreement
EXHIBIT G-2	Form of Canadian Security Agreement
EXHIBIT G-3	Form of Hypothec
EXHIBIT H	Form of Subsidiaries Guaranty
EXHIBIT I	Form of Solvency Certificate
EXHIBIT J	Form of Compliance Certificate
EXHIBIT K	Form of Assignment and Assumption Agreement
EXHIBIT L	Form of Incremental Term Loan Commitment Agreement
EXHIBIT M	Form of ABL/Term Intercreditor Agreement

v

THIS TERM LOAN CREDIT AGREEMENT, dated as of April 15, 2014, among BAUER PERFORMANCE SPORTS LTD., a British Columbia corporation (the “Borrower”), the Lenders party hereto from time to time, BANK OF AMERICA, N.A. (“Bank of America”), as the Administrative Agent and Collateral Agent, BANK OF AMERICA, N.A., J.P. MORGAN SECURITIES LLC, RBC CAPITAL MARKETS, and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Arrangers (in such capacity, the “Joint Lead Arrangers”) and BANK OF AMERICA, N.A., J.P. MORGAN SECURITIES LLC and RBC CAPITAL MARKETS, as Joint Bookrunners, and JPMORGAN CHASE BANK, N.A. and ROYAL BANK OF CANADA as Syndication Agents (in such capacities, the “Syndication Agents”). All capitalized terms used herein and defined in Article 1 are used herein as therein defined.
W I T N E S S E T H:
WHEREAS, pursuant to the Asset Purchase Agreement dated as of February 13, 2014 (including all schedules and exhibits thereto, the “Acquisition Agreement”) among Easton Sports, Inc. and Easton Sports Canada, Inc. (together, the “Sellers”), BPS Greenland, Inc. and BPS Greenland Corp. (together, the “Buyers”) and the other parties thereto, the Buyers will purchase from the Sellers certain of their assets, and assume certain liabilities of the Sellers, in each case relating to the Sellers’ business of designing, developing, marketing, manufacturing, selling and distributing baseball, softball and lacrosse equipment, products, gear, apparel and related accessories (the “Acquired Business”, and such transaction, the “Acquisition”).
WHEREAS, on the Closing Date, certain Subsidiaries of the Borrower will enter into the ABL Credit Agreement to provide ongoing working capital and for other general corporate purposes of the Borrower and its Subsidiaries.
WHEREAS, the Borrower has requested that the Lenders make Initial Term Loans hereunder in the amount of $450,000,000 on the Closing Date, and the Borrower will use the proceeds of such borrowings to fund a portion of the Transaction.
WHEREAS, the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1
DEFINITIONS AND ACCOUNTING TERMS
Section 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“ABL Agent” shall mean the “administrative agent” or the “collateral agent” (as the context may require) under the ABL Credit Agreement (or any successor thereto).
“ABL Credit Agreement” shall mean (a) that certain asset-based revolving credit agreement, as in effect on the Closing Date and as the same may be amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof (including by reference to the ABL/Term Intercreditor Agreement), among certain Subsidiaries of the Borrower, certain lenders party thereto and Bank of America, N.A., as the Administrative Agent, and (b) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that constitutes a Permitted Refinancing of the agreement referred to in clause (i) that has been incurred to extend (subject to the limitations set forth herein and in the ABL/Term Intercreditor Agreement) or refinance in whole or in part the Indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent ABL Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Credit Agreement hereunder. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.
“ABL Priority Collateral” shall have the meaning assigned to such term in the ABL/Term Intercreditor Agreement.
“ABL/Term Intercreditor Agreement” shall mean that certain ABL/Term Intercreditor Agreement in the form of Exhibit M, dated as of the Closing Date, by and among the Administrative Agent, the Collateral Agent and the ABL Agent (as the same may be amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof).
“Acquired Business” shall have the meaning provided in the recitals.
“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division, product line, manufacturing facility or distribution facility of any Person not already a Subsidiary of the Borrower, which assets shall, as a result of the respective acquisition, be owned by a Restricted Subsidiary of the Borrower or (y) 100% of the Equity Interests of any such Person, which Person shall, as a result of the respective acquisition, become a Wholly-Owned Restricted Subsidiary of the Borrower (or shall be merged with and into the Borrower or a Wholly-Owned Restricted Subsidiary of the Borrower).
“Acquisition” shall have the meaning provided in the recitals.
“Acquisition Agreement” shall have the meaning provided in the recitals.

“Acquisition Agreement Representations” shall mean those representations made by Easton Sports, Inc., Easton Sports Canada, Inc. and Easton-Bell Sports, LLC, and their respective Subsidiaries and businesses in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Buyers have the right to terminate their obligations under the Acquisition Agreement, or to decline to consummate the Acquisition pursuant to the Acquisition Agreement, as a result of a breach of such representations in the Acquisition Agreement.
“Acquisition Documents” shall mean the collective reference to the Acquisition Agreement and all exhibits and schedules thereto as in effect on February 13, 2014.
“Additional Intercreditor Agreement” shall mean an intercreditor agreement among the Administrative Agent, the Collateral Agent and one or more Junior Representatives for holders of Permitted Junior Debt providing that, inter alia, the Liens on the Collateral (as defined in the Security Documents) in favor of the Collateral Agent (for the benefit of the Secured Creditors) shall be senior to such Liens in favor of the Junior Representatives (for the benefit of the holders of Permitted Junior Debt), as such intercreditor agreement may be amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and thereof. The Additional Intercreditor Agreement shall be in the form of a Customary Intercreditor Agreement.
“Additional Security Documents” shall have the meaning provided in Section 8.11(a).
“Adjusted Consolidated Working Capital” shall mean, at any time, Consolidated Current Assets less Consolidated Current Liabilities at such time.
“Administrative Agent” shall mean Bank of America, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 11.01.
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of the Borrower or any Subsidiary thereof as a result of this Agreement, the extensions of credit hereunder or its actions in connection therewith.
“Agent Parties” shall have the meaning provided in Section 12.03(c).
“Agents” shall mean the Administrative Agent, the Collateral Agent, the Syndication Agents and any other agent with respect to the Credit Documents, including, without limitation, the Joint Lead Arrangers.
“Agreement” shall mean this Term Loan Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time.

“Applicable Increased Term Loan Spread” shall mean, at any time, with respect to any Tranche of Initial Term Loans existing at the time of the provision of any new Tranche of Incremental Term Loans pursuant to Section 2.16 which existing Tranche is subject to an Effective Yield that is less than the Effective Yield applicable to such new Tranche of Incremental Term Loans by more than 0.50%, the margin per annum (expressed as a percentage) determined by Administrative Agent (and notified to the Lenders) as the margin per annum required to cause the Effective Yield applicable to such then-existing Tranche of Initial Term Loans to equal (i) the Effective Yield applicable to such newly-created Tranche of Incremental Term Loans minus (ii) 0.50%. Each determination of the “Applicable Increased Term Loan Spread” shall be made by Administrative Agent taking into account the relevant factors outlined in the proviso to subclause (B) of clause (viii) of Section 2.16(a) and shall be conclusive and binding on all Lenders absent manifest error.
“Applicable Margin” shall, except as provided below, mean a percentage per annum determined in accordance with the pricing grid set forth below:

Consolidated First Lien Net Leverage Ratio	LIBO Rate	Base Rate
> 4.25:1.00	3.50%	2.50%
< 4.25:1.00	3.00%	2.00%

Provided; that for purposes of the Pricing Grid the Consolidated First Lien Net Leverage Ratio (i) shall be deemed to be >4.25:1.00 until the end of the first Test Period ending after the Closing Date, (ii) shall thereafter mean the Borrower’s Consolidated First Lien Net Leverage Ratio as of the Test Period then most recently ended and (iii) on and after the first day of the calendar month beginning after the occurrence of the Leverage Step-Down Trigger but prior to the end of the Test Period in which the Leverage Step-Down Trigger occurs, the Borrower’s Consolidated First Lien Net Leverage Ratio as of the Test Period then most recently ended on a Pro Forma Basis;
provided further; that (w) on and after the date of the provision of any new Tranche of Incremental Term Loans that gives rise to a determination of a new Applicable Increased Term Loan Spread in respect of any Tranche of Initial Term Loans existing at such time, the Applicable Margins for such Tranche of Initial Term Loans shall be such Applicable Increased Term Loan Spread for such Tranche of Initial Term Loans; (x) the Applicable Margin in respect Incremental Term Loans of any Tranche shall be (i) in the case of Incremental Term Loans added to an existing Tranche, the same as the Applicable Margin for such existing Tranche, and (ii) otherwise, the applicable percentages per annum provided pursuant to the relevant Incremental Term Loan Commitment Agreement; (y) the Applicable Margin in respect of Refinancing Term Loans of any Tranche shall be the applicable percentages per annum provided pursuant to the relevant Refinancing Term Loan Amendment; and (z) the Applicable Margin in respect of Extended Term Loans of any Extension Series shall be the applicable percentages per annum provided pursuant to the relevant Extension Amendment.

“Applicable Prepayment Percentage” shall mean, at any time, 50%; provided that, if at any time the Consolidated Total Net Leverage Ratio is (i) less than or equal to 3.25:1.00 (as set forth in an officer’s certificate delivered pursuant to Section 8.01(d) for the fiscal year then last ended), the Applicable Prepayment Percentage shall instead be 25% and (ii) less than or equal to 2.50:1.00 (as set forth in an officer’s certificate delivered pursuant to Section 8.01(d), for the fiscal year then last ended), the Applicable Prepayment Percentage shall instead be 0%.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Asset Sale” shall mean any sale, transfer or other disposition by the Borrower or any of its Restricted Subsidiaries to any Person (including by way of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or Equity Interests in, another Person) pursuant to Sections 9.02(ii), (ix), (xi) or (xiii) .
“Assignment and Assumption Agreement” shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed) or such other form as shall be acceptable to the Administrative Agent.
“Auction” shall have the meaning set forth in Section 2.18(a).
“Auction Manager” shall have the meaning set forth in Section 2.18(a).
“Available Amount” shall mean, on any date (the “Determination Date”), an amount equal to:
(a)    $20,000,000; plus
(b)    (x) the sum of, without duplication:
(i)    the Retained Portion of Excess Cash Flow of the Borrower for the fiscal years of the Borrower commencing with the fiscal year ended May 31, 2015, in each case for which Section 8.01(b) Financials have been delivered on the Determination Date; plus
(ii)    100 % of the aggregate Net Equity Proceeds and fair market value (as determined in good faith by the Borrower) of property other than cash received by the Borrower since the Closing Date (x) as a contribution to its common equity capital or from the issue or sale of the Equity Interests of the Borrower (excluding, without duplication, Qualified Preferred Stock, Equity Interests sold to a Subsidiary of the Borrower or the sale of which was financed as contemplated by Section 9.05(viii) or which were used as described in clause (v) of the definition of Consolidated EBITDA), or (y) from the issue or sale of Qualified Preferred Stock of the Borrower or debt securities of the Borrower, in each case that have been converted into or exchanged for Equity Interests of the Borrower (other than Qualified Preferred Stock and convertible or exchangeable Equity Interests or debt securities sold to a Subsidiary of the Borrower), but in the cases of clauses (x) and (y), (A) only to the extent of that portion of such Net Equity Proceeds in excess of amounts that would be required to be applied to prepay the Term Loan in order to cause the occurrence of the Leverage Step-Down Trigger (for the avoidance of debt, only one time) and (B) excluding such amounts to the extent they constitute Specified Equity Contributions under the ABL Credit Agreement; plus
(iii)    100% of the aggregate amount of cash proceeds and the fair market value of property other than cash received by the Borrower or a Restricted Subsidiary of the Borrower from (A) the sale or disposition (other than to the Borrower or a Restricted Subsidiary of the Borrower) of Investments made after the Closing Date the permissibility of which was contingent upon the utilization of the Available Amount and from repayments, repurchases and redemptions of such Investments from the Borrower and its Restricted Subsidiaries by any Person (other than the Borrower or its Restricted Subsidiaries); (B) a return, profit, distribution or similar amounts from an Investment made after the Closing Date the permissibility of which was contingent upon the utilization of the Available Amount, to the extent that such amounts were not otherwise included in the Consolidated Net Income of the Borrower for such period, (C) the sale (other than to the Borrower or any of its Restricted Subsidiaries) of the Equity Interests of an Unrestricted Subsidiary; and (D) a distribution or dividend from an Unrestricted Subsidiary, to the extent that such amounts were not otherwise included in the Consolidated Net Income of the Borrower for such period; and (E) any Investment that was made after the Closing Date in a Person that is not a subsidiary at such time that subsequently becomes a Restricted Subsidiary of the Borrower; provided that in each case, such amount will not exceed the amount of the Investment initially made using the Available Amount; plus
(iv)    in the event that any Unrestricted Subsidiary of the Borrower designated as such after the Closing Date is redesignated as a Restricted Subsidiary or has been merged or consolidated with or into or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary of the Borrower, in each case after Closing Date, the fair market value of the Borrower’s Investment in such Subsidiary as of the date of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed;
minus (c) the sum of:
(i)    the aggregate amount of the consideration paid by the Borrower and its Restricted Subsidiaries in reliance upon the Available Amount under Section 8.13(a)(iii)(y) in connection with Permitted Acquisitions consummated on or after the Closing Date and on or prior to the Determination Date;
(ii)    the aggregate amount of all Dividends made by the Borrower and its Restricted Subsidiaries pursuant to Section 9.03(vii) on or after the Closing Date and on or prior to the Determination Date;

(iii)    the aggregate amount of all Investments made by the Borrower and its Restricted Subsidiaries pursuant to Section 9.05(xix) on or after the Closing Date and on or prior to the Determination Date; and
(iv)    the aggregate amount of repayments, repurchases, redemptions or defeasances of Indebtedness pursuant to Section 9.07(a)(i).
“Bank of America” shall have the meaning provided in the first paragraph of this Agreement.
“Bank Product” shall mean any of the following products, services or facilities extended to the Borrower or any Credit Parties: (a) Cash Management Services; (b) products under Swap Contracts; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by the Borrower or any Credit Parties.
“Bank Product Debt” shall mean the Indebtedness and other obligations of the Borrower or any of its Subsidiaries relating to Bank Products.
“Bankruptcy Code” shall have the meaning provided in Section 10.01(e).
“Base Rate” means for any day, a per annum rate equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the LIBO Rate plus 1.00%.  The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.  Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Term Loan” shall mean each Term Loan that is designated or deemed designated as a Base Rate Term Loan by the Borrower at the time of the incurrence thereof or conversion thereto.
“Bona Fide Debt Fund” shall mean a bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in loans, commitments and similar extensions of credit in the ordinary course of business.
“Borrower” shall have the meaning provided in the first paragraph of this Agreement.
“Borrower Materials” shall have the meaning provided in Section 8.01.
“Borrowing” shall mean the borrowing of the same Type of Term Loan pursuant to a single Tranche by the Borrower, as the case may be, from all the Lenders having Commitments with respect to such Tranche on a given date (or resulting from a conversion or conversions on such date), having in the case of LIBO Rate Term Loans, the same Interest Period; provided any Incremental Term Loans incurred pursuant to Section 2.01(a) shall be considered part of the related Borrowing of the then outstanding Tranche of Term Loans (if any) to which such Incremental Term Loans are added pursuant to, and in accordance with the requirements of, Section 2.16(c).

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day that shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBO Rate Term Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in the New York or London interbank market.
“Buyers” shall have the meaning provided in the recitals.
“Canadian AML Acts” shall mean applicable Canadian law regarding anti-money laundering, anti-terrorist financing, government sanctions and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).
“Canadian Defined Benefit Plan” means a Canadian Pension Plan that contains a “defined benefit provision” as defined in Subsection 147.1(1) of the ITA.
“Canadian Dollars” and the sign “Cdn. $” shall each mean freely transferable lawful money (expressed in Canadian Dollars) of Canada.
“Canadian Employee Plan” means a Canadian Pension Plan, a Canadian Welfare Plan or both.
“Canadian GAAP” shall mean, applied on a consistent basis, generally accepted accounting principles in Canada as in effect from time to time, as published in the Handbook of the Canadian Institute of Chartered Accountants.
“Canadian Pension Plan” means a pension plan or plan that is subject to the Pension Benefits Act (Ontario) or any other similar legislation in any other jurisdiction of Canada for employees in Canada and former employees in Canada of the Borrower or any Subsidiary of the Borrower.
“Canadian Pledge Agreement” shall mean, collectively, each pledge agreement, in substantially the form of Exhibit F-2 (together with each other Canadian pledge agreement delivered pursuant to the terms of this Agreement), as amended, amended and restated, or otherwise modified or supplemented from time to time.
“Canadian Security Agreement” shall mean, collectively, each security agreement and hypothec, in substantially the form of Exhibits G-2 and G-3 (together with each other Canadian security agreement or hypothec delivered pursuant to the terms of this Agreement), as amended, amended and restated, or otherwise modified or supplemented from time to time.
“Canadian Statutory Plan” means any benefit plan that the Borrower or any Subsidiary of the Borrower is required by statute to participate in or contribute to in respect of any current or former employee, director, officer, consultant or independent contractor in Canada of that Person, or any dependent of any of them, including the Canada Pension Plan, the Quebec Pension Plan and

plans administered pursuant to applicable legislation regarding healthcare, workers' compensation insurance and employment insurance.
“Canadian Unfunded Pension Liability” of any Canadian Defined Benefit Plan shall mean a solvency deficiency within the meaning of the Pension Benefits Act (Ontario) or other similar legislation in any other jurisdiction of Canada applicable to the Canadian Defined Benefit Plan, determined as of the end of the most recent plan year of the Canadian Defined Benefit Plan.
“Canadian Welfare Plan” means any deferred compensation, bonus, share option or purchase, savings, retirement savings, retirement benefit, profit sharing, medical, health, hospitalization, insurance or any other benefit, program, agreement or arrangement, funded or unfunded, formal or informal, written or unwritten, that is applicable to any current or former employee, director, officer, consultant or independent contractor in Canada of the Borrower or any Subsidiary of the Borrower, or any dependent of any of them, other than a Canadian Pension Plan or a Canadian Statutory Plan.
“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with IFRS and, without duplication, the amount of Capital Expenditures incurred by such Person; provided that Capital Expenditures shall not include (i) the purchase price paid in connection with the Acquisition or a Permitted Acquisition, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for such existing equipment being traded in at such time, (iii) expenditures made in leasehold improvements, to the extent reimbursed by the landlord, (iv) expenditures to the extent that they are actually paid for by a third party (excluding any Credit Party or any of its Restricted Subsidiaries) and for which no Credit Party or any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period) and (v) property, plant and equipment taken in settlement of accounts.
“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under IFRS are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with IFRS.
“Cash Equivalents” shall mean:
(i)    U.S. Dollars, Canadian Dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
(ii)    readily marketable direct obligations of any member of the European Economic Area, Switzerland, or Japan, or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such country, and, at the time of acquisition thereof, having a credit rating of at least AA- (or the equivalent grade)

by Moody’s or Aa3 by S&P;
(iii)    marketable general obligations issued by any state of the United States or any province or territory of Canada or any political subdivision thereof or any instrumentality thereof that are guaranteed by the full faith and credit of such state, province or territory and, at the time of acquisition thereof, having a credit rating of at least AA- (or the equivalent grade) by Moody’s or Aa3 by S&P;
(iv)    securities or any other evidence of Indebtedness or readily marketable direct obligations issued or directly and fully guaranteed or insured by the United States or Canadian government or any agency or instrumentality of the United States or Canadian government (provided that the full faith and credit of the United States or Canada is pledged in support of those securities), in such case having maturities of not more than twelve months from the date of acquisition;
(v)    certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any Lender party to this Agreement or any commercial bank or trust company having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s and a combined capital and surplus greater than $500,000,000;
(vi)    repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (iv) and (v) above entered into with any financial institution meeting the qualifications specified in clause (v) above;
(vii)    commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within twelve months after the date of acquisition; and
(viii)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vii) of this definition.
“Cash Management Services” shall mean any services provided from time to time to the Borrower or any of its Subsidiaries in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. § 9601 et seq.
“CFC” shall mean a Subsidiary of the Borrower that is a “controlled foreign corporation” for purposes of Section 957 of the Code.

“Change of Control” shall mean an event or series of events by which any of the following occurs:
(a)    the direct or indirect sale, transfer, conveyance or other Disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries, taken as a whole, to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act); or
(b)    any “person” (as defined above) becomes the beneficial owner, directly or indirectly, of more than 35% of the combined voting power of all of Equity Interests entitled to vote for members of the board of directors or equivalent governing body of the Borrower; or
(c)    during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States, Canadian or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 2.10 generally on other borrowers of loans under United States cash flow term loan credit facilities.
“Closing Date” shall mean April 15, 2014.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” shall mean all property (whether real, personal or otherwise) with respect to which any security interests or hypothecs have been granted (or purported to be granted) pursuant to any Security Document (including any Additional Security Documents) or will be granted in accordance with requirements set forth on Schedule 8.12, including, without limitation, all Pledge Agreement Collateral, all collateral as described in the Security Agreements, all Mortgaged Properties and all cash and Cash Equivalents.
“Collateral Agent” shall mean the party acting as collateral agent for the Secured Creditors pursuant to the Security Documents.
“Commitment” shall mean any of the commitments of any Lender, whether an Initial Term Loan Commitment, Extended Term Loan Commitment, Refinancing Term Loan Commitment or an Incremental Term Loan Commitment of such Lender.
“Company Material Adverse Effect” shall mean any change, event, development, condition or occurrence which, individually or together with any one or more other changes, events, developments, conditions or occurrences, has had or would reasonably be expected to have a material adverse effect on or with respect to the assets, liabilities, properties, business, results of operations, condition (financial or otherwise), of the Business and the Purchased Assets, taken as a whole, in each case, except for any such change, event, development, condition or occurrence resulting from or arising out of (a) changes in general economic, financial, or market conditions, (b) changes generally affecting the industries in which the Business is conducted, (c) changes in applicable laws or accounting requirements or interpretations thereof after the date hereof, (d) an earthquake or other natural disaster, (e) the taking of any actions permitted by the Acquisition Agreement, (f) the failure to meet projections (but not the underlying facts or reasons for such failure to meet such projections), or (g) any act of war, terrorism or armed conflict which, in the case of any of the foregoing clauses (a) through (g) does not disproportionately affect the Business and the Purchased Assets relative to other Persons in the industry in which the Sellers operate the Business. Capitalized terms used in the foregoing definition and not defined herein shall have the meanings given such terms by the Acquisition Agreement as in effect on February 13, 2014.
“Compliance Certificate” shall mean a certificate of the Responsible Officer of the Borrower substantially in the form of Exhibit J hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Current Assets” shall mean, at any time, the consolidated current assets of the Borrower and its Restricted Subsidiaries at such time (other than cash and Cash Equivalents, amounts related to current or deferred Taxes based on income or profits, assets held for sale, loans to third parties that are permitted under this Agreement, pension assets, deferred bank fees and derivative financial instruments).
“Consolidated Current Liabilities” shall mean, at any time, the consolidated current liabilities of the Borrower and its Restricted Subsidiaries at such time, but excluding the current portion of any Indebtedness under this Agreement, the current portion of any other long-term

Indebtedness which would otherwise be included therein, accruals of Interest Expense (excluding Interest Expense that is due and unpaid), accruals for current or deferred Taxes based on income or profits, accruals of any costs or expenses related to restructuring reserves to the extent permitted to be included in the calculation of Consolidated EBITDA and the current portion of pension liabilities.
“Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including (i) amortization of deferred financing fees, (ii) amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits and (iii) amortization of intangibles (including goodwill and organizational costs) (excluding any such adjustment to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such adjustment is subsequently reversed), in each case of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with IFRS.
“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period; plus all of the following, in each case as determined without duplication in accordance with Section 12.07(a) and, except with respect to clause (ix), to the extent deducted in calculating Consolidated Net Income for such period:
(i)    Interest Expense;
(ii)    provision for taxes based on income or profits or capital (or any alternative tax in lieu thereof), including, without limitation, federal, foreign, state, provincial, franchise and similar taxes and foreign withholding taxes of the Borrower and its Restricted Subsidiaries for such period, including payments made pursuant to any tax sharing agreements or arrangements among the Borrower and its Restricted Subsidiaries (including penalties and interest related to taxes or arising from tax examinations);
(iii)    Consolidated Depreciation and Amortization Expense of such Person for such period;
(iv)    other costs or expense pursuant to any management equity plan, supplemental executive retirement plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of common Equity Interests of the Borrower or Qualified Preferred Stock;
(v)    any compensation expense (whether cash or non-cash) resulting from the repurchase of any Equity Interests of the Borrower from employees, directors or consultants of the Borrower or any of its Restricted Subsidiaries, in each case pursuant to the provisions of Section 9.03(iii);

(vi)    any up-front fees, transaction costs, commissions, expenses, premiums or charges related to any equity offering, permitted investment, acquisition, disposal or incurrence, repayment, amendment or modification of Indebtedness permitted by this Agreement (whether or not successful) and up-front or financing fees, transaction costs, commissions, expenses, premiums or charges related to the Transaction and any nonrecurring merger or business acquisition transaction costs incurred during such period (in each case whether or not successful);
(vii)    cash restructuring charges or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with Permitted Acquisitions after the Closing Date, costs related to the opening and closure and/or consolidation of facilities, retention charges, contract termination costs, retention, recruiting, relocation, severance and signing bonuses and expenses, transaction fees and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function or any other costs incurred in connection with any of the foregoing; provided that the aggregate amount of add backs made pursuant to this clause (vii) for any period of four consecutive fiscal quarters, when added to the aggregate amount of add backs made pursuant to clause (viii) below for such period of four consecutive fiscal quarters, shall not exceed an amount equal to 15% of Consolidated EBITDA for such period of four consecutive fiscal quarters (without giving effect to any adjustments pursuant to this clause (vii) or clause (viii) below);
(viii)    the amount of net cost savings, operating expense reductions, other operating improvements and acquisition synergies projected by the Borrower in good faith to be realized during such period (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with the Transaction or any acquisition or disposition or operational change by the Borrower or any Restricted Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that (A) a duly completed certificate signed by a Responsible Officer of the Borrower shall be delivered to the Administrative Agent with the Compliance Certificate required to be delivered pursuant to Section 8.01(d), certifying that (x) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably expected and factually supportable in the good faith judgment of the Borrower, and (y) such actions are to be taken within (I) in the case of any such cost savings, operating expense reductions, other operating improvements and synergies in connection with the Transaction, 12 months after the Closing Date and (II) in all other cases, within 12 months after the consummation of the acquisition, disposition, restructuring or the implementation of an initiative, which is expected to result in such cost savings, expense reductions, other operating improvements or synergies, (B) no cost savings, operating expense reductions, other operating improvements and synergies shall be added pursuant to this clause (viii) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (C) to the extent that any cost savings, operating expense reductions, other operating improvements and synergies are not associated with the Transaction or any other specified transaction, all steps shall have been taken for realizing such savings, (D) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (viii) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies and (E) the aggregate amount of add backs made pursuant to this clause (viii) for any period of four consecutive fiscal quarters, when added to the aggregate amount of add backs made pursuant to clause (vii) above for such period of four consecutive fiscal quarters, shall not exceed an amount equal to 15% of Consolidated EBITDA for such period of four consecutive fiscal quarters (without giving effect to any adjustments pursuant to this clause (viii) or clause (vii) above);
(ix)    to the extent covered by insurance and actually reimbursed or otherwise paid, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed or otherwise paid by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed or otherwise paid within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed or otherwise paid within such 365 days), expenses with respect to liability or casualty events and expenses or losses relating to business interruption;
(x)    expenses to the extent covered by contractual indemnification or refunding provisions in favor of the Borrower or a Restricted Subsidiary and actually paid or refunded, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be paid or refunded by the indemnifying party or other obligor and only to the extent that such amount is (A) not denied by the applicable indemnifying party or obligor in writing within 90 days and (B) in fact reimbursed within 180 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 180 days);
(xi)    the amount of any minority expense; and
(xii)    all non-cash charges and non-cash losses which were included in arriving at Consolidated Net Income for such period (excluding any such non-cash charges or non-cash losses to the extent that they represent an accrual or reserve for potential cash charges or losses in any future period or amortization of a prepaid cash charge or loss that was paid in a prior period);
minus all non-cash gains to the extent included in Consolidated Net Income for such period (excluding any non-cash gains to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period);
provided that, notwithstanding the foregoing:
(1)    to the extent that any non-cash charge added back to Consolidated Net Income pursuant to any of the foregoing provisions for any period (including periods prior to the Closing Date pursuant to the Existing Credit Agreement) shall become a cash event during any subsequent period, the amount thereof shall be deducted from Consolidated Net Income in determining Consolidated EBITDA for such subsequent period, except, (x) in the case of compensation expense resulting from the repurchase of any Equity Interests of the Borrower from employees of the Borrower or any of its Restricted Subsidiaries, to the extent permitted to be added in determining Consolidated EBITDA pursuant to the foregoing clause (v) and (y) in the case of restructuring charges, to the extent permitted to be added in determining Consolidated EBITDA pursuant to the foregoing clause (vii);
(2)    in determining the Consolidated Total Net Leverage Ratio, Consolidated First Lien Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any Acquired Entity or Business (other than any Unrestricted Subsidiary redesignated as a Restricted Subsidiary of the Borrower) acquired during such period pursuant to a Permitted Acquisition and not subsequently sold or otherwise disposed of by the Borrower or any of its Restricted Subsidiaries during such period;
(3)    in determining the Consolidated Total Net Leverage Ratio, Consolidated First Lien Net Leverage Ratio and the Consolidated Senior Secured Net Leverage Ratio, Consolidated EBITDA for any period shall be calculated on a Pro Forma Basis to give effect to any disposition of assets constituting a business, division, product line, manufacturing facility or distribution facility of any Subsidiary of the Borrower or of the Equity Interests of any Subsidiary of the Borrower during such period and not subsequently reacquired by the Borrower or any of its Restricted Subsidiaries during such period; and
(4)     Consolidated EBITDA shall be deemed to be $22,900,000 for the fiscal quarter ended May 31, 2013, $37,600,000 for the fiscal quarter ended August 31, 2013 and $21,900,000 for the fiscal quarter ended November 30, 2013.
“Consolidated First Lien Secured Debt” shall mean, at any time, (i) the sum of all Consolidated Indebtedness at such time that is secured by a Lien on any assets of the Borrower or any of its Restricted Subsidiaries less (i) the aggregate principal amount of any such Indebtedness of the Borrower and its Restricted Subsidiaries at such time that is contractually subordinated in right of payment to the Obligations and, without duplication, (ii) the aggregate principal amount of such Indebtedness of the Borrower and its Restricted Subsidiaries at such time that is secured by a Lien on the assets of the Borrower and its Restricted Subsidiaries that is contractually junior to the Lien securing the Obligations, and (iii) the aggregate amount of unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 9.01 and Liens created under the ABL Credit Agreement and the credit documents related thereto, any Credit Document and any Permitted Junior Debt Documents (to the extent that such cash and Cash Equivalents also secure the Indebtedness hereunder on a senior priority basis)) (it being understood that unrestricted cash and Cash Equivalents shall be deemed to be equal to the average quarterly amount of unrestricted cash and Cash Equivalents over the last completed four quarter period (provided that such unrestricted cash and Cash Equivalents shall be deemed to be $7,398,000 for the fiscal quarter ended May 31, 2013, $9,217,000 for the fiscal quarter ended August 31, 2013, $7,184,000 for the fiscal quarter ended November 30, 2013 and $7,093,000 for the fiscal quarter ended February 28, 2014)) not in excess of $10,000,000 included on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such time.
“Consolidated First Lien Net Leverage Ratio” shall mean, at any time, the ratio of (i) Consolidated First Lien Secured Debt at such time to (ii) Consolidated EBITDA for the Test Period then most recently ended (or, if no Test Period has ended as of such time, for the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered). If the Consolidated First Lien Net Leverage Ratio is being determined for a given Test Period, Consolidated First Lien Secured Debt shall be measured on the last day of such Test Period, with Consolidated EBITDA being determined for such Test Period on a Pro Forma Basis.
“Consolidated Indebtedness” shall mean, at any time, the sum of (without duplication) (i) all Indebtedness of the Borrower and its Restricted Subsidiaries (on a consolidated basis (it being understood that Indebtedness under the ABL Credit Agreement shall be deemed to be equal to the average quarterly amount of obligations outstanding under the ABL Credit Agreement over the last completed twelve month period (provided that such Indebtedness shall, for months prior to the Closing Date, be deemed to be $60,440,000 for the fiscal quarter ended May 31, 2013, $79,331,000 for the fiscal quarter ended August 31, 2013, $67,754,000 for the fiscal quarter ended November 30, 2013 and $57,203,000 for the fiscal quarter ended February 28, 2014)) that would be required to be reflected as debt or Capitalized Lease Obligations on the liability side of a consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries in accordance with IFRS, (ii) all Indebtedness of the Borrower and its Restricted Subsidiaries of the type described in clause (i)(A) of the definition of Indebtedness and (iii) all Contingent Obligations of the Borrower and its Restricted Subsidiaries in respect of Indebtedness of any third Person of the type referred to in the preceding clauses (i) and (ii); provided that Consolidated Indebtedness shall not include Indebtedness in respect of any Refinancing Notes or Permitted Junior Notes that have been defeased or satisfied and discharged in accordance with the applicable indenture or with respect to which the required deposit has been made in connection with a call for repurchase or redemption to occur within the time period set forth in the applicable indenture, in each case to the extent such transactions are permitted by Section 9.07.
“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that:
(i)    in determining Consolidated Net Income, the net income (or loss) of any other Person which is not a Restricted Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included (x) in the case of net income, only to the extent of the payment of dividends, distributions or other payment that are actually paid in cash (or to the extent converted into cash) by such other Person to the

Borrower or a Restricted Subsidiary thereof during such period, or (y) in the case of net loss, only to the extent of any losses actually funded (through Investments or otherwise) by the Borrower or a Restricted Subsidiary thereof during such period;
(ii)    any net after-tax effect (using a reasonable estimate based on applicable tax rates) of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction and any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses) shall be excluded;
(iii)    the net income or loss for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with IFRS;
(iv)     any net after-tax effect (using a reasonable estimate based on applicable tax rates) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded;
(v)     any net after-tax effect (using a reasonable estimate based on applicable tax rates) of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Equity Interests of any Person other than in the ordinary course of business, as determined in good faith by the Borrower, shall be excluded;
(vi)    any effects of purchase accounting (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in component amounts required or permitted by IFRS, resulting from the application of purchase accounting in relation to the Transaction or any Permitted Acquisition or Investment that is consummated after the Closing Date, net of taxes, or the amortization or write-up, writedown or write-off of any amounts thereof, net of taxes, shall be excluded;
(vii)    any net after-tax effect (using a reasonable estimate based on applicable tax rates) from the early extinguishment of Indebtedness, Swap Contracts or Bank Product Debt or other derivative obligations shall be excluded;
(viii)    any net unrealized after-tax gain or loss resulting from Swap Contracts or Bank Product Debt or other derivative instruments and the application of the application of Accounting Standards Codification No. 815 and their respective related pronouncements and interpretations shall be excluded;
(ix)    any net after-tax effect (using a reasonable estimate based on applicable tax rates) of any impairment charge or asset write-off, write-up or write-down and the amortization of intangibles and other fair value adjustments, in each case pursuant to IFRS, shall be excluded;
(x)    any net after-tax effect (using a reasonable estimate based on applicable tax rates) of non-cash compensation expense recorded from grants or periodic remeasurements of stock appreciation or similar rights, stock options, restricted stock or other rights or any other issuance of Equity Interests to employees, directors or consultants of the Borrower or any of its Restricted Subsidiaries or any compensation expense arising out of the Borrower’s existing supplemental executive retirement plans shall be excluded;
(xi)    accruals and reserves that are established after 12 months after the Closing Date that are required to be established as a result of the Transaction in accordance with IFRS shall be excluded;
(xii)    any adjustments attributable to foreign currency translations, including those relating to mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of IFRS, including ASC No. 830, shall be excluded; and
(xiii)     (a) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and (b) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Consolidated Net Income in a future period).
“Consolidated Senior Secured Debt” shall mean, at any time, (i) the sum of all Consolidated Indebtedness at such time that is secured by a Lien on any assets of the Borrower or any of its Restricted Subsidiaries less (ii) the aggregate principal amount of any such Indebtedness of the Borrower and its Restricted Subsidiaries at such time that is contractually subordinated in right of payment to the Obligations less (iii) the aggregate amount of unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 9.01 and Liens created under the ABL Credit Agreement and the credit documents related thereto, any Credit Document and any Permitted Junior Debt Documents (to the extent that such cash and Cash Equivalents also secure the Indebtedness hereunder on a senior priority basis)) (it being understood that unrestricted cash and Cash Equivalents shall be deemed to be equal to the average quarterly amount of unrestricted cash and Cash Equivalents over the last completed four quarter period (provided that such unrestricted cash and Cash Equivalents shall be deemed to be $7,398,000 for the fiscal quarter ended May 31, 2013, $9,217,000 for the fiscal quarter ended August 31, 2013, $7,184,000 for the fiscal quarter ended November 30, 2013 and $7,093,000 for the fiscal quarter ended February 28, 2014) not in excess of $10,000,000 included on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such time.
“Consolidated Senior Secured Net Leverage Ratio” shall mean, at any time, the ratio of (i) Consolidated Senior Secured Debt at such time to (ii) Consolidated EBITDA for the Test Period then most recently ended (or, if no Test Period has ended as of such time, for the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered). If the Consolidated Senior Secured Net Leverage Ratio is being determined for a given Test Period, Consolidated Senior Secured Debt shall be measured on the last day of such Test Period, with Consolidated EBITDA being determined for such Test Period, in each case, on a Pro Forma Basis.
“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with IFRS, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date.
“Consolidated Total Net Leverage Ratio” shall mean, at any time, the ratio of (x) Consolidated Indebtedness at such time minus the aggregate amount of unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 9.01 and Liens created under the ABL Credit Agreement and the credit documents related thereto, any Credit Document and any Permitted Junior Debt Documents (to the extent that such cash and Cash Equivalents also secure the Indebtedness hereunder on a senior priority basis)) (it being understood that unrestricted cash and Cash Equivalents shall be deemed to be equal to the average quarterly amount of unrestricted cash and Cash Equivalents over the last completed four quarter period (provided that such unrestricted cash and Cash Equivalents shall be deemed to be $7,398,000 for the fiscal quarter ended May 31, 2013, $9,217,000 for the fiscal quarter ended August 31, 2013, $7,184,000 for the fiscal quarter ended November 30, 2013 and $7,093,000 for the fiscal quarter ended February 28, 2014) not in excess of $10,000,000 included on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such time to (y) Consolidated EBITDA for the Test Period then most recently ended (or, if no Test Period has ended as of such time, for the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered). If the Consolidated Total Net Leverage Ratio is being determined for a given Test Period, Consolidated Indebtedness shall be measured on the last day of such Test Period, with Consolidated EBITDA being determined for such Test Period, in each case, on a Pro Forma Basis.
“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any such obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.
“Credit Documents” shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Subsidiaries Guaranty, each Security Document, the ABL/Term Intercreditor Agreement, any Additional Intercreditor Agreement, each Incremental Term Loan Commitment Agreement, each Refinancing Term Loan Amendment and each Extension Amendment.
“Credit Event” shall mean the making of any Term Loan.
“Credit Party” shall mean the Borrower and each Subsidiary Guarantor.
“Customary Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence, issuance or other obtaining of secured Indebtedness the Liens on the Collateral securing such Indebtedness that are intended to rank senior in priority (in the case of ABL Priority Collateral) and junior in priority (in the case of Term Priority Collateral) to the Liens on the Collateral securing the Obligations, the ABL/Term Intercreditor Agreement, (b) to the extent executed in connection with the incurrence, issuance or other obtaining of secured Indebtedness the Liens on the Collateral securing such Indebtedness that are intended to rank equal in priority to the Liens on the Collateral securing the Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations and (c) to the extent executed in connection with the incurrence, issuance or other obtaining of secured Indebtedness the Liens on the Collateral securing such Indebtedness that are intended to rank junior to the Liens on the Collateral securing the Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Lien on the Collateral securing the Obligations.
“Debtor Relief Laws” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors or debt security holders, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect.
“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.
“Defaulting Lender” shall mean any Lender that (a) has failed to (i) fund all or any portion of its Term Loans within two Business Days of the date such Term Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Term Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation or any other state, provincial or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and as of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.
“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with a sale of assets that is so designated as Designated Non-Cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.
“Disqualified Stock” shall mean any preferred capital stock of the Borrower that is not Qualified Preferred Stock.
“Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common equity of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership or membership interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes.
“Domestic Subsidiary” shall mean, as to any Person, any Subsidiary of such Person incorporated or organized under the laws of (i) the United States, any state thereof or the District of Columbia (a “U.S. Subsidiary”) or (ii) Canada or any province or territory thereof (a “Canadian Subsidiary”).
“Effective Yield” shall mean, as to any Term Loans of any Tranche, the effective yield on such Term Loans as determined by the Administrative Agent, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the four years following the date of incurrence thereof) payable generally to Lenders making such Term Loans, but excluding any arrangement, structuring, commitment, underwriting or other fees payable in connection therewith that are not generally shared with the relevant Lenders and customary consent fees paid generally to consenting Lenders.
“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) (other than a natural person) but in any event excluding, except to the extent provided in Section 2.18 and Section 2.19, the Borrower and its Subsidiaries and Affiliates.
“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and sub-surface strata and natural resources such as wetlands, flora and fauna.
“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, orders, directives, claims, liens, notices of liability, noncompliance or violation, penalties, investigations and/or proceedings relating in any way to any Environmental Law or any permit or license issued, or any approval given, under any such Environmental Law (hereafter, “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, investigation, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other equitable relief or other actions arising out of or relating to any Environmental Law or an alleged injury or threat of injury to human health, safety or the Environment due to the presence of Hazardous Materials, including any Release or threat of Release of any Hazardous Materials.
“Environmental Law” shall mean any Federal, state, provincial, foreign or local statute, law, rule, regulation, by-law, restriction, ordinance, code, permit, binding guideline, agreement and rule of common law, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order or direction, consent decree or judgment, relating to the Environment, human health or Hazardous Materials, including, without limitation, in the United States: CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq.; the Clean Water Act, 33 U.S.C. § 1251 et seq.; in Canada: the Canadian Environmental Protection Act, 1999, S.C. 1999, c. 33, the Fisheries Act, R.S.C., 1985, c. F-14; Species at Risk Act, S.C. 2002, c. 29; Transportation of Dangerous Goods Act, 1992, S.C. 1992, c. 34, and any state, provincial and local or foreign counterparts or equivalents, in each case as amended from time to time.
“Equipment” shall have the meaning provided in the Security Agreements.
“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context indicates otherwise, the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any successor Section thereof.
“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Restricted Subsidiary of the Borrower would be deemed to be a “single employer” within the meaning of Section 414(b) or (c) of the Code and solely with respect to Section 412 of the Code, Sections 414(b), (c), (m) or (o) of the Code.
“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived with respect to a Plan, (b) any failure to make a required contribution to any Plan that would result in the imposition of a Lien or other encumbrance or the failure to satisfy the minimum funding standards set forth in Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA, or the arising of such a Lien or encumbrance, with respect to a Plan, (c) the incurrence by the Borrower, a Restricted Subsidiary of the Borrower, or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) of any of the Borrower, a Restricted Subsidiary of the Borrower, or an ERISA Affiliate from any Plan or Multiemployer Plan, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or the receipt by the Borrower, a Restricted Subsidiary of the Borrower, or an ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (e) the adoption of any amendment to a Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (f) the receipt by the Borrower, a Restricted Subsidiary of the Borrower, or an ERISA Affiliate of any notice concerning statutory liability arising from the withdrawal or partial withdrawal of the

Borrower, a Restricted Subsidiary of the Borrower, or an ERISA Affiliate from a Multiemployer Plan or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (g) the occurrence of any non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to which the Borrower or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any Restricted Subsidiary could reasonably be expected to have liability, (h) the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Plan or the appointment of a trustee to administer any Plan, (i) the filing of any request for or receipt of a minimum funding waiver under Section 412(c) of the Code with respect to any Plan or Multiemployer Plan, (j) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (k) the receipt by the Borrower, a Restricted Subsidiary of the Borrower or any ERISA Affiliate of any notice, that a Multiemployer Plan is, or is expected to be, in endangered or critical status under Section 305 of ERISA or, (l) any other extraordinary event or condition with respect to a Plan or Multiemployer Plan which could reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.
“Event of Default” shall have the meaning provided in Article 10.
“Excess Cash Flow” shall mean, for any period, the remainder of (a) the sum of, without duplication, (i) Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period (but excluding any such decrease in Adjusted Consolidated Working Capital arising from a Permitted Acquisition or dispositions of any Person by the Borrower and/or the Restricted Subsidiaries during such period), minus (b) the sum of, without duplication, (i) the aggregate amount of all Capital Expenditures made by the Borrower and its Restricted Subsidiaries during such period to the extent financed with Internally Generated Cash, (ii) without duplication of amounts deducted pursuant to clause (iii) below, the aggregate amount of all cash payments made in respect of all Permitted Acquisitions consummated by and other Investments permitted under Section 9.05 made by the Borrower and its Restricted Subsidiaries during such period, in each case to the extent financed with Internally Generated Cash, (iii) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Investments or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, (iv) Dividends made in cash during such fiscal year to the extent otherwise permitted by Section 9.03 (other than Section 9.03(vii) and Section 9.03(xi)) to the extent paid for with Internally Generated Cash, (v) (A) the aggregate amount of Scheduled Repayments and other permanent principal payments of Indebtedness of the Borrower and its Restricted Subsidiaries during such period (other than voluntary prepayments of Term Loans made pursuant to Section 4.01(a) and repayments of revolving loans under the ABL Credit Agreement or any other revolving credit facility secured by a Lien on the Collateral ranking senior or pari passu with the Lien on the Collateral securing the Indebtedness hereunder, in each case, to the extent accompanied by a permanent reduction in commitments therefor) in each case to the extent paid for with Internally Generated Cash and (B) prepayments and repayments of Term Loans pursuant to Sections 4.02(d) or 4.02(g) to the extent the Asset Sale or Recovery Event giving rise to such prepayment or repayment resulted in an increase to Consolidated Net Income (but not in excess of the amount of such increase), (vi) the portion of Transaction Costs and other transaction costs and expenses related to items (i)-(v) above paid in cash during such fiscal year not deducted in determining Consolidated Net Income, (vii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period (but excluding any such increase in Adjusted Consolidated Working Capital arising from a Permitted Acquisition or disposition of any Person by the Borrower and/or the Restricted Subsidiaries), (viii) cash payments in respect of non-current liabilities to the extent made with Internally Generated Cash, (ix) the aggregate amount of expenditures actually made by the Borrower and its Restricted Subsidiaries with Internally Generated Cash during such period (including expenditures for the payment of financing fees, taxes, rent and pension and other retirement benefits) to the extent that such expenditures are not expensed during such period, (x) the aggregate amount of any premium, make-whole or penalty payments actually paid with Internally Generated Cash during such period that are required to be made in connection with any prepayment of Indebtedness and (xi) all non-cash gains to the extent included in Consolidated Net Income for such period (excluding any non-cash gains to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income in any prior period).
“Excess Cash Flow Payment Date” shall mean the date occurring 10 Business Days after the date on which the Borrower’s annual audited financial statements are required to be delivered pursuant to Section 8.01(b) (commencing with the fiscal year of the Borrower ending May 31, 2015).
“Excess Cash Flow Payment Period” shall mean, with respect to any Excess Cash Flow Payment Date, the immediately preceding fiscal year of the Borrower.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

“Excluded Subsidiary” shall mean any Subsidiary of the Borrower that is (a) a Foreign Subsidiary that is (i) a direct or indirect Subsidiary of a U.S. Subsidiary and (ii) a CFC, (b) an Unrestricted Subsidiary, (c) a FSHCO, (d) a U.S. Subsidiary of a non-U.S. Subsidiary, (e) not a Wholly-Owned Subsidiary of the Borrower or one or more of its Wholly-Owned Restricted Subsidiaries, (f) an Immaterial Subsidiary that is designated as such by the Borrower in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, (g) established or created pursuant to Section 9.05(xii) and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (h) prohibited by applicable Law from guaranteeing the Facilities, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee in each case, unless, such consent, approval, license or authorization has been received, in each case so long as the Administrative Agent shall have received a certification from the Borrower’s general counsel or a Responsible Officer of the Borrower as to the existence of such prohibition or consent, approval, license or authorization requirement, (i) prohibited from guaranteeing the Obligations by any contractual obligation in existence (x) on the Closing Date or (y) at the time of the acquisition of such Subsidiary after the Closing Date (to the extent such prohibition was not entered into in contemplation of such acquisition), (j) a Subsidiary with respect to which a guarantee by it of the Obligations would result in a material adverse tax consequence to the Borrower or the Restricted Subsidiaries, as reasonably determined by the Borrower in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, (k) a not-for-profit Subsidiary, (l) any bankruptcy remote or special purpose receivables entity that is designated as such by the Borrower in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, (m) [Redacted – Name of Subsidiary] and (n) any other Subsidiary where the Borrower and Administrative Agent reasonably agree (in writing by the Administrative Agent and confirmed by the Borrower), that the cost or other consequences (including any adverse tax consequences) of guaranteeing the Obligations shall be excessive in view of the value to be afforded thereby; provided that, notwithstanding the above, (x) if a Subsidiary executes the Subsidiaries Guaranty as a “Subsidiary Guarantor” then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Subsidiaries Guaranty as a “Subsidiary Guarantor” in accordance with the terms hereof and thereof), (y) if a Subsidiary serves as a guarantor under (I) Refinancing Notes, Permitted Junior Debt or any other Indebtedness incurred by the Borrower or any Guarantor, in each case of this clause (I), with a principal amount in excess of the Threshold Amount or (II) the ABL Credit Agreement, then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Subsidiaries Guaranty as a “Subsidiary Guarantor” in accordance with the terms hereof and thereof) and (z) no U.S. Subsidiary or Canadian Subsidiary of the Borrower existing on the Closing Date will be an Excluded Subsidiary and no U.S. Subsidiary or Canadian Subsidiary acquired or formed after the Closing Date will be an Excluded Subsidiary under clause (a), (d), (h) or (j) of this definition.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other Recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) Taxes imposed on (or measured by) its net income and franchise (and similar) Taxes imposed on it in lieu of income Taxes, in each case, either pursuant to the laws of the jurisdiction in which such Recipient is organized or in which the principal office or applicable lending office of such Recipient is located (or any political subdivision thereof) or that are Other Connection Taxes, (b) any branch profits Taxes under Section 884(a) of the Code, Section 219 of the ITA or any similar Tax imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.13), any U.S. federal or Canadian withholding Tax that (i) is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding tax pursuant to Section 4.04(a) or (ii) is attributable to such Recipient’s failure to comply with Section 4.04(b) or Section 4.04(c), (d) any U.S. federal withholding Taxes under FATCA, (e) any Taxes imposed on a payment by or on account of any obligation of a Credit Party under any Credit Document: (A) (i) to a Person with which the Credit Party does not deal at arm’s length (for the purposes of the ITA) at the time of making such payment or (ii) in respect of a debt or other obligation to pay an amount to a Person with whom the payer is not dealing at arm’s length (for the purposes of the ITA) at the time of such payment and (%5)(%5)(B) on which the Tax is imposed by reason of such non-arm’s length relationship and (f) any Taxes imposed on a Recipient by reason of such Recipient: (i) being a “specified shareholder” (as defined in subsection 18(5) of the ITA) of any Credit Party, or (ii) not dealing at arm’s length (for the purposes of the ITA) with a “specified shareholder” (as defined in subsection 18(5) of the ITA) of any Credit Party.
“Existing Credit Agreement” shall mean that certain amended and restated credit agreement dated as of March 10, 2011 among Bauer Hockey Corp., a Canadian corporation as Canadian Borrower, Bauer Hockey, Inc., a Vermont corporation as US Borrower, the other Credit Parties party thereto, GE Canada Finance Holding Company, as Canadian Agent, General Electric Capital Corporation as US agent and the financial institutions party thereto as Lenders (as amended, amended and restated, modified or supplemented from time to time prior to the Closing Date).
“Existing Extended Term Loan Tranche” shall have the meaning provided in Section 2.15(a).
“Existing Incremental Term Loan Tranche” shall have the meaning provided in Section 2.15(a).
“Existing Indebtedness” shall have the meaning provided in Section 9.04(vi).
“Existing Initial Term Loan Tranche” shall have the meaning provided in Section 2.15(a).
“Existing Term Loan Tranche” shall mean, at any time, any Existing Initial Term Loan Tranche, Existing Extended Term Loan Tranche or Existing Incremental Term Loan Tranche.

“Extended Existing Term Loans” shall have the meaning provided in Section 2.15(a).
“Extended Incremental Term Loan Commitments” shall mean one or more commitments hereunder to convert Extended Existing Term Loans under an Existing Extended Term Loan Tranche of a given Extension Series pursuant to an Extension Amendment.
“Extended Incremental Term Loan Commitments” shall mean one or more commitments hereunder to convert Incremental Term Loans under an Existing Term Loan Tranche to Extended Incremental Term Loans of a given Extension Series pursuant to an Extension Amendment.
“Extended Incremental Term Loans” shall have the meaning provided in Section 2.15(a).
“Extended Initial Term Loan Commitments” shall mean one or more commitments hereunder to convert Initial Term Loans under an Existing Initial Term Loan Tranche of a given Extension Series pursuant to an Extension Amendment.
“Extended Initial Term Loans” shall have the meaning provided in Section 2.15(a).
“Extended Term Loan Commitment” shall mean, collectively, the Extended Initial Term Loan Commitments, the Extended Incremental Term Loan Commitments, the Refinancing Term Loan Commitments or one or more commitments hereunder to convert Extended Term Loans under an Existing Term Loan Tranche of a given Extension Series pursuant to an Extension Amendment.
“Extended Term Loan Maturity Date” shall mean, with respect to any Tranche of Extended Term Loans, the date specified in the applicable Extension Amendment.
“Extended Term Loans” shall mean, collectively, the Extended Existing Term Loans, Extended Initial Term Loans, Extended Incremental Term Loans or the Refinancing Term Loans as the context may require.
“Extending Term Loan Lender” shall have the meaning provided in Section 2.15(b).
“Extension” shall mean any establishment of Extended Term Loan Commitments and Extended Term Loans pursuant to Section 2.15 and the applicable Extension Amendment.
“Extension Amendment” has the meaning provided in Section 2.15(c).
“Extension Election” has the meaning provided in Section 2.15(b).
“Extension Request” has the meaning provided in Section 2.15(a).
“Extension Series” has the meaning provided in Section 2.15(a).
“Fair Value” shall mean the amount at which the assets (both tangible and intangible), in their entirety, of the Borrower and its Subsidiaries taken as a whole would change hands between an independent willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any such amended or successor version), any intergovernmental agreement entered into in connection with the foregoing or any fiscal or regulatory legislation or rules adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“FCPA” shall have the meaning provided in Section 7.15(d).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01.
“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.
“Foreign Asset Sale” shall have the meaning provided in Section 4.02(k).
“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States or Canada by the Borrower or any one or more of its Restricted Subsidiaries primarily for the benefit of employees of the Borrower or such Restricted Subsidiaries residing outside the United States or Canada, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.
“Foreign Recovery Event” shall have the meaning provided in Section 4.02(k).
“Foreign Subsidiaries” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“FSHCO” shall mean any U.S. Subsidiary that has no material assets other than the Equity Interests in one or more CFCs.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) which are applicable to the circumstances as of the date of determination.
“Governmental Authority” shall mean the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, for the avoidance of doubt, any supra-national bodies such as the European Union or the European Central Bank).
“Guaranteed Creditors” shall mean and include each of the Administrative Agent, the Collateral Agent and the Lenders.
“Guaranteed Obligations” shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the unpaid principal and interest on each Note issued by, and all Term Loans made to, the Borrower under this Agreement, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or any other Debtor Relief Law, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for herein, whether or not such interest is an allowed or allowable claim in any such proceeding) thereon) of the Borrower to the Lenders, the Administrative Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement and each other Credit Document (other than the ABL/Term Intercreditor Agreement) to which the Borrower is a party and the due performance and compliance by the Borrower with all the terms, conditions and agreements contained in this Agreement and in each such other Credit Document (other than the ABL/Term Intercreditor Agreement).
“Hazardous Materials” shall mean (a) any petroleum or petroleum products or byproducts, hydrocarbons, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials, substances or wastes defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material, substance or waste regulated or for which liability may arise under any Environmental Law.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002; provided, that the Borrower may elect by written notice to the Agents that its financial statements be prepared and maintained in accordance with GAAP and, in such event, “IFRS” shall mean GAAP as in effect from time to time; provided, further, that the Borrower may elect by written notice to the Agents that its financial statements be prepared and maintained in accordance with Canadian GAAP and, in such event, “IFRS” shall mean Canadian GAAP as in effect from time to time; provided, further, that determinations made pursuant to this Agreement in accordance with IFRS are subject, to the extent provided therein, to Section 12.07(a).
“Immaterial Subsidiary” shall mean any Subsidiary of the Borrower that, as of the date of the most recent financial statements required to be delivered pursuant to Section 8.01(a) or (b), does not have, individually or in the aggregate when taken together with all other such Immaterial Subsidiaries, (a) assets in excess of 5% of Consolidated Total Assets or (b) revenues for the period of four consecutive fiscal quarters ending on such date in excess of 5% of the combined revenues of the Borrower and the Restricted Subsidiaries for such period.
“Incremental Term Loan” shall have the meaning provided in Section 2.01(a).
“Incremental Term Loan Borrowing Date” shall mean, with respect to each Tranche of Incremental Term Loans, each date on which Incremental Term Loans of such Tranche are incurred pursuant to Section 2.01(a), which date shall be the date of the effectiveness of the respective Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loans are to be made.
“Incremental Term Loan Commitment” shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to Section 2.16 on a given Incremental Term Loan Borrowing Date, in such amount as agreed to by such Lender in the Incremental Term Loan Commitment Agreement delivered pursuant to Section 2.16, as the same may be terminated pursuant to Sections 3.02 and/or Article 10.
“Incremental Term Loan Commitment Agreement” shall mean each Incremental Term Loan Commitment Agreement in the form of Exhibit L (appropriately completed and with such modifications (not inconsistent with Section 2.16 or the other relevant provisions of this Agreement) as may be approved by the Administrative Agent) executed in accordance with Section 2.16.
“Incremental Term Loan Conditions” shall mean, with respect to any provision of an Incremental Term Loan Commitment on a given Incremental Term Loan Borrowing Date, the satisfaction of each of the following conditions: (a) no Default or Event of Default then exists or would result therefrom; (b) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the Incremental Term Loan Borrowing Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date), except in the case of any Incremental Term Loan to finance a Permitted Acquisition, in which case the requirements of this clause (b) shall be limited to the Specified Representations; (c) the delivery by the relevant Credit Parties of such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Administrative Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments are secured by, and entitled to the benefits of, the relevant Security Documents, and each of the Lenders hereby agrees to, and authorizes the Collateral Agent to enter into, any such technical amendments, modifications or supplements; (d) the delivery by the Borrower, to the Administrative Agent of an officer’s certificate executed by a Responsible Officer certifying as to compliance with preceding clauses (a) and (b); and (e) the satisfaction of all other conditions precedent that may be set forth in the respective Incremental Term Loan Commitment Agreement.
“Incremental Term Loan Lender” shall have the meaning provided in Section 2.16(b).
“Incremental Term Note” shall have the meaning provided in Section 2.05(a).
“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person (A) for borrowed money or (B) for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of (x) the aggregate unpaid amount of Indebtedness secured by such Lien and (y) the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all net obligations under any Swap Contracts and any Bank Product Debt or under any similar type of agreement, (vii) all Off-Balance Sheet Liabilities of such Person and (viii) all obligations in respect of Disqualified Stock. Notwithstanding the foregoing, Indebtedness shall not include (a) trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person or (b) earn-outs and other contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment becomes fixed and is required by IFRS to be reflected as a liability on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries.
“Indemnified Person” shall have the meaning provided in Section 12.01.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Credit Parties under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Ineligible Transferee” shall mean (i) certain Persons identified as “Disqualified Lenders” in writing to the Administrative Agent by the Borrower on or prior to the date of this Agreement and (ii) operating companies which are bona fide competitors of the Borrower and such competitors’

subsidiaries and controlling equity holders (other than Bona Fide Debt Funds) as may be identified by name in writing to the Administrative Agent prior to the date of this Agreement or following the Syndication Date (but only with the consent of the Administrative Agent, not to be unreasonably withheld), by delivery of notice to the Administrative Agent setting forth such person or persons.
“Insolvent” shall mean (i) the fair value of such Person’s assets is less than the amount that will be required to pay the total liability on such Person’s existing debts as they become absolute and matured, (ii) the present fair salable value of such Person’s assets is less than the amount that will be required to pay the probable liability on such Person’s existing debts as they become absolute and matured, (iii) such Person is unable to meet its obligations as they generally become due, (iv) such Person ceases to pay its current obligations in the ordinary course of business as they generally become due, or (v) such Person’s aggregate property is not, at a fair valuation, sufficient, or if disposed of at a fairly conducted sale under legal process, would not be, sufficient to enable payment of all obligations, due and accruing due. The term “debts” as used in this definition includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent (to the extent any such contingent liabilities are reasonably anticipated to become due and matured), and the term “values of assets” shall mean the amount of which the assets (both tangible and intangible) in their entirety would change hands between a willing buyer and a willing seller, with a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under compulsion to act.
“Initial Incremental Term Loan Maturity Date” shall mean, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the Incremental Term Loan Commitment Agreement relating thereto, provided that the initial final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.
“Initial Maturity Date for Initial Term Loans” shall mean April 15, 2021.
“Initial Term Loan” shall mean the Term Loans made on the Closing Date pursuant to Section 2.01(a).
“Initial Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 1.01(b) directly below the column entitled “Initial Term Loan Commitment,” as the same may be terminated pursuant to Sections 3.02 and/or Article 10.
“Initial Term Note” shall have the meaning provided in Section 2.05(a).
“Intellectual Property” shall have the meaning provided in Section 7.19.
“Interest Determination Date” shall mean, with respect to any LIBO Rate Term Loan, the second Business Day prior to the commencement of any Interest Period relating to such LIBO Rate Term Loan.
“Interest Expense” shall mean the aggregate consolidated interest expense (net of interest income) of the Borrower and its Restricted Subsidiaries in respect of Indebtedness determined on a consolidated basis in accordance with IFRS, including amortization or original issue discount on any Indebtedness and amortization of all fees payable in connection with the incurrence of such Indebtedness, including, without limitation, the interest portion of any deferred payment obligation and the interest component of any Capitalized Lease Obligations, and, to the extent not included in such interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities.
“Interest Period” shall have the meaning provided in Section 2.09.
“Internally Generated Cash” shall mean cash generated from the Borrower and its Restricted Subsidiaries’ operations and not representing (i) a reinvestment by the Borrower or any Restricted Subsidiaries of the Net Sale Proceeds of any Asset Sale or Net Recovery Event Proceeds of any Recovery Event, (ii) the proceeds of any issuance of any Equity Interests or any Indebtedness (other than drawings under the ABL Facility or any other revolving credit facility) of the Borrower or any Restricted Subsidiary or (iii) any credit received by the Borrower or any Restricted Subsidiary with respect to any trade in of property for substantially similar property or any “like kind exchange” of assets.
“Investments” shall have the meaning provided in Section 9.05.
“ITA” shall mean the Income Tax Act (Canada), as amended from time to time.
“Joint Lead Arrangers” shall have the meaning provided in the first paragraph to this Agreement.
“Joint Venture” shall mean any Person other than an individual or a Subsidiary of the Borrower (i) in which the Borrower or any of its Restricted Subsidiaries holds or acquires an ownership interest (by way of ownership of Equity Interests or other evidence of ownership) and (ii) which is engaged in a business permitted by Section 9.09.
“Junior Representative” shall mean, with respect to any series of Permitted Junior Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Permitted Junior Debt is issued, incurred or otherwise obtained and each of their successors in such capacities.
“Latest Maturity Date” means at any time, the latest Maturity Date applicable to any Term Loan or Commitment (or, if so specified, applicable to the specified Term Loans or Commitments or the Class thereof) hereunder at such time.
“Lender” shall mean each financial institution listed on Schedule 1.01(b) as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.14, Section 2.16, Section 2.17, Section 12.04(b).
“Leverage Step-Down Trigger” shall mean that as a result of the application of the proceeds of a sale or issuance of Equity Interests of the Borrower (including through cash netting to the extent permitted pursuant to the definition of “Consolidated Total Net Leverage Ratio”), the Borrower’s

Consolidated Total Net Leverage Ratio as of the Test Period then most recently ended (or, if no Test Period has ended as of such time, for the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered), prior to such sale or issuance (on a Pro Forma Basis) is no higher than 4.25:1.00.
“LIBO Rate” shall mean, (i) for any Interest Period, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, on the applicable Interest Determination Date, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice and, with respect to the Borrower, other similarly situated borrowers; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent and with determinations for other similarly situated borrowers; and (ii) for any interest rate calculation with respect to a Base Rate Term Loan on any date, the rate per annum equal to the LIBO Rate, at or about 11:00 a.m. (London time) determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one (1) month commencing that day. Notwithstanding any of the foregoing, the LIBO Rate shall not at any time be less than 1.00% per annum (the “LIBO Rate Floor”).
“LIBO Rate Term Loan” shall mean each Term Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.
“Lien” shall mean any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, hypothec, deemed or statutory trust, security conveyance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing).

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

“Location” of any Person shall mean such Person’s “location” as determined pursuant to Section 9-307 of the Uniform Commercial Code of the State of New York or the PPSA, as applicable.
[Redacted – Definition Regarding Intercompany Arrangements].
[Redacted – Definition Regarding Intercompany Arrangements].
“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.
“Margin Stock” shall have the meaning provided in Regulation U.
“Material Adverse Effect” shall mean (a) on or prior to the Closing Date, a Company Material Adverse Effect and (b) after the Closing Date (i) a material adverse effect on the assets, business, operations, liabilities or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the material rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of the Credit Parties, taken as a whole, to perform their payment obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document.
“Material Real Property” shall mean each parcel of Real Property that is now or hereafter owned in fee by any Credit Party that (together with any other parcels constituting a single site or operating property) has a fair market value (as determined by the Borrower in good faith) of at least $5,000,000.
“Maturity Date” shall mean (a) with respect to any Initial Term Loans that have not been extended pursuant to Section 2.15, the Initial Maturity Date for Initial Term Loans, (b) with respect to any Incremental Term Loans that have not been extended pursuant to Section 2.15, the Initial Incremental Term Loan Maturity Date applicable thereto and (c) with respect to any Tranche of Extended Term Loans or Extended Term Loan Commitments, the Extended Term Loan Maturity Date applicable thereto.
“Minimum Borrowing Amount” shall mean $1,000,000.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgage” shall mean a mortgage, debenture, leasehold mortgage, deed of trust, deed of immovable hypothec, leasehold deed of trust, deed to secure debt, leasehold deed to secure debt or similar security instrument in form and substance reasonably satisfactory to the Administrative Agent, in favor of the Collateral Agent for the benefit of the Secured Creditors.
“Mortgage Collateral Requirement” shall have the meaning provided in Section 8.11(a).
“Mortgaged Property” shall mean any Material Real Property of the Borrower or any of its Restricted Subsidiaries that will be encumbered (or required to be encumbered) by a Mortgage.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA under which the Borrower or a Restricted Subsidiary of the Borrower has any obligation or liability, including on account of an ERISA Affiliate.
“NAIC” shall mean the National Association of Insurance Commissioners.
“Net Debt Proceeds” shall mean, with respect to any incurrence of Indebtedness for borrowed money, the gross cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from such incurrence.
“Net Equity Proceeds” shall mean, with respect to any issuance of Equity Interests of the Borrower, the gross cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the Borrower from such issuance.
“Net Recovery Event Proceeds” shall mean, with respect to any Recovery Event, an amount in cash equal to the gross cash proceeds (net of reasonable costs and any taxes incurred in connection with such Recovery Event) received by the respective Person in connection with such Recovery Event.
“Net Sale Proceeds” shall mean, with respect to any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale), an amount in cash equal to the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable costs of, and expenses associated with, such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness or other obligations (other than Indebtedness secured pursuant to the Security Documents) which is secured by the assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.
“Non-Consenting Lender” shall have the meaning provided in Section 12.11(b).
“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.
“Note” shall mean each Initial Term Note and Incremental Term Note, as applicable.
“Notice of Borrowing” shall have the meaning provided in Section 2.03.
“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06(a).
“Notice Office” means the address for notices set forth on Schedule 2.03.
“Obligations” shall mean all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to any Lender, Agent or Indemnified Person by any Credit Party arising out of this Agreement or any other Credit Document (other than the ABL/Term Intercreditor

Agreement), including, without limitation, all obligations to repay principal or interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to the Borrower or for which the Borrower is liable as indemnitor under the Credit Documents, whether or not evidenced by any note or other instrument.
“OFAC” shall have the meaning provided in Section 7.15(b).
“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any Sale-Leaseback Transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.
“Open Market Purchase” shall have the meaning provided in Section 2.19(a).
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes that are imposed as a result of any present or former connection between such Recipient and the jurisdiction imposing such Tax (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Term Loan or Credit Document).
“Other Taxes” shall mean any and all present or future stamp, court or documentary, intangible, recording, filing or property Taxes or similar Taxes arising from any payment made under, from the execution, delivery, registration, performance or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.13).

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

“Participant” shall have the meaning provided in Section 12.04(d).
“Participant Register” shall have the meaning provided in Section 12.04(d).
“Patriot Act” shall have the meaning provided in Section 12.15.
“Payment Office” shall mean the office of the Administrative Agent specified on Schedule 1.01(c) or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.
“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.
“Permitted Acquisition” shall mean the acquisition by the Borrower or any of its Restricted Subsidiaries of an Acquired Entity or Business; provided that (in each case) all applicable requirements of Section 8.13 are satisfied.
“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the mortgage title insurance policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.
“Permitted Junior Credit Documents” shall mean, after the execution and delivery thereof, each agreement, document or instrument relating to the incurrence of Permitted Junior Loans, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
“Permitted Junior Debt” shall mean and include (i) any Permitted Junior Notes, (ii) any Permitted Junior Loans and (iii) any Refinancing Notes that are not secured on a pari passu basis with the Term Loans and, for the avoidance of doubt, shall exclude [Redacted – Intercompany Obligations].
“Permitted Junior Debt Documents” shall mean and include the Permitted Junior Notes Documents and the Permitted Junior Credit Documents.
“Permitted Junior Loans” shall mean any Indebtedness of the Borrower or any Restricted Subsidiary in the form of unsecured or secured loans; provided that in any event, unless the Required Lenders otherwise expressly consent in writing prior to the issuance thereof, (i) except as provided in clause (v) below, no such Indebtedness shall be secured by any asset of the Borrower or any of its Subsidiaries, except that such Indebtedness, if incurred by a non-Credit Party may be secured by the assets of such non-Credit Party and other non-Credit Parties, (ii) no such Indebtedness shall be guaranteed by any Person other than the Borrower or a Subsidiary Guarantor, except that such Indebtedness if incurred by a non-Credit Party may be guaranteed by other non-Credit Parties (and not by a Credit Party except as otherwise permitted under Section 9.05(vi)), (iii) no such Indebtedness shall be subject to scheduled amortization or have a final maturity, in either case prior to the date occurring ninety-one (91) days following the then Latest Maturity Date, (iv) any “asset sale” mandatory prepayment provision or offer to prepay covenant included in the agreement governing such Indebtedness, to the extent incurred by any Credit Party, shall provide that the Borrower or the respective Subsidiary shall be permitted to repay obligations, and terminate commitments, under this Agreement before prepaying or offering to prepay such Indebtedness, (v) in the case of any such Indebtedness incurred by a Credit Party that is secured (a) such Indebtedness is secured by only assets comprising Collateral (as defined in the Security Documents) on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of the Borrower or any of its Subsidiaries other than the Collateral (as defined in the Security Documents), (b) such Indebtedness (and the Liens securing the same) are permitted by the terms of the Additional Intercreditor Agreement (to the extent the Additional Intercreditor Agreement is then in effect), (c) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (d) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence of Permitted Junior Debt that is secured by assets of the Borrower or any other Credit Party, then the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the Junior Representative for such Indebtedness shall have executed and delivered the Additional Intercreditor Agreement and (vi) the covenants and events of default, taken as a whole, shall be no more onerous in any material respect than the related provisions contained in this Agreement; provided that (x) any such terms may be more onerous to the extent they take effect after the Latest Maturity Date and (y) in the event that any agreement evidencing such Indebtedness contains financial maintenance covenants, this Agreement shall be amended in a manner reasonably acceptable to the Administrative Agent to add any such financial covenants as are not then contained in this Agreement, and the financial covenants in such other Indebtedness shall be set back from any financial covenants in this Agreement by at least 10% or such lesser cushion as may be acceptable to the Administrative Agent (provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (vi), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)). The incurrence of Permitted Junior Loans shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Articles 6 and 10.
“Permitted Junior Notes” shall mean any Indebtedness of the Borrower or any Restricted Subsidiary evidenced by senior or subordinated notes and incurred pursuant to one or more issuances of such senior or subordinated notes; provided that in any event, unless the Required Lenders otherwise expressly consent in writing prior to the issuance thereof, (i) except as provided in clause (viii) below, no such Indebtedness shall be secured by any asset of the Borrower or any of its Subsidiaries, except that such Indebtedness if incurred by a non-Credit Party may be secured by the assets of such non-Credit Party and other non-Credit Parties, (ii) no such Indebtedness shall be guaranteed by any Person other than the Borrower or any Subsidiary Guarantor except that such Indebtedness if incurred by a non-Credit Party may be guaranteed by other non-Credit Parties (and not by a Credit Party except as otherwise permitted under Section 9.05(vi)), (iii) no such Indebtedness shall be subject to scheduled amortization or have a final maturity, in either case prior to the date occurring ninety-one (91) days following the then Latest Maturity Date, (iv) any “asset sale” offer to purchase covenant included in the indenture governing such Indebtedness, to the extent incurred by any Credit Party, shall provide that the Borrower or the respective Subsidiary shall be permitted to repay obligations, and terminate commitments, under this Agreement before offering to purchase such Indebtedness, (v) (A) the covenants and events of default, taken as a whole, shall be customary for the type of Indebtedness issued and in no event more onerous in any material respect than the related provisions of this Agreement, (B) the indenture governing such Indebtedness shall not include any financial maintenance covenants and (C) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” rather than a “cross-default” and (vi) in the case of any such Indebtedness incurred by a Credit Party that is secured (a) such Indebtedness is secured by only assets comprising Collateral (as defined in the Security Documents) on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of the Borrower or any of its Subsidiaries other than the Collateral (as defined in the Security Documents), (b) such Indebtedness (and the Liens securing the same) are permitted by the terms of the Additional Intercreditor Agreement (to the extent the Additional Intercreditor Agreement is then in effect), (c) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent) and (d) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence of Permitted Junior Debt that is secured by assets of the Borrower or any other Credit Party, then the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and the Junior Representative for such Indebtedness shall have executed and delivered the Additional Intercreditor Agreement. The issuance of Permitted Junior Notes shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied in all material respects and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Articles 6 and 10.
“Permitted Junior Notes Documents” shall mean, after the execution and delivery thereof, each Permitted Junior Notes Indenture, and the Permitted Junior Notes, in each case as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Junior Notes Indenture” shall mean any indenture or similar agreement entered into in connection with the issuance of Permitted Junior Notes, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.
“Permitted Liens” shall have the meaning provided in Section 9.01.
“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (i) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to any unpaid accrued interest, premium or other reasonable amount paid, mortgage recording taxes, title insurance premiums and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension; (ii) except in the case of Indebtedness permitted pursuant to Section 9.04(iii), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended; (iii) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (iv) at the time thereof, no Default or Event of Default shall have occurred and be continuing; (v) if such Indebtedness being modified, refinanced, refunded, renewed or extended is secured, (A) except in the case of Indebtedness permitted pursuant to Section 9.04(iii), the terms and conditions relating to collateral of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Credit Parties or the Lenders than the terms and conditions with respect to the collateral for the Indebtedness being modified, refinanced, refunded, renewed or extended, taken as a whole and the Liens on any Collateral securing any such modified, refinanced, refunded, renewed or extended Indebtedness shall have the same (or lesser) priority as the Indebtedness being modified, refinanced, refunded, renewed or extended relative to the Liens on the Collateral securing the Obligations and (B) a Senior Representative or Junior Representative thereof, as applicable, on behalf of the holders of such Indebtedness shall have entered into with the Administrative Agent and/or the Collateral Agent an applicable Customary Intercreditor Agreement; (vi) except in the case of Indebtedness permitted pursuant to Section 9.04(iii), the terms and conditions (excluding any subordination, pricing, fees, rate floors, discounts, premiums and optional prepayment or redemption terms) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, shall not be materially less favorable to the Credit Parties than the Indebtedness being modified, refinanced, refunded, renewed or extended, except for covenants or other provisions applicable only to periods after the Latest Maturity Date; and (vii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor on the Indebtedness being modified, refinanced, refunded, renewed or extended and/or one or more Credit Parties.
“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.
“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA other than a Foreign Pension Plan, a Canadian Employee Plan, a Canadian Statutory Plan or a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Restricted Subsidiary of the Borrower or with respect to which the Borrower, a Restricted Subsidiary of the Borrower has, or may have, any liability.
“Platform” shall have the meaning provided in Section 8.01.
“Pledge Agreements” shall have the meaning provided in Section 5.08.
“Pledge Agreement Collateral” shall mean all of the “Collateral” as defined in the Pledge Agreements and all other Equity Interests or other property similar to that pledged (or purported to have been pledged) pursuant to the Pledge Agreements and which is pledged (or purported to be pledged) pursuant to one or more Additional Security Documents.
“Pledgee” shall have the meaning provided in the applicable Pledge Agreement.
“PPSA” means the Personal Property Security Act (Ontario); provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest or hypothec in any Collateral is governed by the PPSA as in effect in a Canadian jurisdiction other than Ontario, or the Civil Code of Quebec, “PPSA” means the Personal Property Security Act as in effect from time to time in such other jurisdiction or the Civil Code of Quebec, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial term, the calculation thereof after giving effect on a pro forma basis to (w) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) after the first day of the relevant Test Period (or, if no Test Period has ended as of such time, for the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered) as if such Indebtedness had been incurred (and the proceeds thereof applied) on the first day of the relevant Test Period (or, if no Test Period has ended as of such time, for the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered), (x) the permanent repayment of any Indebtedness (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) after the first day of the relevant Test Period (or, if no Test Period has ended as of such time, for the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered) as if such Indebtedness had been retired or redeemed on the first day of the relevant Test Period (or, if no Test Period has ended as of such time, for the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered), (y) any disposition of assets constituting a business, division, product line, manufacturing facility or distribution facility of any Subsidiary of the Borrower or of the Equity Interests of any Subsidiary of the Borrower and/or (z) the Acquisition or the Permitted Acquisition, if any, then being consummated as well as any other Permitted Acquisition consummated after the first day of the Test Period most recently ended prior to the date of any such Permitted Acquisition (or, if no Test Period has ended as of such time, for the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered) and on or prior to the date of the Acquisition or the Permitted Acquisition then being effected, as the case may be, with the following rules to apply in connection therewith:
(i)    all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance a Permitted Acquisition) incurred or issued after the first day of the relevant Test Period (whether incurred to finance the Acquisition or a Permitted Acquisition, to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Test Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness except to the extent accompanied by a corresponding permanent commitment reduction) permanently retired or redeemed after the first day of the relevant Test Period shall be deemed to have been retired or redeemed on the first day of the respective Test Period and remain retired through the date of determination;
(ii)    all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness, or (y) at the rate which would have been applicable thereto on the last day of the respective Test Period, in the case of floating rate Indebtedness (although Interest Expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding);
(iii)    in making any determination of Consolidated EBITDA, pro forma effect shall be given to any disposition of assets constituting a business, division, product line, manufacturing facility or distribution facility of the Borrower or any Restricted Subsidiary of the Borrower or of the Equity Interests of any Subsidiary of the Borrower consummated during the periods described above, with such Consolidated EBITDA to be determined as if such disposition (or the relevant portion thereof) was consummated on the first day of the relevant Test Period. Pro forma calculations for any fiscal period ending on or prior to the first anniversary of a disposition of assets constituting a business, division, product line, manufacturing facility or distribution facility of the Borrower or any Restricted Subsidiary of the Borrower or of the Equity Interests of any Subsidiary of the Borrower may offset operating expense reductions or other operating improvements or synergies reasonably expected to result from a disposition (less the amount of costs reasonably expected to be incurred by the Borrower and its Restricted Subsidiaries to achieve such cost savings) against reductions in Consolidated EBITDA attributable to such a disposition, to the extent that the Borrower delivers to the Administrative Agent, (i) a certificate of the Chief Financial Officer of the Borrower setting forth such operating expense reductions and the costs to achieve such reductions and (ii) information and calculations supporting in reasonable detail such estimated operating expense reductions and the costs to achieve such reductions; provided that any increase in Consolidated EBITDA as a result of cost savings, operating expense reductions, other operating improvements and synergies shall be subject to the limitations set forth in the definition of Consolidated EBITDA; and
(iv)    in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition consummated during the periods described above (excluding that portion of the assets or business acquired pursuant to any Permitted Acquisition which has been sold or disposed of thereafter and prior to the date of the respective determination), with such Consolidated EBITDA to be determined as if such Permitted Acquisition (or the relevant portion thereof) was consummated on the first day of the relevant Test Period. Pro forma calculations for any fiscal period ending on or prior to the first anniversary of a Permitted Acquisition may include adjustments to reflect operating expense reductions or other operating improvements or synergies reasonably expected to result from such Permitted Acquisition, less the amount of costs reasonably expected to be incurred by the Borrower and its Restricted Subsidiaries to achieve such cost savings, to the extent that the Borrower delivers to the Administrative Agent, (i) a certificate of the Chief Financial Officer of the Borrower setting forth such operating expense reductions and the costs to achieve such reductions and (ii) information and calculations supporting in reasonable detail such estimated operating expense reductions and the costs to achieve such reductions; provided that any increase in Consolidated EBITDA as a result of cost savings, operating expense reductions, other operating improvements and synergies shall be subject to the limitations set forth in the definition of Consolidated EBITDA.
For purposes of this definition, if any Indebtedness bears a floating rate of interest and is being calculated on a Pro Forma Basis, the interest on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness if such hedging obligations have a remaining term in excess of 12 months as of the Calculation Date).  For purposes of this definition, interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with IFRS.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis will be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, will be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

“Projections” shall mean the detailed projected consolidated financial statements of the Borrower and its Subsidiaries (after giving effect to the Transaction) delivered to the Administrative Agent on or prior to the Closing Date.
“Public Lender” shall have the meaning provided in Section 8.01.
“Qualified Preferred Stock” shall mean any preferred capital stock of the Borrower so long as the terms of any such preferred capital stock (x) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to July 15, 2021, or, if later, the 91st day after the then Latest Maturity Date then in effect other than (i) provisions requiring payment solely in the form of common Equity Interests of the Borrower or Qualified Preferred Stock, (ii) provisions requiring payment solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale are subject to the payment in full of all Obligations in cash (other than unasserted contingent indemnification obligations) unless such payment is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder)) and (iii) with respect to preferred capital stock issued to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, provisions requiring the repurchase thereof in order to satisfy applicable statutory or regulatory obligations and (y) do not require the cash payment of dividends or distributions at any time that such cash payment is not permitted under this Agreement or would result in a Default or Event of Default hereunder.
“Quarterly Payment Date” shall mean the last Business Day of each August, November, February and May occurring after the Closing Date, commencing on the last Business Day of August 2014.
“Real Property” of any Person shall mean, collectively, the right, title and interest of such Person (including any leasehold, mineral or other estate) in and to any and all land, improvements and fixtures owned, leased or operated by such Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Recovery Event” shall mean the receipt by the Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets constituting Term Priority Collateral of the Borrower or any of its Restricted Subsidiaries (but not by reason of any loss of revenues or interruption of business or operations caused thereby) and (ii) under any policy of insurance required to be maintained under Section 8.03 in respect of Term Priority Collateral, in each case to the extent such proceeds or awards do not constitute reimbursement or compensation for amounts previously paid by the Borrower or any of its Restricted Subsidiaries in respect of any such event.
“Refinancing” shall mean the repayment of all of the outstanding indebtedness (and termination of all commitments) under the Existing Credit Agreement as provided in Section 5.05.
“Refinancing Effective Date” shall have the meaning specified in Section 2.17(a).
“Refinancing Note Documents” shall mean the Refinancing Notes, the Refinancing Notes Indenture and all other documents executed and delivered with respect to the Refinancing Notes or Refinancing Notes Indenture, as in effect on Refinancing Effective Date and as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.
“Refinancing Note Holder” shall have the meaning provided in Section 2.17(b).
“Refinancing Notes” shall have the meaning provided in Section 2.17(a).
“Refinancing Notes Indenture” shall mean the indenture entered into with respect to the Refinancing Notes and pursuant to which same shall be issued.
“Refinancing Term Loan Commitments” shall mean one or more commitments hereunder to convert Initial Term Loans or Incremental Term Loans under an Existing Initial Term Loan Tranche or Existing Incremental Term Loan Tranche into a new Tranche of Refinancing Term Loans or Refinancing Term Loans under an existing Tranche of Refinancing Term Loans.
“Refinancing Term Loan Lender” shall have the meaning specified in Section 2.17(b).
“Refinancing Term Loan Amendment” shall have the meaning specified in Section 2.17(b).
“Refinancing Term Loan Series” shall have the meaning specified in Section 2.17(b).
“Refinancing Term Loans” shall have the meaning specified in Section 2.17(a).
“Register” shall have the meaning provided in Section 12.04.
“Regulation D” shall mean Regulation D of the Board of Governors of the Federal

Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.
“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.
“Related Indemnified Person” of an Indemnified Person means (1) any controlling Person or controlled Affiliate of such Indemnified Person, (2) the respective directors, officers, or employees of such Indemnified Person or any of its controlling Persons or controlled Affiliates and (3) the respective agents of such Indemnified Person or any of its controlling Persons or controlled Affiliates, in the case of this clause (3), acting at the instructions of such Indemnified Person, controlling Person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling Person in this definition pertains to a controlled Affiliate or controlling Person involved in the negotiation or administration of this Agreement or the syndication of the Term Loans.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into, through or upon the Environment or within, from or into any building, structure, facility or fixture.
“Repricing Transaction” shall mean (1) the repayment, prepayment, refinancing or replacement of the Term Loans with other term loan Indebtedness having an “effective” yield for the relevant Type of such Indebtedness that is less than the Effective Yield for Initial Term Loans of the same Type (with the comparative determinations to be made in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, upfront or similar fees or “original issue discount,” in each case, shared with all lenders or holders of such Indebtedness or Initial Term Loans, as the case may be, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders of such Indebtedness or Initial Term Loans, as the case may be, and without taking into account any fluctuations in LIBO Rate or comparable rate) but excluding Indebtedness incurred in connection with a Change of Control, or (2) any effective reduction in the Effective Yield for the Initial Term Loans (e.g., by way of amendment, waiver or otherwise) (with such determination to be made in the reasonable judgment of the Administrative Agent, consistent with generally accepted financial practices).  Any such determination by the Administrative Agent as contemplated by preceding clauses (1) and (2) shall be conclusive and binding on all Lenders holding Initial Term Loans.
“Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Term Loans as of any date of determination represent greater than 50% of the sum of all outstanding principal of Term Loans of Non-Defaulting Lenders at such time.
“Requirement of Law” shall mean, with respect to any Person, (i) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (ii) any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” shall mean, with respect to any Person, its chief executive officer, president, or any vice president, managing director, treasurer, controller or other officer of such Person having substantially the same authority and responsibility; provided that, with respect to compliance with financial covenants, “Responsible Officer” shall mean the chief financial officer, treasurer or controller of the Borrower, or any other officer of the Borrower having substantially the same authority and responsibility.
“Restricted Subsidiary” shall mean each Subsidiary of the Borrower other than any Unrestricted Subsidiary.
“Retained Portion of Excess Cash Flow” means, for any fiscal year, the percentage of Excess Cash Flow equal to the difference between 100% and the Applicable Prepayment Percentage applicable to such fiscal year.
“Returns” shall have the meaning provided in Section 7.09.
“RPMRR” means the Register of Personal and Movable Real Rights (Québec).
“S&P” shall mean Standard & Poor’s Ratings Services, a division of the McGraw Hill Company, Inc., and any successor owner of such division.
“Sale-Leaseback Transaction” shall mean any arrangements with any Person providing for the leasing by the Borrower or any of its Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person in connection therewith.
“Scheduled Incremental TL Repayment” shall have the meaning provided in Section 4.02(b).
“Scheduled Initial TL Repayment” shall have the meaning provided in Section 4.02(a).
“Scheduled Initial TL Repayment Date” shall have the meaning provided in Section 4.02(a)
“Scheduled Repayment” shall mean any Scheduled Initial TL Repayment and/or Scheduled Incremental TL Repayment.
“SEC” shall mean the Securities and Exchange Commission or any successor thereto.
“Section 8.01 Financials” shall mean the quarterly and annual financial statements required to be delivered pursuant to Sections 8.01(a) and (b).
“Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Securities Commission” shall mean a securities commission or any other securities regulatory authority in Canada.
“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” shall mean the U.S. Security Agreement or the Canadian Security Agreement as the context may require.
“Security Document” shall mean and include each of the Security Agreements, the Pledge Agreements, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.
“Sellers” shall have the meaning provided in the recitals.
“Senior Representative” means, with respect to any Indebtedness that is secured by a Lien that is permitted under Section 9.01(iv)(z) and is not Permitted Junior Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or other agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Similar Business” shall mean any business and any services, activities or businesses incidental, or reasonably related or similar to, or complementary to any line of business engaged in by the Borrower and its Restricted Subsidiaries on the Closing Date (after giving effect to the Transaction) or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.
“Specified Representations” shall mean each representation and warranty, with respect to the Borrower, contained in any of Section 7.01(i), Section 7.02, Section 7.03(iii) (but only to the extent such conflict results in a Company Material Adverse Effect), Section 7.05(b), Section 7.08(c), Section 7.11 (other than, to the extent such representation and warranty relates to perfection of a security interest in any Collateral referred to therein, if (x) such Collateral may not be perfected by the filing of a financing statement under the Uniform Commercial Code or PPSA (as applicable) or taking possession of a stock certificate to the extent related to a material, wholly-owned Domestic Subsidiary and (y) perfection of the Collateral Agent’s security interest in such Collateral described in preceding clause (x) may not be accomplished prior to or on the Closing Date after using commercially reasonable efforts), Section 7.15 or Section 7.16.
“Subsidiaries Guaranty” shall have the meaning provided in Section 5.11.
“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.
“Subsidiary Guarantor” shall mean each Domestic Subsidiary of the Borrower in existence on the Closing Date (after giving effect to the Transaction) other than any Excluded Subsidiary, as well as each Domestic Subsidiary of the Borrower established, created or acquired after the Closing Date which becomes a party to the Subsidiaries Guaranty in accordance with the requirements of this Agreement or the provisions of the Subsidiaries Guaranty.
“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Syndication Agents” shall have the meaning assigned to such term in the preamble hereto.
“Syndication Date” shall mean such date as has been agreed to in a separate writing among the Joint Lead Arrangers and the Borrower.
“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions (including, without limitation, payroll deductions), charges, fees, assessments, liabilities or withholdings (including backup withholding) imposed by any Governmental Authority in the nature of a tax, including interest, penalties and additions to tax with respect thereto.
“Term Loan Commitment” shall mean, for each Lender, its Initial Term Loan Commitment, its Refinancing Term Loan Commitment, its Extended Term Loan Commitment or its Incremental Term Loan Commitment.
“Term Loan Percentage” of a Tranche of Term Loans shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of all Term Loans of such Tranche at such time and the denominator of which is equal to the aggregate outstanding principal amount of all Term Loans of all Tranches at such time.
“Term Loans” shall mean the Initial Term Loans, each Incremental Term Loan made pursuant to Section 2.01(a), each Refinancing Term Loan and each Extended Term Loan of a given Extension Series.
“Term Priority Collateral” shall have the meaning assigned to such term in the ABL/Term Intercreditor Agreement.
“Test Period” shall mean each period of four consecutive fiscal quarters of the Borrower (in each case taken as one accounting period) for which Section 8.01 Financials have been delivered.
“Threshold Amount” shall mean $25,000,000.
“Total Commitment” shall mean, at any time, the sum of the Total Initial Term

Loan Commitment and the Total Incremental Term Loan Commitment.
“Total Extended Term Loan Commitment” shall mean, at any time, the sum of Extended Term Loan Commitments of each of the Lenders with such a Commitment at such time.
“Total Incremental Term Loan Commitment” shall mean, at any time, the sum of the Incremental Term Loan Commitments of each of the Lenders with such a Commitment at such time.
“Total Initial Term Loan Commitment” shall mean, at any time, the sum of the Initial Term Loan Commitments of each of the Lenders at such time.
“Total Refinancing Term Loan Commitment” shall mean, at any time, the sum of the Refinancing Term Loan Commitments of each of the Lenders with such a Commitment at such time.
“Tranche” shall mean the respective facilities and commitments utilized in making Initial Term Loans or Incremental Term Loans made pursuant to one or more tranches designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in Section 2.16 (collectively, the “Initial Tranches” and, each, an “Initial Tranche”), and after giving effect to the Extension pursuant to Section 2.15, shall include any group of Extended Term Loans pursuant to Extended Term Loan Commitments, extended, directly or indirectly, from the same Initial Tranche and having the same Maturity Date, interest rate and fees and after giving effect to any Refinancing Term Loan Amendment pursuant to Section 2.17, shall include any group of Refinancing Term Loans refinancing, directly or indirectly, the same Initial Tranche having the same Maturity Date, interest rate and fees; provided that that only in the circumstances contemplated by Section 2.17(b), Refinancing Term Loans may be made part of a then existing Tranche of Term Loans; provided further that only in the circumstances contemplated by Section 2.16(c), Incremental Term Loans may be made part of a then existing Tranche of Term Loans.
“Transaction” shall mean, collectively, (i) the consummation of the Acquisition, (ii) the consummation of the Refinancing, (iii) the entering into of the Credit Documents and the incurrence of Term Loans on the Closing Date, (iv) the entering into of the ABL Credit Agreement and (v) the payment of all Transaction Costs.
“Transaction Costs” shall mean the fees, premiums and expenses payable by the Borrower and its Subsidiaries in connection with the transactions described in clauses (i) through (iv) of the definition of “Transaction.”
“Type” shall mean the type of Term Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Term Loan or a LIBO Rate Term Loan.
“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.
“Undisclosed Information Representation” shall mean, with respect to any Person, a representation as to whether such Person is in possession of any material non-public information with respect to the Borrower or any of its Subsidiaries that has not been disclosed to the Lenders generally (other than those Lenders who have elected to not receive any non-public information with respect to the Borrower or any of its Subsidiaries), and if so disclosed could reasonably be expected to have a material effect upon, or otherwise be material to, the market price of the applicable Term Loan, or the decision of an assigning Lender to sell, or of an assignee to purchase, such Term Loan.
“Unfunded Pension Liability” of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets of such Plan.
“United States” and “U.S.” shall each mean the United States of America.
“Unrestricted Subsidiary” shall mean (i) each Subsidiary of the Borrower listed on Schedule 1.01(a) and (ii) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 8.15 subsequent to the Closing Date.
“U.S. Dollars” and the sign “$” shall each mean freely transferable lawful money (expressed in dollars) of the United States.
“U.S. Pledge Agreement” shall mean that Pledge Agreement in the form attached hereto as Exhibit F-1 (together with each other U.S. pledge agreement delivered pursuant to the terms of this Agreement), as amended, amended and restated, or otherwise modified or supplemented from time to time.
“U.S. Security Agreement” shall mean that Security Agreement in the form attached hereto as Exhibit G-1 (together with each other U.S. security agreement delivered pursuant to the terms of this Agreement), as amended, amended and restated, or otherwise modified or supplemented from time to time.
“U.S. Tax Compliance Certificate” shall have the meaning provided in Section 4.04(c).
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.
“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Domestic Subsidiary of such person.
“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Foreign Subsidiary of such Person.
“Wholly-Owned Restricted Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Restricted Subsidiary of such Person.
“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Equity Interests at such time (other than, in the case of a Foreign Subsidiary with respect to preceding clauses (i) or (ii), director’s qualifying shares and/or other nominal amounts of shares required to be held by Persons other than the Borrower and its Subsidiaries under applicable law).
Section 1.02.    Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, (b) all references to documents, instruments and other agreements (including the Credit Documents and organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Credit Document and (c) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
ARTICLE 2

AMOUNT AND TERMS OF CREDIT
Section 2.01.    The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with an Initial Term Loan Commitment severally agrees to make an Initial Term Loan or Initial Term Loans to the Borrower, which Initial Term Loans (i) shall be incurred by the Borrower pursuant to a single drawing on the Closing Date, (ii) shall be denominated in U.S. Dollars, (iii) shall except as hereinafter provided, at the option of the Borrower, be incurred and maintained as, and/or converted into, one or more Borrowings of Base Rate Term Loans or LIBO Rate Term Loans, provided that except as otherwise specifically provided in Section 2.10, all Initial Term Loans comprising the same Borrowing shall at all times be of the same Type, and (iv) shall be made by each such Lender in that aggregate principal amount which does not exceed the Initial Term Loan Commitment of such Lender on the Closing Date (before giving effect to the termination thereof pursuant to Section 3.02(a)). Once repaid, Initial Term Loans may not be reborrowed.
(a)    Subject to and upon the terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment from time to time for a given Tranche of Incremental Term Loans severally agrees to make term loans (each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) to the Borrower, which Incremental Term Loans (i) shall be incurred pursuant to a single drawing on the applicable Incremental Term Loan Borrowing Date, (ii) shall be denominated in U.S. Dollars, (iii) shall, except as hereinafter provided, at the option of the Borrower, be incurred and maintained as, and/or converted into one or more Borrowings of Base Rate Term Loans or LIBO Rate Term Loans, provided that except as otherwise specifically provided in Section 2.10, all Incremental Term Loans of a given Tranche made as part of the same Borrowing shall at all times consist of Incremental Term Loans of the same Type, and (iv) shall not exceed for any such Incremental Term Loan Lender at any time of any incurrence thereof, the Incremental Term Loan Commitment of such Incremental Term Loan Lender for such Tranche (before giving effect to the termination thereof on such date pursuant to Section 3.02(b)). Once repaid, Incremental Term Loans may not be reborrowed.
(b)    The obligations of the Lenders hereunder to make Term Loans or any other payments are several and not joint. The failure of any Lender to make any Loan or to make any other payment on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Term Loan or payment.
Section 2.02.    Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Term Loans under any Tranche shall not be less than the Minimum Borrowing Amount. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten (10) Borrowings of LIBO Rate Term Loans in the aggregate for all Tranches of Term Loans.
Section 2.03.    Notice of Borrowing. (d) Whenever the Borrower desires to make a Borrowing of Term Loans hereunder, the Borrower shall give the Administrative Agent at its Notice Office at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Term Loan to be made hereunder and at least three Business Days’ (or such shorter period as the Administrative Agent shall agree in its sole and absolute discretion) prior written notice (or telephonic notice promptly confirmed in writing) of each LIBO Rate Term Loan to be made hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 a.m. (New York City time) on such day (or such later time as the Administrative Agent shall agree in it its sole and absolute discretion). Each such notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.11, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing by or on behalf of the Borrower, in the form of Exhibit A-1, appropriately completed to specify: (a) the aggregate principal amount of the Term Loans to be made pursuant to such Borrowing, (b) the date of such Borrowing (which shall be a Business Day), (c) whether the respective Borrowing shall consist of Initial Term Loans or Incremental Term Loans, (d) whether the Term Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Term Loans or LIBO Rate Term Loans and (e) in the case of LIBO Rate Term Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Term Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof (determined in accordance with Section 2.07) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.
Section 2.04.    Disbursement of Funds. No later than 1:00 P.M. (New York City time) on the date specified in each Notice of Borrowing, each Lender with a Commitment of the relevant Tranche will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date. All such amounts will be made available in U.S. Dollars and in immediately available funds at the Payment Office, and the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (f) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and at the interest rate otherwise applicable to such Term Loans for each day thereafter and (g) if recovered from the Borrower, the rate of interest applicable to the relevant Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Term Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Term Loans hereunder.
Section 2.05.    Notes. (e) The Borrower’s obligation to pay the principal of, and interest on, the Term Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 12.04(c), and shall, if requested by such Lender, also be evidenced (a) in the case of an Initial Term Loan, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, an “Initial Term Note” and, collectively, the “Initial Term Notes”), and (b) in the case of Incremental Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2 (with such modifications thereto as may be necessary to reflect differing classes of Incremental Term Loans), with blanks appropriately completed in conformity herewith (each, an “Incremental Term Note” and, collectively, the “Incremental Term Notes”).
(a)    The Initial Term Note issued to each requesting Lender with outstanding Initial Term Loans shall (c) be executed by the Borrower, (d) be payable to such Lender or its registered assigns and be dated the Closing Date (or, if issued after the Closing Date, be dated the date of issuance thereof), (e) be in a stated principal amount equal to the Initial Term Loans made by such Lender on the Closing Date (or, if issued after the Closing Date, be in a stated principal amount equal to the outstanding Initial Term Loans of such Lender at such time) and be payable in the outstanding principal amount of Initial Term Loans evidenced thereby, (f) mature on the Maturity Date for Initial Term Loans, (g) bear interest as provided in the appropriate clause of Section 2.08 in respect of the Base Rate Term Loans and LIBO Rate Term Loans, as the case may be, evidenced thereby, (h) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (i) be entitled to the benefits of this Agreement and the other Credit Documents.
(b)    The Incremental Term Note issued to each requesting Lender with an Incremental Term Loan Commitment or outstanding Incremental Term Loans under a given Tranche shall (j) be executed by the Borrower, (k) be payable to such Lender or its registered assigns and be dated the date of issuance thereof, (l) be in a stated principal amount equal to the Incremental Term Loan Commitment of such Lender on the Incremental Term Loan Borrowing Date (prior to the incurrence of any Incremental Term Loans pursuant thereto on such date) (or, if issued thereafter, be in a stated principal amount equal to the outstanding principal amount of the Incremental Term Loans of such Lender on the date of issuance thereof) and be payable in the principal amount of the Incremental Term Loans evidenced thereby, (m) mature on the Maturity Date for such Incremental Term Loans, (n) bear interest as provided in the appropriate clause of Section 2.08 or in the relevant Incremental Term

Loan Commitment Agreement in respect of Base Rate Term Loans or LIBO Rate Term Loans, as the case may be, evidenced thereby, (o) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (p) be entitled to the benefits of this Agreement and the other Credit Documents.
(c)    Each Lender will note on its internal records the amount of each Term Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Term Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower’s obligations in respect of such Term Loans.
(d)    Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Term Loans to the Borrower shall affect or in any manner impair the obligation of the Borrower to pay the Term Loans (and all related Obligations) incurred by the Borrower that would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender that does not have a Note evidencing its outstanding Term Loans shall in no event be required to make the notations otherwise described in the preceding clause (d). At any time when any Lender requests the delivery of a Note to evidence any of its Term Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Term Loans.
Section 2.06.    Interest Rate Conversions. (f) The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans of a given Tranche made pursuant to one or more Borrowings of one or more Types of Term Loans, into a Borrowing (of the same Tranche) of another Type of Term Loan, provided that (a) except as otherwise provided in Section 2.12, (x) LIBO Rate Term Loans may be converted into Base Rate Term Loans only on the last day of an Interest Period applicable to the Term Loans being converted and no such partial conversion of LIBO Rate Term Loans, as the case may be, shall reduce the outstanding principal amount of such LIBO Rate Term Loans, made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (b) unless the Required Lenders otherwise agree, Base Rate Term Loans may only be converted into LIBO Rate Term Loans if no Event of Default is in existence on the date of the conversion, and (c) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of LIBO Rate Term Loans than is permitted under Section 2.02. Such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 11:00 a.m.(New York City time) at least three Business Days’ prior notice (in the case of any conversion to or continuation of LIBO Rate Term Loans) or one Business Day’s notice (in the case of any conversion to Base Rate Term Loans) (each, a “Notice of Conversion/Continuation”) in the form of Exhibit A-2, appropriately completed to specify the Term Loans of a given Tranche to be so converted, the Borrowing or Borrowings pursuant to which such Term Loans were incurred and, if to be converted into LIBO Rate Term Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Term Loans.
Section 2.07.    Pro Rata Borrowings. All Borrowings of Initial Term Loans and Incremental Term Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of such Lenders’ Initial Term Loan Commitments or Incremental Term Loan Commitments, as the case may be. No Lender shall be responsible for any default by any other Lender of its obligation to make Term Loans hereunder, and each Lender shall be obligated to make the Term Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Term Loans hereunder.
Section 2.08.    Interest. (g) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Term Loan (including with respect to any LIBO Rate Term Loan converted into a Base Rate Term Loan pursuant to Section 2.06 or 2.09) made to the Borrower hereunder from the date of Borrowing thereof (or, in the circumstances described in the immediately preceding parenthetical, from the date of conversion of the respective LIBO Rate Term Loan into a Base Rate Term Loan) until the earlier of (a) the maturity thereof (whether by acceleration or otherwise) and (b) the conversion of such Base Rate Term Loan to a LIBO Rate Term Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate, as in effect from time to time.
(a)    The Borrower agrees to pay interest in respect of the unpaid principal amount of each LIBO Rate Term Loan made to the Borrower from the date of Borrowing thereof until the earlier of (c) the maturity thereof (whether by acceleration or otherwise) and (d) the conversion of such LIBO Rate Term Loan to a Base Rate Term Loan pursuant to Sections 2.06 or 2.09, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the applicable LIBO Rate for such Interest Period.
(b)    During the occurrence of an Event of Default as set forth in Section 10.01(a) (with respect to overdue amounts) or Section 10.01(e) (with respect to all amounts), principal and, to the extent permitted by law, interest in respect of each Term Loan and any other amount payable hereunder shall, in each case, bear interest at a rate per annum equal to (e) for Base Rate Term Loans and associated interest, 2% per annum in excess of the Applicable Margin for Base Rate Term Loans plus the Base Rate, (f) for LIBO Rate Term Loans and associated interest, 2% per annum in excess of the Applicable Margin for LIBO Rate Term Loans plus the LIBO Rate and (g) with respect to fees and all other amounts, 2% per annum in excess of the Applicable Margin for Base Rate Term Loans plus the Base Rate, each as in effect from time to time, in each case with such interest to be payable on demand.
(c)    Accrued (and theretofore unpaid) interest shall be calculated daily and payable (h) in respect of each Base Rate Term Loan, quarterly in arrears on each Quarterly Payment Date, (i) in respect of each LIBO Rate Term Loan, on (x) the date of any conversion thereof into a Base Rate Term Loan, pursuant to Sections 2.06, 2.09 or Section 2.11, as applicable

(on the amount converted) and (y) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period and (j) in respect of each Term Loan, on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) at maturity (whether by acceleration or otherwise) and (z) after such maturity, on demand.
(d)    Upon each Interest Determination Date, the Administrative Agent shall determine the LIBO Rate for each Interest Period applicable to the respective LIBO Rate Term Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.
(e)    For the purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (three hundred sixty (360) days, for example) is equivalent to the stated rate multiplied by the actual number of days in the year (three hundred sixty-five (365) or three hundred sixty-six (366), as applicable) and divided by the number of days in the shorter period (three hundred sixty (360) days, in the example), and the parties hereto acknowledge that there is a material distinction between the nominal and effective rates of interest and that they are capable of making the calculations necessary to compare such rates and that the calculations herein are to be made using the nominal rate method and not on any basis that gives effect to the principle of deemed reinvestment of interest.
Section 2.09.    Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any LIBO Rate Term Loan (in the case of the initial Interest Period applicable thereto) or prior to 11:00 a.m.(New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such LIBO Rate Term Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such LIBO Rate Term Loan, which Interest Period shall, at the option of the Borrower be a one, two, three or six month period (or twelve months if agreed to by all applicable Lenders); provided that (in each case):
(i)    all LIBO Rate Term Loans comprising a Borrowing shall at all times have the same Interest Period;
(ii)    the initial Interest Period for any LIBO Rate Term Loan shall commence on the date of Borrowing of such LIBO Rate Term Loan (including, in the case of LIBO Rate Term Loans, the date of any conversion thereto from a Borrowing of Base Rate Term Loans and each Interest Period occurring thereafter in respect of such LIBO Rate Term Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;
(iii)    if any Interest Period for a LIBO Rate Term Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;
(iv)    if any Interest Period for a LIBO Rate Term Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a LIBO Rate Term Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;
(v)    unless the Required Lenders otherwise agree, no Interest Period for a LIBO Rate Term Loan may be selected at any time when a Default or an Event of Default is then in existence; and
(vi)    no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be selected which extends beyond the Maturity Date therefor.
With respect to any LIBO Rate Term Loans, at the end of any Interest Period applicable to a Borrowing thereof, the Borrower, may elect to split the respective Borrowing of a single Type under a single Tranche into two or more Borrowings of different Types under such Tranche or combine two or more Borrowings under a single Tranche into a single Borrowing of the same Type under such Tranche, in each case, by having the Borrower give notice thereof together with its election of one or more Interest Periods, in each case so long as each resulting Borrowing (x) has an Interest Period which complies with the foregoing requirements of this Section 2.09, (y) has a principal amount which is not less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Tranche, and (z) does not cause a violation of the requirements of Section 2.02. If by 11:00 a.m.(New York City time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of LIBO Rate Term Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such LIBO Rate, the Borrower shall be deemed to have elected in the case of LIBO Rate Term Loans, to convert such LIBO Rate Term Loans into Base Rate Term Loans with such conversion to be effective as of the expiration date of such current Interest Period.
Section 2.10.    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate);
(ii)    subject any Recipient to any Taxes (other than (i) Indemnified Taxes and (ii) Taxes described in clauses (a) through (d) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Term Loan or of maintaining its obligation to make any such Term Loan, or to increase the cost to such Lender or such other Recipient, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Term Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.11.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term Loans whose interest is determined by reference to the LIBO Rate, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBO Rate Term Loans or to convert Base Rate Term Loans to LIBO Rate Term Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Term Loans the interest rate on which is determined by reference to the LIBO Rate component of the Base Rate, the interest rate on which Base Rate Term Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all LIBO Rate Term Loans of such Lender to Base Rate Term Loans (the interest rate on which Base Rate Term Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the LIBO Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Term Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Term Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBO Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
Section 2.12.    Compensation. The Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and the calculation of the amount of such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBO Rate Term Loans but excluding loss of anticipated profits) which such Lender may sustain: (k) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, LIBO Rate Term Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 2.10); (l) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Term Loans pursuant to Article 10) or conversion of any of its LIBO Rate Term Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (m) if any prepayment of any LIBO Rate Term Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (n) as a consequence of (x) any other default by the Borrower to repay LIBO Rate Term Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 2.11.
Section 2.13.    Change of Lending Office and Replacement of Lenders. (h) If any Lender requests compensation under Section 2.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.04, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Term Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or Section 4.04, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(a)    If any Lender requests compensation under Section 2.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.04 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.13(a), the Borrower may replace such Lender in accordance with Section 12.20.
Section 2.14.    [Reserved].
Section 2.15.    Extended Term Loans. (i) Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.15, the Borrower may at any time and from time to time when no Event of Default then exists request that all or a portion of the Initial Term Loans, the Extended Term Loans or any Tranche of Incremental Term Loans (each, an “Existing Initial Term Loan Tranche,” “Existing Extended Term Loan Tranche” and “Existing Incremental Term Loan Tranche,” respectively), together with any related outstandings, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or any portion of the principal amount (and related outstandings) of such Initial Term Loans, Extended Term Loans or Incremental Term Loans (any such Term Loans which have been so converted, “Extended Initial Term Loans,” “Extended Existing Term Loans” and “Extended Incremental Term Loans,” respectively) and to provide for other terms consistent with this Section 2.15. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under the relevant Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and (y) be identical to the Term Loans under the relevant

Existing Term Loan Tranche from which such Extended Term Loans are to be converted, except that: (a) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche to the extent provided in the applicable Extension Amendment; (b) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche to the extent provided in the applicable Extension Amendment; (c) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the applicable Extension Amendment (immediately prior to the establishment of such Extended Term Loans); (d) Extended Term Loans may have mandatory prepayment terms which provide for the application of proceeds from mandatory prepayment events to be made first to prepay the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans have been converted before applying any such proceeds to prepay such Extending Term Loans; and (e) Extended Term Loans may have optional prepayment terms (including call protection and terms which allow Term Loans under the relevant Existing Term Loan Tranche from which such Extended Term Loans have been converted to be optionally prepaid prior to the prepayment of such Extended Term Loans) as may be agreed by the Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which such Term Loans were converted) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans; provided, however, that (i) in no event shall the final maturity date of any Extended Term Loans of a given Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Term Loans hereunder and (ii) the Weighted Average Life to Maturity of any Extended Term Loans of a given Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of any other Tranche of Term Loans then outstanding. Any Extended Term Loans converted pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Term Loans, as applicable, for all purposes of this Agreement; provided that any Extended Term Loans converted from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Extension Series with respect to such Existing Term Loan Tranche.
(a)    The Borrower shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche converted into Extended Term Loans pursuant to any Extension Request. Any Lender (each, an “Extending Term Loan Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request converted into Extended Term Loans shall notify the

Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche which it has elected to request be converted into Extended Term Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). Any Lender that does not respond to the Extension Request on or prior to the date specified therein shall be deemed to have rejected such Extension Request. In the event that the aggregate principal amount of Term Loans under the applicable Existing Term Loan Tranche exceeds the amount of Extended Term Loans requested pursuant to such Extension Request, Term Loans of such Existing Term Loan Tranche, subject to such Extension Elections shall either (f) be converted to Extended Term Loans of such Existing Term Loan Tranche on a pro rata basis based on the aggregate principal amount of Term Loans of such Existing Term Loan Tranche included in such Extension Elections or (g) to the extent such option is expressly set forth in the applicable Extension Request, be converted to Extended Term Loans upon an increase in the amount of Extended Term Loans so that such excess does not exist.
(b)    Extended Term Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Term Loan Lender providing an Extended Term Loan thereunder, which shall be consistent with the provisions set forth in Section 2.15(a) above (but which shall not require the consent of any other Lender). The Administrative Agent shall promptly notify each relevant Lender as to the effectiveness of each Extension Amendment. After giving effect to the Extension, the Initial Term Loan Commitments so extended shall cease to be a part of the Tranche they were a part of immediately prior to the Extension.
(c)    Extensions consummated by the Borrower pursuant to this Section 2.15 shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement. The Administrative Agent and the Lenders hereby consent to each Extension and the other transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Term Loans on such terms as may be set forth in the applicable Extension Request) and hereby waive the requirements of any provision of this Agreement (including, without limitation, 4.01, 4.02, 4.03, 12.02 or 12.06) or any other Credit Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.15, provided that such consent shall not be deemed to be an acceptance of any Extension Request.
(d)    Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (h) reflect the existence and terms of any Extended Term Loans incurred pursuant thereto, (i) modify the scheduled repayments set forth in Section 4.02(a) with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans converted pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 4.02(a)), (j) make such other changes to this Agreement and the other Credit Documents consistent with the provisions and intent of Section 12.11(d)(i), (k) establish new Tranches or sub- Tranches in respect of Term Loans so extended and such technical amendments as may be necessary in connection with the establishment of such new Tranches or sub-Tranches, in each case on terms consistent with this Section 2.15, and (l) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.15, and each Lender hereby expressly authorizes the Administrative Agent to enter into any such Extension Amendment. In connection with any Extension, the applicable Credit Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the Latest Maturity Date so that such maturity date is extended to the Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent), to the extent required pursuant to applicable local law.
Section 2.16.    Incremental Term Loan Commitments. (j) So long as no Default or Event of Default is then in existence or would exist after giving effect thereto, the Borrower shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.16, but without requiring the consent of the Administrative Agent or any of the Lenders, to request at any time and from time to time that one or more Lenders (and/or one or more other Persons that are Eligible Transferees and which will become Lenders) provide Incremental Term Loan Commitments to the Borrower and, subject to the terms and conditions contained in this Agreement and in the relevant Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; it being understood and agreed, however, that (a) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental Term Loan Commitment Agreement as provided in clause (b) of this Section 2.16, such Lender shall not be obligated to fund any Incremental Term Loans, (b) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Term Loan Commitment without the consent of any other Lender, (c) each Tranche of Incremental Term Loan Commitments shall be denominated in U.S. Dollars, (d) the amount of Incremental Term Loan Commitments made available pursuant to a given Incremental Term Loan Commitment Agreement shall be in a minimum aggregate amount for all Lenders that provide an Incremental Term Loan Commitment thereunder (including Eligible Transferees who will become Lenders) of at least $20,000,000, (e) the aggregate amount of all Incremental Term Loan Commitments provided pursuant to this Section 2.15 after the Closing Date, shall not exceed the amount that could be incurred at such time without causing the Consolidated First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the Test Period then most recently ended for which financial statements have been delivered (or, if no Test Period has ended as of such time, for the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered), to exceed 4.25:1.00 plus, from and after the date on which the Leverage Step-Down Trigger occurs (which shall only be required to occur once), $100,000,000, (f) the proceeds of all Incremental Term Loans incurred by the Borrower shall be used for working capital and other general corporate purposes (including, without limitation, to finance one or more Permitted Acquisitions and to pay fees and expenses in connection therewith), (g) each Incremental Term Loan Commitment Agreement shall specifically designate, with the approval of the Administrative Agent, the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche i.e., not the same as any existing Tranche of Incremental Term Loans, Incremental Term Loan Commitments or other Term Loans), unless the requirements of Section 2.16(c) are satisfied), (h) Incremental Term Loans shall be on terms and pursuant to documentation to be determined, provided that except to the extent such terms and documentation are not consistent with the Initial Term Loans (except with respect to distinctions otherwise addressed by this paragraph), all documentation with respect to such Incremental Term Loans shall be reasonably satisfactory to the Administrative Agent; provided, however, that (i) the maturity and amortization of such Tranche of Incremental Term Loans may differ, so long as such Tranche of Incremental Term Loans shall have (i) an Initial Incremental Term Loan Maturity Date of no earlier than the Latest Maturity Date and (ii) a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Term Loans with the then longest Weighted Average Life to Maturity, (ii) the Effective Yield applicable to such Tranche of Incremental Term Loans may differ from that applicable to the then outstanding Tranches of Term Loans, with the Effective Yield applicable thereto to be specified in the respective Incremental Term Loan Commitment Agreement; provided, however, that if the Effective Yield for such Incremental Term Loans as of the date of incurrence of such Tranche of Incremental Term Loans exceeds the Effective Yield then applicable to any then outstanding Initial Term Loans by more than 0.50% per annum, the Applicable Margins for all then outstanding Initial Term Loans shall be increased as of such date in accordance with the requirements of the definition of “Applicable Margin” so that the Effective Yield applicable to such tranche is no greater than 0.50% per annum higher than the Effective Yield applicable to the Initial Term Loans; provided that if the LIBO Rate Floor or Base Rate floor for such Incremental Term Loan is greater than the LIBO Rate Floor or Base Rate floor, respectively, for the then outstanding Initial Term Loans, any resulting increase in the Effective Yield on account of such increased LIBO Rate Floor or Base Rate floor shall be implemented by increasing the LIBO Rate Floor or Base Rate floor applicable to such Initial Term Loans, and (iii) such Tranche of Incremental Term Loans may have other terms (other than those described in preceding clauses (A) and (B)) that may differ from those of other Tranches of Term Loans, including, without limitation, as to the application of optional or voluntary prepayments among the Incremental Term Loans and the existing Term Loans (but mandatory prepayments shall not be required on a greater than pro rata basis with the Initial Term Loans) and such other differences as may be agreed to by the Administrative Agent, (ii) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) incurred by the Borrower shall be Obligations of the Borrower under this Agreement and the other applicable Credit Documents and shall be secured by the Security Agreements, and guaranteed under each relevant Subsidiaries Guaranty, on a pari passu basis with all other Term Loans secured by the Security Agreements and guaranteed under each such Subsidiaries Guaranty, (iii) each Lender (including any Eligible

Transferee who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in Section 2.01(a) and such Term Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Credit Documents and (xi) the Incremental Term Loan Conditions shall be satisfied.
(a)    At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 2.16, the Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Term Loan Commitment (each, an “Incremental Term Loan Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit L (appropriately completed), with the effectiveness of the Incremental Term Loan Commitment provided therein to occur on the date on which (w) a fully executed copy of such Incremental Term Loan Commitment Agreement shall have been delivered to the Administrative Agent, (x) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon upfront or arrangement fees owing to the Administrative Agent), (y) all Incremental Term Loan Conditions are satisfied, and (z) all other conditions set forth in this Section 2.16 shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and at such time, (i) Schedule 1.01(b) shall be deemed modified to reflect the revised Incremental Term Loan Commitments of the affected Lenders and (j) to the extent requested by any Incremental Term Loan Lender, Incremental Term Notes will be issued at the Borrower’s expense to such Incremental Term Loan Lender, to be in conformity with the requirements of Section 2.05 (with appropriate modification) to the extent needed to reflect the new Incremental Term Loans made by such Incremental Term Loan Lender.
(b)    Notwithstanding anything to the contrary contained above in this Section 2.16, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement (with a designation which may be made in letters (i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof (i.e., A-1, A-2, B-1, B-2, C-1, C-2, etc.), provided that, with the consent of the Administrative Agent, the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Term Loans, in any case so long as the following requirements are satisfied:
(i)    the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Borrower, the same Maturity Date and the same Applicable Margins as the Tranche of Term Loans to which the new Incremental Term Loans are being added;
(ii)    the new Incremental Term Loans shall have the same Scheduled Repayment dates as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of each Scheduled Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Scheduled Repayment of the respective Tranche proportionately; and
(iii)    on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.09, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the applicable Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender holding Term Loans under the respective Tranche of Term Loans participates in each outstanding Borrowing of Term Loans of the respective Tranche (after giving effect to the incurrence of such new Incremental Term Loans pursuant to Section 2.01(a)) on a pro rata basis.
To the extent the provisions of preceding clause (iii) require that Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of LIBO Rate Term Loans of such Tranche, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods i.e., an Interest Period that began during an Interest Period then applicable to outstanding LIBO Rate Term Loans of such Tranche and which will end on the last day of such Interest Period). In connection therewith, it is hereby agreed that, to the extent the Incremental Term Loans are to be so added to the then outstanding Borrowings of Term Loans of such Tranche which are maintained as LIBO Rate Term Loans, the Lenders that have made such Incremental Term Loans shall be entitled to receive from the Borrower such amounts, as reasonably determined by the respective Lenders, to compensate them for funding the new Incremental Term Loans of the respective Tranche during an existing Interest Period (rather than at the beginning of the respective Interest Period based upon rates then applicable thereto). All determinations by any Lender pursuant to the immediately preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.
Section 2.17.    Refinancing Facilities. (k) The Borrower may by written notice to the Administrative Agent elect to request the establishment of one or more additional Tranches of Term Loans under this Agreement (“Refinancing Term Loans”) or (x) one or more series of debt securities which are unsecured or secured on a pari passu or junior basis to the Term Loans or (y) loans which are unsecured or secured on a junior basis to the Term Loans ((x) and (y), collectively, “Refinancing Notes”), which refinance, renew, replace, defease or refund one or more Tranches of Term Loans (including any Incremental Term Loans or Extended Term Loans) under this Agreement; provided, that such Refinancing

Term Loans and/or Refinancing Notes may not be in an amount greater than the aggregate principal amount of the Term Loans being refinanced, renewed, replaced, defeased or refunded plus unpaid accrued interest and premium (if any) thereon and upfront fees, underwriting discounts, fees, commissions and expenses incurred in connection with the Refinancing Term Loans and/or Refinancing Notes; provided that such aggregate principal amount may also be increased to the extent such additional amount is capable of being incurred at such time pursuant to Section 9.04 (and Section 9.01 to the extent secured) and such excess incurrence shall for all purposes hereof be an incurrence under the relevant subclauses of Section 9.04 (and Section 9.01 to the extent secured). Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made or the Refinancing Notes shall be issued, which shall be a date not less than three (3) Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:
(iv)    the Weighted Average Life to Maturity of such Refinancing Term Loans and/or Refinancing Notes shall not be shorter than the remaining Weighted Average Life to Maturity of the Term Loans being refinanced and the Refinancing Term Loans and/or Refinancing Notes shall not have a final maturity before the Maturity Date applicable to the Term Loans being refinanced;
(v)    such Refinancing Notes shall not have any scheduled amortization;
(vi)    such Refinancing Term Loans and/or Refinancing Notes shall have pricing (including interest rates, fees and premiums), (without limitation of clause (i)) amortization (in the case of Refinancing Term Loans), optional prepayment, mandatory prepayment and redemption terms as may be agreed to by the Borrower and the relevant Refinancing Term Loan Lenders (as defined below) and/or Refinancing Note Holders (as defined below); provided, however that such Refinancing Term Loans or Refinancing Notes shall not contain any mandatory prepayment provisions (other than related to customary asset sale and change of control offers or events of default) that could result in prepayment of such Refinancing Term Loans or Refinancing Notes prior to the applicable Maturity Date and any Refinancing Term Loans or Refinancing Notes shall share in prepayments with the existing Term Loans on a no greater than pro rata basis;
(vii)    such Refinancing Term Loans and/or Refinancing Notes shall not be issued, borrowed or guaranteed by any Person other than the Borrower or a Subsidiary Guarantor;
(viii)    in the case of any such Refinancing Term Loans and/or Refinancing Notes that are secured (i) such Refinancing Term Loans and/or Refinancing Notes are secured by only assets comprising Collateral (as defined in the Security Documents), and not secured by any property or assets of the Borrower or any of its Subsidiaries other than the Collateral (as defined in the Security Documents) and (B) the Junior Representative in respect of such Refinancing Notes has entered into an Additional Intercreditor Agreement (and, in the case of debt securities that are secured on a pari passu basis, the applicable Senior Representative has entered into a joinder to the ABL/Term Intercreditor Agreement);
(ix)    all other terms applicable to such Refinancing Term Loans and/or Refinancing Notes (excluding pricing (including interest rates margins, rate floors, discounts, fees and premiums), (without limitation of clause (i)) amortization (in the case of Refinancing Term Loans), optional prepayment or optional redemptions terms) shall (ii) be substantially identical to, or (iii) (taken as a whole) be otherwise not materially more favorable to the Refinancing Term Loan Lenders and/or Refinancing Note Holders than those applicable to the then outstanding Term Loans, except to the extent such covenants and other terms apply solely to any period after the Maturity Date of the Term Loans being refinanced (provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (v), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)); and
(x)    The proceeds of such Refinancing Term Loans or Refinancing Notes shall be substantially simultaneously applied to permanently prepay in whole or in part the applicable Refinanced Debt.
(b)    The Borrower may approach any Lender or any other Person that would be an Eligible Transferee of Term Loans to provide all or a portion of the Refinancing Term Loans (a “Refinancing Term Loan Lender”) or Refinancing Notes (a “Refinancing Note Holder”); provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans and/or Refinancing Notes may elect or decline, in its sole discretion, to provide a Refinancing Term Loan or purchase Refinancing Notes. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated a series (a “Refinancing Term Loan Series”) of Refinancing Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Term Loan Amendment, be designated as an increase in any previously established Refinancing Term Loan Series of Refinancing Term Loans made to the Borrower.
(c)    The Administrative Agent and the Lenders hereby consent to the transactions contemplated by Section 2.17(a) (including, for the avoidance of doubt, the payment of interest, fees, amortization or premium in respect of the Refinancing Term Loans and Refinancing Notes on the terms specified by the Borrower) and hereby waive the requirements of this Agreement or any other Credit Document that may otherwise prohibit any transaction contemplated by Section 2.17(a). The Refinancing Term Loans shall be established pursuant to an amendment to this Agreement among the Borrower and the

Refinancing Term Loan Lenders providing such Refinancing Term Loans (a “Refinancing Term Loan Amendment”) which shall be consistent with the provisions set forth in Section 2.17(a). The Refinancing Notes shall be established pursuant to a Refinancing Notes Indenture which shall be consistent with the provisions set forth in Section 2.17(a). Each Refinancing Term Loan Amendment shall be binding on the Lenders, the Administrative Agent, the Credit Parties party thereto and the other parties hereto without the consent of any other Lender and the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Credit Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of Section 2.17, including in order to establish new Tranches or sub-Tranches in respect of the Refinancing Term Loans and such technical amendments as may be necessary or appropriate in connection therewith and to adjust the amortization schedule in Section 4.02(a) (insofar as such schedule relates to payments due to Lenders the Term Loans of which are refinanced with the proceeds of Refinancing Term Loans; provided that no such amendment shall reduce the pro rata share of any such payment that would have otherwise been payable to the Lenders, the Term Loans of which are not refinanced with the proceeds of Refinancing Term Loans). The Administrative Agent shall be permitted, and each is hereby authorized, to enter into such amendments with the Borrower to effect the foregoing.
Section 2.18.    Reverse Dutch Auction Repurchases. (l) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, the Borrower may, at any time and from time to time, conduct reverse Dutch auctions in order to purchase Term Loans of a particular Tranche (each, an “Auction”) (each such Auction to be managed exclusively by MLPFS or another investment bank of recognized standing selected by the Borrower following consultation with the Administrative Agent (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:
(i)    each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.18(a) and Schedule 2.18(a)(i);
(ii)    no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each auction notice and at the time of purchase of Term Loans in connection with any Auction;
(iii)    the minimum principal amount (calculated on the face amount thereof) of all Term Loans that the Borrower offers to purchase in any such Auction shall be no less than $5,000,000 (unless another amount is agreed to by the Administrative Agent);
(iv)    the Borrower shall not use the proceeds of any borrowing under the ABL Credit Agreement to finance any such repurchase;
(v)    the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by the Borrower shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase

(and may not be resold);
(vi)    no more than one Auction may be ongoing at any one time;
(vii)    the Borrower shall make the Undisclosed Information Representation; provided this shall not require that the Borrower not be in possession of material non-public information with respect to the Borrower or any of its Subsidiaries; and
(viii)    at the time of each purchase of Term Loans through an Auction, the Borrower shall have delivered to the Auction Manager an officer’s certificate of a Responsible Officer certifying as to compliance with preceding clauses (ii), (iv) and (vii).
(b)    The Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Auction. If the Borrower commences any Auction (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Auction have in fact been satisfied), and if at such time of commencement the Borrower believes in good faith that all required conditions set forth above which are required to be satisfied at the time of the purchase of Term Loans pursuant to such Auction shall be satisfied, then the Borrower shall have no liability to any Lender for any termination of such Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the such Auction, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans made by the Borrower pursuant to this Section 2.18, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to the settlement date of such purchase and (y) such purchases (and the payments made by the Borrower and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 4.01, 4.02 or Section 12.06. At the time of purchases of Term Loans pursuant to an Auction, the then remaining Scheduled Repayments shall be reduced by the aggregate principal amount (taking the face amount thereof) of Term Loans repurchased pursuant to such Auction, with such reduction to be applied to such Scheduled Repayments on a pro rata basis (based on the then remaining principal amount of each such Scheduled Repayments).
(c)    The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.18 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 4.01, 4.02 and Section 12.06 (it being understood and acknowledged that purchases of the Term Loans by the Borrower contemplated by this Section 2.18 shall not constitute Investments by the Borrower)) or any other Credit Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.18. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article 11 and Section 12.01 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.
Section 2.19.    Open Market Purchases. (m) Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, the Borrower or any of its Restricted Subsidiaries or any of its or their Affiliates may, at any time and from time to time, make open market purchases of Term Loans (each, an “Open Market Purchase”), so long as the following conditions are satisfied:
(i)    no Default or Event of Default shall have occurred and be continuing on the date of such Open Market Purchase or result therefrom;
(ii)    the aggregate principal amount (calculated on the face amount thereof) of all Term Loans purchased pursuant to this Section 2.19 shall not exceed 15% of the then outstanding Term Loan Commitments;
(iii)    the Borrower or any of its Restricted Subsidiaries shall not use the proceeds of any borrowing under the ABL Credit Agreement to finance any such repurchase;
(iv)    the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by the Borrower or any of its Restricted Subsidiaries shall automatically be cancelled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold);
(v)    the Borrower shall make the Undisclosed Information Representation; provided this shall not require that the Borrower not be in possession of material non-public information with respect to the Borrower or any of its Subsidiaries; and
(vi)    at the time of each purchase of Term Loans through Open Market Purchases, the Borrower shall have delivered to the Administrative Agent an officer’s certificate of a Responsible Officer certifying as to compliance with preceding clauses (i), (iv) and (v).
(b)    With respect to all purchases of Term Loans made by the Borrower pursuant to this Section 2.19, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest, if any, on the purchased Term Loans up to the settlement date of such purchase (except to the extent otherwise set forth in the relevant purchase documents as agreed by the respective selling Lender) and (y) such purchases (and the payments made by the Borrower and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 4.01, 4.02 or 12.06. At the time of purchases of Term Loans pursuant to any Open Market Purchase, the then remaining Scheduled Repayments shall be reduced by the aggregate principal amount (taking the face amount thereof) of Term Loans repurchased pursuant to such Open Market Purchase, with such reduction to be applied to such Scheduled Repayments on a pro rata basis (based on the then remaining principal amount of each such Scheduled Repayments).
(c)    The Administrative Agent and the Lenders hereby consent to the Open Market Purchases contemplated by this Section 2.19 and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 4.01, 4.02 and 12.06 (it being understood and acknowledged that purchases of the Term Loans by the Borrower contemplated by this Section 2.19 shall not constitute Investments by the Borrower)) or any other Credit Document that may otherwise prohibit any Open Market Purchase by this Section 2.19.
Section 2.20.    Canadian Interest Considerations. The parties hereto intend to comply with applicable law relating to usury. Notwithstanding any other provision of this Agreement or any other Credit Document, in no event shall any Credit Document require the payment or permit the collection of interest or other amounts in an amount or at a rate in excess of the amount or rate that is permitted by applicable law or in an amount or at a rate that would result in the receipt by the Lender or the Agents of interest at a criminal rate, as the terms “interest” and “criminal rate” are defined under the Criminal Code (Canada). Where more than one applicable law applies to the Credit Parties, the Credit Parties shall not be obliged to make payment in an amount or at a rate higher than the lowest permitted amount or rate. If from any circumstance whatever, fulfilment of any provision of any Credit Document would result in exceeding the highest rate or amount permitted by applicable law for the collection or charging of interest, the obligation to be fulfilled shall be reduced to reflect the highest permitted rate or amount. If from any circumstance the Agents or the Lenders shall ever receive anything of value as interest or deemed interest under any Credit Document that would result in exceeding the highest lawful rate or amount of interest permitted by applicable law, the amount that would be excessive interest shall be applied to the reduction of the principal amount of the relevant Term Loan, and not to the payment of interest, or if the excessive interest exceeds the unpaid principal balance of the relevant Term Loan, the amount exceeding the unpaid balance shall be refunded to the Credit Parties. In determining whether or not the interest paid or payable under any specified contingency exceeds the highest lawful rate, the Credit Parties, the Agents and the Lenders shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and their effects, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the term of the applicable Term Loan so that interest does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of the Obligations to the end that no portion shall bear interest at a rate greater than that permitted by applicable law. For the purposes of the Criminal Code (Canada), if there is any dispute as to the calculation of the effective annual rate of interest, the determination of a Fellow of the Canadian Institute of Actuaries appointed by the Agents shall be conclusive.
ARTICLE 3
FEES; REDUCTIONS OF COMMITMENT
Section 3.01.    Fees. (n) The Borrower shall pay to the Administrative Agent for distribution to each Incremental Lender such fees and other amounts, if any, as are specified in the relevant Incremental Commitment Agreement, with the fees and other amounts, if any, to be payable on the relevant Incremental Term Loan Borrowing Date.
(a)    The Borrower agrees to pay to the Administrative Agent such fees as may be agreed to in writing from time to time by the Borrower or any of its Subsidiaries and the Administrative Agent.
(b)    At the time of the effectiveness of any Repricing Transaction that is consummated prior to the sixth month anniversary of the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Initial Term Loans that are repaid or prepaid (and/or converted) pursuant to such Repricing Transaction (including each Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 12.20), a fee in an amount equal to 1.00% of (x) in the case of a Repricing Transaction of the type described in clause (1) of the definition thereof, the aggregate principal amount of all Initial Term Loans prepaid (or converted) by Borrower in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction of the type described in clause (2) of the definition thereof, the aggregate principal amount of all Initial Term Loans outstanding with respect to the Borrower on such date that are subject to an effective reduction of the Applicable Margin pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.
Section 3.02.    Mandatory Reduction of Commitments. (o) In addition to any other mandatory commitment reductions pursuant to this Section 3.02, the Total Initial Term Loan Commitment shall terminate in its entirety on the Closing Date (after giving effect to the incurrence of Initial Term Loans on such date).
(a)    In addition to any other mandatory commitment reductions pursuant to this Section 3.02, the Total Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement (and the Incremental Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Incremental Term Loan Borrowing Date for such Total Incremental Term Loan Commitment (after giving effect to the incurrence of the relevant Incremental Term Loans on such date).
(b)    Each reduction to the Total Initial Term Loan Commitment and the Total Incremental Term Loan Commitment under a given Tranche pursuant to this Section 3.02 as provided above (or pursuant to Section 4.02) shall be applied proportionately to reduce the Initial Term Loan Commitment or the Incremental Term Loan Commitment under such Tranche, as the case may be, of each Lender with such a Commitment.

ARTICLE 4
PREPAYMENTS; PAYMENTS; TAXES
Section 4.01.    Voluntary Prepayments. (p) The Borrower shall have the right to prepay the Term Loans, without premium or penalty (other than as provided in Section 3.01(c)), in whole or in part at any time and from time to time on the following terms and conditions: (a) the Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Term Loans, whether such Term Loans are Initial Term Loans or Incremental Term Loans of a given Tranche, the amount of the Term Loans to be prepaid, the Types of Term Loans to be repaid, the manner in which such prepayment shall apply to reduce the Scheduled Repayments and, in the case of LIBO Rate Term Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Borrower (x) prior to 11:00 a.m.(New York City time) at least one Business Day prior to the date of such prepayment in the case of Term Loans maintained as Base Rate Term Loans and (y) prior to 11:00 a.m.(New York City time) at least three Business Days prior to the date of such prepayment in the case of LIBO Rate Term Loans (or, in the case of clause (x) and (y), such shorter period as the Administrative Agent shall agree in its sole and absolute discretion), and be promptly transmitted by the Administrative Agent to each of the Lenders; (b) each partial prepayment of Term Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $1,000,000 or such lesser amount as is acceptable to the Administrative Agent, provided that if any partial prepayment of LIBO Rate Term Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of LIBO Rate Term Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then if such Borrowing is a Borrowing of LIBO Rate Term Loans, such Borrowing shall automatically be converted into a Borrowing of Base Rate Term Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (c) each prepayment pursuant to this Section 4.01(a) in respect of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans, provided that it is understood and agreed that this clause (iii) may be modified as expressly provided in Section 2.15 in connection with an Extension Amendment; (d) each prepayment of principal of Initial Term Loans and Incremental Term Loans of a given Tranche pursuant to this Section 4.01(a) shall be applied as directed by the Borrower in the applicable notice of prepayment delivered pursuant to Section 4.01(a) or, if no such direction is given (i) first, to reduce the Scheduled Repayments of the applicable Tranche which will become due within twelve months after the date of such repayment in direct order of maturity of the dates of such Scheduled Repayments, and (ii) second, to the extent in excess of the amount applied as provided in the preceding clause (1), to reduce the then remaining Scheduled Repayments of the applicable Tranche of Term Loans on a pro rata basis (based upon the then remaining unpaid principal amounts of the Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto). Notwithstanding anything to the contrary contained in this Agreement, any such notice of prepayment pursuant to Section 4.01(a), if such prepayment would have resulted in a refinancing of all of the Term Loans and Commitments, may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(c)    In the event (e) of a refusal by a Lender to consent to certain proposed changes, amendments, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 12.11(b), or (f) any Lender becomes a Defaulting Lender, the Borrower may, upon five (5) Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Term Loans, together with accrued and unpaid interest, Fees and other amounts owing to such Lender in accordance with, and subject to the requirements of, said Section 12.11(b), so long as the consents, if any, required under Section 12.11(b) in connection with the repayment pursuant to clause (b) have been obtained. Each prepayment of any Term Loan pursuant to this Section 4.01(b) shall reduce the then remaining Scheduled Repayments of the applicable Tranche of Term Loans on a pro rata basis (based upon the then remaining unpaid principal amounts of Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto).
Section 4.02.    Mandatory Repayments. (q) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below (each, a “Scheduled Initial TL Repayment Date”), the Borrower shall be required to repay that principal amount of Initial Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in this Agreement, including in Section 2.18, 2.19, 4.01 or 4.02(h), or as a result of the application of prepayments in connection with any Extension as provided in Section 2.15, a “Scheduled Initial TL Repayment”):

Scheduled Initial TL Repayment Date	Amount
August 31, 2014	$1,125,000
November 30, 2014	$1,125,000
February 28, 2015	$1,125,000
May 31, 2015	$1,125,000
August 31, 2015	$1,125,000
November 30, 2015	$1,125,000
February 29, 2016	$1,125,000
May 31, 2016	$1,125,000
August 31, 2016	$1,125,000
November 30, 2016	$1,125,000
February 28, 2017	$1,125,000
May 30, 2017	$1,125,000
August 31, 2017	$1,125,000
November 30, 2017	$1,125,000
February 28, 2018	$1,125,000
May 31, 2018	$1,125,000
August 31, 2018	$1,125,000
November 30, 2018	$1,125,000
February 28, 2019	$1,125,000
May 31, 2019	$1,125,000
August 31, 2019	$1,125,000
November 30, 2019	$1,125,000
February 29, 2020	$1,125,000
May 31, 2020	$1,125,000
August 31, 2020	$1,125,000
November 30, 2020	$1,125,000
February 28, 2021	$1,125,000
Initial Maturity Date for Initial Term Loans	$419,625,000

(a)    In addition to any other mandatory repayments pursuant to this Section 4.02, the Borrower shall be required to make, with respect to each new Tranche (i.e., other than Initial Term Loans, which are addressed in the preceding clause (a)) of Incremental Term Loans to the extent then outstanding, scheduled amortization payments of such Tranche of Incremental Term Loans on the dates and in the principal amounts set forth in the Incremental Term Loan Commitment Agreement applicable thereto (each such repayment, as the same may be reduced as provided in this Agreement, including in Sections 2.18, 2.19, 4.01 and 4.02(h), a “Scheduled Incremental TL Repayment”).
(b)    In addition to any other mandatory repayments pursuant to this Section 4.02, within five (5) Business Days following each date on or after the Closing Date upon which the Borrower or any of its Restricted Subsidiaries receives any cash proceeds from any issuance or incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 9.04 (other than Section 9.04(xxvi)), an amount equal to 100% of the Net Debt Proceeds therefrom shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(h) and (i).
(c)    In addition to any other mandatory repayments pursuant to this Section 4.02, unless the Leverage Step-Down Trigger has occurred (following which occurrence this Section 4.02(d) shall cease to apply), within five (5) Business Days following each date on or after the Closing Date upon which the Borrower or any of its Restricted Subsidiaries receives any cash proceeds from any issuances of Equity Interests by the Borrower, 100% of the Net Equity Proceeds therefrom, or such lesser amount as shall be necessary to cause the Leverage Step-Down Trigger to occur, shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(h) and (i).
(d)    In addition to any other mandatory repayments pursuant to this Section 4.02, within five Business Days following each date on or after the Closing Date upon which the Borrower or any of its Restricted Subsidiaries receives any cash proceeds from any Asset Sale of Term Priority Collateral, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(h) and (i); provided, however, with respect to no more than $7,500,000 in the aggregate of such Net Sale Proceeds received by the Borrower and its Restricted Subsidiaries in any fiscal year of the Borrower, such Net Sale Proceeds shall not be required to be so applied or used to make mandatory repayments of Term Loans if no Event of Default then exists. Notwithstanding the foregoing, the Borrower may deliver within 45 days of the date of receipt of such Net Sale Proceeds a certificate to the Administrative Agent setting forth that portion of such Net Sale Proceeds that the Borrower and/or its Restricted Subsidiaries, as the case may be, intends to reinvest in the purchase of assets useful in the business of the Borrower and its Restricted Subsidiaries, in each case to be used in the business of the Borrower and its Restricted Subsidiaries within 12 months following the date of receipt of such proceeds (or, if within such 12-month period, the Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest such Net Sale Proceeds, within 18 months following the date of receipt of such proceeds); provided, further, that if within 12 months (or, to the extent applicable, 18 months) after the date of receipt by the Borrower or its Restricted Subsidiaries of such Net Sale Proceeds, the Borrower or its Restricted Subsidiaries have not so used all or a portion of such Net Sale Proceeds otherwise required to be applied as a mandatory repayment pursuant to this sentence, the remaining portion of such Net Sale Proceeds shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(h) and (i) on the last day of such 12-month (or, to the extent applicable, 18-month) period.
(e)    In addition to any other mandatory repayments pursuant to this Section 4.02, on each Excess Cash Flow Payment Date, an amount equal to the remainder of (a) the Applicable Prepayment Percentage of the Excess Cash Flow for the related Excess Cash Flow Payment Period less (b) the aggregate amount of (i) all voluntary prepayments of Term Loans made pursuant to Section 4.01(a) and prepayments of revolving loans under the ABL Credit Agreement or any other revolving credit facility secured by a Lien on the Collateral ranking senior or pari passu with the Lien on the Collateral securing the Indebtedness hereunder or under the ABL Credit Agreement, in each case, to the extent accompanied by permanent reductions in commitments therefor, during such Excess Cash Flow Payment Period with Internally Generated Cash and (ii) all dollars spent on the repurchase of Term Loans (including through Auctions and Open Market Purchases), during such Excess Cash Flow Payment Period, shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(h) and (i).
(f)    In addition to any other mandatory repayments pursuant to this Section 4.02, within 10 days following each date on or after the Closing Date upon which the Borrower or any of its Restricted Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Recovery Event Proceeds from such Recovery Event shall be applied as a mandatory repayment in accordance with the requirements of Section 4.02(h) and (i); provided, however, with respect to no more than $7,500,000 in the aggregate of such Net Recovery Event Proceeds received by the Borrower and its Restricted Subsidiaries in any fiscal year of the Borrower, such Net Recovery Event Proceeds shall not give rise to a mandatory repayment within such ten-day period to the extent that no Event of Default then exists. Notwithstanding the foregoing, the Borrower may deliver within 45 days of the date of receipt of such Net Recovery Event Proceeds a certificate to the Administrative Agent setting forth that portion of such Net Recovery Event Proceeds that the Borrower and/or its Restricted Subsidiaries, as the case may be, intends to (c) in the case of a Recovery Event in respect of ABL Priority Collateral, (x) prepay Indebtedness under the ABL Credit Agreement or any other Indebtedness secured by Liens ranking senior to the Liens securing the Indebtedness hereunder on such ABL Priority Collateral and in the case of revolving borrowings, to the extent accompanied by permanent reductions in commitments with respect thereto or (y) apply such cash proceeds in accordance with clause (ii) below or (d) in the case of a Recovery Event with respect to Term Priority Collateral, reinvest in the purchase of assets useful in the business of the Borrower and its Restricted Subsidiaries, in each case to be used in the business of the Borrower and its Restricted Subsidiaries within 12 months following the date of receipt of such proceeds (or, if within such 12-month period, the Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest in such Net Sale Proceeds, within 18 months following the date of receipt of such proceeds) (and, in connection therewith, shall thereafter promptly provide such other information with respect to such reinvestment as the Administrative Agent may from time to time reasonably request); provided, further, that if within 12 months (or, to the extent applicable, 18 months) after the date of receipt by the Borrower or any of its Restricted Subsidiaries of such Net Recovery Event Proceeds, the Borrower or any of its Restricted Subsidiaries have not so used all or a portion of such Net Recovery Event Proceeds otherwise required to be applied as a mandatory repayment pursuant to this sentence, the remaining portion of such Net Recovery Event Proceeds shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(h) and (i) on the last day of such 12-month (or, to the extent applicable, 18-month) period, as the case may be.
(g)    Each amount required to be applied pursuant to Section 4.02(c), (d), (d), (f) and (g) in accordance with this Section 4.02(h) shall be applied to repay the outstanding principal amount of Term Loans, with each Tranche of then outstanding Term Loans to be allocated its Term Loan Percentage of each amount so required to be applied. Except as otherwise provided below, all repayments of outstanding Term Loans of a given Tranche pursuant to Sections 4.02(c), (d), (d), (f) and (g) (and applied pursuant to this clause (h)) shall be applied to reduce the Scheduled Repayments of the applicable Tranche in direct order of maturity of such Scheduled Repayments.
(h)    With respect to each repayment of Term Loans required by this Section 4.02, the Borrower may (subject to the priority payment requirements of Section 4.02(h)) designate the Types of Term Loans of the applicable Tranche which are to be repaid and, in the case of LIBO Rate Term Loans, the specific Borrowing or Borrowings of the applicable Tranche pursuant to which such LIBO Rate Term Loans were made, provided that: (e) repayments of LIBO Rate Term Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all such LIBO Rate Term Loans of the applicable Tranche with Interest Periods ending on such date of required repayment and all Base Rate Term Loans of the applicable Tranche have been paid in full; and (f) each repayment of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.
(i)    In addition to any other mandatory repayments pursuant to this Section 4.02, all then outstanding Term Loans of any Tranche of Term Loans shall be repaid in full on the Maturity Date for such Tranche of Term Loans.
(j)    Notwithstanding any other provisions of this Section 4.02, (g) to the extent that any or all of the Net Sale Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Asset Sale”), the Net Recovery Event Proceeds of any Recovery Event incurred by a Foreign Subsidiary (a “Foreign Recovery Event”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law or applicable organizational documents of such Foreign Subsidiary from being repatriated to the United States, the portion of such Net Sale Proceeds, Net Recovery Event Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 4.02 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law or applicable organizational documents of such Foreign Subsidiary will not permit repatriation to the United States (the Borrower hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash sources of the Borrower and its Restricted Subsidiaries to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Sale Proceeds, Net Recovery Event Proceeds or Excess Cash Flow is permitted under the applicable local law or applicable organizational documents of such Foreign Subsidiary, such repatriation will be immediately effected and such repatriated Net Sale Proceeds, Net Recovery Event Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof and additional costs relating to such repatriation) to the repayment of the Term Loans pursuant to this Section 4.02 and (h) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Sale Proceeds of any Foreign Asset Sale, Net Recovery Event Proceeds of any Foreign Asset Sale or Foreign Recovery Event or Foreign Subsidiary Excess Cash Flow would have adverse tax cost consequences with respect to such Net Sale Proceeds, Net Recovery Event Proceeds or Excess Cash Flow, such Net Sale Proceeds, Net Recovery Event Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary.
(k)    Notwithstanding any other provisions of this Section 4.02, except in the case of a mandatory prepayment of the type described in Section 4.02(d), each Lender shall have the right to reject its pro rata share of any mandatory prepayments described above, in which case the amounts so rejected may be retained by the Borrower.
Section 4.03.    Method and Place of Payment. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for or any counterclaim, defense recoupment or setoff. Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent or the account of the Lender or Lenders entitled thereto not later than 11:00 a.m.(New York City time) on the date when due and shall be made in U.S. Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.
Section 4.04.    Net Payments. (r) All payments made by or on account of any Credit Party under any Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable law (as determined in the good-faith discretion of the withholding agent). If any Indemnified Taxes or Other Taxes are required to be withheld or deducted from such payments, then the Credit Parties jointly and severally agree that (a) to the extent such deduction or withholding is on account of an Indemnified Tax or Other Tax, the sum payable by the Credit Parties shall be increased as necessary so that after making all required deductions or withholding (including deduction or withholdings applicable to additional sums payable under this Section 4.04), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (b) the applicable withholding agent will make such deductions or withholdings, and (c) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. In addition, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. As soon as practicable after any payment of Indemnified Taxes or Other Taxes to a Governmental Authority, the Credit Parties will furnish to the Administrative Agent certified copies of tax receipts evidencing such payment by the applicable Credit

Party, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. The Credit Parties jointly and severally agree to indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent and each Lender, within 10 days of written request therefor, for the amount of any Indemnified Taxes (including any Indemnified Taxes imposed on amounts payable under this Section 4.04) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender, and any Other Taxes, and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(a)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or a reduce rate of, withholding Tax. In addition, each Lender shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documents required below in Section 4.04(c)) expired, obsolete or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so.
(b)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower: (x) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the Closing Date or, in the case of a Lender that is a Lender to the Borrower and that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04 or Section 12.20 (unless the relevant Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (d) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party or Form W-8ECI (or successor form), or (e) in the case of a Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” “a certificate substantially in the form of Exhibit C (any such certificate, a “U.S. Tax Compliance Certificate”) and two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from U.S. withholding tax with respect to payments of interest to be made under this Agreement and under any Note; or (f) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two accurate and complete original signed copies of Internal Revenue Service Form W-8IMY (or successor form) of the Lender, accompanied by Form W-8ECI, Form W-8BEN, U.S. Tax Compliance Certificate, Form W-8IMY, and/or any other required information (or successor or other applicable form) from each beneficial owner that would be required under this Section 4.04(c) if such beneficial owner were a Lender (provided that, if the Lender is a partnership for U.S. federal income Tax purposes (and not a participating Lender), and one or more beneficial owners are claiming the portfolio interest exemption), the U.S. Tax Compliance Certificate may be provided by such Lender on behalf of such beneficial owners); (y) Each Lender to the Borrower that is a United States person, as defined in Section 7701(a)(30) of the Code, shall deliver to the Borrower and the Administrative Agent, at the times specified in Section 4.04(b), two accurate and complete original signed copies of Internal Revenue Service Form W-9, or any successor form that such Person is entitled to provide at such time, in order to qualify for an exemption from U.S. federal backup withholding requirements; and (z) if any payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine, if necessary, the amount to deduct and withhold from such payment. Solely for purposes of this Section 4.04(c)(z), “FATCA” shall include any amendment made to FATCA after the Closing Date.
Notwithstanding any other provision of this Section 4.04, a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.
(c)    If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Credit Parties or with respect to which a Credit Party has paid additional amounts pursuant to Section 4.04(a), it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under Section 4.04(a) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses, including any Taxes, of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the relevant Credit Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.04(d), in no event will the Administrative Agent or any Lender be required to pay any amount to any Credit Party pursuant to this Section 4.04(d) the payment of which would place the Administrative Agent or any Lender in a less favorable net after-Tax position than such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.04 shall not be construed to require any Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Credit Party or any other Person.
(d)    Each party’s obligations under this Section 4.04 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.
ARTICLE 5
CONDITIONS PRECEDENT TO CREDIT EVENTS ON THE CLOSING DATE
The obligation of each Lender to make Term Loans on the Closing Date, is subject at the time of the making of such Term Loans to the satisfaction or waiver of the following conditions:
Section 5.01.    Closing Date; Credit Documents; Notes. On or prior to the Closing Date, the Borrower, the Administrative Agent and each of the Lenders on the date hereof shall have signed a counterpart of this Agreement in form and substance satisfactory to each Lender and the Administrative Agent (whether the same or different counterparts) and shall have delivered (by electronic transmission or otherwise) the same to the Administrative Agent.
Section 5.02.    Officer’s Certificate. On the Closing Date, the Administrative Agent shall have received a certificate, dated the Closing Date and signed on behalf of the Borrower (and not in any individual capacity) by a Responsible Officer of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5.06, 5.07 and 5.15 have been satisfied on such date.
Section 5.03.    Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date in form and substance reasonably satisfactory to the Administrative Agent from (g) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel to the Credit Parties, (h) Stikeman Elliott LLP, special Canadian counsel to the Credit Parties and (i) local counsel to the Credit Parties reasonably satisfactory to the Administrative Agent practicing in those jurisdictions in which the Credit Parties are organized (if organized other than under the laws of Delaware and New York).
Section 5.04.    Corporate Documents; Proceedings, etc. (a) On the Closing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Closing Date, signed by a Responsible Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and each of the foregoing shall be in form and substance reasonably satisfactory to the Administrative Agent.
(b) On the Closing Date, the Administrative Agent shall have received good standing certificates and bring-down telegrams or facsimiles, if any, or equivalents, for the Credit Parties which the Administrative Agent or either Joint Lead Arranger reasonably may have requested, certified by proper governmental authorities.
Section 5.05.    Termination of Existing Credit Agreement. The Borrower and its Subsidiaries shall have repaid in full all Indebtedness outstanding under the Existing Credit Agreement, together with all accrued but unpaid interest, fees and other amounts owing thereunder (other than contingent indemnification obligations not yet due and payable and letters of credit rolled over on the Closing Date pursuant to the terms of the ABL Credit Agreement) and (s) all commitments to lend or make other extensions of credit thereunder shall have been terminated and (t) all security interests and hypothecs in respect of, and Liens securing, the Indebtedness and other obligations thereunder created pursuant to the security documentation relating thereto shall have been terminated and released (or arrangements therefor reasonably satisfactory to the Administrative Agent shall have been made), and the Administrative Agent shall have received all such releases as may have been reasonably requested by the Administrative Agent, which releases shall be in form and substance reasonably satisfactory to Administrative Agent, including, without limiting the foregoing, (a) proper termination statements (Form UCC-3 or the appropriate equivalent) and discharges for filing under the UCC, the PPSA or equivalent statute or regulation of each jurisdiction where a financing statement or application for registration (Form UCC-1 or the appropriate equivalent) was filed with respect to the Borrower or any of its Subsidiaries in connection with the security interests created with respect to the Existing Credit Agreement and (b) terminations or reassignments of any security interest in, or Lien on, any patents, trademarks or copyrights of the Borrower or any of its Subsidiaries solely to the extent that such security interests or Liens are granted pursuant to the Existing Credit Agreement and (u) the Borrower and its Subsidiaries shall have made arrangements reasonably satisfactory to the Administrative Agent for the cancellation of any letters of credit outstanding thereunder that are not rolling over on the Closing Date pursuant to the terms of the ABL Credit Agreement (if any).

Section 5.06.    Consummation of the Acquisition. (v) Substantially concurrently with the occurrence of the Closing Date, the Acquisition shall have been consummated pursuant to, and in accordance with, the terms and conditions of the Acquisition Agreement.
(b)    On the Closing Date, (x) the Administrative Agent shall have received true and correct copies of all material Acquisition Documents, certified as such by an appropriate officer of the Borrower, and (y) the Acquisition Agreement (including all schedules and exhibits thereto) shall be in full force and effect.
Section 5.07.    Company Material Adverse Effect. Since October 31, 2013, there shall not have occurred a Company Material Adverse Effect.
Section 5.08.    Pledge Agreements. On the Closing Date, each Credit Party (as applicable) shall have duly authorized, executed and delivered, as applicable, the U.S. Pledge Agreement and the Canadian Pledge Agreement substantially in the form of Exhibits O-1 and O-2 (respectively) (together, as each may be amended, modified, restated and/or supplemented from time to time, the “Pledge Agreements”) and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledge Agreement Collateral (in the case of Equity Interests), if any, referred to therein and then owned by such Credit Party together with executed and undated endorsements for transfer in the case of Equity Interests constituting certificated Pledge Agreement Collateral, along with evidence that all other actions necessary, to perfect (to the extent required in the Pledge Agreements) the security interests in Equity Interests purported to be created by the Pledge Agreements have been taken.
Section 5.09.    Security Agreements. (a) On the Closing Date, each Credit Party shall have duly authorized, executed and delivered, as applicable, the U.S. Security Agreement covering all of such Credit Party’s present and future Collateral referred to therein, and shall have delivered:
(i)    proper financing statements (Form UCC-1 or the equivalent) authorized for filing under the UCC or other appropriate filing offices of each jurisdiction as may be reasonably necessary or desirable to perfect the security interests purported to be created by the U.S. Security Agreement; and
(ii)    certified copies, each of a recent date, of (x) requests for information or copies (Form UCC-1), or equivalent reports as of a recent date, listing all effective financing statements that name the Borrower or any other Credit Party as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name the Borrower or any other Credit Party as debtor (none of which shall cover any of the Collateral except to the extent evidencing Permitted Liens, (y) United States Patent and Trademark Office and the United States Copyright Office searches reasonably requested by the Administrative Agent and (z) reports as of a recent date listing all effective tax and judgment liens with respect to the Borrower or any other Credit Party in each jurisdiction as the Agents may reasonably require.

(b)    On the Closing Date, each Credit Party, as applicable, shall have duly authorized, executed and delivered the Canadian Security Agreement covering all of such Credit Party’s present and future Collateral referred to therein, and shall have delivered:
(i)    RPMRR registrations and PPSA financing statements filed under the PPSA of each jurisdiction or other appropriate filing offices as may be reasonably necessary or desirable to perfect the security interests purported to be created by the Canadian Security Agreement; and
(ii)    certified copies, each of a recent date, of (x) RPMRR, PPSA, Bank Act (Canada), or equivalent reports as of a recent date, listing all effective financing statements or other registrations that name the Borrower or any other Credit Party as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements or other registrations that name the Borrower or any other Credit Party as debtor (none of which shall cover any of the Collateral except to the extent evidencing Permitted Liens, (y) Canadian Intellectual Property Office searches reasonably requested by the Administrative Agent and (z) reports as of a recent date listing all effective executions, writs and judgment liens with respect to the Borrower or any other Credit Party in each jurisdiction as the Agents may reasonably require.
Section 5.10.    [Reserved].
Section 5.11.    Subsidiaries Guaranty. On the Closing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty substantially in the form of Exhibit H (as amended, amended and restated, modified or supplemented from time to time, the “Subsidiaries Guaranty”), guaranteeing all of the obligations of the Borrower as more fully provided therein.
Section 5.12.    Financial Statements; Pro Forma Balance Sheets; Projections. On or prior to the Closing Date, the Agents and the Lenders shall have received (a) the audited consolidated balance sheets and related consolidated statements of operations, cash flows and shareholders’ equity for the Borrower for the three most recently completed fiscal years of the Borrower, ended at least 90 days before the Closing Date; (b) the unaudited consolidated balance sheets and related statements of operations and cash flows of the Borrower for each subsequent fiscal quarter of the Borrower (other than the fourth fiscal quarter), ended at least 45 days before the Closing Date and (iii) pro forma consolidated balance sheet and related statement of operations of the Borrower and its Subsidiaries (including the Acquired Business as of and for the twelve months ending December 31, 2013 as reflected in the Financial Statements (as defined in the Acquisition Agreement)) as of and for the twelve-month period ending with the latest quarterly period of the Borrower covered by the financial statements referred to in clause (ii), all of which shall be prepared in accordance with IFRS.
Section 5.13.    Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower substantially in the form of Exhibit I.
Section 5.14.    Fees, etc. On the Closing Date, the Borrower shall have paid to the Agents and each Lender all costs, fees and expenses (including, without limitation, legal fees and expenses to the extent invoiced at least two Business Days prior the Closing Date) and other compensation payable to the Agents or such Lender or otherwise payable in respect of the Transaction to the extent then due.
Section 5.15.    Closing Date Representation and Warranties. All Acquisition Agreement Representations shall be true and correct in all material respects on the Closing Date, and all Specified Representations made by any Credit Party shall be true and correct in all material respects on the Closing Date (in each case, any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Closing Date).
Section 5.16.    Patriot Act and Canadian AML Acts. The Agent shall have received from the Credit Parties all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Canadian AML Acts, in each case to the extent requested in writing at least 10 days prior to the Closing Date.
Section 5.17.    Borrowing Notice. Prior to the making of a Term Loan on the Closing Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a). Each of the requirements set forth in Sections 5.08 and 5.09 above (except (c) to the extent that a Lien on such Collateral may under applicable law be perfected upon closing by the filing of financing statements (or other local equivalent) under the Uniform Commercial Code or the PPSA and (d) the delivery of stock certificates of the Borrower and its Wholly-Owned Domestic Subsidiaries (including Guarantors but other than Immaterial Subsidiaries) to the extent included in the Collateral, with respect to which a Lien may be perfected upon closing by the delivery of a stock certificate) shall not constitute conditions precedent to any Credit Events on the Closing Date after the Borrower’s use of commercially reasonable efforts to satisfy such requirements without undue burden or expense, to provide such items on or prior to the Closing Date if the Borrower agrees to deliver, or cause to be delivered, such documents and instruments, or take or cause to be taken such other actions as may be required to perfect such security interests within ninety (90) days after the Closing Date (subject to extensions approved by the Administrative Agent in its reasonable discretion).
Without limiting the generality of the provisions of the last paragraph of Section 11.03, for purposes of determining compliance with the conditions specified in this Article 5, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE 6
CONDITIONS PRECEDENT TO ALL CREDIT EVENTS AFTER THE CLOSING DATE
The obligation of each Lender to make Term Loans after the Closing Date (other than the incurrence of any Incremental Term Loans which, except as set forth below, shall be governed by Section 6.01), to the satisfaction of the following conditions:
Section 6.01.    Incremental Term Loans. Prior to the incurrence of any Incremental Term Loans on a given Incremental Term Loan Borrowing Date the Borrower shall have satisfied (or caused to be satisfied) all of the applicable conditions set forth in Section 2.16 and the relevant Incremental Term Loan Commitment Agreement. The acceptance of the benefits of each Credit Event after the Closing Date shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in this Article 6 and applicable to such Credit Event are satisfied as of that time (other than such conditions which are subject to the discretion of the Administrative Agent or the Lenders). All of the Notes, certificates, legal opinions and other documents and papers referred to in Article 5 and in this Article 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders.
Section 6.02.    Notice of Borrowing. Prior to the making of each Term Loan after the Closing Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03(a).
ARTICLE 7
REPRESENTATIONS, WARRANTIES AND AGREEMENTS
In order to induce the Lenders to enter into this Agreement and to make the Term Loans, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Transaction.
Section 7.01.    Organizational Status. The Borrower and each of its Restricted Subsidiaries (e) is a duly organized and validly existing corporation, partnership, limited liability company or unlimited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (f) has the corporate, partnership, limited liability company or unlimited holding company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (g) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.

Section 7.02.    Power and Authority. Each Credit Party has the corporate, partnership, limited liability company or unlimited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership, limited liability company or unlimited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party thereof has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
Section 7.03.    No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (h) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (i) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its respective Restricted Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (except, in the case of preceding clauses (i) and (ii), other than in the case of any contravention, breach, default and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or (j) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party or any of its respective Restricted Subsidiaries.
Section 7.04.    Approvals. Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date and (y) filings which are necessary to perfect the security interests or hypothecs created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of any Credit Document.
Section 7.05.    Financial Statements; Financial Condition; Projections. (w) (a) The consolidated balance sheets of the Borrower and its consolidated Subsidiaries for each of the fiscal years ended May 31, 2011, May 31, 2012 and May 31, 2013, respectively, and the related consolidated statements of income, cash flows and retained earnings of the Borrower and its consolidated Subsidiaries for each such fiscal year present fairly in all material respects the consolidated financial position of the Borrower and its consolidated Subsidiaries at the dates of such balance sheets and the consolidated results of the operations of the Borrower and its consolidated Subsidiaries for the periods covered thereby. All of the foregoing historical financial statements have been audited by KPMG LLP and prepared in accordance with IFRS consistently applied.
(iii)    All unaudited financial statements of the Borrower and its Subsidiaries furnished to the Lenders on or prior to the Closing Date pursuant to clause (i) of Section 5.12, have been prepared in accordance with IFRS consistently applied by the Borrower, except as otherwise noted therein, subject to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes.
(iv)    The pro forma consolidated balance sheet of the Borrower furnished to the Lenders pursuant to clause (iii) of Section 5.12 has been prepared as of December 31, 2013 as if the Transaction and the financing therefor had occurred on such date. Such pro forma consolidated balance sheet presents a good faith estimate of the pro forma consolidated financial position of the Borrower as of December 31, 2013. The pro forma consolidated statement of operations of the Borrower furnished to the Lenders pursuant to clause (iii) of Section 5.12 has been prepared as of and for the twelve month period ending with the latest quarterly period of the Borrower covered by the financial statements referred to in clause (ii) of Section 5.12, as if the Transaction and the financing therefor had occurred on the first day of such four-quarter period. Such pro forma consolidated statement of operations presents a good faith estimate of the pro forma consolidated statement of operations of the Borrower as if the Transaction and the financing therefor had occurred on the first day of such four-quarter period.
(e)    On and as of the Closing Date, after giving effect to the consummation of the Transaction and the related financing transactions (including the incurrence of all Term Loans), the Borrower and its Subsidiaries, taken as a whole, are not nor will they immediately become, Insolvent.
(f)    The Projections have been prepared in good faith and are based on assumptions that were believed by the Borrower to be reasonable at the time made and at the time delivered to the Administrative Agent.
(g)    After giving effect to the Transaction (but for this purpose assuming that the Transaction and the related financing had occurred prior to May 31, 2013), since May 31, 2013 there has been no Material Adverse Effect, and there has been no change, event or occurrence that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 7.06.    Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Credit Party, threatened (b) with respect to the Transaction or any Credit Document or (c) that either individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect.
Section 7.07.    True and Complete Disclosure. (x) All written information (taken as a whole) furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender (including, without limitation, all such written information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein does not, and all other such written information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Administrative Agent or any Lender will not, on the date as of which such written information is dated or certified, contain any material misstatement of fact or omit to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such written information was provided.
(c)    Notwithstanding anything to the contrary in the foregoing clause (a) of this Section 7.07, none of the Credit Parties makes any representation, warranty or covenant with respect to any information consisting of statements, estimates, forecasts and projections regarding the future performance of the Borrower or any of its Subsidiaries, or regarding the future condition of the industries in which they operate other than that such information has been (and in the case of such information furnished after the Closing Date, will be) prepared in good faith based upon assumptions believed to be reasonable at the time of preparation thereof.
Section 7.08.    Use of Proceeds; Margin Regulations. (y) All proceeds of the Term Loans incurred on the Closing Date will be used by the Borrower to finance, in part, the Acquisition and the Refinancing and to pay the Transaction Costs.
(b)    All proceeds of Incremental Term Loans will be used for the purpose set forth in Section 2.16(a).
(c)    No part of any Credit Event (or the proceeds thereof) will be used to, directly or indirectly, and whether immediately, incidentally, or ultimately, purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock or to refund indebtedness originally incurred for such purpose. Neither the making of any Term Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.
Section 7.09.    Tax Returns and Payments. Except as would not reasonably be expected to result in a Material Adverse Effect, (a) the Borrower and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all Tax returns, statements, forms and reports for taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, the Borrower and/or any of its

Subsidiaries, (b) the Returns accurately reflect in all material respects all liability for Taxes of the Borrower and its Subsidiaries for the periods covered thereby, and (c) the Borrower and each of its Subsidiaries have paid all Taxes payable by them, other than those that are being contested in good faith by appropriate proceedings and fully provided for as a reserve on the financial statements of the Borrower and its Subsidiaries in accordance with IFRS. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Borrower or any of its Subsidiaries, threatened in writing by any authority regarding any material Taxes relating to the Borrower or any of its Subsidiaries.
Section 7.10.    ERISA. (z) No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect. Each Plan is in compliance in form and operation with its terms and with the applicable provisions of ERISA, the Code and other applicable law, except for such non-compliance that would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service or is in the form of a prototype document that is the subject of a favorable opinion letter.
(e)    There exists no Unfunded Pension Liability with respect to any Plan, except as would not reasonably be expected to have a Material Adverse Effect.
(f)    If each of the Borrower, each Restricted Subsidiary of the Borrower and each ERISA Affiliate were to withdraw from all Multiemployer Plans in a complete withdrawal as of the date this assurance is given, the aggregate withdrawal liability that would be incurred would not reasonably be expected to have a Material Adverse Effect.
(g)    There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of the Borrower, any Restricted Subsidiary of the Borrower or any ERISA Affiliate, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.
(h)    The Borrower, any Restricted Subsidiary of the Borrower and any ERISA Affiliate have made all material contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan except where any failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
(i)    Except as would not reasonably be expected to have a Material Adverse Effect: (a) each Foreign Pension Plan and Canadian Employee Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (b) all contributions required to be made with respect to a Foreign Pension Plan, each Canadian Employee Plan and Canadian Statutory Plan have been timely made; and (c) neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan or Canadian Employee Plan.
(j)     Neither the Borrower nor any of its Subsidiaries maintains, contributes to, or has any liability or contingent liability with respect to, any Canadian Defined Benefit Plan as of the Closing Date, and thereafter, neither the Borrower nor any of its Subsidiaries maintains, contributes to, or has any liability or contingent liability with respect to, any Canadian Defined Benefit Plan, except as expressly permitted by Section 8.13.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

Section 7.11.    The Security Documents. (a) The provisions of the Security Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest or hypothec (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) in all right, title and interest of the Credit Parties in the Collateral (as described in the Security Agreements), and upon (b) the timely and proper filing of financing statements listing each applicable Credit Party, as a debtor, and the Collateral Agent, as secured party, in the secretary of state’s office (or other similar governmental entity) of the jurisdiction of organization of such Credit Party, (c) sufficient identification of commercial tort claims (as applicable), (d) the recordation of the Notice of Grant of Security Interest in U.S. federally registered or applied for patents, if applicable, and the Notice of Grant of Security Interest in U.S. federally issued or applied for trademarks, if applicable, in the respective form attached to the relevant Security Agreement, in each case in the United States Patent and Trademark Office, (e) the Notice of Grant of Security Interest in U.S. federally registered copyrights, if applicable, in the form attached to the relevant Security Agreement with the United States Copyright Office, and (f) the Confirmation of Grant of Security Interest in Canadian Copyrights, Patents and Trademarks, if applicable, in the form attached to the Canadian Security Agreement with the Canadian Intellectual Property Office, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Security Agreements) a fully perfected security interest or hypothec in all right, title and interest in all of the Collateral (as described in the Security Agreements), subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions. Notwithstanding anything herein to the contrary, the Credit Parties shall not be required to take any action to perfect any security interest in any Collateral consisting of Intellectual Property under the laws of any jurisdiction outside of the United States or Canada or any other Collateral under the laws of any jurisdiction outside of the United States and Canada (other than to perfect against any Equity Interests and/or debt obligation of [Redacted – Name of Subsidiary]).
(b)    The provisions of the Pledge Agreements are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest or hypothec (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) in all right, title and interest of the Credit Parties in the Collateral (as described in the Pledge Agreements), upon the timely and proper filing of financing statements (or other local equivalent) listing each applicable Credit Party, as a debtor, and Collateral Agent, as secured party, in the secretary of state’s office (or other similar governmental entity) of the jurisdiction of organization of such Credit Party, the security interests or hypothecs created under the Pledge Agreements in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, constitute perfected (to the extent provided in the Pledge Agreements) security interests or hypothecs in the

Collateral (as described in the Pledge Agreements (other than Collateral in which a security interest or hypothec cannot be perfected under the UCC or PPSA as in effect at the relevant time in the relevant jurisdiction or by the taking of the foregoing actions), subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions.
(c)    Upon delivery in accordance with Section 8.11 or 8.12 as applicable, each Mortgage will create, as security for the obligations purported to be secured thereby, a valid and enforceable (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) and, upon recordation in the appropriate recording office, perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except as may exist pursuant to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens related thereto).
Section 7.12.    Properties. All Real Property owned in fee by any Credit Party as of the Closing Date, and the nature of the interest therein, is correctly set forth in Schedule 7.12, which Schedule 7.12 also indicates each property that constitutes a Material Real Property as of the Closing Date. The Borrower and each of its Subsidiaries has good and marketable title or valid leasehold interest in the case of Real Property, and good and valid title in the case of tangible personal property and intangible property, to all material tangible and intangible properties owned by it, including all material property reflected in the most recent historical balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement (or, to the extent disposed or disposed of prior to the Closing Date, the Existing Credit Agreement)), free and clear of all Liens, other than Permitted Liens.
Section 7.13.    Capitalization. All outstanding shares of capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable (other than any assessment on the shareholders of the Borrower that may be imposed as a matter of law). The Borrower does not have outstanding any capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.
Section 7.14.    Subsidiaries. On and as of the Closing Date and after giving effect to the consummation of the Transaction, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 7.14. Schedule 7.14 correctly sets forth, as of the Closing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.
Section 7.15.    Compliance with Statutes, OFAC Rules and Regulations; Patriot Act and Canadian AML Acts; FCPA. (bb) Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of (including any laws relating to terrorism, money laundering or embargoed persons, the Bank Secrecy Act, as amended by Title III of the USA PATRIOT Act, and the Canadian AML Acts), and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, applicable statutes, regulations, orders, directions and restrictions relating to environmental standards and controls).
(a)    None of the Borrower or any Subsidiary is in violation of any of the foreign assets control regulations of the Office of Foreign Assets Control (“OFAC”) of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or any other relevant sanctions authority applicable in countries where the Borrower or its Subsidiaries do business (collectively, “Sanctions”), and none of the Borrower or any Subsidiary or any Affiliate thereof is in violation of and shall not violate any of the country or list based economic and trade sanctions.
(b)    None of the Borrower or any Subsidiary will, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as lender, underwriter, advisor, investor, or otherwise).
(c)    The Borrower and each Subsidiary is in compliance in all material respects with the Foreign Corrupt Practices Act, 15 U.S.C.§§ 78dd-1, et seq., as amended, and the rules and regulations thereunder (“FCPA”), the Corruption of Foreign Public Officials Act (Canada) and any foreign counterpart thereto applicable to the Borrower or such Subsidiary, and have instituted and maintain policies and procedures designed to ensure continued compliance therewith. Neither the Borrower nor, to the knowledge of the Borrower,or any Subsidiary, nor, to the knowledge of the Borrower, any director, officer, agent, employee, or other person acting on behalf of the Borrower or any of its Subsidiaries, is aware of or has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower or any Subsidiary or to any other Person, in violation of FCPA or the Corruption of Foreign Public Officials Act (Canada). No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of the FCPA or any other applicable anti-corruption law.
Section 7.16.    Investment Company Act. None of the Borrower or any of its Restricted Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, required to be registered as such.
Section 7.17.    Environmental Matters. (cc) The Borrower and each of its Subsidiaries are and have been in compliance with all applicable Environmental Laws and the requirements of any permits or certificates of approval issued under such Environmental Laws. There are no pending or, to the knowledge of any Credit Party, threatened Environmental Claims and no liabilities under any applicable Environmental Laws relating to the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any such claim or liability arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries). There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries (including any Real Property formerly owned, leased or operated by the Borrower or any of its Subsidiaries but no longer owned, leased or operated by the Borrower or any of its Subsidiaries) that would be reasonably expected (a) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries, (b) to cause any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law or (c) to give rise to liability under any applicable Environmental Law.
(a)    Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment, storage, transportation or Release has (d) violated or would be reasonably expected to violate any applicable Environmental Law, (e) given rise to or would be reasonably expected to give rise to an Environmental Claim or (f) given rise to or would be reasonably expected to give rise to liability under any applicable Environmental Law.
(b)    Notwithstanding anything to the contrary in this Section 7.17, the representations and warranties made in this Section 7.17 shall be untrue only if the effect of any or all conditions, violations, claims, restrictions, failures and noncompliances of the types described above would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
For purposes of this Section 7.17, the terms “Borrower” and “Subsidiary” shall include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of the Borrower or any Subsidiary.

Section 7.18.    Labor Relations. Except as set forth in Schedule 7.18 and except to the extent the same has not, either individually or in the aggregate, had and would not reasonably be expected to have a Material Adverse Effect, (dd) there are no strikes, lockouts, slowdowns or other labor disputes pending against the Borrower or any of its Restricted Subsidiaries or, to the knowledge of each Credit Party, threatened against the Borrower or any of its Restricted Subsidiaries, (ee) the hours worked by and payments made to employees of the Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, local, or foreign law dealing with such matters and (ff) to the knowledge of each Credit Party, no wage and hour department investigation has been made of the Borrower or any of its Restricted Subsidiaries.
Section 7.19.    Intellectual Property. The Borrower and each of its Subsidiaries owns or has the right to use all the patents, trademarks, domain names, service marks, trade names, copyrights, applications and registration for any of the foregoing, inventions, industrial designs, trade secrets, formulas, proprietary information, technology, processes, know-how of any type, whether or not written (including, but not limited to, rights in computer programs, software and databases) and other similar intellectual property rights (collectively, “Intellectual Property”), used in, held for use in, or necessary for the present conduct of its respective business, without any known conflict with the Intellectual Property rights of others, except for such failures to own or have the right to use and/or conflicts as have not had, and would not reasonably be expected to have, a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has infringed upon, misappropriated or otherwise violated any Intellectual Property rights of any Person and no claim or litigation alleging any of the foregoing is pending or, to the knowledge of the Borrower, threatened, except in each case as would not reasonably be expected to have a Material Adverse Effect.
Section 7.20.    Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates. Notwithstanding the foregoing, the Borrower and its Subsidiaries may self-insure with respect to such risks with respect to which companies of established reputation engaged in similar businesses in the same general area usually self-insure.
Section 7.21.    No Default. No Default has occurred and is continuing, or would result from the consummation of the transactions contemplated by this Agreement or any other Credit Document.
ARTICLE 8
AFFIRMATIVE COVENANTS
The Borrower and each of its Restricted Subsidiaries hereby covenants and agrees that on and after the Closing Date and until the Term Loans and Notes (in each case together with interest thereon), Fees and all other Obligations (other than any indemnification obligations arising hereunder which are not then due and payable) incurred hereunder and thereunder, are paid in full:
Section 8.01.    Information Covenants. The Borrower will furnish to the Administrative Agent for distribution to each Lender:
(a)    Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, (a) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year and comparable forecasted figures for such quarterly accounting period based on the corresponding forecasts delivered pursuant to Section 8.01(c), all of which shall be certified by a Responsible Officer of the Borrower that they fairly present in all material respects in accordance with IFRS the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (b) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period. If the Borrower has filed (within the time period required above) an interim financial report and related management's discussion and analysis with any Securities Commission pursuant to National Instrument 51-102 adopted by the Canadian Securities Administrators (“NI 51-102”) for any fiscal quarter described above, then to the extent that such interim financial report and related management's discussion and analysis contains any of the foregoing items, the Lenders shall accept such filings in lieu of such items.
(b)    Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (c) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth (commencing with the Borrower’s fiscal year ending May 31, 2014) comparative figures for the preceding fiscal year and comparable forecasted figures for such fiscal year based on the corresponding forecasts delivered pursuant to Section 8.01(c) or in the case of the fiscal year ending May 31, 2014, delivered to the Administrative Agent prior to the Closing Date and certified, in the case of consolidated financial statements, by KPMG LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with an opinion of such accounting firm (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) which demonstrates that such statements fairly present in all material respects in accordance with IFRS the financial condition of the Borrower and its Subsidiaries as of the date indicated and the results of their operations and changes in their cash flows for the periods indicated and (d)

management’s discussion and analysis of the important operational and financial developments during such fiscal year. If the Borrower has filed (within the time period required above) annual financial statements and related management’s discussion and analysis with any Securities Commission pursuant to NI 51-102 for any fiscal year described above, then to the extent that such annual financial statements and related management’s discussion and analysis contains any of the foregoing items, the Lenders shall accept such filings in lieu of such items.
(c)    Forecasts. No later than 90 days following the first day of each fiscal year of the Borrower (commencing with the Borrower’s fiscal year ended May 31, 2015, a forecast in form reasonably satisfactory to the Administrative Agent (including projected statements of income, sources and uses of cash and balance sheets for the Borrower and its Subsidiaries on a consolidated basis) for each of the twelve months of such fiscal year prepared in detail, with appropriate discussions, the principal assumptions upon which such forecast is based.
(d)    Officer’s Certificates. At the time of the delivery of any Section 8.01 Financials, a Compliance Certificate, certifying on behalf of the Borrower that, to such Responsible Officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (e) if delivered with the financial statements required by Section 8.01(b), set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the applicable Excess Cash Flow Payment Period, and (f) certify that there have been no changes to Annexes A through D and Annexes F through H, in each case of the Security Agreements and Annexes A through E of the Pledge Agreements, in each case since the Closing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(d), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Borrower and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.
(e)    Notice of Default, Litigation and Material Adverse Effect. Promptly after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (g) the occurrence of any event which constitutes a Default or an Event of Default or any default or event of default under the ABL Credit Agreement or any refinancing thereof or any Permitted Junior Debt or other debt instrument in excess of the Threshold Amount, (h) any litigation or governmental investigation or proceeding pending against the Borrower or any of its Subsidiaries (x) which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document, or (i) any other event, change or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect.
(f)    Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower or any of its Subsidiaries shall publicly file with a Securities Commission or the SEC.
(g)    Environmental Matters. Promptly after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, would reasonably be expected to have a Material Adverse Effect:
(v)    any pending or threatened Environmental Claim relating to the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;
(vi)    any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that (i) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (ii) would reasonably be expected to form the basis of an Environmental Claim against or give rise to liability under any applicable Environmental Law of the Borrower or any of its Subsidiaries or any such Real Property;
(vii)    any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and
(viii)    the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency and all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, Environmental Law which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under Environmental Law.
All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower’s or such Subsidiary’s response thereto.
(h)    Notices to Holders of Permitted Junior or ABL Credit Agreement Debt. Contemporaneously with the sending or filing thereof, the Borrower will provide to the Administrative Agent for distribution to each of the Lenders, any notices provided to, or received from, holders of (iii) any Permitted Junior Debt or other Indebtedness, in each case of this clause (A), with a principal amount in excess of the Threshold Amount or (iv) the

ABL Credit Agreement.
(i)    Financial Statements of Unrestricted Subsidiaries. Simultaneously with the delivery of each set of Section 8.01 Financials, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
(j)    Other Information. From time to time, such other information (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Section 8.02.    Books, Records and Inspections. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with IFRS and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of the Borrower or such Restricted Subsidiary, any of the properties of the Borrower or such Restricted Subsidiary, and to examine the books of account of the Borrower or such Restricted Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any such Lender may reasonably request; provided that the Administrative Agent shall give the Borrower an opportunity to participate in any discussions with its accountants; provided further that in the absence of the existence of an Event of Default, (j) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 8.02 and (k) the Administrative Agent shall not exercise its inspection rights under this Section 8.02 more often than two times during any fiscal year and only one such time shall be at the Borrower’s expense; provided, further, however, that when an Event of Default exists, the Administrative Agent or any Lender and their respective designees may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.
Section 8.03.    Maintenance of Property; Insurance. (gg) The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep all tangible property necessary to the business of the Borrower and its Restricted Subsidiaries in good working order and condition, ordinary wear and tear, casualty and condemnation excepted, (b) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as the Borrower and its Restricted Subsidiaries, and (c) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried. The provisions of this Section 8.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.
(c)    If at any time the improvements on a Mortgaged Property are located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall, or shall cause the applicable Credit Party to maintain, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and deliver to the Administrative Agent evidence of such insurance in form and substance reasonably acceptable to the Administrative Agent.
(d)    The Borrower will, and will cause each of its Restricted Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower and/or such Restricted Subsidiaries) (d) shall be endorsed to the Collateral Agent’s reasonable satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee, mortgagee and/or additional insured), (e) if agreed by the insurer (which agreement the Borrower shall use commercially reasonable efforts to obtain), shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof (or, with respect to non-payment of premiums, 10 days’ prior written notice) by the respective insurer to the Collateral

Agent; provided, that the requirements of this Section 8.03(c) shall not apply to (x) insurance policies covering (i) directors and officers, fiduciary or other professional liability, (ii) employment practices liability, (iii) workers compensation liability, (iv) automobile and aviation liability, (v) health, medical, dental and life insurance, and (vi) (such other insurance policies and programs as the Collateral Agent may approve; and (y) self-insurance programs and (f) shall be deposited with the Collateral Agent.
(e)    If the Borrower or any of its Restricted Subsidiaries shall fail to maintain insurance in accordance with this Section 8.03, or the Borrower or any of its Restricted Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, after any applicable grace period, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance, and the Credit Parties jointly and severally agree to reimburse the Administrative Agent for all reasonable costs and expenses of procuring such insurance.
Section 8.04.    Existence; Franchises. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and, in the case of the Borrower and its Restricted Subsidiaries, its and their rights, franchises, licenses, permits, and Intellectual Property, in each case to the extent material; provided, however, that nothing in this Section 8.04 shall prevent (g) sales of assets and other transactions by the Borrower or any of its Restricted Subsidiaries in accordance with Section 9.02, (h) the abandonment by the Borrower or any of its Restricted Subsidiaries of any rights, franchises, licenses, permits, or Intellectual Property that the Borrower reasonably determines are no longer material to the operations of the Borrower and its Restricted Subsidiaries taken as a whole or (i) the withdrawal by the Borrower or any of its Restricted Subsidiaries of its qualification as a foreign corporation, partnership, limited liability company or unlimited liability company, as the case may be, in any jurisdiction if such withdrawal would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 8.05.    Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 8.06.    Compliance with Environmental Laws. (hh) The Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, with all Environmental Laws and certificates of approval and permits applicable to, or required by, the ownership, lease, operation or use of Real Property now or hereafter owned, leased or operated by the Borrower or any of its Restricted Subsidiaries, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws (other than Liens imposed on leased Real Property resulting from the acts or omissions of the owner of such leased Real Property or of other tenants of such leased Real Property who are not within the control of the Borrower or any of its Restricted Subsidiaries). Except as have not had, and would not reasonably be expected to have, a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Restricted Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties or transported to or from such Real Properties in compliance with all applicable Environmental Laws.
(d)    (a) After the receipt by the Administrative Agent or any Lender of any notice of the type described in Section 8.01(g), (b) at any time that the Borrower or any of its Restricted Subsidiaries are not in compliance with Section 8.06(a) or (c) at any time when an Event of Default is in existence, the Credit Parties will (in each case) jointly and severally provide, at the written request of the Administrative Agent, an environmental site assessment report, including a phase I and phase II report if required by the Administrative Agent, concerning any Mortgaged Property owned, leased or operated by the Borrower or any of its Restricted Subsidiaries (in the event of (i) or (ii) that is the subject of or could reasonably be expected to be the subject of such notice or noncompliance), prepared by an environmental consulting firm reasonably approved by the Administrative Agent, indicating the presence or absence of Hazardous Materials, compliance or non-compliance with all Environmental Laws and permits thereunder, and the reasonable worst case cost of any removal or remedial action in connection with any such Hazardous Materials on or non-compliance with Environmental Laws in connection with such Mortgaged Property. If the Credit Parties fail to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the reasonable cost of which shall be borne by the Borrower, and the Credit Parties shall grant and hereby grant to the Administrative Agent and the Lenders and their respective agents access to such Mortgaged Property and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license to undertake such an environmental assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole expense of the Credit Parties (who shall be jointly and severally liable therefor).
Section 8.07.    ERISA. As soon as possible and, in any event, within ten (10) Business Days after the Borrower or any Restricted Subsidiary of the Borrower knows of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Restricted Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by the Borrower, such Restricted Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan participant and any notices received by the Borrower, such Restricted Subsidiary or such ERISA Affiliate from the PBGC or any other Governmental Authority, or a Plan participant with respect thereto: that (ii) an ERISA Event has occurred that is reasonably expected to result in a Material Adverse Effect; (jj) there has been an increase in Unfunded Pension Liabilities since the date the representations hereunder are given, or from any prior notice, as applicable, in either case, which is reasonably expected to result in a Material Adverse Effect; (kk) there has been an increase in the estimated withdrawal liability under Section 4201 of ERISA, if the Borrower, any Restricted Subsidiary of the Borrower and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans which is reasonably expected to result in a Material Adverse Effect, (ll) the Borrower, any Restricted Subsidiary of the Borrower or any ERISA Affiliate adopts, or commences contributions to, any Plan subject to Section 412 of the Code, or adopts any amendment to a Plan subject to Section 412 of the Code which is reasonably expected to result in a Material Adverse Effect, (mm) that a contribution required to be made with respect to a Foreign Pension Plan has not been timely made which failure is reasonably likely to result in a Material Adverse Effect; or (nn) that a Foreign Pension Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent and such event is reasonably expected to result in a Material Adverse Effect. The Borrower will also deliver to the Administrative Agent, upon request by the Administrative Agent, a complete copy of the most recent annual report (on Internal Revenue Service Form 5500-series, including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) filed with the Internal Revenue Service or other Governmental Authority of each Plan that is maintained or sponsored by the Borrower or a Restricted Subsidiary.
As soon as possible and, in any event, within ten (10) Business Days after the Borrower or any Subsidiary of the Borrower knows of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent a certificate of a Responsible Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower or such Subsidiary is required or proposes to take, together with any notices required or proposed to be given or filed by the Borrower, such Subsidiary or the Canadian Pension Plan administrator to or with any Governmental Authority, or a Canadian Pension Plan participant and any notices received by the Borrower or such Subsidiary from any Governmental Authority, or a Canadian Pension Plan participant with respect thereto: (a) that a contribution required to be made with respect to a Canadian Employee Plan or Canadian Statutory Plan has not been timely made which failure is reasonably likely to result in a Material Adverse Effect; (b) that Canadian Unfunded Pension Liability has arisen in an amount exceeding the Threshold Amount or in such amount as would reasonably be expected to result in a Material Adverse Effect; or (c) that a Canadian Pension Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent and such event is reasonably expected to result in a Material Adverse Effect. The Borrower will also deliver to the Administrative Agent, upon request by the Administrative Agent, a complete copy of the most recent annual report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) filed with each Governmental Authority in respect of each Canadian Pension Plan that is maintained or sponsored by the Borrower or a Subsidiary.
Section 8.08.    Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound, except such non-performances as, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect.
Section 8.09.    Payment of Taxes. The Borrower will pay and discharge prior to or when due, and will cause each of its Subsidiaries to pay and discharge, all material Taxes imposed upon it or upon its income or profits or upon any properties belonging to it, and all material lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries not otherwise permitted under Section 9.01(i); provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such Tax which is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with IFRS.
Section 8.10.    Use of Proceeds. The Borrower will use the proceeds of the Term Loans only as provided in Section 7.08.
Section 8.11.    Additional Security; Further Assurances; etc.
(a)    The Borrower will, and will cause each of the other Credit Parties that are Restricted Subsidiaries of the Borrower to, grant to the Collateral Agent for the benefit of the Secured Creditors security interests in and mortgage liens on such assets and properties (in the case of Real Property, limited to Material Real Property) of the Borrower and such other Credit Parties that are Restricted Subsidiaries of the Borrower as are not covered by the original Security Documents and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, as may be amended, modified or supplemented from time to time, the “Additional Security Documents”); provided that (a) the pledge of the outstanding capital stock of any FSHCO or CFC shall be limited to (x) no more than sixty-five percent (65%) of the total combined voting power for all classes of the voting Equity Interests of such FSHCO or CFC and (y) one-hundred percent (100%) of the non-voting Equity Interests of such FSHCO or CFC, (b) mortgage liens shall not be required with respect to any Real Property that is not Material Real Property and (c) security interests and mortgage liens shall not be required with respect to any assets or properties to the extent that such security interests or mortgage liens would result in a material adverse tax consequence to the Borrower or its Restricted Subsidiaries, as reasonably determined by the Borrower and notified in writing to the Administrative Agent. All security interests and mortgage liens shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and (subject to exceptions as are reasonably acceptable to the Administrative Agent) shall constitute, upon taking all necessary perfection action (which the Credit Parties agree to promptly take) valid and enforceable perfected security interests and mortgage liens (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law), subject to the ABL/Term Intercreditor Agreement, superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect (subject to exceptions as are reasonably acceptable to the Administrative Agent) the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all Taxes, fees and other charges payable in connection therewith shall be paid in full. Notwithstanding any other provision in this Agreement or any other Credit Document, no FSHCO or CFC shall be required to pledge any of its assets to secure any obligations of the Borrower under the Credit Documents or guarantee the obligations of the Borrower under the Credit Documents). In connection with any Additional Security Documents for any Material Real Property, the Borrower shall cause the Mortgage Collateral Requirement to be satisfied. “Mortgage Collateral Requirement” means that (i) the Administrative Agent shall receive, in order to comply with the Flood Laws, (A) a completed standard flood hazard determination form, (B) if the improvement(s) to the improved Material Real Property is located in a special flood hazard area, a notification to the borrower and (if applicable) notification to the Borrower that flood insurance coverage under the National Flood Insurance Program is or is not available in that community, (C) documentation evidencing the Borrower’s receipt of such notice to Borrower (e.g., countersigned notice) and (D) if such notice is required to be given and flood insurance is available in the community in which the property is located, a copy of one of the following: the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Administrative Agent; and (ii) with respect to each Mortgage, the Administrative Agent shall receive (A) a fully paid policy of title insurance (or “pro forma” or marked up commitment having the same effect of a title insurance policy) in form and substance reasonably satisfactory to the Administrative Agent and (B) an opinion of counsel (other than as to title to such Material Real Property) for the jurisdiction in which the Material Real Property covered by such Mortgage is located. Notwithstanding anything herein to the contrary, the Credit Parties shall not be required to take any action to perfect any security interest in any Collateral consisting of Intellectual Property under the laws of any jurisdiction outside of the United States or Canada or any other Collateral under the

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

laws of any jurisdiction outside of the United States or Canada (other than to perfect against any Equity Interests and/or debt obligation of [Redacted – Name of Subsidiary]).
(b)    Subject to the terms of the ABL/Term Intercreditor Agreement, with respect to any person that is or becomes a Restricted Subsidiary after the Closing Date, promptly (d) deliver to the Collateral Agent the certificates, if any, representing all (or such lesser amount as is required) of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Credit Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Credit Party (to the extent required pursuant to the Security Agreements), (e) cause such new Subsidiary (other than an Excluded Subsidiary) (i) to execute a joinder agreement to the Subsidiaries Guaranty and a joinder agreement to each applicable Security Document, substantially in the form annexed thereto, (ii) if such new Subsidiary owns any Material Real Property, cause such new Subsidiary to comply with Section 8.11(a) as to such Material Real Property, and (iii) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent and (f) at the request of the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Lenders, of counsel to the Credit Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 8.11(b) as the Administrative Agent may reasonable request.
(c)    The Borrower will, and will cause each of the other Credit Parties that are Restricted Subsidiaries of the Borrower to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at Borrower’s expense, any additional Security Document or document or instrument supplemental to or confirmatory of the Security Documents, including opinions of counsel, or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except for Permitted Liens or as otherwise permitted by the applicable Security Document.
(d)    If the Administrative Agent reasonably determines that it or the Lenders are required by law or regulation to have appraisals prepared in respect of any Mortgaged Property, the Borrower will, at its own expense, provide to the Administrative Agent appraisals which (to the extent applicable) satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended, and which shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent.
(e)    The Borrower agrees that each action required by clauses (a) through (d) of this Section 8.11 shall be completed as soon as reasonably practicable, but in no event later than 90 days after such action is required to be taken pursuant to such clauses or requested to be taken by the

Administrative Agent or the Required Lenders (or such longer period as the Administrative Agent shall otherwise agree), as the case may be; provided that, in no event will the Borrower or any of its Restricted Subsidiaries be required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to its compliance with this Section 8.11.

Section 8.12.    Post-Closing Actions. The Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 8.12 as soon as commercially reasonable and by no later than the date set forth in Schedule 8.12 with respect to such action or such later date as the Administrative Agent may reasonably agree.
Section 8.13.    Permitted Acquisitions. (oo) Subject to the provisions of this Section 8.13 and the requirements contained in the definition of Permitted Acquisition, the Borrower and its Restricted Subsidiaries may from time to time after the Closing Date effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition):
(a) no Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto;
(b) the Acquired Entity or Business shall be engaged in a business permitted by Section 9.09;
(c) the aggregate consideration paid by the Borrower and its Restricted Subsidiaries in connection with Permitted Acquisitions consummated from and after the Closing Date where the Acquired Entity or Business does not become a Subsidiary Guarantor (in the case of an Acquired Entity) or owned by a Subsidiary Guarantor (in the case of a Business) shall not exceed (x) the greater of $60,000,000 and 7.50% of Consolidated Total Assets, plus (y) the Available Amount,
(d) after completion of the Permitted Acquisition, neither the Borrower nor any of its Subsidiaries maintains, contributes to, or has any liability or contingent liability with respect to Canadian Defined Benefit Plans, where Canadian Unfunded Pension Liability exists in an amount exceeding the Threshold Amount or in such amount as would reasonably be expected to result in a Material Adverse Effect; and
(e) the Borrower shall have delivered to the Administrative Agent and each Lender a certificate executed by its chief financial officer or treasurer, certifying to the best of such officer’s knowledge, compliance with the requirements of the preceding clauses (i) through (iv), inclusive.
(d)    At the time of each Permitted Acquisition involving the creation or acquisition of a Restricted Subsidiary, or the acquisition of Equity Interests of any Person, the Equity Interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to (and to the extent required by) the Pledge Agreement; provided that the pledge of the outstanding capital stock of any FSHCO or CFC shall be limited to (x) no more than sixty-five percent (65%) of the total combined voting power for all classes of the voting Equity Interests of such Foreign Subsidiary and (y) one-hundred percent (100%) of the non- voting Equity Interest of such FSHCO or CFC; provided that for the avoidance of doubt, no FSHCO or CFC shall be required to pledge any of its assets in connection with any such Permitted Acquisition.
(e)    The Borrower shall cause each Restricted Subsidiary (other than an Excluded Subsidiary, subject to clause (a)(iii) of Section 8.13(a)) which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver all of the documentation as and to the extent required by, Section 8.11, to the reasonable satisfaction of the Administrative Agent.
(f)    The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications pursuant to this Section 8.13 are true and correct in all material respects and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Articles 7 and 10.
Section 8.14.    Credit Ratings. The Borrower shall use commercially reasonable efforts to maintain a corporate credit rating from S&P and a corporate family rating from Moody’s, in each case, with respect to the Borrower, and a credit rating from S&P and Moody’s with respect to the Indebtedness incurred pursuant to this Agreement, in all cases, but not a specific rating.
Section 8.15.    Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Subsidiary acquired or created after the Closing Date as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (f) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (g) immediately after giving effect to such designation, the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the Test Period then most recently ended (or, if no Test Period has ended as of such time, as of the last day of the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered), does not exceed 5.50 to 1.00, (h) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, such designation shall constitute an Investment in such Unrestricted Subsidiary for purposes of Section 9.05 (calculated as

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

an amount equal to the sum of (x) the net worth of the Subsidiary designated immediately prior to such designation (such net worth to be calculated without regard to any Obligations of such Subsidiary under the Subsidiaries Guaranty) and (y) the aggregate principal amount of any Indebtedness owed by the Subsidiary to the Borrower or any of its Subsidiaries immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (x) above, on a consolidated basis in accordance with IFRS), and such Investment must otherwise be permitted at such time under Section 9.05, (i) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of (I) the ABL Credit Agreement, (II) any Refinancing Notes Indenture, any Permitted Junior Notes Document or (III) any other debt instrument, in the case of this clause (III), with a principal amount in excess of the Threshold Amount, (j) immediately after giving effect to the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Borrower shall comply with the provisions of Section 8.11 with respect to such designated Restricted Subsidiary, (k) no Restricted Subsidiary may be a Subsidiary of an Unrestricted Subsidiary, (l) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, no recourse whatsoever (whether by contract or by operation of law or otherwise) may be had to the Borrower or any of its Restricted Subsidiaries or any of their respective properties or assets for any obligations of such Unrestricted Subsidiary, and (m) the Borrower shall have delivered to the Administrative Agent and each Lender a certificate executed by its chief financial officer or treasurer, certifying to the best of such officer’s knowledge, compliance with the requirements of the preceding clauses (i) through (vii), inclusive, and containing the calculations (in reasonable detail) required by the preceding clause (ii). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s Investment in such Subsidiary. Notwithstanding any other provision of this Agreement, [Redacted – Name of Subsidiary] may not be designated as an Unrestricted Subsidiary.

Section 8.16.    Annual Lender Conference Calls. At the request of the Administrative Agent or the Required Lenders, the Borrower shall, following the end of each fiscal year, hold a conference call at a mutually agreeable time with all Lenders who choose to participate in such conference call, during which call shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal year.
ARTICLE 9
NEGATIVE COVENANTS
The Borrower and each of its Restricted Subsidiaries hereby covenant and agree that on and after the Closing Date and until the Term Loans and Notes (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnification obligations arising hereunder which are not then due and payable) incurred hereunder and thereunder, are paid in full:

Section 9.01.    Liens. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or sell accounts receivable with recourse to the Borrower or any of its Restricted Subsidiaries) or authorize the filing of any financing statement under the UCC or PPSA with respect to any Lien or any other similar notice of any Lien under any similar recording or notice statute; provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of, or any filing in respect of, the following (Liens described below are herein referred to as “Permitted Liens”):
(iii)    Liens for Taxes, assessments or governmental charges or levies not overdue or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with IFRS (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization);
(iv)    Liens in respect of property or assets of the Borrower or any of its Restricted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, contractors’, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets, and for which adequate reserves have been established in accordance with IFRS;
(v)    Liens in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule 9.01(iii) (or to the extent not listed on such Schedule 9.01(iii), where the fair market value of all property to which such Liens under this clause (iii) attach is less than $5,000,000 in the aggregate), plus modifications, renewals, replacements, refinancings and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Restricted Subsidiaries (other than after-acquired property that is affixed or incorporated into the property encumbered by such Lien on the Closing Date and the proceeds and products thereof) unless such Lien is permitted under the other provisions of this Section 9.01;
(vi)    (x) Liens created pursuant to the Credit Documents, (y) Liens securing Obligations (as defined in the ABL Credit Agreement) and the credit documents related thereto and incurred pursuant to Section 9.04(i)(y); provided that in the case of Liens securing such Indebtedness under the ABL Credit Agreement, the collateral agent under the ABL Credit Agreement (or other applicable representative thereof on behalf of the holders of such Indebtedness) shall have entered into with the Administrative Agent and/or the Collateral Agent the ABL/Term Intercreditor Agreement, and (z) Liens securing any Refinancing Notes subject to the Additional Intercreditor Agreement, as applicable;
(vii)    Leases, subleases, licenses or sublicenses (including licenses or sublicenses of Intellectual Property) granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Restricted Subsidiaries;
(viii)    Liens upon assets of the Borrower or any of its Restricted Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iii), provided that (x) such Liens serve only to secure the payment of Indebtedness and/or other monetary obligations arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset or assets giving rise to such Capitalized Lease Obligation does not encumber any asset of the Borrower or any of its Restricted Subsidiaries other than the proceeds of the assets giving rise to such Capitalized Lease Obligations;
(ix)    Liens placed upon equipment, machinery or other fixed assets acquired or constructed after the Closing Date and used in the ordinary course of business of the Borrower or any of its Restricted Subsidiaries and placed at the time of the acquisition or construction thereof by the Borrower or such Restricted Subsidiary or within 270 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase or construction price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition or construction of any such equipment, machinery or other fixed assets or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by Section 9.04(iii) and (y) in all events, the Lien encumbering the equipment, machinery or other fixed assets so acquired or constructed does not encumber any other asset of the Borrower or such Restricted Subsidiary; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms;
(x)    easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances and minor title deficiencies, which individually or in the aggregate do not materially interfere with the conduct of the business of the Borrower or any of its Restricted Subsidiaries;
(xi)    Liens arising from precautionary UCC, PPSA or other similar financing statement filings regarding operating leases or consignments entered into in the ordinary course of business;

(xii)    attachment and judgment Liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default pursuant to Section 10.01(i);
(xiii)    statutory and common law landlords’ liens under leases to which the Borrower or any of its Restricted Subsidiaries is a party;
(xiv)    Liens (other than Liens imposed under ERISA or in respect of any Canadian Pension Plan) incurred in the ordinary course of business in connection with workers’ compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety, stay, customs or appeal bonds, performance bonds and other obligations of a like nature (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit) incurred in the ordinary course of business;
(xv)    With respect to any Mortgaged Property, Permitted Encumbrances;
(xvi)    Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary of the Borrower in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04, and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Restricted Subsidiaries; and any extensions, renewals and replacements thereof so long as the aggregate principal amount of the Indebtedness secured by such Liens does not increase from that amount outstanding at the time of any such extension, renewal or replacement, plus accrued and unpaid interest and cash fees and expenses (including premium) incurred in connection with such renewal, replacement or extension, and such extension, renewal or replacement does not encumber any asset or properties of the Borrower or any of its Restricted Subsidiaries other than the proceeds of the assets subject to such Lien;
(xvii)    deposits or pledges to secure bids, tenders, contracts (other than contracts for the repayment of borrowed money), leases, statutory obligations, surety, stay, customs and appeal bonds and other obligations of like nature (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit), and as security for the payment of rent, in each case arising in the ordinary course of business;
(xviii)    Liens on assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries permitted pursuant to Section 9.04;

(xix)    any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense agreement (including software and other technology licenses) in the ordinary course of business;
(xx)    Liens on property subject to Sale-Leaseback Transactions to the extent such Sale-Leaseback Transactions are permitted by Section 9.02(xi);
(xxi)    any encumbrances or restrictions (including, without limitation, put and call agreements) with respect to the Equity Interests of any Joint Venture expressly permitted by the terms of this Agreement arising pursuant to the agreement evidencing such Joint Venture;
(xxii)    Liens on Collateral in favor of any Credit Party securing intercompany Indebtedness permitted by Section 9.05, provided that any Liens securing Indebtedness that is required to be subordinated pursuant to Section 9.05 shall be subordinated to the Liens created pursuant to the Security Documents;
(xxiii)    Liens on specific items of inventory or other goods (and proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business;
(xxiv)    Liens on insurance policies and the proceeds thereof (whether accrued or not) and rights or claims against an insurer, in each case securing insurance premium financings permitted under Section 9.04(viii);
(xxv)    Liens that may arise on inventory or equipment of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business as a result of such inventory or equipment being located on premises owned by Persons other than the Borrower and its Restricted Subsidiaries;
(xxvi)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(xxvii)    Liens (i) of a collection bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(xxviii)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence or issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(xxix)    Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Investment permitted hereunder;
(xxx)    Liens not otherwise permitted by the foregoing clauses (i) through (xxvii), or by following clauses (xxix) through (xxxix), to the extent attaching to properties and assets with an aggregate fair market value not in excess of, and securing liabilities not in excess of, the greater of $20,000,000 and 2.50% of Consolidated Total Assets in the aggregate at any time outstanding;
(xxxi)    Liens on Collateral (as defined in the Security Documents) securing obligations of Credit Parties under Permitted Junior Loans and Permitted Junior Notes that are secured as provided in the definitions thereof, or Liens on assets of non-Credit Parties securing obligations of non-Credit Parties under Permitted Junior Loans and Permitted Junior Notes to the extent permitted by Section 9.04(xxiii);
(xxxii)    [Reserved];
(xxxiii)    cash deposits with respect to any Refinancing Notes or any Permitted Junior Debt or any other Indebtedness, in each case to the extent permitted by Section 9.07;
(xxxiv)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;
(xxxv)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(xxxvi)    (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of the Borrower and the Restricted Subsidiaries complies, and (ii) any zoning or similar law or right reserved to or vested in, or any development agreement, site plan agreement, subdivision agreement or other similar agreement with any Governmental Authority to control or regulate the use of any real property lease, license, franchise, grant or permit that does not materially interfere with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;
(xxxvii)    deposits made in the ordinary course of business to secure liability to insurance carriers;
(xxxviii)    receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;
(xxxix)    so long as no Default has occurred and is continuing at the time of granting such Liens, Liens on cash deposits in an aggregate amount not to exceed $10,000,000 securing any Swap Contracts permitted hereunder;
(xl)    [Reserved];
(xli)    Liens on cash or Cash Equivalents (and the related escrow accounts) in connection with the issuance into (and pending the release from) escrow of any Refinancing Notes, or any Permitted Junior Debt; and
(xlii)    the right reserved to or vested in any Governmental Authority by any statutory provision or by the terms of any lease, license, franchise, grant or permit of the Borrower or any Restricted Subsidiary to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof.
In connection with the granting of Liens of the type described in this Section 9.01 by the Borrower or any of its Restricted Subsidiaries, the Administrative Agent and the Collateral Agent shall, and shall be authorized to, take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).
Section 9.02.    Consolidation, Merger, or Sale of Assets, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger, amalgamation or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions of any Person, except that:
(ix)    any Investment permitted by Section 9.05 may be structured as a merger, consolidation or amalgamation so long as, in the case of any merger, consolidation or amalgamation involving the Borrower, the Borrower is the surviving entity;
(x)    the Borrower and its Restricted Subsidiaries may sell assets, so long as (x) each such sale is on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary as would reasonably be obtained by the Borrower or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate and the Borrower or the respective Restricted Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Restricted Subsidiary, as the case may be), (y) in the case of any single transaction that involves assets or Equity Interests having a fair market value of more than $2,500,000, at least 75% of the consideration received by the Borrower or such Restricted Subsidiary shall be in the form of cash, Cash Equivalents or, subject to the proviso below, Designated Non-Cash Consideration (taking into account the amount of cash and Cash Equivalents, the principal amount of any promissory notes and the fair market value, as determined by the Borrower or such Restricted Subsidiary, as the case may be, in good faith, of any other consideration (including Designated Non-Cash Consideration)) and is paid at the time of the closing of such sale; provided, however, that for purposes of this clause (y), the following shall be deemed to be cash: (i) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable disposition and for which the Borrower and the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (ii) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable asset sale, and (iii) any Designated Non-Cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such asset sale having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (y) that is at that time outstanding, not to exceed the greater of (A) $20,000,000 and (B) 2.50% of Consolidated Total Assets at the time of the receipt of such Designated Non-Cash Consideration (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and (z) the Net Sale Proceeds therefrom are applied as (and to the extent) required by Section 4.02(e).
(xi)    each of the Borrower and its Restricted Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04(iii));
(xii)    each of the Borrower and its Restricted Subsidiaries may sell or discount, in each case in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;
(xiii)    each of the Borrower and its Restricted Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Restricted Subsidiaries, including of Intellectual Property;
(xiv)    (w) any U.S. Subsidiary of the Borrower may be merged, consolidated, dissolved, or liquidated with or into any U.S. Subsidiary that is a Subsidiary Guarantor (so long as the surviving Person of such merger, consolidation, dissolution or liquidation is a Wholly-Owned U.S. Subsidiary of the Borrower, is a corporation, limited liability company or limited partnership and is or becomes a Subsidiary Guarantor concurrently with such merger, consolidation, dissolution, amalgamation, or liquidation), (x) any Canadian Subsidiary of the Borrower may be consolidated, dissolved, amalgamated or liquidated with or into the Borrower (so long as the surviving or resulting Person of such consolidation, dissolution, amalgamation or liquidation is a corporation organized or existing under the laws of Canada or any province or territory thereof and, such Person expressly assumes or confirms, as applicable, in writing, all the obligations of the Borrower under the Credit Documents pursuant to an assumption agreement or confirmation, as applicable, in each case in form and substance reasonably satisfactory to the Administrative Agent) or with or into any Canadian Subsidiary that is a Subsidiary Guarantor (so long as the surviving or resulting Person of such consolidation, dissolution, amalgamation or liquidation is a Wholly-Owned Domestic Subsidiary of the Borrower, is a corporation or limited partnership and is or becomes a Subsidiary Guarantor concurrently with such consolidation, dissolution, amalgamation, or liquidation, and such Person expressly assumes or confirms, as applicable, in writing, all the obligations of such Subsidiaries under the Credit Documents pursuant to an assumption agreement or confirmation, as applicable, in each case in form and substance reasonably satisfactory to the Administrative Agent) (y) any Foreign Subsidiary of the Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into any Wholly-Owned Foreign Subsidiary of the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower that is an Excluded Subsidiary, so long as such Wholly-Owned Foreign Subsidiary or such Excluded Subsidiary, as applicable, is the surviving corporation of such merger, consolidation, dissolution, amalgamation or liquidation and (z) any Foreign Subsidiary of the Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into any Credit Party (so long as such Credit Party is the surviving corporation of such merger, consolidation, dissolution, amalgamation or liquidation); provided that any such merger, consolidation, dissolution, amalgamation or liquidation shall only be permitted pursuant to this clause (vi), so long as (I) no Default and no Event of Default then exists or would exist immediately after giving effect thereto and (II) any security interests or hypothecs granted to the Collateral Agent for the benefit of the Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such merger, consolidation, dissolution, amalgamation or liquidation);

(xv)    each of the Borrower and its Restricted Subsidiaries may make sales or leases of (iv) inventory and (v) goods held for sale, in each case, in the ordinary course of business and (vi) immaterial assets with a fair market value, in the case of this clause (C), of less than $7,500,000 in the aggregate;
(xvi)    each of the Borrower and its Restricted Subsidiaries may sell or otherwise dispose of (i) outdated, obsolete, surplus or worn out property and (ii) property no longer used or useful in the conduct of the business of the Borrower and its Restricted Subsidiaries, in each case, in the ordinary course of business;
(xvii)    each of the Borrower and its Restricted Subsidiaries may sell or otherwise dispose of assets acquired pursuant to a Permitted Acquisition which assets (w) are not used or useful to the core or principal business of the Borrower and its Restricted Subsidiaries, (x) have a fair market value not in excess of $10,000,000, (y) the aggregate proceeds (determined in a manner consistent with clause (viii) above) received by the Borrower or such Restricted Subsidiary) from all such sales, transfers or dispositions relating to a given Permitted Acquisition shall not exceed 30% of the aggregate consideration paid for such Permitted Acquisition, and (z) such assets are sold, transferred or disposed of on or prior to the first anniversary of the relevant Permitted Acquisition;
(xviii)    in order to effect a sale, transfer or disposition otherwise permitted by this Section 9.02, a Restricted Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into another Person, or may be dissolved or liquidated;
(xix)    each of the Borrower and its Restricted Subsidiaries may effect Sale-Leaseback Transactions involving real property acquired after the Closing Date and not more than 180 days prior to such Sale-Leaseback Transaction for cash in an amount at least equal to the cost of such property; provided that any the excess of Net Sale Proceeds received by the Borrower or any of its Restricted Subsidiaries from any such Sale-Leaseback Transaction from and after such time as when the Borrower and its Restricted Subsidiaries shall have received Net Sale Proceeds of at least $25,000,000 from all Sale-Leaseback Transactions occurring after the Closing Date shall be applied as (and to the extent) required by Section 4.02(e);
(xx)    the Borrower and its Subsidiaries may consummate the Transaction and make any dispositions on the Closing Date contemplated by the Acquisition Agreement to consummate the Transaction;
(xxi)    each of the Borrower and its Restricted Subsidiaries may issue or sell Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(xxii)    each of the Borrower and its Restricted Subsidiaries may

make transfers of property subject to casualty or condemnation proceedings upon the occurrence of the related Recovery Event;
(xxiii)    each of the Borrower and its Restricted Subsidiaries may abandon Intellectual Property rights in the ordinary course of business, which in the reasonable good faith determination of the Borrower or a Restricted Subsidiary are not material to the conduct of the business of the Borrower and its Restricted Subsidiaries taken as a whole;
(xxiv)    each of the Borrower and its Restricted Subsidiaries may make voluntary terminations of or unwind Swap Contracts;
(xxv)    each of the Borrower and its Restricted Subsidiaries may make dispositions resulting from foreclosures by third parties on properties of the Borrower or any of its Restricted Subsidiaries and acquisitions by the Borrower or any of its Restricted Subsidiaries resulting from foreclosures by such Persons or properties of third parties;
(xxvi)    each of the Borrower and its Restricted Subsidiaries may terminate leases and subleases;
(xxvii)    each of the Borrower and its Restricted Subsidiaries may use cash and Cash Equivalents to make payments that are otherwise permitted under Sections 9.03 and 9.07;
(xxviii)    each of the Borrower or its Restricted Subsidiaries may sell or otherwise dispose of property, for reasonably equivalent value, to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such sale or disposition are promptly applied to the purchase price of such replacement property;
(xxix)    sales, dispositions or contributions of property (vii) between Credit Parties, (viii) between Restricted Subsidiaries (other than Credit Parties), (ix) by Restricted Subsidiaries that are not Credit Parties to the Credit Parties or (x) by Credit Parties to any Restricted Subsidiary that is not a Credit Party; provided that (i) the portion (if any) of any such sale, disposition or contribution of property made for less than fair market value and (ii) any noncash consideration received in exchange for any such sale, disposition or contribution of property, shall in each case constitute an Investment in such Restricted Subsidiary;
(xxx)    dispositions of Investments (including Equity Interests) in Joint Ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(xxxi)    transfers of condemned property as a result of the exercise of

“eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement; provided that the proceeds of such dispositions are applied in accordance with Section 4.02(g);
(xxxii)    any disposition of any asset between or among the Restricted Subsidiaries as a substantially concurrent interim disposition in connection with a disposition otherwise permitted pursuant to this Section 9.02; and
(xxxiii)    dispositions permitted by Section 9.03 or Section 9.05(xxvii).
To the extent the Required Lenders waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to the Borrower or a Restricted Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall, and shall be authorized to, take any actions deemed appropriate in order to effect the foregoing.
Section 9.03.    Dividends. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Restricted Subsidiaries, except that:
(i)    any Restricted Subsidiary of the Borrower may pay Dividends or return capital or make distributions and other similar payments with regard to its Equity Interests to the Borrower or to other Restricted Subsidiaries of the Borrower which directly or indirectly own equity therein;
(ii)    any non-Wholly-Owned Subsidiary of the Borrower may declare and pay cash Dividends to its shareholders generally so long as the Borrower or its Restricted Subsidiary that owns the Equity Interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);
(iii)    so long as no Default or Event of Default exists at the time of the applicable Dividend, redemption or repurchase or would exist immediately after giving effect thereto, the Borrower may pay cash Dividends to redeem or repurchase, contemporaneously with such Dividend, Equity Interests of the Borrower from management, employees, officers and directors (and their successors and assigns) of the Borrower and its Restricted Subsidiaries; provided that (xi) the aggregate amount of Dividends made by the Borrower pursuant to this clause (iii), and the aggregate amount paid by the Borrower in respect of all such Equity Interests so redeemed or repurchased shall not (net of any cash proceeds received by the Borrower from issuances of its Equity Interests (other than to the extent included in the Available Amount or in clause (II) below) and contributed to the Borrower in connection with such redemption or repurchase), in either case, exceed either (x) during any fiscal year of the Borrower, $7,500,000 (provided that subject to the immediately succeeding clause (y), the amount of cash Dividends permitted to be, but not, paid in any fiscal year pursuant to this clause (iii) shall increase the amount of cash Dividends permitted to be paid in any succeeding fiscal year pursuant to this clause (iii)) or (y) for all periods after the Closing Date (taken as a single period), $20,000,000; (xii) such amount in any calendar year may be increased by an amount not to exceed: (I) the cash proceeds of key man life insurance policies received by the Borrower or any of its Restricted Subsidiaries after the Closing Date; plus (II) the net proceeds from the sale of Equity Interest of the Borrower, in each case to members of management, managers, directors or consultants of the Borrower or any of its Subsidiaries that occurs after the Closing Date, where the net proceeds of such sale are received by or contributed to the Borrower; provided that the amount of any such net proceeds that are utilized for any Dividend under this clause (iii) will not be considered to be net proceeds of Equity Interests for purposes of clause (b)(x)(ii) of the definition of “Available Amount”; less (III) the amount of any Dividends previously made with the cash proceeds described in the preceding clause (I); and (xiii) cancellation of Indebtedness owing to the Borrower from members of management, officers, directors, employees of the Borrower or any of its Subsidiaries in connection with a repurchase of Equity Interests of any Parent Company will not be deemed to constitute a Dividend for purposes of this Agreement;
(iv)    any Dividend used to fund the Transaction, including Transaction Costs;
(v)    repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or similar equity incentive awards;
(vi)    Dividends, so long as no Default or Event of Default shall have occurred and be continuing and the Consolidated Total Net Leverage Ratio does not exceed 3.00:1.00, determined on a Pro Forma Basis as of the last day of the Test Period then most recently ended (or, if no Test Period has ended as of such time, for the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered) after giving effect to such Dividend;
(vii)    so long as no Default or Event of Default shall have occurred and be continuing at the time of the proposed Dividend or immediately after giving effect thereto, and subject to compliance with Consolidated Total Net Leverage Ratio not in excess of 4.25:1.00, any Dividends to the extent same are made solely with the Available Amount;
(viii)    purchases of minority interests in non-Wholly-Owned Subsidiaries by the Borrower and the Guarantors; provided that the aggregate amount of such purchases, when added to the aggregate amount of Investments pursuant to Section 9.05(xviii), shall not exceed $10,000,000;
(ix)    the declaration and payment of dividends or the payment of other distributions by the Borrower in an aggregate amount since the Closing Date not to exceed the greater of (x) $15,000,000 and (y) 2.00% of Consolidated Total Assets, less any amounts used under Section 9.07(a)(ii);
(x)    the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common Equity Interests of such Person so long as in the case of dividend or other distribution by a Restricted Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution; and
(xi)    following the occurrence of the Leverage Step-Down Trigger (which shall only be required to occur once), the Borrower may pay dividends and distributions with the net cash proceeds of any equity issuance not required to be applied to repay Term Loans in accordance with Section 4.02, so long as, with respect to any such payments, no Event of Default shall have occurred and be continuing or would result therefrom; provided that the amount of any such cash proceeds that are utilized for any Dividend under this clause (xii) will not be considered to be cash proceeds of Equity Interests for purposes of clause (b)(x)(ii) of the definition of “Available Amount”;
(xii)    the Borrower and any Restricted Subsidiary may pay dividends and distributions within 60 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with another provision of this Section 9.03.
Section 9.04.    Indebtedness. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:
(i)    (x) Indebtedness incurred pursuant to this Agreement and the other Credit Documents and (y) Indebtedness incurred pursuant to the ABL Credit Agreement in an aggregate principal amount not to exceed $275,000,000 at any one time outstanding;
(ii)    Indebtedness under Swap Contracts entered into with respect to other Indebtedness permitted under this Section 9.04 so long as the entering into of such Swap Contracts are bona fide hedging activities and are not for speculative purposes;
(iii)    Indebtedness of the Borrower and its Restricted Subsidiaries consisting of Capitalized Lease Obligations and purchase money Indebtedness (including obligations in respect of mortgages, industrial revenue bonds, industrial development bonds and similar financings) described in Section 9.01(vii); provided that in no event shall the aggregate principal amount of Capitalized Lease Obligations and the principal amount of all such Indebtedness incurred or assumed in each case after the Closing Date permitted by this clause (iii) exceed the greater of $20,000,000 and 2.50% of Consolidated Total Assets at any one time outstanding;
(iv)    Indebtedness of a Restricted Subsidiary of the Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) in no event shall the aggregate principal amount of Indebtedness incurred or assumed in each case after the Closing Date permitted by this clause (iv) exceed the greater of $25,000,000 and 3.25% of Consolidated Total Assets;
(v)    intercompany Indebtedness among the Borrower and its Restricted Subsidiaries to the extent permitted by Section 9.05(vi);
(vi)    Indebtedness outstanding on the Closing Date and listed on Schedule 9.04(vi) (“Existing Indebtedness”) and any Permitted Refinancing thereof;
(vii)    Indebtedness of Foreign Subsidiaries; provided that the aggregate principal amount of Indebtedness outstanding pursuant to this clause (vii) shall not at any time exceed the greater of $35,000,000 and 4.50% of Consolidated Total Assets (with, for purposes of this clause (vii), Consolidated Total Assets being calculated excluding all assets other than those owned by Foreign Subsidiaries);
(viii)    Indebtedness incurred in the ordinary course of business to finance insurance premiums or take-or-pay obligations contained in supply arrangements;
(ix)    Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and other similar services in connection with cash management and deposit accounts and Indebtedness in connection with the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, including, in each case, Bank Product Debt;
(x)    unsecured Indebtedness of the Borrower and any or all Subsidiary Guarantors, in an aggregate outstanding principal amount not to exceed the greater of $35,000,000 and 4.50% of Consolidated Total Assets at any time, assumed or incurred in connection with any Permitted Acquisition permitted under Section 8.13, so long as such Indebtedness (and any guarantees thereof) are subordinated to the Obligations upon terms and conditions acceptable to the Administrative Agent or the Required Lenders;

(xi)    Permitted Refinancings of any Indebtedness incurred pursuant to clause (iv) above;
(xii)    additional Indebtedness of the Borrower and its Restricted Subsidiaries not to exceed the greater of $35,000,000 and 4.50% of Consolidated Total Assets in aggregate principal amount outstanding at any time;
(xiii)    Contingent Obligations for customs, stay, performance, appeal, judgment, replevin and similar bonds and suretyship arrangements, and completion guarantees and other obligations of a like nature, all in the ordinary course of business;
(xiv)    Contingent Obligations to insurers required in connection with worker’s compensation and other insurance coverage incurred in the ordinary course of business;
(xv)    guarantees made by the Borrower or any of its Restricted Subsidiaries of Indebtedness of the Borrower or any of its Restricted Subsidiaries permitted to be outstanding under this Section 9.04; provided that such guarantees are permitted by Section 9.05;
(xvi)    guarantees made by any Foreign Subsidiary of Indebtedness of any other Foreign Subsidiary permitted to be outstanding under this Section 9.04;
(xvii)    guarantees made by Restricted Subsidiaries acquired pursuant to a Permitted Acquisition of Indebtedness acquired or assumed pursuant thereto in accordance with Section 9.04, or any refinancing thereof pursuant to Section 9.04; provided that such guarantees may only be made by Restricted Subsidiaries who were guarantors of the Indebtedness originally acquired or assumed pursuant to Section 9.04 at the time of the consummation of the Permitted Acquisition to which such Indebtedness relates;
(xviii)    customary Contingent Obligations in connection with sales, other dispositions and leases permitted under Section 9.02 (but not in respect of Indebtedness for borrowed money or Capitalized Lease Obligations) including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;
(xix)    guarantees of Indebtedness of directors, officers and employees of the Borrower or any of its Restricted Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes;
(xx)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;
(xxi)    (x) severance, pension and health and welfare retirement benefits or the equivalent thereof to current and former employees of the Borrower or its Restricted Subsidiaries incurred in the ordinary course of business, (y) Indebtedness representing deferred compensation or stock-based compensation to employees of the Borrower and the Restricted Subsidiaries, and (z) Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 9.03;
(xxii)    (x) guarantees made by the Borrower or any of its Restricted Subsidiaries of obligations (not constituting debt for borrowed money) of the Borrower or any of its Restricted Subsidiaries owing to vendors, suppliers and other third parties incurred in the ordinary course of business and (y) Indebtedness of any Credit Party as an account party in respect of trade letters of credit issued in the ordinary course of business;
(xxiii)    Following the occurrence of the Leverage Step-Down Trigger (which shall only be required to occur once), unsecured Permitted Junior Debt of the Borrower and its Restricted Subsidiaries incurred under Permitted Junior Debt Documents so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) 100% of the Net Debt Proceeds therefrom shall be used for working capital or other general corporate purposes (including without limitation, to finance one or more Permitted Acquisitions and to pay fees in connection therewith), (iii) the aggregate principal amount of unsecured Permitted Junior Debt issued or incurred after the Closing Date shall not cause the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the Test Period then most recently ended (or, if no Test Period has ended as of such time, for the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered), to exceed 5.50 to 1.00 (or, in the case of unsecured Indebtedness incurred in connection with a Permitted Acquisition, the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the Test Period then most recently ended (or, if no Test Period has ended as of such time, for the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered) would be lower after giving effect to such Permitted Acquisition and the incurrence of such unsecured Indebtedness than prior thereto) and (iv) the Borrower shall have furnished to the Administrative Agent a certificate from a Responsible Officer certifying as to compliance with the requirements of preceding clauses (i), (ii) and (iii), containing the calculations required by preceding clause (iv), and Permitted Refinancing thereof; provided that the amount of Permitted Junior Debt which may be incurred, in the aggregate pursuant to this paragraph (xxiii), by non-Credit Parties, shall not exceed the greater of $25,000,000 and 3.25% of Consolidated Total Assets);

(xxiv)    Indebtedness consisting of lease obligations arising out of the Sale-Leaseback Transactions permitted by Section 9.02(xi);
(xxv)    Following the occurrence of the Leverage Step-Down Trigger (which shall only be required to occur once), Secured Permitted Junior Debt of the Credit Parties incurred under Permitted Junior Debt Documents so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) 100% of the Net Debt Proceeds therefrom shall be used for working capital or other general corporate purposes (including without limitation, to finance one or more Permitted Acquisitions and to pay fees in connection therewith), (iii) the aggregate principal amount of such secured Permitted Junior Debt issued or incurred after the Closing Date shall not cause the Consolidated Senior Secured Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the Test Period then most recently ended (or, if no Test Period has ended as of such time, for the period of four consecutive quarters of the Borrower then most recently ended for which financial statements have been delivered), to exceed 5.25 to 1.00 and (iv) the Borrower shall have furnished to the Administrative Agent a certificate from a Responsible Officer certifying as to compliance with the requirements of preceding clauses (i), (ii) and (iii) and containing the calculations required by preceding clauses (iii), and Permitted Refinancing thereof;
(xxvi)    Indebtedness under Refinancing Notes and Refinancing Term Loans, 100% of the Net Debt Proceeds of which are applied to repay outstanding Term Loans in accordance with Section 4.02(c);
(xxvii)    Guarantees of Indebtedness of a Person in connection with a Joint Venture, provided that the aggregate principal amount of any Indebtedness so guaranteed, when added to the aggregate amount of unreimbursed payments thereto for made in respect of such guarantees and the amount of Investments then outstanding (and deemed outstanding) under clause (xx) of Section 9.05, shall not exceed the greater of $20,000,000 and 2.50% of Consolidated Total Assets; and
(xxviii)    all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxvii) above.
Section 9.05.    Advances, Investments and Term Loans. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, lend money or credit or make advances to or guaranty the Indebtedness of any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents or designate a Subsidiary as an Unrestricted Subsidiary (each of the foregoing, an “Investment” and, collectively, “Investments” and with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value or any write-ups, write-downs or write-

offs thereof but giving effect to any cash return or cash distributions received by the Borrower and its Restricted Subsidiaries with respect thereto), except that the following shall be permitted:
(i)    the Borrower and its Restricted Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Restricted Subsidiary;
(ii)    the Borrower and its Restricted Subsidiaries may acquire and hold cash and Cash Equivalents;
(iii)    the Borrower and its Restricted Subsidiaries may hold the Investments held by them on the Closing Date and described on Schedule 9.05 (iii), and any modification, replacement, renewal or extension thereof that does not increase the principal amount thereof unless any additional Investments made with respect thereto are permitted under the other provisions of this Section 9.05;
(iv)    the Borrower and its Restricted Subsidiaries may acquire and hold Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, and Investments received in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(v)    the Borrower and its Restricted Subsidiaries may enter into Swap Contracts to the extent permitted by Section 9.04(ii);
(vi)    (a) the Borrower and any Restricted Subsidiary may make intercompany loans to and other investments in Credit Parties, (b) any Foreign Subsidiary may make intercompany loans to and other investments in the Borrower or any of its Restricted Subsidiaries so long as in the case of such intercompany loans to Credit Parties, all payment obligations of the respective Credit Parties are subordinated to their obligations under the Credit Documents on terms reasonably satisfactory to the Administrative Agent, (c) the Credit Parties may make intercompany loans to, guarantees on behalf of, and other investments in, Subsidiaries that are not Credit Parties so long as the aggregate amount of outstanding loans, guarantees and other Indebtedness made pursuant to this subclause (vi) does not exceed the greater of $40,000,000 and 5.00% of Consolidated Total Assets, (d) any Restricted Subsidiary that is not a Credit Party may make intercompany loans to, and other investments in, any other Restricted Subsidiary that is also not a Credit Party and (e) Credit Parties may make intercompany loans and other investments in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that results in the proceeds of the initial Investment being invested in one or more Credit Parties and (f) Credit Parties may make intercompany loans to, guarantees on behalf of, and other investments in, Subsidiaries that are not

Credit Parties (x) to fund the operating expenses of such Subsidiaries in an amount not to exceed $250,000 during any fiscal year of the Borrower and (y) to enable such Subsidiaries to pay Taxes so long as such Subsidiaries are Immaterial Subsidiaries;
(vii)    Permitted Acquisitions shall be permitted in accordance with Section 8.13;
(viii)    loans and advances by the Borrower and its Restricted Subsidiaries to officers, directors and employees of the Borrower and its Restricted Subsidiaries in connection with (i) relocations and other ordinary course of business purposes (including travel and entertainment expenses) shall be permitted and (ii) any such Person’s purchase of Equity Interests of the Borrower; provided that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;
(ix)    [Reserved];
(x)    advances of payroll payments to employees of the Borrower and its Restricted Subsidiaries in the ordinary course of business;
(xi)    non-cash consideration may be received in connection with any Asset Sale to the extent permitted pursuant to Section 9.02(ii) or (ix);
(xii)    additional Restricted Subsidiaries of the Borrower may be established or created if the Borrower and such Subsidiary comply with the requirements of Section 8.11, if applicable; provided that to the extent any such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 9.05, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transaction, such new Subsidiary shall not be required to take the actions set forth in Section 8.11, as applicable, until the respective acquisition is consummated (at which time the surviving or transferee entity of the respective transaction and its Subsidiaries shall be required to so comply in accordance with the provisions thereof);
(xiii)    extensions of trade credit may be made in the ordinary course of business (including advances made to distributors consistent with past practice), Investments received in satisfaction or partial satisfaction of previously extended trade credit from financially troubled account debtors, Investments consisting of prepayments to suppliers made in the ordinary course of business and loans or advances made to distributors in the ordinary course of business;
(xiv)    earnest money deposits may be made to the extent required in connection with Permitted Acquisitions and other Investments to the extent permitted under Section 9.01(xxvii);
(xv)    Investments in deposit accounts or securities accounts opened in the ordinary course of business;
(xvi)    Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;
(xvii)    Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit;
(xviii)    purchases of minority interests in non-Wholly-Owned Subsidiaries by the Borrower and the Guarantors; provided that the aggregate amount of such purchases, when added to the aggregate amount of Dividends pursuant to Section 9.03(viii), shall not exceed $10,000,000;
(xix)    if no Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Investment or immediately after giving effect thereto, Investments to the extent same are made solely with the Available Amount;
(xx)    in addition to Investments permitted by clauses (i) through (xix) and (xxi) through (xxvi) of this Section 9.05, the Borrower and its Restricted Subsidiaries may make additional loans, advances and other Investments to or in a Person (including a Joint Venture) in an aggregate amount for all loans, advances and other Investments made pursuant to this clause (xx), not to exceed the greater of $30,000,000 and 3.75% of Consolidated Total Assets;
(xxi)    the licensing, sublicensing or contribution of Intellectual Property pursuant to arrangements with Persons other than the Borrower and the Restricted Subsidiaries in the ordinary course of business for fair market value, as determined by the Borrower or such Restricted Subsidiary, as the case may be, in good faith;
(xxii)    Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests constituting common stock or Qualified Preferred Stock of the Borrower to the seller of such Investments;
(xxiii)    Investments of a Person that is acquired and becomes a Restricted Subsidiary or of a company merged or amalgamated or consolidated into any Restricted Subsidiary, in each case after the Closing Date and in accordance with this Section 9.05 and/or Section 9.02, as applicable, to the extent that such

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired in such transaction and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(xxiv)    Investments in a Restricted Subsidiary that is not a Credit Party or in a Joint Venture, in each case, to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Restricted Subsidiary or Joint Venture;
(xxv)    Investments made on or prior to the Closing Date to consummate the Transaction;
(xxvi)    to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case, in the ordinary course of business; and
(xxvii)    [Redacted – Intercompany Investments].

Section 9.06.    Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or any of its Subsidiaries, other than on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary as would reasonably be obtained by the Borrower or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except:
(xxviii)    Dividends may be paid to the extent provided in Section 9.03;
(xxix)    loans and other transactions among the Borrower and its Restricted Subsidiaries may be made to the extent otherwise expressly permitted under Article 9;
(xxx)    customary fees and indemnification (including the reimbursement of out-of-pocket expenses) may be paid to directors of the Borrower and its Restricted Subsidiaries;
(xxxi)    the Borrower and its Restricted Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions, stay bonuses, severance and other similar compensatory arrangements with officers, employees and directors of the Borrower and its Restricted Subsidiaries in the ordinary course of business;
(xxxii)    the Transaction (including Transaction Costs) shall be permitted;

(xxxiii)    to the extent not otherwise prohibited by this Agreement, transactions between or among the Borrower and any of its Restricted Subsidiaries shall be permitted (including equity issuances);
(xxxiv)    transactions described on Schedule 9.06(vii) or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;
(xxxv)    Investments in the Borrower’s Subsidiaries (to the extent any such Subsidiary that is not a Restricted Subsidiary is only an Affiliate as a result of Investments by the Borrower and the Restricted Subsidiaries in such Subsidiary) to the extent otherwise permitted under Section 9.05;
(xxxvi)    any payments required to be made pursuant to the Acquisition Agreement;
(xxxvii)    transactions between the Borrower and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower, as the case may be, on any matter involving such other Person; and
(xxxviii)    the issuance of Equity Interests in the form of common stock or Qualified Preferred Stock to any director, officer, employee or consultant thereof.
Section 9.07.    Limitations on Payments of Permitted Junior Debt; Modifications of Permitted Junior Debt, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to:
(a)    make (or give any notice (other than any such notice that is expressly contingent upon the repayment in full in cash of all Obligations other than any indemnification obligations arising hereunder which are not due and payable) in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, Change of Control or similar event of (including, in each case without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), any Permitted Junior Debt, except that so long as no Default under Section 10.01(a) or Section 10.01(e) and no Event of Default then exists or would exist immediately after giving effect to the respective repayment, redemption or repurchase, Permitted Junior Debt may be repaid, redeemed, repurchased or defeased (so long as then retired or the required deposit under the applicable indenture is then made) or the applicable indenture is discharged (so long as the Permitted Junior Debt will be paid in full within the time period set forth in the applicable indenture) with, (i)(x) if the Consolidated Total Net Leverage Ratio does not exceed 4.25:1.00, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period (or, if no Test Period has ended as of such time, for the period of four consecutive fiscal quarters of the Borrower then most recently ended for which financial statements have been delivered) and (y) no Event of Default shall have occurred and be continuing at the time of the consummation of the proposed repayment or prepayment or immediately after giving effect thereto, the Available Amount, (ii) amounts not otherwise used under Section 9.03(ix) and (iii) an aggregate amount since the Closing Date not to exceed the greater of $20,000,000 and 2.50% of Consolidated Total Assets.
(b)    amend or modify, or permit the amendment or modification of any provision of, any Refinancing Notes or Permitted Junior Debt Document (after the entering into thereof) with a principal amount in excess of the Threshold Amount, other than any amendment or modification to the extent the Borrower and its Restricted Subsidiaries would be permitted to enter into new Refinancing Notes or Permitted Junior Debt Documents on terms reflecting such amendment; or
(c)    amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation), certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents), as applicable, or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (c) could not reasonably be expected to be adverse in any material respect to the interests of the Lenders.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

Section 9.08.    Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (pp) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries, (qq) make loans or advances to the Borrower or any of its Restricted Subsidiaries or (rr) transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:
(i)    applicable law;
(ii)    this Agreement and the other Credit Documents, the ABL Credit Agreement and, if and when entered into, [Redacted – Intercompany Documentation];
(iii)    any Refinancing Note Documents;
(iv)    customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Borrower or any of its Restricted Subsidiaries;
(v)    customary provisions restricting assignment of any licensing agreement (in which the Borrower or any of its Restricted Subsidiaries is the licensee) or other contract entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business;
(vi)    restrictions on the transfer of any asset pending the close of the sale of such asset;
(vii)    any agreement or instrument governing Indebtedness assumed in connection with a Permitted Acquisition, to the extent the relevant encumbrance or restriction was not agreed to or adopted in connection with, or in anticipation of, the respective Permitted Acquisition and does not apply to the Borrower or any Restricted Subsidiary of the Borrower, or the properties of any such Person, other than the Persons or the properties acquired in such Permitted Acquisition;
(viii)    encumbrances or restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;
(ix)    any agreement or instrument relating to Indebtedness of a Foreign Subsidiary incurred pursuant to Section 9.04 to the extent such encumbrance or restriction only applies to such Foreign Subsidiary;

(x)    an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement or instrument referred to in clause (vii) above; provided that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no less favorable to the Borrower or the Lenders in any material respect than the provisions relating to such encumbrance or restriction contained in the agreements or instruments referred to in such clause (vii);
(xi)    restrictions on the transfer of any asset subject to a Lien permitted by Section 9.01 (in the case of Liens securing Indebtedness for borrowed money, subject to clause (xv) below);
(xii)    restrictions and conditions imposed by the terms of the documentation governing any Indebtedness of a Restricted Subsidiary of the Borrower that is not a Credit Party, which Indebtedness is permitted by Section 9.04;
(xiii)    customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 9.05 and applicable solely to such joint venture;
(xiv)    on or after the execution and delivery thereof, the Permitted Junior Debt Documents; and
(xv)    negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money permitted under Section 9.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Parties with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis.
Section 9.09.    Business. The Borrower will not permit at any time the business activities taken as a whole conducted by the Borrower and its Restricted Subsidiaries to be materially different from the business activities taken as a whole conducted by the Borrower and its Restricted Subsidiaries on the Closing Date (after giving effect to the Transaction) and Similar Business.
Section 9.10.    Negative Pledges. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, agree or covenant with any Person to restrict in any way its ability to grant any Lien on its assets in favor of the Lenders, other than pursuant to the ABL/Term Intercreditor Agreement, any Additional Intercreditor Agreement or any other intercreditor agreement contemplated by this Agreement, and except that this Section 9.10 shall not apply to
(xvi)    any covenants contained in this Agreement or any other Credit

Documents or that exist on the Closing Date;
(xvii)    covenants existing under the ABL Credit Agreement as in effect on the Closing Date and the other credit documents pursuant thereto;
(xviii)    the covenants contained in any Refinancing Note Documents or any Permitted Junior Debt (in each case so long as same do not restrict the granting of Liens to secure Indebtedness pursuant to this Agreement;
(xix)    covenants and agreements made in connection with any agreement relating to secured Indebtedness permitted by this Agreement but only if such covenant or agreement applies solely to the specific asset or assets to which such Lien relates;
(xx)    customary provisions in leases, subleases, licenses or sublicenses and other contracts restricting the right of assignment thereof;
(xxi)    customary provisions in joint venture agreements and other similar agreements applicable to joint ventures that are applicable solely to such joint venture;
(xxii)    restrictions imposed by law;
(xxiii)    customary restrictions and conditions contained in agreements relating to any sale of assets or Equity Interests pending such sale, provided such restrictions and conditions apply only to the Person or property that is to be sold;
(xxiv)    contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;
(xxv)    negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money entered into after the Closing Date and otherwise permitted under Section 9.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Parties with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis except pursuant to the ABL/Term Intercreditor Agreement or an Additional Intercreditor Agreement;
(xxvi)    restrictions on any Foreign Subsidiary pursuant to the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder;

(xxvii)    restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and
(xxviii)    any restrictions on Liens imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i), (ii), (iii), (ix), (x) and (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

ARTICLE 10
EVENTS OF DEFAULT
Section 10.01.    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Payments. The Borrower shall (a) default in the payment when due of any principal of any Term Loan or any Note or (b) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Term Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document; or
(b)    Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; provided, that in the case of any representation or warranty made or deemed made on the Closing Date which is not an Acquisition Agreement Representation or a Specified Representation, such inaccuracy shall not be an Event of Default under this clause (b) unless such representation and warranty remains untrue on or after the date that is 90 days following the Closing Date; or
(c)    Covenants. The Parent or any of its Restricted Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(e)(i), 8.02(b), 8.04 (as to the Parent), 8.08, 8.09, 8.11, 8.14(a), 8.17(a)(i), 8.17(c) (other than any such default which is not directly caused by the action or inaction of the Parent or any of its Restricted Subsidiaries, which such default shall be subject to clause (iii) below), or Article 9, (ii) fail to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 8.17(a)(ii) within three (3) days of the date such Borrowing Base Certificate is required to be delivered (or immediately, during the occurrence of a Liquidity Period), (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 10.01(a) and 10.01(b)), and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or
(d)    Default Under Other Agreements. (a) The Parent or any of its Restricted Subsidiaries shall (x) default in any payment of any Indebtedness (other than [Redacted – Intercompany Obligations] and other than the Obligations) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than [Redacted – Intercompany Obligations] and other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (b) any Indebtedness (other than [Redacted – Intercompany Obligations] and other than the Obligations) of the Parent or any of its Restricted Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that (i) it shall not be a Default or an Event of Default under this Section 10.01(d) unless the aggregate principal amount of all Indebtedness as described in preceding clauses (a) and (b) is at least equal to the Threshold Amount and (ii) the preceding clause (b) shall not apply to Indebtedness that becomes due as a result of a voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is otherwise permitted hereunder; or
(e)    Bankruptcy, etc. The Parent or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) shall commence a voluntary case or proceeding concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”) or under the provisions of the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada) or any other bankruptcy, insolvency or other similar law or makes an assignment in bankruptcy, makes a proposal to its creditors or files notice of its intention to do so, institutes any other proceeding under applicable law seeking to adjudicate it a bankrupt or an insolvent, or seeking liquidation, dissolution, winding‑up, reorganization, receivership compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors, composition of it or its debts or any other similar relief; or an involuntary case or proceeding is commenced against the Parent or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), and the petition is not controverted within 21 days, or is not dismissed within 30 days, after commencement of the case; or the Parent or any of its Restricted Subsidiaries applies for the appointment of, or the taking of possession by a custodian (as defined in the Bankruptcy Code), receiver, receiver-manager, interim receiver, trustee, monitor, liquidator or other similar official, or such official is appointed for, or takes charge of, all or substantially all of the property of the Parent or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or the Parent or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) commences any other proceeding under any reorganization, bankruptcy, insolvency, arrangement, winding-up, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Parent or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary), or there is commenced against the Parent or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) any such proceeding which remains undismissed for a period of 30 days, or the Parent or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Parent or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) suffers any appointment of any custodian, receiver, receiver-manager, interim receiver, trustee, monitor or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 30 days; or the Parent or any of its Restricted Subsidiaries (other than any

Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by the Parent or any of its Restricted Subsidiaries (other than any Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or
(f)    ERISA. (a) An ERISA Event has occurred with respect to a Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect; (b) there is or arises Unfunded Pension Liability which has resulted or would reasonably be expected to result in a Material Adverse Effect, (c) there is or arises any potential withdrawal liability under Section 4201 of ERISA, if the Lead Borrowers, any Restricted Subsidiary of the Parent or the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans which has resulted or would reasonably be expected to result in a Material Adverse Effect, (d) a Foreign Pension Plan or Canadian Pension Plan has failed to comply with, or be funded in accordance with, applicable law which has resulted or would reasonably be expected to result in a Material Adverse Effect, or (e) there arises with respect to the Parent, any Borrower or any Restricted Subsidiaries, any Canadian Unfunded Pension Liability in an amount exceeding the Threshold Amount or in such other amount as would reasonably be expected to result in a Material Adverse Effect; or
(g)    Security Documents. Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation (to the extent provided therein), a perfected security interest or hypothec in, and Lien on, all of the Collateral (other than Collateral with an aggregate fair market value not in excess of $10,000,000), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01)); or
(h)    Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor, or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Guaranty to which it is a party or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Guaranty to which it is a party; or
(i)    Judgments. One or more judgments or decrees shall be entered against the Parent or any Restricted Subsidiary (other than any Immaterial Subsidiary) of the Parent involving in the aggregate for the Parent and its Restricted Subsidiaries a liability or liabilities (not paid or fully covered by a reputable and solvent insurance company with respect to judgments for the payment of money) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and (i) the aggregate amount of all such judgments and decrees (to the extent not paid or fully covered by such insurance company) equals or exceeds the Threshold Amount or (ii) such judgments, individually and in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect; or
(j)    Change of Control. A Change of Control shall occur; or

(k)    Actual or Asserted Impairment. At any time after the execution thereof, (i) any Credit Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof) or shall be declared null and void or (ii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability or shall contest in writing the validity or perfection of any Lien in any material portion of the Collateral purported to be covered by the Security Documents.

Section 10.02.    Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, with the consent of the Required Lenders, and shall, upon the written request of the Required Lenders, in each case by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.01(e) shall occur with respect to any Credit Party, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately; (j) declare the principal of and any accrued interest in respect of all Term Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (k) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (l) enforce the Subsidiaries Guaranty.
ARTICLE 11
THE ADMINISTRATIVE AGENT
Section 11.01.    Appointment and Authority
(ss)Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Administrative Agent shall also act as the “Collateral Agent” under the Credit Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 11.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 11 (including Section 11.05, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Credit Documents) as if set forth in full herein with respect thereto.
Section 11.02.    Rights as a Lender.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 11.03.    Exculpatory Provisions.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(d)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02 and Section 12.11) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
(e)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 11.04.    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 11.05.    Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 11.06.    Resignation of Administrative Agent.
(k)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 4.04(e) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
Section 11.07.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.
Section 11.08.    No Other Duties, Etc. Anything herein to the contrary

notwithstanding, none of the Bookrunners, Arrangers or other titles as necessary listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
Section 11.09.    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(d)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 3.01 and Section 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 3.01 and Section 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United

States, or under the provisions of the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), or any similar Laws in any other jurisdictions to which a Credit Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (g) of Section 12.11, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 11.10.    Collateral and Guaranty Matters. Without limiting the provision of Section 11.10, the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Credit Document to a Person that is not a Credit Party, (iii) that constitutes “Excluded Property” (as such term is defined in the Security Agreement), or (iv) if approved, authorized or ratified in writing in accordance with Section 12.11;
(b)    to release any Guarantor from its obligations under the Subsidiaries Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Credit Documents; and
(c)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted by Section 9.01(vi).
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Subsidiaries Guaranty pursuant to this Section 11.10. In each case as specified in this Section 12.11, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Subsidiaries Guaranty, in each case in accordance with the terms of the Credit Documents and this Section 11.10.
The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
Without limiting the powers of the Collateral Agent under this Agreement and the Security Documents, each Lender and the Collateral Agent acknowledges and agrees that the Collateral Agent shall, for the purposes of holding any security granted under the Security Documents governed by the laws of the Province of Québec to secure payment of bonds or any other title of Indebtedness (collectively, in this subsection, the “Bonds”), be the holder of an irrevocable power of attorney (fondé de pouvoir), within the meaning of Article 2692 of the Civil Code of Québec, for all present and future holders and depositaries of the Bonds. Each of the Lenders and the Collateral Agent constitutes, to the extent necessary, the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) in order to hold security granted under the Security Documents governed by the laws of the Province of Québec to secure payment of the Bonds. Each Person who becomes a Lender and any successor to the Collateral Agent shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir). Furthermore, the Lenders hereby authorize the Collateral Agent to act in the capacity of the holder and depositary of any Bond for the benefit of all present and future Lenders. Notwithstanding the provisions of Section 32 of an Act respecting the Special Powers of Legal Persons (Québec), the Collateral Agent may acquire and be the holder of a Bond. Each Credit Party acknowledges that each of the Bonds executed by it shall constitute a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Québec. Notwithstanding the provisions of Section 12.10, the provisions of this subsection shall be governed by the laws of the Province of Québec and the federal laws of Canada applicable therein.

Section 11.11.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
Section 11.12.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 11.13.    Special Provisions Applicable to Joint Lead Arrangers and Syndication Agents. Notwithstanding anything to the contrary contained above in this Article 11, the Lenders and Credit Parties hereby recognize and agree that the Joint Lead Arrangers and the Syndication Agents are titles given for recognition purposes only, and no Joint Lead Arranger or Syndication Agents shall have any obligation, duty or responsibility under this Agreement or the other Credit Documents. Furthermore, each Joint Lead Arranger or Syndication Agents may at any time resign hereunder by providing written notice of such resignation to the Administrative Agent and the Borrower.
Section 11.14.    Withholding Taxes. To the extent required by any applicable law (as determined in the good-faith discretion of the withholding agent), the Administrative Agent may withhold from any payment to any lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service, the Canada Revenue Agency or any other authority of the United States, Canada or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower pursuant to Section 4.04 and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due the Administrative Agent under this Section 11.14. The agreements in this Section 11.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

ARTICLE 12
MISCELLANEOUS
Section 12.01.    Payment of Expenses, etc.
(b)    The Credit Parties hereby jointly and severally agree to: (a) if the Closing Date occurs, pay all reasonable invoiced out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of Davis Polk & Wardwell LLP and Borden Ladner Gervais LLP and, if reasonably necessary, one local counsel in any other relevant jurisdiction) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, the administration hereof and thereof and any amendment, waiver or consent relating hereto or thereto (whether or not effective), of the Agents in connection with their syndication efforts with respect to this Agreement and of the Agents and each Lender in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (and, in each case, in the case of an actual or perceived conflict of interest, where the party affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel, for each such affected party similarly situated); (b) pay and hold each Agent and each Lender harmless from and against any and all Other Taxes with respect to the foregoing matters and save each Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Agent, such Lender or Joint Lead Arranger) to pay such Other Taxes; and (c) indemnify each Agent and each Lender and each of their respective Affiliates, successors and assigns, and the partners, officers, directors, employees, trustees, agents, advisors, controlling persons, investment advisors and other representatives of each of the foregoing (each, an “Indemnified Person”) from and against and hold each of them harmless against (and will reimburse each Indemnified Person as the same are incurred for) any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements and documented out-of-pocket expenses) incurred by, imposed on, assessed or asserted against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Term Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the Environment relating in any way to any Real Property owned, leased or operated, at any time, by the Borrower, any of its Subsidiaries or any of their respective predecessors; the generation, storage, transportation, handling, treatment, use, Release or threat of Release of Hazardous Materials by or on behalf of the Borrower, any of its Subsidiaries or any of their respective predecessors at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries or any of their respective predecessors; the non-compliance by the Borrower or any of its Subsidiaries or any of their respective predecessors with any Environmental Law (including applicable permits thereunder); or any Environmental Claim or liability under any applicable Environmental Laws related to the Borrower or any of its Subsidiaries or any of their respective predecessors or relating in any way to any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries or any of their respective predecessors (but excluding in each case any losses, liabilities, claims, damages or expenses (d) to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the applicable Indemnified Person or any of its Related Indemnified Persons (e) to the extent incurred by reason of any material breach of the obligations of such Indemnified Person under this Agreement or the other Credit Documents (in the case of each of preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final and non-appealable decision) or (f) that do not involve or arise from an act or omission by the Borrower or Guarantors or any of their respective affiliates and is brought by an Indemnified Person against an Indemnified Person (other than claims against any Agent or any Joint Lead Arranger in its capacity as such or in its fulfilling such role). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender or other Indemnified Person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Credit Parties shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Notwithstanding the foregoing, this Section 12.01(a) shall not apply with respect to Taxes other than any Taxes that represent losses, liabilities, claims and damages arising from a non-Tax claim.
(c)    To the fullest extent permitted by applicable law, each of the Credit Parties shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Term Loan or Letter of Credit or the use of the proceeds thereof. No Indemnified Person referred to above shall be liable for any damages arising from the use by others of any information or other materials distributed to such party by such Indemnified Person through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Person as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(d)    To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under subsection(a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Affiliate thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Affiliate, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate Term Loan Commitments at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Affiliate thereof acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.01(b).
Section 12.02.    Right of Setoff.
(e)    In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) (other than accounts used exclusively for payroll, payroll taxes, fiduciary and trust purposes, and employee benefits) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.
(f)    NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.
Section 12.03.    Notices; Effectiveness; Electronic Communications.
(d)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(xiii)    if to the Borrower or the Administrative Agent, to the address,

facsimile number, electronic mail address or telephone number specified for such Person on Schedule 1.01(c); and
(xiv)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(e)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(f)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR

ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet except for losses, claims, damages, liabilities or expenses to the extent that such losses, claims, damages, liabilities or expenses (x) are determined by a court of competent jurisdiction by a final an nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party.
(g)    Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws and Canadian Federal and provincial securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of such Laws.
(h)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 12.04.    Successors and Assigns
(d)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 12.04(b), (ii) by way of participation in accordance with the provisions of Section 12.04(d), or (iii) by way of pledge or assignment of a security interest or hypothec subject to the restrictions of Section 12.04(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. No Lender may assign or transfer any of its rights or obligations hereunder to an Ineligible Transferee. Notwithstanding any other provision of this Agreement, the Administrative Agent shall have no responsibility for monitoring any assignments or participations to Ineligible Transferees. The list of all Ineligible Transferees shall be made available to all Lenders.
(e)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Term Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(ix)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Term Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Term Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Term Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date, shall not be less than $1,000 000 unless each of the Administrative Agent and, so long as no Event of Default under Sections

10.01(a) or (e) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(x)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loans or the Commitment assigned;
(xi)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Sections 10.01(a)or (e) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any unfunded Term Commitment if such assignment is to a Person that is not a Lender with a Term Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.
(xii)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(xiii)    No Assignment to Certain Persons. Except as expressly provided herein, no such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to an Ineligible Transferee or (D) to a natural Person.
(xiv)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Term Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Term Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(xv)    Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.10, Section 2.12, Section 4.04 and Section 12.01 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 12.04.
(f)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office in the United States of America a copy of each Assignment and Assumption Agreement delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(g)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than an Ineligible Transferee, a natural Person, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Term Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.14 without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i), (ii) and (iii) of the first proviso to Section 12.11 or clause (1) of the second proviso to Section 12.11, in each case, that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Section 2.10, Section 2.12 and Section 4.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 2.10 or Section 4.04 (subject to the requirements and limitations therein, including Section 4.04(b)-(c) (it being understood that the documentation required under Section 4.04(b)-(c) shall be delivered to the participating Lender)), than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.02 as though it were a Lender; provided that such Participant agrees to be subject to Section 12.06(b) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the

Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Term Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or in connection with an enquiry by the Canada Revenue Agency in accordance with the provisions of the ITA. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(h)    Certain Pledges. Any Lender may at any time pledge or assign a security interest or hypothec in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
Section 12.05.    No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.
Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) any Lender from exercising setoff rights in accordance with Section 12.02 (subject to the terms of Section 12.11(f)), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.05 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 12.11(f), any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 12.06.    Payments Pro Rata.
(e)    The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.
(f)    Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Term Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.
(g)    Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to (x) the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders, (y) the express provisions of this Agreement which permit disproportionate payments with respect to various of the Tranches as, and to the extent, provided herein, and (z) any other provisions which permit disproportionate payments with respect to the Term Loans as, and to the extent, provided therein.

Section 12.07.    Calculations; Computations.
(i)    The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with IFRS consistently applied throughout the periods involved (except as set forth in the notes thereto); provided that (g) except as otherwise specifically provided herein, all computations of Excess Cash Flow and the Applicable Margin, and all computations and all definitions (including accounting terms) used in determining compliance with Section 8.13, shall utilize IFRS and policies in conformity with those used to prepare the audited financial statements of the Borrower referred to in Section 7.05(a)(i) for the fiscal year of the Borrower ended May 31, 2013 and, (h) to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis; provided, further, that if any change in IFRS (including any change that is the result of an election by the Borrower that its financial statements be prepared and maintained in accordance with GAAP or Canadian GAAP) results in a change in the calculation of the financial covenants or interpretation of related provisions of this Agreement or any other Credit Document, then the Borrower, the Administrative Agent and the Lenders agree to amend such provisions of this Agreement so as to equitably reflect such changes in IFRS (including any change that is the result of an election by the Borrower that its financial statements be prepared and maintained in accordance with GAAP or Canadian GAAP) with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such change in IFRS as if such change had not been made; provided, further, that, notwithstanding any other provision of this Agreement, the Required Lenders’ agreement to any amendment of such provisions shall be sufficient to bind all Lenders; provided, further, that until such time as the financial covenants and the related provisions of this Agreement have been amended in accordance with the terms of this paragraph, the calculations of financial covenants and the interpretation of any related provisions shall be calculated and interpreted in accordance with IFRS as in effect immediately prior to such change in IFRS (including any change that is the result of an election by the Borrower that its financial statements be prepared and maintained in accordance with GAAP or Canadian GAAP); provided, further, that all determinations made pursuant to any applicable leverage test or any financial definition used therein shall be determined on the basis of IFRS as applied and in effect immediately before the relevant change in IFRS or the application thereof became effective, until such leverage test or such financial definition is amended. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect). Notwithstanding any changes in IFRS after the Closing Date, any lease of the Borrower or the Subsidiaries that would be characterized as an operating lease under IFRS in effect on the Closing Date (whether such lease is entered into before or after the Closing Date) shall not constitute Indebtedness or a Capitalized Lease Obligation under this Agreement or any other Credit Document as a result of such changes in IFRS.
(j)    All computations of interest (other than interest based on the Base Rate) and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. All computations of interest determined by reference to the Base Rate shall be based on a 365 day or 366 day year, as the case may be.
(k)    The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).
Section 12.08.    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.
(e)    THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE RELEVANT SECURITY DOCUMENT, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (EXCEPT THAT, (X) IN THE CASE OF ANY MORTGAGE OR OTHER SECURITY DOCUMENT, PROCEEDINGS MAY ALSO BE BROUGHT BY THE ADMINISTRATIVE AGENT OR COLLATERAL AGENT IN THE JURISDICTION IN WHICH THE RELEVANT MORTGAGED PROPERTY OR COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY CREDIT PARTY, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF THE PARTIES HERETO OR THERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO

THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER SUCH PARTY IN ANY OTHER JURISDICTION.
(f)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(g)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
Section 12.09.    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

Section 12.10.    Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
Section 12.11.    Amendment or Waiver; etc.
(a)    Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Credit Parties party hereto or thereto and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions) the Subsidiaries Guaranty and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall:
(i) without the prior written consent of each Lender directly and adversely affected thereby, extend the final scheduled maturity or scheduled date of any amortization payment of any Term Loan or Note, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the applicability of any post-default increase in interest rates) or reduce or forgive the principal amount thereof;
(j) except as otherwise expressly provided in the Security Documents, release all or substantially all of the Collateral under all the Security Documents without the prior written consent of each Lender;
(k) except as otherwise provided in the Credit Documents, release all or substantially all of the value of the Subsidiaries Guaranty without the prior written consent of each Lender;
(l) amend, modify or waive any provision of this Section 12.11(a) or Section 12.06 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Initial Term Loans on the Closing Date), in each case, without the prior written consent of each Lender directly and adversely affected thereby;
(m) reduce the percentage specified in the definition of Required Lenders without the prior written consent of each Lender directly and adversely affected thereby (it being understood that, with the prior written consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders, as applicable, on substantially the same basis as the extensions of Initial Term Loans are included on the Closing Date); or
(n) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement without the consent of each Lender;

provided, further, that no such change, waiver, discharge or termination shall (i) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender), (ii) without the consent of each Agent adversely affected thereby, amend, modify or waive any provision of Article 11 or any other provision as same relates to the rights or obligations of such Agent, (iii) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (iv) except in cases where additional extensions of term loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement as in effect on the Closing Date, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01 or 4.02 (although (x) the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (y) any conversion of any Tranche of Term Loans into another Tranche of Term Loans hereunder in like principal amount and any other conversion of any Tranche of Term Loans into Extended Term Loans pursuant to an Extension Amendment shall not be considered a “prepayment” or “repayment” for purposes of this clause (4)) or (v) without the consent of the Majority Lenders of the respective Tranche affected thereby, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Term Loans and Commitments are included on the Closing Date); and provided further that only the consent the Administrative Agent shall be necessary for amendments described in clause (y) of the second proviso contained in clause (vi) of the definition of “Permitted Junior Loans.”
(b)    If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.11(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (such Lender, a “Non-Consenting Lender”), then the Borrower shall have the right, so long as all Non-Consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (ii) replace each such Non-Consenting Lender or Lenders with one or more replacement Lenders pursuant to Section 12.20 so long as at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination or (iii) terminate such Non-Consenting Lender’s Commitments and/or repay the outstanding Term Loans of each

Tranche of such Lender in accordance with Section 4.01(b), provided that, unless the Commitments that are terminated, and Term Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of outstanding Term Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided, further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Term Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 12.11(a).
(c)    Notwithstanding anything to the contrary contained in clause (a) of this Section 12.11, the Borrower, the Administrative Agent and each Incremental Term Loan Lender may, in accordance with the provisions of Section 2.16 enter into an Incremental Term Loan Commitment Agreement, provided that after the execution and delivery by the Borrower, the Administrative Agent and each such Incremental Term Loan Lender of such Incremental Term Loan Commitment Agreement, such Incremental Term Loan Commitment Agreement, may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 12.11.
(d)    Notwithstanding anything to the contrary in clause (a) above of this Section 12.11, this Agreement may be amended (or amended and restated) (o) with the written consent of the Required Lenders, the Administrative Agent and the Borrower, (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loan and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (p) with the written consent of the Administrative Agent, the Borrower and the Refinancing Term Loan Lenders, in connection with any refinancing facilities permitted pursuant to Section 2.17.
(e)    Notwithstanding anything to the contrary herein, any fee letter may be amended, or rights and privileges thereunder waived, in a writing executed only by the parties thereto.
(f)    Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments, waivers and consents hereunder and the Commitment and the outstanding Term Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Majority Lenders, the Required Lenders or all of the Lenders, as required, have approved any such amendment, waiver or consent (and the definitions of “Majority Lenders” and “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the

Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.
(g)    Further, notwithstanding anything to the contrary contained in this Section 12.11, if following the Closing Date, the Administrative Agent and any Credit Party shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof.
Section 12.12.    Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 4.03,Section 11.07 and 12.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.
All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Event, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 12.13.    Domicile of Term Loans. Each Lender may transfer and carry its Term Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Term Loans pursuant to this Section 12.13 would, at the time of such transfer, result in increased costs under Section 2.10, 2.11 or 4.03 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).
Section 12.14.    Confidentiality.
(a)    Subject to the provisions of clause (b) of this Section 12.14, each Agent, Joint Lead Arranger, Syndication Agent and Lender agrees that it will use its commercially reasonable efforts not to disclose without the prior consent of the Borrower (other than to its directors, officers, employees, accountants, auditors, advisors or counsel or other representatives or to another Lender if such Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 12.14 to the same extent as such Lender (or language substantially similar to this Section 12.14(a)) any information with respect to the Borrower or any of its Subsidiaries that is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (q) as has become generally available to the public other than by virtue of a breach of this Section 12.14(a) by such Lender, (r) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, provincial or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the Canada Deposit Insurance Corporation or similar organizations (whether in the United States, Canada or elsewhere) or their successors, (s) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (t) in order to comply with any law, order, regulation or ruling applicable to such Lender, (u) to the Administrative Agent or the Collateral Agent, (v) to any prospective or actual direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 12.14 (or language substantially similar to this Section 12.14(a)), and (w) to any prospective or actual transferee, pledgee or participant in connection with any contemplated transfer, pledge or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee, pledge or participant agrees to be bound by the confidentiality provisions contained in this Section 12.14 (or language substantially similar to this Section 12.14(a)); provided, further, that, to the extent permitted pursuant to any applicable law, order, regulation or ruling, and other than in connection with credit and other bank examinations conducted in the ordinary course with respect to such Lender, in the case of any disclosure pursuant to the foregoing clauses (ii), (iii) or (iv), such Lender will use its commercially reasonable efforts to notify the Borrower in advance of such disclosure so as to afford the Borrower the opportunity to protect the confidentiality of the information proposed to be so disclosed.
(b)    The Borrower hereby acknowledge and agree that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to the Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 12.14 to the same extent as such Lender.
Section 12.15.    USA Patriot Act and Canadian AML Acts Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act Title III of Pub. 107-56 (signed into law October 26, 2001 and amended on March 9, 2009) (the “Patriot Act”) and the Canadian AML Acts, it is required to obtain, verify, and record information that identifies the Borrower and each Subsidiary Guarantor, which information includes the name of each Credit Party and other information that will allow such Lender to identify the Credit Party in accordance with the Patriot Act and the Canadian AML Acts, and each Credit Party agrees to promptly provide such information from time to time to any Lender.
Section 12.16.    Special Provisions Regarding Pledges of Equity Interests in Persons Not Organized in Qualified Jurisdictions. The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all Equity Interests in various Persons owned by the respective Credit Party be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests or hypothecs granted pursuant to the various Security Documents and to take all actions under the laws of the United States or Canada (as applicable) to perfect the security interests in the Equity Interests of any Person organized under the laws of said jurisdictions (to the extent said Equity Interests are owned by any Credit Party).
Section 12.17.    Currency Indemnity. If a judgment or order is rendered by any court or tribunal for the payment of any amount owing to the Agents or any Lender under any Credit Document or for the payment of damages in respect of any breach of any Credit Document, or under or in respect of a judgment or order of another court or tribunal for the payment of those amounts or damages, and the judgment or order is expressed in a currency (the “Judgment Currency”) except the currency payable under the relevant Credit Document (the “Agreed Currency”), the party against whom the judgment or order is made shall indemnify and hold the Agents and the Lenders harmless against any deficiency in terms of the Agreed Currency in the amounts received by the Agents and the Lenders arising or resulting from any variation as between (a) the actual rate of exchange at which the Agreed Currency is converted into the Judgment Currency for the purposes of the judgment or order, and (b) the actual rate of exchange at which the Agents or the Lender is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by the Agent or the Lender on the date of receipt. The indemnity in this Section shall constitute a separate and independent obligation from the other obligations of the Credit Parties under the Credit Documents and shall apply irrespective of any indulgence granted by the Agents or any Lender.
Section 12.18.    Waiver of Sovereign Immunity. Each of the Credit Parties, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that the Borrower and its Subsidiaries or any of their properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, Canada or elsewhere, to enforce or collect upon the Term Loans or any Credit Document or any other liability or obligation of the Borrower or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, the Borrower, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, Canada or elsewhere. Without limiting the generality of the foregoing, the Borrower further agrees that the waivers set forth in this Section 12.18 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.
Section 12.19.    INTERCREDITOR AGREEMENT.
(a)    EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) AND EACH OTHER LENDER (AND EACH OF THEIR SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE ABL/TERM INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT, WHICH IN CERTAIN CIRCUMSTANCES MAY REQUIRE (AS MORE FULLY PROVIDED THEREIN) THE TAKING OF CERTAIN ACTIONS BY THE LENDERS, INCLUDING THE PURCHASE AND SALE OF PARTICIPATIONS BY VARIOUS LENDERS TO EACH OTHER IN ACCORDANCE WITH THE TERMS THEREOF.
(b)    THE PROVISIONS OF THIS SECTION 12.19 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF THE ABL/TERM INTERCREDITOR AGREEMENT OR ANY ADDITIONAL INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE ABL/TERM INTERCREDITOR AGREEMENT OR ANY ADDITIONAL INTERCREDITOR AGREEMENT, AS APPLICABLE, TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE ABL/TERM INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE ABL/TERM INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT. A COPY OF THE ABL/TERM INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ADMINISTRATIVE AGENT.
(c)    THE ABL/TERM INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR AGREEMENT IS AN AGREEMENT SOLELY AMONGST THE LENDERS (AND THEIR SUCCESSORS AND ASSIGNS) AND IS NOT AN AGREEMENT TO WHICH THE BORROWER OR ANY OF ITS SUBSIDIARIES IS PARTY. AS MORE FULLY PROVIDED THEREIN, THE ABL/TERM INTERCREDITOR AGREEMENT AND ANY ADDITIONAL INTERCREDITOR

AGREEMENT CAN ONLY BE AMENDED BY THE PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF.
Section 12.20.    Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 2.13, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.04), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.10 and Section 4.04) and obligations under this Agreement and the related Credit Documents to an Eligible Transferee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Administrative Agent shall have received all assignment fees required by Section 12.04;
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 4.04, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrowers elect to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such non-consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.
Section 12.21.    Absence of Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment,

waiver or other modification hereof or of any other Credit Document),  the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower and its respective  Affiliates, on the one hand, and the Administrative Agent, the Joint Lead Arrangers, and the Lenders, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) the Administrative Agent, the Joint Lead Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent, the Joint Lead Arrangers, nor any Lender has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) the Administrative Agent, the Arranger, the Joint Lead Arrangers, the Lenders, and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent, the Joint Lead Arrangers, nor any Lender has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent, the Joint Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
*    *    *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

BAUER PERFORMANCE SPORTS, LTD.
By:	/s/ Michael J. Wall
Name: Michael J. Wall
Title: Secretary and General Counsel

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Lender
/s/ Ronaldo Naval
Name: Ronaldo Naval
Title: Vice President

[Signature Page to the Bauer Term Loan Credit Agreement]

[Signature Page to the Bauer Term Loan Credit Agreement]

Schedule 1.01(a)
Unrestricted Subsidiaries

None.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

Schedule 1.01(b)
Commitments

[Redacted – Lender Commitments].

Schedule 1.01(c)
Lender Addresses

Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attn: Ronaldo Naval
Phone: 214-209-1162
Email: ronaldo.naval@baml.com
Fax Number: 877-511-6124

Schedule 2.18(a)(i)
Reverse Dutch Auction Procedures

Reference is made to the Term Loan Credit Agreement dated as of April 15, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Bauer Performance Sports Ltd., a Canadian corporation (the “Borrower”), the lenders party thereto and Bank of America, N.A., as administrative agent and as collateral agent. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.
This outline is intended to summarize certain basic terms of procedures with respect to Reverse Dutch Auctions pursuant to and in accordance with the terms and conditions of Section 2.18(a) of the Credit Agreement to which this Schedule 2.19(a) is attached. It is not intended to be a definitive list of all of the terms and conditions of a Reverse Dutch Auction and all such terms and conditions shall be set forth in the applicable auction procedures documentation set for each Reverse Dutch Auction (the “Offer Documents”). None of the Administrative Agent, Bank of America, N.A. (or, if Bank of America, N.A. declines to act in such capacity, an investment bank of recognized standing selected by the Borrower) (the “Auction Manager”) or any of their respective Affiliates makes any recommendation pursuant to the Offer Documents as to whether or not any Lender should sell by assignment any of its Term Loans pursuant to the Offer Documents (including, for the avoidance of doubt, by participating in the Reverse Dutch Auction as a Lender) or whether or not the Borrower should purchase by assignment any Term Loans from any Lender pursuant to any Reverse Dutch Auction. Each Lender should make its own decision as to whether to sell by assignment any of its Term Loans and, if so, the principal amount of and price to be sought for such Term Loans. In addition, each Lender should consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning any Reverse Dutch Auction and the Offer Documents.
Summary. The Borrower may, subject to Section 2.18(a) of the Credit Agreement, purchase (by assignment) Loans on a non-pro rata basis by conducting one or more Reverse Dutch Auctions pursuant to the procedures described herein; provided that no more than one Reverse Dutch Auction may be ongoing at any one time.
Notice Procedures. In connection with each Reverse Dutch Auction, the Borrower will provide notification to the Auction Manager (for distribution to the Lenders) of the Term Loans that will be the subject of the Reverse Dutch Auction by delivering to the Auction Manager a written notice in form and substance reasonably satisfactory to the Auction Manager (an “Auction Notice”). Each Auction Notice shall contain (i) the minimum principal amount (calculated on the face amount thereof) of all Term Loans that the Borrower offers to purchase in any such Auction (the “Auction Amount”) shall be no less than $5,000,000, (ii) the range of discounts to par (the “Discount Range”), expressed as a range of prices per $1,000 of Term Loans, at which the Borrower would be willing to purchase Term Loans in the Reverse Dutch Auction and (iii) the date on which the Reverse Dutch Auction will conclude, on which date Return Bids (as defined below) will be due at the time provided in the Auction Notice (such time, the “Expiration Time”), as such date and time may be extended upon notice by the Borrower to the Auction Manager not less than 24 hours before the original

Expiration Time. The Auction Manager will deliver a copy of the Offer Documents to each Lender promptly following completion thereof.
Reply Procedures. In connection with any Reverse Dutch Auction, each Lender holding Term Loans wishing to participate in such Reverse Dutch Auction shall, prior to the Expiration Time, provide the Auction Manager with a notice of participation in form and substance reasonably satisfactory to the Auction Manager (the “Return Bid”) to be included in the Offer Documents, which shall specify (i) a discount to par that must be expressed as a price per $1,000 of Term Loans (the “Reply Price”) within the Discount Range and (ii) the principal amount of Term Loans, in an amount not less than $1,000,000, that such Lender is willing to offer for sale at its Reply Price (the “Reply Amount”); provided that each Lender may submit a Reply Amount that is less than the minimum amount and incremental amount requirements described above only if the Reply Amount comprises the entire amount of the Term Loans held by such Lender at such time. A Lender may only submit one Return Bid per Reverse Dutch Auction, but each Return Bid may contain up to three component bids, each of which may result in a separate Qualifying Bid (as defined below) and each of which will not be contingent on any other component bid submitted by such Lender resulting in a Qualifying Bid. In addition to the Return Bid, a participating Lender must execute and deliver, to be held by the Auction Manager, an assignment and acceptance in the form included in the Offer Documents which shall be in form and substance reasonably satisfactory to the Auction Manager and the Administrative Agent (the “Auction Assignment and Acceptance”). The Borrower will not purchase any Term Loans at a price that is outside of the applicable Discount Range, nor will any Return Bids (including any component bids specified therein) submitted at a price that is outside such applicable Discount Range be considered in any calculation of the Applicable Threshold Price (as defined below).
Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Manager, the Auction Manager, in consultation with the Borrower, will calculate the lowest purchase price (the “Applicable Threshold Price”) for the Reverse Dutch Auction within the Discount Range for the Reverse Dutch Auction that will allow the Borrower to complete the Reverse Dutch Auction by purchasing the full Auction Amount (or such lesser amount of Terms Loans for which the Borrower has received Qualifying Bids). The Borrower shall purchase (by assignment) Term Loans from each Lender whose Return Bid is within the Discount Range and contains a Reply Price that is equal to or less than the Applicable Threshold Price (each, a “Qualifying Bid”). All principal amount of Term Loans included in Qualifying Bids received at a Reply Price lower than the Applicable Threshold Price will be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration. If a Lender has submitted a Return Bid containing multiple component bids at different Reply Prices, then all Term Loans of such Lender offered in any such component bid that constitutes a Qualifying Bid with a Reply Price lower than the Applicable Threshold Price shall also be purchased at a purchase price equal to the applicable Reply Price and shall not be subject to proration.
Proration Procedures. All Term Loans offered in Return Bids (or, if applicable, any component bid thereof) constituting Qualifying Bids equal to the Applicable Threshold Price will be purchased at a purchase price equal to the Applicable Threshold Price; provided that if the aggregate principal amount of all Term Loans for which Qualifying Bids have been submitted in

2

any given Reverse Dutch Auction equal to the Applicable Threshold Price would exceed the remaining portion of the Auction Amount (after deducting all Term Loans purchased below the Applicable Threshold Price), the Borrower shall purchase the Term Loans for which the Qualifying Bids submitted were at the Applicable Threshold Price ratably based on the respective principal amounts offered and in an aggregate amount up to the amount necessary to complete the purchase of the Auction Amount. For the avoidance of doubt, no Return Bids (or any component thereof) will be accepted above the Applicable Threshold Price.
Notification Procedures. The Auction Manager will calculate the Applicable Threshold Price no later than the next Business Day after the date that the Return Bids were due. The Auction Manager will insert the amount of Term Loans to be assigned and the applicable settlement date determined by the Auction Manager in consultation with the Borrower onto each applicable Auction Assignment and Acceptance received in connection with a Qualifying Bid. Upon written request of the submitting Lender, the Auction Manager will promptly return any Auction Assignment and Acceptance received in connection with a Return Bid that is not a Qualifying Bid.
Additional Procedures. Once initiated by an Auction Notice, the Borrower may withdraw a Reverse Dutch Auction by written notice to the Auction Manager no later than 24 hours before the original Expiration Time so long as no Qualifying Bids have been received by the Auction Manager at or prior to the time the Auction Manager receives such written notice from the applicable Borrower. Any Return Bid (including any component bid thereof) delivered to the Auction Manager may not be modified, revoked, terminated or cancelled; provided that a Lender may modify a Return Bid at any time prior to the Expiration Time solely to reduce the Reply Price included in such Return Bid. However, a Reverse Dutch Auction shall become void if the Borrower fails to satisfy one or more of the conditions to the purchase of Term Loans set forth in, or to otherwise comply with the provisions of Section 2.18(a) of the Credit Agreement. The purchase price for all Term Loans purchased in a Reverse Dutch Auction shall be paid in cash by the Borrower directly to the respective assigning Lender on a settlement date as determined by the Auction Manager in consultation with the Borrower (which shall be no later than ten (10) Business Days after the date Return Bids are due or such longer time as otherwise agreed by each of the Administrative Agent, the Auction Manager, the Borrower and the respective assigning Lender), along with accrued and unpaid interest (if any) on the applicable Term Loans up to the settlement date. The Borrower shall execute each applicable Auction Assignment and Acceptance received in connection with a Qualifying Bid.
All questions as to the form of documents and validity and eligibility of Term Loans that are the subject of a Reverse Dutch Auction will be determined by the Auction Manager, in consultation with the Borrower, and the Auction Manager’s determination will be conclusive, absent manifest error. The Auction Manager’s interpretation of the terms and conditions of the Offer Document, in consultation with the Borrower, will be final and binding.
None of the Administrative Agent, the Auction Manager, any other Agent or any of their respective Affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrower or any of its Affiliates contained in the Offer Documents or otherwise or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.

3

The Auction Manager acting in its capacity as such under a Reverse Dutch Auction shall be entitled to the benefits of the provisions of Article 11 and Section 12.01 of the Credit Agreement to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, each reference therein to the “Loan Documents” were a reference to the Offer Documents, the Auction Notice and Auction Assignment and Acceptance and each reference therein to the “Transactions” were a reference to the transactions contemplated hereby and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Reverse Dutch Auction.
This Schedule 2.19(a) shall not require the Borrower to initiate any Reverse Dutch Auction, nor shall any Lender be obligated to participate in any Reverse Dutch Auction.

4

Schedule 7.12
Real Property

•	Owned Real Property
None.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

Schedule 7.14
Subsidiaries

Issuer	Class of Stock or other Interests	No. of Shares or Interests Issued and Outstanding	Holder	Percentage of Class of Shares or Interests
KBAU Holdings Canada, Inc.	Common Stock	1,114.757	Bauer Performance Sports Ltd.	100%
BPS US Holdings Inc.	Common Stock	3082.43	Bauer Performance Sports Ltd. Bauer Hockey Corp.	75.67% 24.33%
Bauer Hockey Inc.	Common Stock	218.093	BPS US Holdings Inc.	100%
BPS Greenland Inc.	Common Stock	100	BPS US Holdings Inc.	100%
Bauer Hockey Corp.	Common Stock	1,114.757	KBAU Holdings Canada Inc.	100%
BPS Greenland Corp.	Common Stock	1	KBAU Holdings Canada Inc.	100%
Mission Itech Hockey, Inc.	Common Stock	1,541,344	Bauer Hockey, Inc.	100%
Bauer Performance Sports Uniforms Inc.	Common Stock	100	Bauer Hockey, Inc.	100%
Bauer Performance Lacrosse Inc.	Common Stock	100	Bauer Hockey, Inc.	100%
BPS Diamond Sports Inc.	Common Stock	100	Bauer Hockey, Inc.	100%
BPS Diamond Sports Corp.	Common Stock	1	Bauer Hockey Corp.	100%
Bauer Performance Lacrosse Corp.	Common Stock	1	Bauer Hockey Corp.	100%
Bauer Performance Sports Uniforms Corp.	Common Stock	1	Bauer Hockey Corp.	100%
8848076 Canada Corp.	Common Stock	3,329,011	Bauer Hockey Corp.	100%

Issuer	Class of Stock or other Interests	No. of Shares or Interests Issued and Outstanding	Holder	Percentage of Class of Shares or Interests
Bauer Hockey AB	N/A	SEK 250,000	Bauer Hockey Corp.	100%
Bauer Hockey GmbH	N/A	25,564.59 EUR	Bauer Hockey Corp.	100%
Jacmal BV (Netherlands)	N/A	453,780.22 EUR	Bauer Hockey Corp.	100%
Bauer CR spol s.r.o. (Czech)	N/A	CZK 100,000	Jacmal BV (Netherlands)	100%
Bauer Hockey Finland	N/A	N/A	Bauer Hockey AB	100%
Bauer Hockey Norway	N/A	N/A	Bauer Hockey AB	100%
Bauer Hockey Denmark	N/A	N/A	Bauer Hockey AB	100%
[Redacted – Name of Subsidiary]	[Redacted]	[Redacted]	[Redacted]	[Redacted]

2

Schedule 7.18
Labor Matters

None.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

Schedule 8.12
Post-Closing Actions

1.
Within 45 days after the Closing Date (or such later date that the Administrative Agent in its sole discretion may permit), the Parent shall deliver or cause to be delivered to the Administrative Agent all certificates of insurance and accompanying endorsements required to be delivered to the pursuant to Section 8.04(c) of the Credit Agreement.

2.
The Administrative Agent shall be permitted a reasonable amount of time to engage any [Redacted – Jurisdiction of Counsel] counsel to review the collateral arrangements entered into on the Closing Date to provide or perfect a security interest in the Equity Interests of any [Redacted – Name of Subsidiary] and any debt obligations of [Redacted – Name of Subsidiary] and the parties shall negotiate in good faith any reasonably required changes to such arrangements.  Any expenses or fees incurred by the Administrative Agent in connection with and pursuant to such engagement and negotiations will be reimbursed by the Credit Parties pursuant to and in accordance with Section 12.01 of this Agreement.

Schedule 9.01(iii)
Existing Liens

None.

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

Schedule 9.04(vi)
Existing Indebtedness

[Redacted – Intercompany Debt].

Schedule 9.05(iii)
Existing Investments

None.

Schedule 9.05(xxvii)
Agreed Subordination Terms

SECTION 1.01. Defined Terms.
“ABL Administrative Agent” shall mean Bank of America, N.A, as Administrative Agent under the ABL Credit Agreement.
“ABL Collateral Agent” shall mean Bank of America, N.A, as Collateral Agent under the ABL Credit Agreement.
“ABL Credit Agreement” shall mean the ABL Credit Agreement dated as of April __, 2014, by and among the Parent, Bauer Hockey Corp., a Canadian corporation, Bauer Hockey, Inc., a Vermont corporation, the other subsidiaries of the Parent party thereto, the ABL Administrative Agent and the ABL Collateral Agent.
“ABL Term Intercreditor Agreement” shall mean the ABL/Term Intercreditor Agreement dated as of April __, 2014, by and among the Parent, Bauer Hockey Corp., a Canadian corporation, Bauer Hockey, Inc., a Vermont corporation, the other subsidiaries of the Parent party thereto, the ABL Administrative Agent, the ABL Collateral Agent, the Term Administrative Agent and the Term Collateral Agent.
“Agreement” shall mean the Agreement to which this Annex A is attached.
“Borrower” shall have the meaning ascribed to such term in the Agreement.
“Collateral Agents” shall mean the Term Collateral Agent together with the ABL Collateral Agent.
“Credit Agreement” shall mean the Term Credit Agreement or the ABL Credit Agreement as applicable.
“Default” shall have the meaning ascribed to such term in the ABL Credit Agreement or the Term Credit Agreement as applicable.
“Event of Default” shall have the meaning ascribed to such term in the ABL Credit Agreement or the Term Credit Agreement as applicable.
“Lender” shall have the meaning ascribed to such term in the Agreement.
“Loan” shall have the meaning ascribed to such term in the Agreement.
“Parent” shall mean Bauer Performance Sports Ltd., a British Columbia corporation.
“Proceeding” shall mean any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, assignment for the benefit of creditors or other proceeding for the liquidation, dissolution or other winding up of any Borrower.

“Senior Indebtedness” shall mean (a) the “Obligations” (as such term is defined in the ABL Credit Agreement and (b) the “Obligations” (as such term is defined in the Term Credit Agreement, in each case, together with (i) any amendments, restatements, modifications, renewals or extensions of any thereof and (ii) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed or allowable claim. The Senior Indebtedness shall be considered to be outstanding whenever any commitment to make loans, issue letter of credits or otherwise extend credit under the ABL Credit Agreement or the Term Credit Agreement.
“Subordinated Indebtedness” of the principal of, interest on, and all other amounts owing in respect of, the Loan.
“Term Administrative Agent” shall mean Bank of America, N.A, as Administrative Agent under the Term Credit Agreement.
“Term Collateral Agent” shall mean Bank of America, N.A, as Collateral Agent under the Term Credit Agreement.
“Term Credit Agreement” shall mean the Term Loan Credit Agreement dated as of April __, 2014, by and among Parent, the lenders from time to time party thereto, the Term Administrative Agent and the Term Collateral Agent.
SECTION 1.02. Subordination of Liabilities. Each Borrower, for itself, and its successors and assigns, covenants and agrees, and each Lender under the Agreement by its acceptance thereof likewise covenants and agrees, that the payment of the Subordinated Indebtedness is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness. The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.
SECTION 1.03. Borrowers Not to Make Payments with Respect to Subordinated Indebtedness in Certain Circumstances. (a) Upon receipt, by the Parent on behalf of each Borrower, of notice (delivered in accordance with the Credit Agreements) of the maturity of any Senior Indebtedness (including interest thereon, premium, if any, or fees or any amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations owing in respect thereof shall be paid in full in cash, before any payment (whether in cash, property, securities or otherwise) is made on account of the Subordinated Indebtedness.
(b) No Borrower may, directly or indirectly, make any payment of any Subordinated Indebtedness or acquire any Subordinated Indebtedness for cash or property until all Senior Indebtedness has been paid in full in cash following receipt, by the Parent on behalf of such Borrower, of notice (delivered in accordance with the Credit Agreements) that any Default or Event of Default under the ABL Credit Agreement or the Term Credit Agreement is then

2

in existence or would result therefrom. Each Lender hereby agrees that, following receipt, by the Parent on behalf of such Lender, of notice (delivered in accordance with the Credit Agreements) of the existence of any such Default or Event of Default, and for so long as any such Default or Event of Default exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Loan.
(c) In the event that, notwithstanding the provisions of the preceding subsections (a) and (b) of this Section 1.02, any Borrower shall make any payment on account of (or any Lender receives any payment on account of) the Subordinated Indebtedness at a time when payment is not permitted by said subsection (a) or (b), such payment shall be held by such Lender, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Collateral Agents, for application, subject to the ABL/Term Intercreditor Agreement, to the payment of the Obligations remaining unpaid to the extent necessary to pay all such Obligations in full in cash in accordance with the terms of the Credit Agreement or other agreement governing such Obligations.
SECTION 1.04. Subordination to Prior Payment of All Senior Indebtedness, Dissolution, Liquidation or Reorganization of Borrowers. Upon any distribution of assets of any Borrower upon dissolution, winding up, liquidation or reorganization of such Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):
(a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before any Lender is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;
(b) any payment or distributions of assets of such Borrower of any kind or character, whether in cash, property or securities, to which the Lender would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, first, subject to the ABL/Term Intercreditor Agreement, directly to the Collateral Agents to the extent necessary to pay all Obligations remaining unpaid in full in cash in accordance with the terms of the Credit Agreement or other agreement governing such Obligations; and
(c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of such Borrower of any kind or character, whether they be cash, property or securities, shall be received by the Lender on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment shall be held by such Lender, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Collateral Agents, for application, subject to the ABL/Term Intercreditor Agreement, to the payment of the Obligations remaining unpaid to the extent necessary to pay all such Obligations in full in cash in accordance with the terms of the

3

Credit Agreement or other agreement governing such Obligations.
Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby, if the hereafter referenced notice is not given, each Borrower shall give prompt written notice to the Lender of any dissolution, winding up, liquidation or reorganization of such Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).
SECTION 1.05. Subrogation. Subject to the prior payment in full in cash of all Senior Indebtedness, each Lender shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Issuers applicable to the Senior Indebtedness until all amounts owing under the Agreement shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of any Borrower or by or on behalf of any Lender by virtue of this Annex A that otherwise would have been made to a Lender shall, as between such Borrower, its creditors other than the holders of Senior Indebtedness, and such Lender, be deemed to be payment by such Borrower to or on account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.
SECTION 1.06. Obligation of the Issuers Unconditional. Nothing contained in this Annex A or in the Agreement is intended to or shall impair, as between the Borrowers and the Lenders, the obligation of each Borrower, which is absolute and unconditional, to pay to the Lenders the principal of and interest on the Loan as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Lenders and other creditors of the Borrowers other than the Senior Indebtedness, nor, except as specifically provided herein, shall anything herein or therein prevent the Lenders from exercising all remedies otherwise permitted by applicable law upon an event of default under the Agreement, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of the Borrowers received upon the exercise of any such remedy. Upon any distribution of assets of an Borrower, each Lender shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Lenders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.
SECTION 1.07. Subordination Rights Not Impaired by Acts or Omissions of the Issuers or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of an Issuer or by any act or failure to act in good faith by any such holder, or by any noncompliance by a Borrower with the terms and provisions of the Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

4

SECTION 1.08. Governing Law; Jurisdiction; Consent to Service of Process.

(a)
THESE AGREED SUBORDINATION TERMS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THESE AGREED SUBORDINATION TERMS (EXCEPT THAT, IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY CREDIT PARTY (AS DEFINED IN THE CREDIT AGREEMENT), ACTIONS OR PROCEEDINGS RELATED TO THESE AGREED SUBORDINATION TERMS SHALL BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THESE AGREED SUBORDINATION TERMS, EACH OF THE PARTIES HERETO IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THESE AGREED SUBORDINATION TERMS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER SUCH PARTY IN ANY OTHER JURISDICTION.

(b)	EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION

5

WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THESE AGREED SUBORDINATION TERMS BROUGHT IN THE COURTS REFERRED TO IN SECTION 1.08(a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THESE AGREED SUBORDINATION TERMS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

SECTION 1.08. Miscellaneous. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore by a Borrower or any other person is rescinded or must otherwise be returned by the holder of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or such other persons), the subordination provisions set forth herein shall continue to be effective and be reinstated, as the case may be, all as though such payment had not been made.

6

Schedule 9.06(vii)
Affiliate Transactions

None.

EXHIBIT A-1

FORM OF NOTICE OF BORROWING
[Date]
Bank of America, N.A., as Administrative Agent
(the “Administrative Agent”) for the Lenders party
to the Term Loan Credit Agreement referred to below
Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attn: Ramon Gomez, Jr.
Email:  ramon.gomez_jr@baml.com

Ladies and Gentlemen:
The undersigned, Bauer Performance Sports Ltd., a Canadian corporation, refers to the Term Loan Credit Agreement, dated as of April 15, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement,” the terms defined therein being used herein as therein defined), among Bauer Performance Sports Ltd., various Lenders, Bank of America, N.A., as Administrative Agent and Collateral Agent, hereby gives you irrevocable notice pursuant to Section 2.03 of the Term Loan Credit Agreement that the undersigned hereby requests a Borrowing under the Term Loan Credit Agreement and sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.03 of the Term Loan Credit Agreement:
(i)The Business Day of the Proposed Borrowing is ______, ________.
(ii)The aggregate principal amount of the Proposed Borrowing is US$__________].
(iii)The Term Loans to be made pursuant to the Proposed Borrowing shall consist of [Initial Term Loans][Incremental Term Loans].
(iv)The Term Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Term Loans] [LIBO Rate Term Loans].
(v)[The initial Interest Period for the Proposed Borrowing is [one month] [two months] [three months] [six months] [twelve months]].
The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A)the representations and warranties contained in the Term Loan Credit Agreement and the other Credit Documents are and will be true and correct in all material respects (in each case, any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date), before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and
(B)    no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.
Very truly yours,

BAUER PERFORMANCE SPORTS LTD.
By:
Name:
Title:

2

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION/CONTINUATION
[Date]
Bank of America, N.A., as Administrative Agent
(the “Administrative Agent”) for the Lenders party
to the Term Loan Credit Agreement referred to below
Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attn: Ramon Gomez, Jr.
Email:  ramon.gomez_jr@baml.com

Ladies and Gentlemen:
The undersigned, Bauer Performance Sports Ltd., a Canadian corporation, refers to the Term Loan Credit Agreement, dated as of April 15, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement,” the terms defined therein being used herein as therein defined), among Bauer Performance Sports Ltd., various Lenders, Bank of America, N.A., as Administrative Agent and Collateral Agent, hereby gives you irrevocable notice that the undersigned hereby requests to [convert][continue] the Borrowing of Term Loans referred to below and sets forth below the information relating to such [conversion][continuation] (the “Proposed [Conversion][Continuation]”) as required by Section 2.06 of the Credit Agreement:
(i)The Proposed [Conversion][Continuation] relates to the Borrowing of Term Loans originally made on _____ __, 201_ (the “Outstanding Borrowing”) in the principal amount of [$________ and currently maintained as a Borrowing of [Base Rate Term Loans][LIBO Rate Term Loans with an Interest Period ending on___________ ___, 201_].
(ii)The Business Day of the Proposed [Conversion][Continuation] is ____________.
(iii)The Outstanding Borrowing shall be [continued as a Borrowing of [Base Rate Term Loans] [LIBO Rate Term Loans with an Interest Period ending on___________ ___,______]][converted into a Borrowing of [Base Rate Term Loans] [LIBO Rate Term Loans with an Interest Period ending on___________ ___, ______]].
[The undersigned hereby certifies that no Event of Default is in existence on the date of the Proposed Conversion.]
Very truly yours,

BAUER PERFORMANCE SPORTS LTD.
By:
Name:
Title:

2

EXHIBIT B-1

FORM OF INITIAL TERM NOTE
$____________________     New York, New York
_________ __, ____
FOR VALUE RECEIVED, BAUER PERFORMANCE SPORTS LTD., a Canadian corporation (the “Borrower”), hereby promises to pay to [_____________________] (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Term Loan Credit Agreement referred to below) on or before the Maturity Date (as defined in the Term Loan Credit Agreement) the principal sum of ___________________ DOLLARS ($___________) or, if less, the unpaid principal amount of all Initial Term Loans (as defined in the Term Loan Credit Agreement) made by the Lender pursuant to the Term Loan Credit Agreement, payable at such times and in such amounts as are specified in the Term Loan Credit Agreement.
The Borrower promises also to pay interest on the unpaid principal amount of each Initial Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Term Loan Credit Agreement.
This Note is one of the Initial Term Notes referred to in the Term Loan Credit Agreement, dated as of April 15, 2014, among the Borrower, various Lenders, Bank of America, N.A., as Administrative Agent and Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Term Loan Credit Agreement). This Note is secured by the Security Documents (as defined in the Term Loan Credit Agreement) and is entitled to the benefits of the Guaranty (as defined in the Term Loan Credit Agreement). As provided in the Term Loan Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, and Initial Term Loans may be converted from one Type (as defined in the Term Loan Credit Agreement) into another Type to the extent provided in the Term Loan Credit Agreement. This Note may only be transferred to the extent and in the manner set forth in the Term Loan Credit Agreement.
In case an Event of Default (as defined in the Term Loan Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Term Loan Credit Agreement.
The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.
[Continued on following page]

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
BAUER PERFORMANCE SPORTS LTD.

By:
Name:
Title:

2

EXHIBIT B-2

FORM OF INCREMENTAL TERM NOTE
$____________________     New York, New York
_________ __, ____
FOR VALUE RECEIVED, BAUER PERFORMANCE SPORTS LTD., a Canadian corporation (the “Borrower”), hereby promise to pay to [_____________________] (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Term Loan Credit Agreement referred to below) on or before the Initial Incremental Term Loan Maturity Date (as defined in the Term Loan Credit Agreement) the principal sum of ___________________ DOLLARS ($___________) or, if less, the unpaid principal amount of all Incremental Term Loans (as defined in the Term Loan Credit Agreement) made by the Lender pursuant to the Term Loan Credit Agreement, payable at such times and in such amounts as are specified in the Term Loan Credit Agreement.
The Borrower promises also to pay interest on the unpaid principal amount of each Incremental Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.08 of the Term Loan Credit Agreement.
This Note is one of the Incremental Term Notes referred to in the Term Loan Credit Agreement, dated as of April 15, 2014, among the Borrower, various Lenders, Bank of America, N.A., as Administrative Agent and Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”) and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Term Loan Credit Agreement). This Note is secured by the Security Documents (as defined in the Term Loan Credit Agreement) and is entitled to the benefits of the Guaranty (as defined in the Term Loan Credit Agreement). As provided in the Term Loan Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Initial Incremental Term Loan Maturity Date, in whole or in part, and Incremental Term Loans may be converted from one Type (as defined in the Term Loan Credit Agreement) into another Type to the extent provided in the Term Loan Credit Agreement. This Note may only be transferred to the extent and in the manner set forth in the Term Loan Credit Agreement.
In case an Event of Default (as defined in the Term Loan Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Term Loan Credit Agreement.
The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.
[Continued on following page]

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
BAUER PERFORMANCE SPORTS LTD.

By:
Name:
Title:

EXHIBIT C-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Credit Agreement, dated as of April 15, 2014 (as amended, restated, modified and/or supplemented from time to time, the “Term Loan Credit Agreement,” the terms defined therein being used herein as therein defined), among Bauer Performance Sports Ltd., (the “Borrower”), various Lenders and Bank of America, N.A., as Administrative Agent and Collateral Agent.
Pursuant to the provisions of Section 4.04(c) of the Term Loan Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.
[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT C-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Credit Agreement, dated as of April 15, 2014 (as amended, restated, modified and/or supplemented from time to time, the “Term Loan Credit Agreement,” the terms defined therein being used herein as therein defined), among Bauer Performance Sports Ltd., (the “Borrower”), various Lenders and Bank of America, N.A., as Administrative Agent and Collateral Agent.
Pursuant to the provisions of Section 4.04(c) of the Term Loan Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.
[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT B-3

EXHIBIT C-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Credit Agreement, dated as of April 15, 2014 (as amended, restated, modified and/or supplemented from time to time, the “Term Loan Credit Agreement,” the terms defined therein being used herein as therein defined), among Bauer Performance Sports Ltd., (the “Borrower”), various Lenders and Bank of America, N.A., as Administrative Agent and Collateral Agent.
Pursuant to the provisions of Section 4.04(c) of the Term Loan Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.
[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

EXHIBIT B-3

EXHIBIT C-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Term Loan Credit Agreement, dated as of April 15, 2014 (as amended, restated, modified and/or supplemented from time to time, the “Term Loan Credit Agreement,” the terms defined therein being used herein as therein defined), among Bauer Performance Sports Ltd., (the “Borrower”), various Lenders and Bank of America, N.A., as Administrative Agent and Collateral Agent.
Pursuant to the provisions of Section 4.04(c) of the Term Loan Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Term Loan(s) (as well as any Note(s) evidencing such Term Loan(s)), (iii) with respect to the extension of credit pursuant to this Term Loan Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Term Loan Credit Agreement and used herein shall have the meanings given to them in the Term Loan Credit Agreement.
[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

2

EXHIBIT E

FORM OF CERTIFICATE OF OFFICER

[_______] (the “Company”)

TO:	Bank of America, N.A., as ABL Agent and Term Agent (as defined below)

AND TO:	Each of the other Lenders (as defined in the Credit Agreements, as defined below)

RE:
Credit agreement (the “ABL Credit Agreement”) dated April 15, 2014 among, inter alia, Bauer Performance Sports Ltd., as parent, Bauer Hockey Corp., as lead Canadian borrower, Bauer Hockey, Inc., as lead U.S. borrower, each of the other borrowers from time to time party thereto, each of the guarantors from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent (the “ABL Agent”) and each lender from time to time party thereto.

AND RE:
Term loan credit agreement (the “Term Credit Agreement”, and together with the ABL Credit Agreement, the “Credit Agreements”) dated April 15, 2014 among, inter alia, the Company, as borrower, Bank of America, N.A., as administrative agent and collateral agent (the “Term Agent”) and each lender from time to time party thereto.

Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the ABL Credit Agreement or Term Credit Agreement, as applicable.
I, [___], am the [____]of the Company. As [___], I certify for and on behalf of the Company and without personal liability, that:

1.
Attached as Exhibit “A” is a true and complete copy of the [notice of articles][articles of incorporation][certificate of formation] of the Company, including all amendments thereto, which, as so amended, is in full force and effect on the date hereof.

2.
Attached hereto as Exhibit “B” is a true and complete copy of the [by-laws][limited liability company agreement] of the Company, with all amendments thereto, which, as so amended, is in full force and effect as of the date hereof and at all times since a date prior to the date of the resolutions described in clause (4) below.

3.
Attached hereto as Exhibit “C” is a certificate of [existence][good standing] of the Company certified as of a recent date by the Secretary of State (or other similar official) of the Company’s jurisdiction of organization. The Company has, from the date of such certificate, remained in good standing under the laws of such jurisdiction of organization.

4.
Attached as Exhibit “D” are true and complete copies of certain resolutions of the directors of the Company authorizing, inter alia, the execution, delivery and performance by the Company of the Credit Agreements and the other Credit Documents to which the Company is a party and such resolutions are in full force and effect and have not been amended.

5.
Attached as Exhibit “E” is a list of certain of the officers and directors of the Company and set forth opposite each person’s name is the position he or she occupies with the Company and, for those persons signing Credit Documents, a true specimen of his or her signature.

6.	There is no pending proceeding for the dissolution or liquidation of the Company or, to my knowledge, threatening the existence of the Company.
[Remainder of page intentionally left blank.]

2

IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the date first set forth above.

Name:    [___]

Title:	[___]

IN WITNESS WHEREOF, the undersigned, the [___]of the Company, hereby certifies that the person named above is the duly elected and qualified [___]of the Company and that the signature above is such [___]’s true and genuine signature.

Name:    [___]
Title:    [___]

3

EXHIBIT F-1

FORM OF U.S. PLEDGE AGREEMENT
[See Attached.]

EXECUTION VERSION

TERM LOAN U.S. PLEDGE AGREEMENT

among

BAUER PERFORMANCE SPORTS LTD.
BAUER HOCKEY, INC.,
BPS US HOLDINGS INC.,
BPS GREENLAND INC.,
CERTAIN OTHER SUBSIDIARIES OF BAUER PERFORMANCE SPORTS LTD.
and
BANK OF AMERICA, N.A.,

as

COLLATERAL AGENT
Dated as of April 15, 2014

ANNEX A –	[RESERVED]

ANNEX B -	SCHEDULE OF STOCK

ANNEX C -	SCHEDULE OF NOTES

ANNEX D -	SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS

ANNEX E -	SCHEDULE OF PARTNERSHIP INTERESTS

ANNEX F -	FORM OF AGREEMENT REGARDING UNCERTIFICATED SECURITIES, LIMITED LIABILITY COMPANY INTERESTS AND PARTNERSHIP INTERESTS

i

TERM LOAN U.S. PLEDGE AGREEMENT

TERM LOAN U.S. PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of April 15, 2014, among each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 29 hereof, the “Pledgors”) and Bank of America, N.A., as collateral agent (together with any successor collateral agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below).
W I T N E S S E T H:
WHEREAS, Bauer Performance Sports Ltd. (the “Borrower”), the lenders party thereto from time to time (the “Lenders”), Bank of America, N.A., as administrative agent (together with any successor administrative agent, the “Administrative Agent”), have entered into a Term Loan Credit Agreement, dated as of even date herewith (as amended, modified, restated and/or supplemented from time to time in accordance with its terms, the “Credit Agreement”), providing for the making of Term Loans to the Borrower as contemplated therein (the Lenders, the Collateral Agent, the Administrative Agent and each other agent named therein are herein called the “Secured Creditors”);
WHEREAS, pursuant to the Term Loan Guaranty dated as of even date herewith (as amended, modified, restated and/or supplemented from time to time in accordance with its terms, the “Term Loan Guaranty”), each Subsidiary Guarantor (as defined in the Credit Agreement) has jointly and severally guaranteed to the Secured Creditors the payment when due of all Secured Obligations;
WHEREAS, it is a condition precedent to the making of Term Loans to the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Pledgee this Agreement; and
WHEREAS, each Pledgor will obtain benefits from the incurrence of Term Loans by the Borrower under the Credit Agreement and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Term Loans to the Borrower;
NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:
Section 1.    Security for Obligations.
This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure such Pledgor’s Secured Obligations:

1

Section 2.    Definitions.
(a)    Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.
(b)    The following capitalized terms used herein shall have the definitions specified below:
“Administrative Agent” shall have the meaning set forth in the recitals hereto.
“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.
“Agreement” shall have the meaning set forth in the first paragraph hereof.
“Borrower” shall have the meaning set forth in the recitals hereto.
“Certificated Security” shall have the meaning given such term in Section 8102(a)(4) of the UCC.
“Clearing Corporation” shall have the meaning given such term in Section 8‑102(a)(5) of the UCC.
“Collateral” shall have the meaning set forth in Section 3(a) hereof.
“Collateral Accounts” shall mean any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.
“Credit Agreement” shall have the meaning set forth in the recitals hereto.
“Domestic Corporation” shall have the meaning set forth in the definition of “Stock.”
“Event of Default” shall mean (a) at any time prior to the time at which all Commitments have been terminated and all Commitments under the Credit Agreement have been terminated, any Event of Default under, and as defined in, the Credit Agreement and (b) at any time thereafter, any payment default on any of the Obligations after the expiration of any applicable grace period.
“Excluded Collateral” shall have the meaning given such term in the U.S. Security Agreement.
“Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC.
“Foreign Corporation” shall have the meaning set forth in the definition of “Stock.”
“Guaranteed Obligations” shall have the meaning given such term in the Term Loan Guaranty.

2

“Indemnitees” shall have the meaning set forth in Section 11 hereof.
“Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.
“Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.
“Secured Creditors” shall have the meaning set forth in the recitals hereto.
“Lenders” shall have the meaning set forth in the recitals hereto.
“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by any Pledgor or represented by any Limited Liability Company Interest.
“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.
“Location” of any Pledgor has the meaning given such term in Section 9-307 of the UCC.
“Non-Voting Equity Interests” shall mean all Equity Interests of any Person which are not Voting Equity Interests.
“Notes” shall mean (a) all intercompany notes at any time issued to each Pledgor and (b) all other promissory notes from time to time issued to, or held by, each Pledgor.
“Other Creditors” shall have the meaning set forth in the recitals hereto.
“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned by any Pledgor or represented by any Partnership Interest.
“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.
“Pledged Notes” shall mean all Notes at any time pledged or required to be pledged hereunder.
“Pledgee” shall have the meaning set forth in the first paragraph hereof.
“Pledgor” shall have the meaning set forth in the first paragraph hereof.
“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.
“Registered Organization” shall have the meaning given such term in Section 9-102(a)(70) of the UCC.

3

“Required Secured Creditors” shall have the meaning provided in the U.S. Security Agreement.
“Secured Creditors” shall have the meaning set forth in the recitals hereto.
“Secured Obligations” shall mean, with respect to each Pledgor, the Guaranteed Obligations of such Pledgor.
“Securities Account” shall have the meaning given such term in Section 8-501(a) of the UCC.
“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.
“Securities Intermediary” shall have the meaning given such term in Section 8-102(a)(14) of the UCC.
“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event also include all Stock and all Notes.
“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.
“Stock” shall mean (a) with respect to any corporation, company or other body corporate incorporated under the laws of (i) the United States, any State thereof or the District of Columbia or (ii) Canada or any Province or Territory thereof (each, a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of such Domestic Corporation at any time owned by any Pledgor and (b) with respect to any corporation, company or other body corporate not a Domestic Corporation (each, a “Foreign Corporation”), all of the issued and outstanding shares of capital stock of such Foreign Corporation at any time owned by any Pledgor.
“Term Loan Guaranty” shall have the meaning set forth in the recitals hereto.
“Termination Date” shall have the meaning set forth in Section 20 hereof.
“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.
“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.
“Voting Equity Interests” shall have the meaning provided in the U.S. Security Agreement.

4

Section 3.    Pledge of Securities, Etc.
(a)    Pledge. To secure the Secured Obligations now or hereafter owed or to be performed by such Pledgor (but subject to clause (x) of the proviso at the end of this Section 3(a) in the case of the Voting Equity Interests of Foreign Subsidiaries and FSHCOs pledged hereunder), each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Credit Documents then in effect) in favor of the Pledgee for the benefit of the Secured Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):
(i)    each of the Collateral Accounts (to the extent a security interest therein is not created pursuant to the Security Agreement), including any and all assets of whatever type or kind deposited by such Pledgor in any such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Credit Document to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;
(ii)    all Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;
(iii)    all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such Limited Liability Company Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:
(A)    all its capital therein and its interest in all profits, income, surpluses, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;
(B)    all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;
(C)    all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement

5

or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;
(D)    all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;
(E)    all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and
(F)    all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;
(iv)    all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:
(A)    all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;
(B)    all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;
(C)    all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

6

(D)    all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;
(E)    all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and
(F)    all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;
(v)    all Financial Assets and Investment Property owned by such Pledgor from time to time;
(vi)    all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and
(vii)    all Proceeds of any and all of the foregoing;
provided that notwithstanding anything to the contrary in this clause (a), the term “Collateral” and the pledge hereunder shall not include any Excluded Collateral.
(b)    Procedures.
(i)    To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3(a) hereof and, in addition thereto, subject to the ABL/Term Intercreditor Agreement, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable) for the benefit of the Pledgee and the other Secured Creditors:
(A)    with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Pledgee,

7

endorsed to the Pledgee or endorsed in blank to the extent the interests represented by such Certificated Security are required to be pledged hereunder;
(B)    with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), and at any time any Event of Default under the Credit Agreement has occurred and is continuing, such Pledgor shall cause the issuer of such Uncertificated Security, promptly, upon the request of the Collateral Agent, to duly authorize, execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex F hereto (appropriately completed to the reasonable satisfaction of the Pledgee and with such modifications, if any, as shall be reasonably satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;
(C)    with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3(b)(i)(A) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3(b)(i)(B);
(D)    with respect to any Note (other than a Note which does not have a principal amount in excess of $100,000), such Pledgor shall physically deliver such Note to the Pledgee, endorsed in blank, or, at the request of the Pledgee, endorsed to the Pledgee; and
(E)    with respect to cash proceeds from any of the Collateral described in Section 3(a) hereof, such Pledgor shall deposit of such cash in the Dominion Account or any other Deposit Account that is subject to a Deposit Account Control Agreement;
provided that, notwithstanding anything to the contrary contained in this Section 3(b)(i), a Pledgor shall not be required to take the actions set forth in this Section with respect to any Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest of a Person that is not a Subsidiary of such Pledgor to the extent the aggregate fair market value of all such Collateral does not exceed $100,000.
(ii)    In addition to the actions required to be taken pursuant to Section 3(b)(i) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:
(A)    with respect to all Collateral of such Pledgor described in Sections 3

8

(b)(i)(A) to (D) hereof, whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee (including, without limitation, the delivery of Certificated Securities, accompanied by executed instruments of transfer endorsed in blank, or, at the request of the Pledgee, endorsed to the Pledgee); and
(B)    each Pledgor shall from time to time cause appropriate financing statements (on appropriate forms) under the Uniform Commercial Code, covering all Collateral hereunder (with the form of such financing statements to be reasonably satisfactory to the Pledgee), to be filed in the relevant filing offices, so that at all times the Pledgee’s security interest in the Investment Property and other Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) is so perfected.
(c)    Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, (i) such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3(a) hereof and, furthermore, such Pledgor will thereafter take (or cause to be taken) all action (as promptly as practicable) with respect to such Collateral in accordance with the procedures set forth in Section 3(b) hereof. Without limiting the foregoing, each Pledgor shall be required to pledge hereunder the Equity Interests of any FSHCO or Foreign Subsidiary at any time and from time to time after the date hereof acquired by such Pledgor, provided that any such pledge of Voting Equity Interests of any FSHCO or Foreign Subsidiary shall be subject to the proviso to Section 3(a) hereof.
(d)    Transfer Taxes. Each pledge of Collateral under Section 3(a) or Section 3(c) hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.
(e)    Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex A hereto; (ii) the Stock (and any warrants or options to purchase Stock) held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex B hereto; (iii) such Stock referenced in clause (ii) of this paragraph constitutes that percentage of the issued and outstanding capital stock of the issuing corporation (or other applicable issuer) as is set forth in Annex B hereto; (iv) the Notes held by such Pledgor consist of the intercompany notes and the promissory notes described in Annex C hereto where such Pledgor is listed as the lender; (v) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons

9

described in Annex D hereto; (vi) each such Limited Liability Company Interest referenced in clause (v) of this paragraph constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex D hereto; (vii) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (viii) each such Partnership Interest referenced in clause (ix) of this paragraph constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex E hereto; (ix) the Pledgor has complied with the respective procedure set forth in Section 3(b)(i) hereof with respect to each item of Collateral described in Annexes B through E hereto; and (x) on the date hereof, such Pledgor owns no other Securities, Stock, Notes, Limited Liability Company Interests or Partnership Interests which are required to be pledged under Section 3(a) hereof.
Section 4.    Appointment of Sub-Agents; Endorsements, Etc.
The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the reasonable discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.
Section 5.    Voting, Etc., While No Event of Default.
For greater certainty, unless and until there shall have occurred and be continuing any Event of Default under the Credit Agreement, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease at any time after the occurrence and during the continuance of an Event of Default and, except in the case of an Event of Default under Section 10.01(e) of the Credit Agreement, upon prior written notice from the Pledgee of its intent to exercise its rights under this Agreement, and Section 7 hereof shall become applicable.
Section 6.    Dividends and Other Distributions.
For greater certainty, except as permitted under the Credit Agreement, unless and until there shall have occurred and be continuing an Event of Default and, other than in the case of an Event of Default under Section 10.01(e) of the Credit Agreement, the Pledgee shall have given prior written notice of its intent to exercise such rights to the Pledgor, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor, provided, that all cash dividends payable in respect of the Collateral which are reasonably determined by the Pledgee to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, to the Pledgee and retained by it as part of the Collateral. While this Agreement is in effect, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:
(a)    all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in

10

respect of the Collateral;
(b)    all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and
(c)    all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.
Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 hereof.
All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).
Section 7.    Remedies in Case of an Event of Default. (a) If there shall have occurred and be continuing an Event of Default, then and in every such case, subject to the terms of the ABL/Term Intercreditor Agreement, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Credit Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, with each Pledgor hereby agreeing that the rights set forth in clauses (i), (ii), (iii), (iv) and (vi) below are commercially reasonable:
(i)    to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;
(ii)    to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;
(iii)    to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);
(iv)    to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably

11

constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);
(v)    at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and at such time or times, at such place or places and on such terms as the Pledgee may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable, provided at least 10 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and
(vi)    to set off any and all Collateral against any and all Secured Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Secured Obligations.
(b)    It is understood and agreed that in respect of Collateral consisting of Uncertificated Securities, Partnership Interests and Limited Liability Company Interests subject of an agreement substantially in the form of Annex F and as described in Section 3(b)(i)(B), unless an Event of Default has occurred and is continuing, the Pledgee shall not deliver to the issuer of such Uncertificated Securities, Partnership Interests or Limited Liability Company Interests, as the case may be, a notice stating that the Pledgee is exercising exclusive control of such Uncertificated Securities, Partnership Interests or Limited Liability Company Interests, as the case may be, under, and as described in such respective agreement.
Section 8.    Remedies, Cumulative, Etc.
Each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Credit Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and, subject to Section 12(c) hereof, shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Credit Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured

12

Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case, acting upon the instructions of the Required Secured Creditors, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement and the Security Agreement.
Section 9.    Application of Proceeds.
(a)    Subject to the terms of the ABL/Term Intercreditor Agreement, all monies collected by the Pledgee upon any sale or other disposition of the Collateral as a result of the exercise of any remedies by the Pledgee after the occurrence and during the continuance of an Event of Default pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in the Credit Agreement.
(b)    It is understood and agreed that each Pledgor shall remain jointly and severally liable with respect to the Secured Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of the Secured Obligations.
Section 10.    Purchasers of Collateral.
Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.
Section 11.    Indemnity and Payment of Expenses.
The terms of Section 12.01 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
Section 12.    Pledgee Not A Partner or Limited Liability Company.
(a)    Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto

13

expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.
(b)    Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.
(c)    The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.
(d)    The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.
Section 13.    Further Assurances; Power-of-Attorney.
(a)    Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee (acting on its own or on the instructions of the Required Secured Creditors) may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, financing statements which list the Collateral specifically and/or as “all assets whether now owned or hereafter acquired” without the signature of such Pledgor where permitted by law), and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.
(b)    Each Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default and after giving any written prior notice required hereunder (if any) to the relevant Pledgor, in the Pledgee’s discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of

14

the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem reasonably necessary or advisable to accomplish the purposes of this Agreement to the fullest extent permitted by applicable law, which appointment as attorney is coupled with an interest.
Section 14.    The Pledgee as Collateral Agent.
The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article 11 of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Article 11 of the Credit Agreement.
Section 15.    Transfer by the Pledgors.
Except as permitted prior to the date all Secured Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated, pursuant to the Credit Agreement, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.
Section 16.    Representations, Warranties and Covenants of the Pledgors.
(a)    Each Pledgor represents, warrants and, until the Termination Date, covenants as to itself and each of its Subsidiaries that:
(i)    it is the legal, beneficial and (except as to Securities credited on the books of a Clearing Corporation or a Securities Intermediary) record owner of, and has good and valid title to, all of its Collateral consisting of one or more Securities, Partnership Interests and Limited Liability Company Interests and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement or permitted under the Credit Documents);
(ii)    it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;
(iii)    this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, subject to (A) the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought

15

in equity or at law) and (B) as it relates to the pledge of any capital stock of Foreign Subsidiaries of the Borrower, the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights;
(iv)    no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no material consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (A) the execution, delivery or performance of this Agreement by such Pledgor, (B) the validity or enforceability of this Agreement against such Pledgor, (C) the filing of any financing statements, the perfection or enforceability of the Pledgee’s security interest in such Pledgor’s Collateral or (D) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein, in each case, except as would not reasonable be expected to have a Material Adverse Effect;
(v)    neither the execution, delivery or performance by such Pledgor of this Agreement, or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, (A) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, domestic or foreign, applicable to such Pledgor, (B) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents and Permitted Liens) upon any of the properties or assets of any such Pledgor or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which such Pledgor or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound or to which it may be subject (except, in the case of preceding clauses (A) and (B), other than in the case of any contravention, breach, default and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect); or (C) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of such Pledgor or any of its Subsidiaries.
(vi)    all of such Pledgor’s Collateral (consisting of Securities, Limited Liability Company Interests and Partnership Interests issued by any Pledgor or any Subsidiary of any Pledgor) has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;
(vii)    each of such Pledgor’s Pledged Notes issued by any Pledgor or any Subsidiary of any Pledgor constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by

16

applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);
(viii)    the pledge, collateral assignment and delivery to the Pledgee of such Pledgor’s Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement and the continued possession thereof by the Pledgee or an Affiliate creates a valid and perfected security interest in such Certificated Securities and Pledged Notes, and the proceeds thereof, having the priority specified in the ABL/Term Intercreditor Agreement, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities (other than the liens and security interests permitted under the Credit Documents then in effect) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and
(ix)    to the extent required by Section 3(b) hereof, the Pledgor shall have taken all steps in its control so that the Pledgee may obtain “control” (as defined in Section 8-106 of the UCC) over all of such Pledgor’s Collateral consisting of Securities (including, without limitation, Notes that are Securities) with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, except to the extent that the obligation of the applicable Pledgor to provide the Pledgee with “control” of such Collateral has not yet arisen under this Agreement.
(b)    Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to such Pledgor’s Collateral (whether now owned or hereinafter acquired) and the proceeds thereof against the claims and demands of all persons whomsoever.
Section 17.    Pledgors’ Obligations Absolute, Etc. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 19 hereof or, with respect to a specific Pledgor, release of such Pledgor pursuant to Section 31 hereof), including, without limitation:
(a)    any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Credit Document (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;
(b)    any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);
(c)    any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

17

(d)    any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or
(e)    any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.
Section 18.    Sale of Collateral Without Registration.
If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a single possible purchaser to effect such sale, and (c) may restrict such sale to a purchaser who will represent and agree, among other things, that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.
Section 19.    Termination; Release.
(a)    On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of such Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will duly release from the security interest created hereby and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee or any of its sub-agents hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security, a Partnership Interest or a Limited Liability Company Interest (other than an Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto

18

executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3(b)(i)(B) or by the respective partnership or limited liability company pursuant to Section 3(b)(i)(D)(2). As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Credit Agreement have been terminated and all Secured Obligations have been paid in full, no Note under the Credit Agreement is outstanding and all Term Loans thereunder have been repaid in full.
(b)    In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) at any time prior to the time at which all Secured Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated, in connection with a sale or disposition permitted by Section 9.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or a greater percentage of Lenders if required by Section 12.10 of the Credit Agreement), the Pledgee, at the request and expense of such Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Pledgee (or, in the case of Collateral held by any sub-agent designated pursuant to Section 4 hereof, such sub-agent) and has not theretofore been released pursuant to this Agreement.
(c)    At any time that any Pledgor desires that the Pledgee take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 20(a) or (b), such Pledgor shall deliver to the Pledgee (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by a Responsible Officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to (a) or (b) hereof.
(d)    The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in the absence of gross negligence and willful misconduct believes to be in accordance with) this Section 20.
Section 20.    Notices, Etc.
(a)    Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be. All notices and other communications shall be in writing and addressed as follows:
(i)    if to any Pledgor, at its address set forth opposite its signature below;
(ii)    if to the Pledgee, at:

19

Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attention: Ronaldo Naval
Telephone No.: (214) 209-1162
Telecopier No.: (877) 511-6124

(iii)    if to any Secured Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement, or (y) at such address as such Secured Creditor shall have specified in the Credit Agreement; and
(iv)    if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Pledgors and the Pledgee;
or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
(v)    Notices and other communications to the Pledgee hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Pledgee. The Pledgee or any Pledgor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Section 21.    Waiver; Amendment.
Except as provided in Section 31 and 32 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the requirements specified in the Security Agreement.
Section 22.    Successors and Assigns.
This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 19 hereof, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the prior written consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Creditors and their respective successors, transferees and permitted assigns. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Credit Documents regardless of any investigation made by the Secured Creditors or on their behalf.

20

Section 23.    Headings Descriptive.
The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
Section 24.    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.
(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS THAT WOULD CAUSE THE LAW OF ANY OTHER JURISDICTION TO APPLY. ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT (EXCEPT THAT, (X) IN THE CASE OF ANY COLLATERAL LOCATED IN ANY STATE OTHER THAN NEW YORK, PROCEEDINGS MAY BE BROUGHT BY THE ADMINISTRATIVE AGENT OR PLEDGEE IN THE STATE IN WHICH THE RESPECTIVE COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING, WITH RESPECT TO ANY CREDIT PARTY, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH SUCH PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER IT. EACH SUCH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 21 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE OR ANY SECURED CREDITOR TO SERVE

21

PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER SUCH PARTY IN ANY OTHER JURISDICTION.
(b)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 25.    Pledgor’s Duties.
It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgor’s possession, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.
Section 26.    Counterparts.
This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Pledgee. Delivery of an executed signature page to this Agreement by facsimile, PDF or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Agreement.
Section 27.    Severability.
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

22

Section 28.    Recourse.
This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Credit Documents and otherwise in writing in connection herewith or therewith.
Section 29.    Additional Pledgors.
It is understood and agreed that any Restricted Subsidiary of the Borrower that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become a Pledgor hereunder by (x) executing a counterpart hereof, or a joinder agreement in form and substance satisfactory to the Pledgee, and delivering the same to the Pledgee, (y) delivering supplements to Annexes A through G, hereto as are necessary to cause such annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.
Section 30.    Limited Obligations.
It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor constituting a Guarantor have been limited as provided in the Term Loan Guaranty.
Section 31.    Release of Pledgors.
If at any time all of the Equity Interests of any Pledgor owned by the Borrower or any of its Subsidiaries are sold (to a Person other than a Credit Party) in a transaction permitted pursuant to the Credit Agreement, then, such Pledgor shall be released as a Pledgor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in any Pledgor shall be deemed to be a sale of all of the Equity Interests in such Pledgor for purposes of this Section), and the Pledgee is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it. At any time that the Lead U.S. Borrower desires that a Pledgor be released from this Agreement as provided in this Section 32, the Lead U.S. Borrower shall deliver to the Pledgee a certificate signed by a Responsible Officer of the Borrower stating that the release of such Pledgor is permitted pursuant to this Section 31.
Section 32.    ABL/Term Intercreditor Agreement.
This Agreement and the other Credit Documents are subject to the terms and conditions set forth in the ABL/Term Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement and this Agreement, the terms of ABL/

23

Term Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Pledgee pursuant to any Credit Document and the exercise of any right or remedy in respect of the Collateral by the Pledgee (or any Secured Creditor) hereunder or under any other Credit Document are subject to the provisions of the ABL/Term Intercreditor Agreement and in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement, this Agreement and any other Credit Document, the terms of the ABL/Term Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, no Credit Party shall be required hereunder or under any Credit Document to take any action with respect to the Collateral that is inconsistent with such Credit Parties’ obligations under the ABL/Term Intercreditor Agreement.
* * * *

24

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

BAUER PERFORMANCE SPORTS LTD.

BAUER HOCKEY, INC.

BAUER HOCKEY CORP.

BAUER PERFORMANCE LACROSSE INC.

BAUER PERFORMANCE SPORTS UNIFORMS INC.

BPS DIAMOND SPORTS INC.

BPS GREENLAND INC.

BPS US HOLDINGS INC.

MISSION ITECH HOCKEY, INC.

By:
Name:
Title:

Address:	100 Domain Drive Exeter, New Hampshire 03833 Attention: Michael Wall, Vice President and General Counsel Facsimile: 603-430-7332 Telephone: 603-610-5805 E-mail: Michael.Wall@bauer.com

[Signature Page to the Term Loan U.S. Pledge Agreement]

Accepted and Agreed to: BANK OF AMERICA, N.A as Collateral Agent and Pledgee
By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Term Loan U.S. Pledge Agreement]

ANNEX A
to
TERM LOAN U.S. PLEDGE AGREEMENT

SCHEDULE OF SUBSIDIARIES

Entity	Ownership	Jurisdiction of Organization	Direct Owner

[Signature Page to the Term Loan U.S. Pledge Agreement]

ANNEX B
to
TERM LOAN U.S. PLEDGE AGREEMENT

SCHEDULE OF STOCK

1.

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Term Loan U.S. Pledge Agreement

2.

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Term Loan U.S. Pledge Agreement

[Signature Page to the Term Loan U.S. Pledge Agreement]

ANNEX C
to
TERM LOAN U.S. PLEDGE AGREEMENT

SCHEDULE OF NOTES

[Signature Page to the Term Loan U.S. Pledge Agreement]

ANNEX D
to
TERM LOAN U.S. PLEDGE AGREEMENT

SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS
1.

Name of Issuing Limited Company	Type of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Term Loan U.S. Pledge Agreement

2.

Name of Issuing Limited Company	Type of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Term Loan U.S. Pledge Agreement

[Signature Page to the Term Loan U.S. Pledge Agreement]

ANNEX E
to
TERM LOAN U.S. PLEDGE AGREEMENT

SCHEDULE OF PARTNERSHIP INTERESTS

[Signature Page to the Term Loan U.S. Pledge Agreement]

ANNEX F
to
TERM LOAN U.S. PLEDGE AGREEMENT
Form of Agreement Regarding Uncertificated Securities, Limited Liability
Company Interests and Partnership Interests
AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of [______ __, 20_], among the undersigned pledgor (the “Pledgor”), [_____________], not in its individual capacity but solely as Collateral Agent (the “Pledgee”), and [_____________] as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).
W I T N E S S E T H :
WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into an Term Loan U.S. Pledge Agreement, dated as of April 15, 2014 (as amended, modified, restated and/or supplemented from time to time, the “Term Loan U.S. Pledge Agreement”), under which, among other things, in order to secure the payment of the Secured Obligations (as defined in the Term Loan U.S. Pledge Agreement), the Pledgor has or will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Term Loan U.S. Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to certain [“uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”)] [Partnership Interests (as defined in the Term Loan U.S. Pledge Agreement)] [Limited Liability Company Interests (as defined in the Term Loan U.S. Pledge Agreement)], from time to time issued by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Partnership Interests] [Limited Liability Company Interests] being herein collectively called the “Issuer Pledged Interests”); and
WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Term Loan U.S. Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledged Interests and to provide for the rights of the parties under this Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.
2.    The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the Permitted Liens) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.
3.    The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests consisting of capital stock of a corporation are fully paid and nonassessable.
4.    All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:
Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attention: Ronaldo Naval
Telephone No.: (214) 209-1162
Telecopier No.: (877) 511-6124
5.    Following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests and until the Pledgee shall have delivered written notice to the Issuer that the Termination Date has occurred and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgee only by wire transfers to such account as the Pledgee shall instruct.
6.    Except as expressly provided otherwise in Sections 4 and 5 hereof, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails or delivered to overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee or the Issuer shall not be effective until received. All notices and other communications shall be in writing and addressed as follows:

2

(i)    if to the Pledgor, at:
[__________]
[__________]
[__________]
Attention: [__________]
Telephone No.: [__________]
Telecopier No.: [__________]
(ii)    if to the Pledgee, at the address given in Section 4 hereof;
(iii)    if to the Issuer, at

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.
7.    This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and permitted assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.
8.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.
9.    This Agreement is subject to the terms and conditions set forth in the ABL/Term Intercreditor Agreement (as defined in the Credit Agreement) in all respects and, in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement and this Agreement, the terms of the ABL/Term Intercreditor Agreement shall govern.

3

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[________], as Pledgor
By:
Name:
Title:

BANK OF AMERICA, N.A., not in its individual capacity but solely as Collateral Agent and Pledgee
By:
Name:
Title:

By:
Name:
Title:

[[________], as the Issuer]
By:
Name:
Title:

4

EXHIBIT F-2

FORM OF CANADIAN PLEDGE AGREEMENT
[See Attached.]

TERM LOAN CANADIAN PLEDGE AGREEMENT

among

BAUER PERFORMANCE SPORTS LTD.,

CERTAIN SUBSIDIARIES OF BAUER PERFORMANCE SPORTS LTD.
and
BANK OF AMERICA, N.A.,

as

COLLATERAL AGENT
Dated as of April 15, 2014

ANNEX A	SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION, SUBSIDIARIES

ANNEX B -	SCHEDULE OF STOCK

ANNEX C -	SCHEDULE OF NOTES

ANNEX D -	SCHEDULE OF PARTNERSHIP INTERESTS

ANNEX E -	FORM OF ISSUER CONTROL AGREEMENT

i

TERM LOAN CANADIAN PLEDGE AGREEMENT

TERM LOAN CANADIAN PLEDGE AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this "Agreement"), dated as of April 15, 2014, among each of the undersigned pledgors (each, a "Pledgor" and, together, the "Pledgors") and Bank of America, N.A., as collateral agent (together with any successor collateral agent, the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below).
W I T N E S S E T H:
WHEREAS, Bauer Performance Sports Ltd. (the "Borrower"), the lenders party thereto from time to time (the "Lenders"), Bank of America, N.A., as administrative agent (together with any successor administrative agent, the "Administrative Agent"), have entered into a Term Loan Credit Agreement, dated as of even date herewith (as amended, modified, restated and/or supplemented from time to time in accordance with its terms, the "Credit Agreement"), providing for the making of Term Loans to the Borrower as contemplated therein (the Lenders, the Collateral Agent, the Administrative Agent and each other agent named therein are herein called the "Secured Creditors");
WHEREAS, pursuant to the Term Loan Guaranty dated as of even date herewith (as amended, modified, restated and/or supplemented from time to time in accordance with its terms, the "Term Loan Guaranty"), each Subsidiary Guarantor (as defined in the Credit Agreement) has jointly and severally guaranteed to the Secured Creditors the payment when due of all Secured Obligations;
WHEREAS, it is a condition precedent to the making of Term Loans to the Borrower under the Credit Agreement that each Pledgor shall have executed and delivered to the Collateral Agent this Agreement; and
WHEREAS, each Pledgor will obtain benefits from the incurrence of Term Loans by the Borrower under the Credit Agreement and, accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Term Loans to the Borrower;
NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:
Section 1.    Security for Obligations.
This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure such Pledgor's Secured Obligations:

Section 2.    Definitions.
(a)    Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.
(b)    The following capitalized terms used herein shall have the definitions specified below:
"Administrative Agent" shall have the meaning set forth in the recitals hereto.
"Agreement" shall have the meaning set forth in the first paragraph hereof.
"Borrower" shall have the meaning set forth in the recitals hereto.
"Certificated Security" shall have the meaning given such term in the PPSA.
"Clearing House" shall have the meaning given such term in the PPSA.
"Collateral" shall have the meaning set forth in Section 3(a) hereof.
"Collateral Accounts" shall mean any and all accounts established and maintained by the Collateral Agent in the name of any Pledgor to which Collateral may be credited.
"Collateral Agent" shall have the meaning set forth in the first paragraph hereof.
"Credit Agreement" shall have the meaning set forth in the recitals hereto.
"Domestic Corporation" shall have the meaning set forth in the definition of "Stock."
"Event of Default" shall mean (a) at any time prior to the time at which all Commitments have been terminated and all Commitments under the Credit Agreement have been terminated, any Event of Default under, and as defined in, the Credit Agreement and (b) at any time thereafter, any payment default on any of the Obligations after the expiration of any applicable grace period.
"Excluded Collateral" shall have the meaning given such term in the Canadian Security Agreement.
"Financial Asset" shall have the meaning given such term in the PPSA.
"Foreign Corporation" shall have the meaning set forth in the definition of "Stock."
"Guaranteed Obligations" shall have the meaning given such term in the Term Loan Guaranty.
"Instrument" shall have the meaning given such term in the PPSA.
"Investment Property" shall have the meaning given such term in the PPSA.

"Lenders" shall have the meaning set forth in the recitals hereto.
"Non-Voting Equity Interests" shall mean all Equity Interests of any Person which are not Voting Equity Interests.
"Notes" shall mean (a) all intercompany notes at any time issued to each Pledgor and (b) all other promissory notes from time to time issued to, or held by, each Pledgor.
"Other Creditors" shall have the meaning set forth in the recitals hereto.
"Partnership Assets" shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned by any Pledgor or represented by any Partnership Interest.
"Partnership Interest" shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.
"Pledged Notes" shall mean all Notes at any time pledged or required to be pledged hereunder.
"Pledgor" shall have the meaning set forth in the first paragraph hereof.
"PPSA" means the Personal Property Security Act (Ontario); provided that, if perfection or the effect of perfection or non-perfection of the priority of the security interests created by this Agreement is governed by the PPSA as in effect in a Canadian jurisdiction other than Ontario, or the Civil Code of Quebec, "PPSA" means the Personal Property Security Act as in effect from time to time in such other jurisdiction, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
"Proceeds" shall have the meaning given such term in the PPSA.
"Required Secured Creditors" shall have the meaning provided in the Canadian Security Agreement.
"Secured Creditors" shall have the meaning set forth in the recitals hereto.
"Secured Obligations" shall mean, with respect to each Pledgor, the Obligations (as such term is defined in the Canadian Security Agreement) and the Guaranteed Obligations of such Pledgor.
"Securities Account" shall have the meaning given such term in the PPSA.
"Securities Intermediary" shall have the meaning given such term in the PPSA.
"Security" and "Securities" shall have the meaning given such term in the PPSA and shall in any event also include all Stock and all Notes.

"Security Entitlement" shall have the meaning given such term in the PPSA.
"Stock" shall mean (a) with respect to any corporation, company or other body corporate incorporated under the laws of (i) the United States, any state thereof or the District of Columbia or (ii) Canada or any province or territory thereof (each, a "Domestic Corporation"), all of the issued and outstanding shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights in such Domestic Corporation's equity or capital at any time owned by any Pledgor and (b) with respect to any corporation, company or other body corporate not a Domestic Corporation (each, a "Foreign Corporation"), all of the issued and outstanding shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights in such Foreign Corporation's equity or capital at any time owned by any Pledgor.
"Term Loan Guaranty" shall have the meaning set forth in the recitals hereto.
"Termination Date" shall have the meaning set forth in Section 19 hereof.
"ULC", "ULC Legislation" and "ULC Shares" shall have the meanings set forth in Section 34 hereof.
"Uncertificated Security" shall have the meaning given such term in the PPSA.
"Voting Equity Interests" shall have the meaning provided in the U.S. Security Agreement.
Section 3.    Pledge of Securities, Etc.
(a)    Pledge. To secure the Secured Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby pledge, assign, mortgage, charge and grant to the Collateral Agent, for the benefit of the Secured Creditors, as and by way of a fixed and specific mortgage and charge, and grant to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Credit Documents then in effect) in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the "Collateral"):
(i)    each of the Collateral Accounts (to the extent a security interest therein is not created pursuant to the Security Agreement), including any and all assets of whatever type or kind deposited by such Pledgor in any such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, Money, cheques, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Credit Document to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash, Money and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

v

(ii)    all Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;
(iii)    all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:
(A)    all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;
(B)    all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;
(C)    all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;
(D)    all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;
(E)    all of such Pledgor's rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any cheques, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and
(F)    all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;
(iv)    all Financial Assets and Investment Property owned by such Pledgor from time to time;

(v)    all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and
(vi)    all Proceeds of any and all of the foregoing;
provided that notwithstanding anything to the contrary in this clause (a), the term "Collateral" and the pledge hereunder shall not include any Excluded Collateral.
(b)    Procedures.
(i)    To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to Section 3(a) hereof and, in addition thereto, subject to the ABL/Term Intercreditor Agreement, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable) for the benefit of the Collateral Agent and the other Secured Creditors:
(A)    with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing House or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Collateral Agent, endorsed to the Collateral Agent or endorsed in blank to the extent the interests represented by such Certificated Security are required to be pledged hereunder;
(B)    with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing House or Securities Intermediary), and at any time any Event of Default under the Credit Agreement has occurred and is continuing, such Pledgor shall cause the issuer of such Uncertificated Security, promptly, upon the request of the Collateral Agent, to duly authorize, execute, and deliver to the Collateral Agent, an agreement for the benefit of the Collateral Agent and the other Secured Creditors substantially in the form of Annex E hereto (appropriately completed to the reasonable satisfaction of the Collateral Agent and with such modifications, if any, as shall be reasonably satisfactory to the Collateral Agent) pursuant to which such issuer agrees to comply with any and all instructions originated by the Collateral Agent without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;
(C)    with respect to a Partnership Interest (other than a Partnership Interest credited on the books of a Clearing House or Securities Intermediary), (1) if such Partnership Interest is represented by a certificate and is a Security for purposes of the Securities Transfer Act, 2006 (Ontario) (the "STA)" or securities transfer legislation in another applicable jurisdiction in Canada, the procedure set forth in Section 3(b)(i)(A) hereof, and (2) if such Partnership Interest is not represented by a certificate or is not a Security for purposes of the STA or securities transfer legislation in another applicable jurisdiction in Canada, the procedure set forth in Section 3(b)(i)(B) hereof;
(D)    with respect to any Note (other than a Note which does not have a principal amount in excess of $100,000), such Pledgor shall physically deliver such Note to the Collateral Agent, endorsed in blank, or, at the request of the Collateral Agent, endorsed to the Collateral Agent; and
(E)    with respect to cash proceeds from any of the Collateral described in Section 3(a) hereof, such Pledgor shall deposit of such cash in the Dominion Account or any other Deposit Account that is subject to a Deposit Account Control Agreement;
provided that, notwithstanding anything to the contrary contained in this Section 3(b)(i), a Pledgor shall not be required to take the actions set forth in this Section with respect to any Certificated Security, Uncertificated Security or Partnership Interest of a Person that is not a Subsidiary of such Pledgor to the extent the aggregate fair market value of all such Collateral does not exceed $100,000.
(ii)    In addition to the actions required to be taken pursuant to Section 3(b)(i) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:
(A)    with respect to all Collateral of such Pledgor described in Sections 3(b)(i)(A) to (D) hereof, whereby or with respect to which the Collateral Agent may obtain "control" thereof within the meaning of the PPSA, such Pledgor shall take all actions as may be reasonably requested from time to time by the Collateral Agent so that "control" of such Collateral is obtained and at all times held by the Collateral Agent (including, without limitation, the delivery of Certificated Securities, accompanied by executed instruments of transfer endorsed in blank, or, at the request of the Collateral Agent, endorsed to the Collateral Agent); and
(B)    each Pledgor shall from time to time cause appropriate financing statements under the PPSA, covering all Collateral hereunder (with the form of such financing statements to be reasonably satisfactory to the Collateral Agent), to be filed in the relevant filing offices, so that at all times the Collateral Agent's security interest in the Investment Property and other Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant jurisdiction, including, without limitation, Section 23 of the PPSA) is so perfected.
(c)    Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, (i) such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3(a) hereof and, furthermore, such Pledgor will thereafter take (or cause to be taken) all action (as promptly as practicable) with respect to such Collateral in accordance with the procedures set forth in Section 3(b) hereof.

(d)    Transfer Taxes. Each pledge of Collateral under Section 3(a) or Section 3(c) hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.
(e)    Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof: (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (ii) the Stock (and any warrants or options to purchase Stock) held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex B hereto; (iii) such Stock referenced in clause (ii) of this paragraph constitutes that percentage of the issued and outstanding capital stock of the issuing corporation (or other applicable issuer) as is set forth in Annex B hereto; (iv) the Notes held by such Pledgor consist of the intercompany notes and the promissory notes described in Annex C hereto where such Pledgor is listed as the lender; (v) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex D hereto; (vi) each such Partnership Interest referenced in clause (v) of this paragraph constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex D hereto; (vii) the Pledgor has complied with the respective procedure set forth in Section 3(b)(i) hereof with respect to each item of Collateral described in Annexes B through E hereto; and (viii) on the date hereof, such Pledgor owns no other Securities, Stock, Notes or Partnership Interests which are required to be pledged under Section 3(a) hereof.
(f)    Attachment. Each Pledgor has rights in its Collateral and agrees that the Secured Creditors have given value and that the security interests created by this Agreement are intended to attach (a) with respect to Collateral that is now in existence, upon execution of this Agreement, and (b) with respect to Collateral that comes into existence in the future, upon such Pledgor acquiring rights in the Collateral or the power to transfer rights in the Collateral to the Collateral Agent. In each case, the parties do not intend to postpone the attachment of any security interests created by this Agreement.
(g)    In Addition to Other Rights; No Marshalling. This Agreement is in addition to and is not in any way prejudiced by or merged with any other security interest or Lien now or subsequently held by the Collateral Agent in respect of any Secured Obligations. The Secured Creditors shall be under no obligation to marshal in favour of the Pledgors any other security interest or Lien or any money or other property that the Secured Creditors may be entitled to receive or may have a claim upon.
Section 4.    Appointment of Sub-Agents; Endorsements, Etc.
The Collateral Agent shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the reasonable discretion of the Collateral Agent) in the name of the relevant Pledgor, endorsed or assigned in blank or in favour of the Collateral Agent or any nominee or nominees of the Collateral Agent or a sub-agent appointed by the Collateral Agent.

Section 5.    Voting, Etc., While No Event of Default.
For greater certainty, unless and until there shall have occurred and be continuing any Event of Default under the Credit Agreement, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof. Subject to Section 34 hereof, all such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease at any time after the occurrence and during the continuance of an Event of Default and, except in the case of an Event of Default under Section 10.01(e) of the Credit Agreement, upon prior written notice from the Collateral Agent of its intent to exercise its rights under this Agreement, and Section 7 hereof shall become applicable.
Section 6.    Dividends and Other Distributions.
For greater certainty, except as permitted under the Credit Agreement, unless and until there shall have occurred and be continuing an Event of Default and, other than in the case of an Event of Default under Section 10.01(e) of the Credit Agreement, the Collateral Agent shall have given prior written notice of its intent to exercise such rights to the Pledgor, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor, provided, that all cash dividends payable in respect of the Collateral which are reasonably determined by the Collateral Agent to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, to the Collateral Agent and retained by it as part of the Collateral. While this Agreement is in effect, the Collateral Agent shall be entitled to receive directly, and to retain as part of the Collateral:
(a)    all other or additional shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights, notes, certificates, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;
(b)    all other or additional shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights, notes, certificates, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, reorganization, combination of shares or similar rearrangement; and
(c)    all other or additional shares, units, trust units, partnership, membership or other interests, participations or other equivalent rights, notes, certificates, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, amalgamation, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.
Nothing contained in this Section 6 shall limit or restrict in any way the Collateral Agent's right to receive the proceeds of the Collateral in any form in accordance with Section 3 hereof. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this

x

Section 6 or Section 7 hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).
Section 7.    Remedies in Case of an Event of Default. (a) If there shall have occurred and be continuing an Event of Default, then and in every such case, subject to the terms of the ABL/Term Intercreditor Agreement, the Collateral Agent shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Credit Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Collateral Agent shall be entitled to exercise all the rights and remedies of a secured party under the PPSA and the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, with each Pledgor hereby agreeing that the rights set forth in clauses (i), (ii), (iii), (iv) and (vi) below are commercially reasonable:
(i)    to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;
(ii)    to transfer all or any part of the Collateral into the Collateral Agent's name or the name of its nominee or nominees;
(iii)    to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);
(iv)    to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);
(v)    at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable, provided at least 10 days' written notice of the time and place of any such sale shall be given to the respective Pledgor. The Collateral Agent shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Collateral Agent on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. The Collateral Agent may also accept the Collateral in satisfaction of the Secured Obligations. Neither the Collateral Agent nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and
(vi)    to set off any and all Collateral against any and all Secured Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Secured Obligations.
(b)    It is understood and agreed that in respect of Collateral consisting of Uncertificated Securities and Partnership Interests subject of an agreement substantially in the form of Annex E and as described in Section 3(b)(i)(B), unless an Event of Default has occurred and is continuing, the Collateral Agent shall not deliver to the issuer of such Uncertificated Securities or Partnership Interests, as the case may be, a notice stating that the Collateral Agent is exercising exclusive control of such Uncertificated Securities or Partnership Interests, as the case may be, under, and as described in such respective agreement.
(c)    The Collateral Agent may take proceedings in any court of competent jurisdiction for the appointment of a receiver (which term includes a receiver and manager) of the Collateral or may by appointment in writing appoint any person to be a receiver of the Collateral. The Collateral Agent may remove any receiver appointed by it and appoint another in its place, and may determine the remuneration of any receiver, which may be paid from the proceeds of the Collateral in priority to other Secured Obligations. Any receiver appointed by the Collateral Agent shall, to the extent permitted by applicable law, have all of the rights, benefits and powers of the Collateral Agent under this Agreement, the PPSA or otherwise. Any receiver shall be deemed the agent of the Obligors and the Agent shall not be in any way responsible for any misconduct or negligence of any receiver.
Section 8.    Remedies, Cumulative, Etc.
Each and every right, power and remedy of the Collateral Agent provided for in this Agreement or in any other Credit Document, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and, subject to Section 12(c) hereof, shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Collateral Agent or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Credit Document or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Collateral Agent or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Collateral Agent or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Collateral Agent, in each case, acting upon the instructions of the Required Secured Creditors, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the Security Agreement.
Section 9.    Application of Proceeds.
(a)    Subject to the terms of the ABL/Term Intercreditor Agreement, all monies collected by the Collateral Agent upon any sale or other disposition of the Collateral as a result of the exercise of any remedies by the Collateral Agent after the occurrence and during the continuance of an Event of Default pursuant to the terms of this Agreement, together with all other monies received by the Collateral Agent hereunder, shall be applied in the manner provided in the Credit Agreement.
(b)    It is understood and agreed that each Pledgor shall remain jointly and severally liable with respect to the Secured Obligations to the extent of any deficiency between the amount of the proceeds of the Collateral pledged by it hereunder and the aggregate amount of the Secured Obligations.
Section 10.    Purchasers of Collateral.
Upon any sale of the Collateral by the Collateral Agent hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Collateral Agent or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication or nonapplication thereof.
Section 11.    Indemnity and Payment of Expenses.
The terms of Section 12.01 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
Section 12. Collateral Agent Not A Partner or Limited Liability Company.
(a)    Nothing herein shall be construed to make the Collateral Agent or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Collateral Agent nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Collateral Agent shall become the absolute owner of Collateral consisting of a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Collateral Agent, any other Secured Creditor, any Pledgor and/or any other Person.
(b)    Except as provided in the last sentence of paragraph (a) of this Section 12, the

Collateral Agent, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Collateral Agent shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.
(c)    The Collateral Agent and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.
(d)    The acceptance by the Collateral Agent of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Collateral Agent or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.
Section 13.    Further Assurances; Power-of-Attorney.
(a)    Each Pledgor agrees that it will join with the Collateral Agent in executing and, at such Pledgor's own expense, file and refile under the PPSA or other applicable law such financing statements, financing change statements, renewals and other documents, in form reasonably acceptable to the Collateral Agent, in such offices as the Collateral Agent (acting on its own or on the instructions of the Required Secured Creditors) may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Collateral Agent's security interest in the Collateral hereunder and hereby authorizes the Collateral Agent to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, financing statements which list the Collateral specifically and/or as "all present and after-acquired personal property" without the signature of such Pledgor where permitted by law), and agrees to do such further acts and things and to execute and deliver to the Collateral Agent such additional conveyances, assignments, agreements and instruments as the Collateral Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder or thereunder. Each Pledgor waives the right to receive a copy of any financing statement or financing change statement that may be registered in connection with this Agreement or any verification statement issued with respect to a registration, if waiver is not otherwise prohibited by law.
(b)    Each Pledgor hereby constitutes and appoints the Collateral Agent its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default and after giving any written prior notice required hereunder (if any) to the relevant Pledgor, in the Collateral Agent's discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral, to endorse any cheques or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement to the fullest extent permitted by applicable law, which appointment as attorney is coupled with an interest.
Section 14.    The Collateral Agent as Collateral Agent.
The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Article 11 of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Article 11 of the Credit Agreement.
Section 15.    Transfer by the Pledgors.
Except as permitted prior to the date all Secured Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated, pursuant to the Credit Agreement, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.
Section 16.    Representations, Warranties and Covenants of the Pledgors.
(a)    Each Pledgor represents, warrants and, until the Termination Date, covenants as to itself and each of its Subsidiaries that:
(i)    it is the legal, beneficial and (except as to Securities credited on the books of a Clearing House or a Securities Intermediary) record owner of, and has good and valid title to, all of its Collateral consisting of one or more Securities and Partnership Interests and that it has sufficient interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens and security interests created by this Agreement or permitted under the Credit Documents);
(ii)    it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;
(iii)    this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, subject to (A) the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law) and (B) as it relates to the pledge of any Stock of Foreign Subsidiaries of the Borrower, the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights;
(iv)    other than any approval or consent that may be required from the board of directors or shareholders of any Pledgor or any of its Subsidiaries pursuant to its constating documents, which has already been obtained and will be maintained in full force and effect during the term of this Agreement, except in the case of ULC Shares, no consent of any other party (including, without limitation, any shareholder, unitholder, stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no material consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (A) the execution, delivery or performance of this Agreement by such Pledgor, (B) the validity or enforceability of this Agreement against such Pledgor, (C) the filing of any financing statements, the perfection or enforceability of the Collateral Agent's security interest in such Pledgor's Collateral or (D) except for compliance with or as may be required by applicable securities laws, the exercise by the Collateral Agent of any of its rights or remedies provided herein, in each case, except as would not reasonable be expected to have a Material Adverse Effect;
(v)    neither the execution, delivery or performance by such Pledgor of this Agreement, or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, (A) will contravene any provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court or governmental instrumentality, domestic or foreign, applicable to such Pledgor, (B) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents and Permitted Liens) upon any of the properties or assets of any such Pledgor or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, debenture, hypothec, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which such Pledgor or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound or to which it may be subject (except, in the case of preceding clauses (A) and (B), other than in the case of any contravention, breach, default and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect); or (C) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement, by-laws or partnership agreement (or equivalent organizational documents), as applicable, of such Pledgor or any of its Subsidiaries.
(vi)    all of such Pledgor's Collateral (consisting of Securities and Partnership Interests issued by any Pledgor or any Subsidiary of any Pledgor) has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;
(vii)    each of such Pledgor's Pledged Notes issued by any Pledgor or any Subsidiary of any Pledgor constitutes, or when executed by the obligor thereof will constitute, the legal,

valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);
(viii)    the pledge, collateral assignment and delivery to the Collateral Agent of such Pledgor's Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement and the continued possession thereof by the Collateral Agent or an Affiliate creates a valid and perfected security interest in such Certificated Securities and Pledged Notes, and the proceeds thereof, having the priority specified in the ABL/Term Intercreditor Agreement, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities (other than the liens and security interests permitted under the Credit Documents then in effect) and the Collateral Agent is entitled to all the rights, priorities and benefits afforded by the PPSA or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and
(ix)    to the extent required by Section 3(b) hereof, the Pledgor shall have taken all steps in its control so that the Collateral Agent may obtain "control" within the meaning of the PPSA over all of such Pledgor's Collateral consisting of Securities (including, without limitation, Notes that are Securities) with respect to which such "control" may be obtained pursuant to the PPSA, except to the extent that the obligation of the applicable Pledgor to provide the Collateral Agent with "control" of such Collateral has not yet arisen under this Agreement.
(b)    Each Pledgor covenants and agrees that it will defend the Collateral Agent's right, title and security interest in and to such Pledgor's Collateral (whether now owned or hereinafter acquired) and the proceeds thereof against the claims and demands of all persons whomsoever.
Section 17.    Pledgors' Obligations Absolute, Etc. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 19 hereof or, with respect to a specific Pledgor, release of such Pledgor pursuant to Section 30 hereof), including, without limitation:
(a)    any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Credit Document (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;
(b)    any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);
(c)    any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee;
(d)    any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or
(e)    any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.
Section 18.    Sale of Collateral Without Qualification.
If the Collateral Agent determines to exercise its right to sell any or all of the Collateral consisting of Securities or Partnership Interests pursuant to Section 7 hereof, each Pledgor agrees that, upon request of the Collateral Agent, each Pledgor will, at its own expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law. The Collateral Agent is not required to take steps to qualify, or cause to be qualified, any Securities or Partnership Interests forming part of the Collateral for public distribution or request the issuer to qualify them. The Collateral Agent need not dispose of any Securities or Partnership Interests by public distribution even if they are qualified for public distribution. The Collateral Agent may dispose of Securities or Partnership Interests by an exemption from the prospectus requirements of applicable securities legislation as it considers appropriate notwithstanding that doing so may require them to comply with limitations or restrictions relating to the exemption. The limitations or restrictions may include complying with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications (including being accredited investors, agreeing to pay a minimum price or demonstrating qualifications required to obtain any approval of the sale or resulting purchase that is required under applicable law), and restricting prospective bidders and purchasers to those who will represent and agree that they are purchasing as principal for their own account for investment and not with a view to distribution or resale. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.
Section 19.    Termination; Release.
(a)    On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Collateral Agent, at the request and expense of such Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, PPSA financing change statements or discharges and instruments of satisfaction, discharge and/or reconveyance), and will duly release from the security interest created hereby and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent or any of its sub-agents hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Collateral Agent or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security or a Partnership Interest (other than an Uncertificated Security or Partnership Interest credited on the books of a Clearing House or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3(b)(i)(B) or by the respective partnership pursuant to Section 3(b)(i)(C)(2). As used in this Agreement, "Termination Date" shall mean the date upon which the Commitments under the Credit Agreement have been terminated and all Secured Obligations have been paid in full, no Note under the Credit Agreement is outstanding and all Term Loans thereunder have been repaid in full.
(b)    In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) at any time prior to the time at which all Secured Obligations have been paid in full and all Commitments under the Credit Agreement have been terminated, in connection with a sale or disposition permitted by Section 9.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or a greater percentage of Lenders if required by Section 12.10 of the Credit Agreement), the Collateral Agent, at the request and expense of such Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent (or, in the case of Collateral held by any sub-agent designated pursuant to Section 4 hereof, such sub-agent) and has not theretofore been released pursuant to this Agreement.
(c)    At any time that any Pledgor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 19(a) or (b), such Pledgor shall deliver to the Collateral Agent (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by a Responsible Officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to (a) or (b) hereof.
(d)    The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in the absence of gross negligence and willful misconduct believes to be in accordance with) this Section 19.
Section 20.    Notices, Etc.
(a)    Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Pledgor shall not be effective until received by the Collateral Agent or such Pledgor, as the case may be. All notices and other communications shall be in writing and addressed as follows:
(i)    if to any Pledgor, at its address set forth opposite its signature below;
(ii)    if to the Collateral Agent, at:
Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attention: Ronaldo Naval
Telephone No.: (214) 209-1162
Telecopier No.: (877) 511-6124

(iii)    if to any Secured Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement, or (y) at such address as such Secured Creditor shall have specified in the Credit Agreement; and
(iv)    if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Pledgors and the Collateral Agent;
or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
(v)    Notices and other communications to the Collateral Agent hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Collateral Agent. The Collateral Agent or any Pledgor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Section 21.    Waiver; Amendment.
Except as provided in Section 30 and 33 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the requirements specified in the Security Agreement.
Section 22.    Successors and Assigns.
This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 19 hereof, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the prior written consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors, transferees and permitted assigns. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the Credit Documents regardless of any investigation made by the Secured Creditors or on their behalf.
Section 23.    Headings Descriptive.
The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
Section 24.    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.
(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN. EACH PLEDGOR AGREES THAT THE COURTS OF THE PROVINCE OF ONTARIO HAVE EXCLUSIVE JURISDICTION OVER ANY DISPUTE ARISING FROM OR IN RELATION TO THIS AGREEMENT AND EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY ATTORNS TO THE EXCLUSIVE JURISDICTION OF THAT PROVINCE. EACH PLEDGOR AGREES THAT THE COURTS OF THE PROVINCE OF ONTARIO ARE THE MOST APPROPRIATE AND CONVENIENT FORUM TO SETTLE DISPUTES AND AGREES NOT TO ARGUE TO THE CONTRARY. EACH SUCH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 20 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY SECURED CREDITOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER SUCH PARTY IN ANY OTHER JURISDICTION.
(b)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES

AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 25.    Pledgor's Duties.
It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgor's possession, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.
Section 26.    Counterparts.
This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Collateral Agent. Delivery of an executed signature page to this Agreement by facsimile, PDF or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Agreement.
Section 27.    Severability.
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 28.    Recourse.
This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Credit Documents otherwise in writing in connection herewith or therewith.
Section 29.    Limited Obligations.
It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor constituting a Guarantor have been limited as provided in the Term Loan Guaranty.
Section 30.     Release of Pledgors.
If at any time all of the Equity Interests of any Pledgor owned by the Borrower or any of its Subsidiaries are sold (to a Person other than a Credit Party) in a transaction permitted pursuant to the Credit Agreement, then, such Pledgor shall be released as a Pledgor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in any Pledgor shall be deemed to be a sale of all of the Equity Interests in such Pledgor for purposes of this Section), and the Collateral Agent is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it. At any time that the Parent desires that a Pledgor be released from this Agreement as provided in this Section 30, the Parent shall deliver to the Collateral Agent a certificate signed by a Responsible Officer of the Borrower stating that the release of such Pledgor is permitted pursuant to this Section 30.
Section 31.     Amalgamation, Merger.
If any Pledgor amalgamates or merges with one or more other entities, the Obligations and the security interest granted to the Collateral Agent pursuant to this Agreement shall continue as to the Obligations and the Collateral of such Grantor at the time of amalgamation or merger, and shall extend to the Obligations and the present and future Collateral of the amalgamated or merged entity, and the term Grantor shall extend to the amalgamated or merged entity, all as if the amalgamated or merged entity had executed this Agreement as such Grantor.
Section 32.    Limitation Periods.
To the extent that any limitation period applies to any claim for payment of the Secured Obligations or remedy for enforcement of the Secured Obligations, each Pledgor agrees that: (a) any limitation period is expressly excluded and waived entirely if permitted by applicable law; (b) if a complete exclusion and waiver of any limitation period is not permitted by applicable law, any limitation period is extended to the maximum length permitted by applicable law; (c) any applicable limitation period shall not begin before an express demand for payment of the Secured Obligations is made in writing by the Collateral Agent to the Pledgors; (d) any applicable limitation period shall begin afresh upon any payment or other acknowledgment of the Secured Obligations by the Credit Parties; and (e) this Agreement is a "business agreement" as defined in the Limitations Act, 2002 (Ontario) if that Act applies.
Section 33.    ABL/Term Intercreditor Agreement.
This Agreement and the other Credit Documents are subject to the terms and conditions set forth in the ABL/Term Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement and this Agreement, the terms of ABL/

Term Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to any Credit Document and the exercise of any right or remedy in respect of the Collateral by the Collateral Agent (or any Secured Creditor) hereunder or under any other Credit Document are subject to the provisions of the ABL/Term Intercreditor Agreement and in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement, this Agreement and any other Credit Document, the terms of the ABL/Term Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, no Credit Party shall be required hereunder or under any Credit Document to take any action with respect to the Collateral that is inconsistent with such Credit Parties' obligations under the ABL/Term Intercreditor Agreement.
Section 34.    ULC Provisions.
Notwithstanding any provisions to the contrary contained in this Agreement, any other Credit Document or any other document or agreement to which any party to this Agreement is also party, each Pledgor is the sole registered and beneficial owner of the Securities and other Equity Interests (collectively, the "ULC Shares") of each unlimited company, unlimited liability company or unlimited liability corporation incorporated or otherwise existing under the laws of any province of Canada or under the federal laws of Canada, or any other entity whose members or shareholders have liability comparable to that of members or shareholders of any of those entities (each, a "ULC") that is from time to time a Subsidiary. Each Pledgor will remain so until the ULC Shares are, with the prior written consent of the Collateral Agent (which has not been revoked) and in the course of realization of the liens under this Agreement, transferred on the books and records of the applicable issuer into the name of the Collateral Agent, its nominee or a purchaser designated by the Collateral Agent. Accordingly, each Pledgor shall be entitled to receive and retain for its own account any dividend, distribution, payment or other proceeds in respect of the ULC Shares (except insofar as such Pledgor has granted a security interest in the dividend or other distribution in favour of the Collateral Agent under this Agreement, in which case the other terms of the security interest will apply) and shall have the right to vote the ULC Shares and to control the direction, management and policies of the applicable issuer to the same extent as such Pledgor would if the ULC Shares were not pledged to the Collateral Agent. Nothing in this Agreement or any other Credit Document is intended to or shall constitute the Collateral Agent or any Person other than the Pledgors, a shareholder or member of any issuer of ULC Shares for the purposes of the Business Corporations Act (Alberta), the Companies Act (Nova Scotia), the Business Corporations Act (British Columbia) or any other applicable legislation governing the formation of a ULC ("ULC Legislation") until such time as the ULC Shares are transferred in the course of realization as described above. To the extent any provision of this Agreement would have the effect of constituting the Collateral Agent or any Person other than the Pledgors as a shareholder or member of any ULC that is from time to time an issuer for the purposes of the ULC Legislation before then, the provision shall be deemed not to apply to the ULC Shares or that ULC, as the case may be, and shall be ineffective without otherwise invalidating or rendering this Agreement unenforceable or invalidating or rendering the provision in question unenforceable insofar as it relates to property that is not the ULC Shares. Notwithstanding anything else in this Agreement, except upon the exercise of rights to sell or otherwise dispose of the ULC Shares following the occurrence of an Event of Default, the Pledgors shall not cause, permit or enable any issuer of ULC Shares to cause, permit, or enable, the Collateral Agent to:
(a)    be registered as a shareholder of the issuer;
(b)    have any notation entered in its favour in the share register or other books and records of a ULC in respect of the ULC Shares;
(c)    act or purport to act as a shareholder of the issuer, or obtain, exercise or attempt to exercise any rights of a shareholder of the issuer, including the right to attend a meeting of the issuer, or to vote the ULC Shares;
(d)    be held out as shareholder or member of the issuer; or
(e)     receive, directly or indirectly, any dividends, property or other distributions from the issuer by reason of the Collateral Agent holding a security interest in the ULC Shares.
The limitations in this Section shall not restrict the Collateral Agent from (i) exercising the rights to sell or otherwise dispose of ULC Shares that it is entitled to exercise under this Agreement or (ii) having the ULC Shares registered in its name, in either case at any time that the Collateral Agent is entitled to realize on all or any portion of the ULC Shares pursuant to this Agreement and, in either case, provided that the Collateral Agent has (x) given notice to the applicable Pledgor of its intention to realize upon those ULC Shares (including by selling or disposing of or re-registering those ULC Shares) and (y) consented in writing to any change in registration and not revoked its consent.
* * * *

1

IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.
BAUER PERFORMANCE SPORTS LTD.

By:	Name: Title:
KBAU HOLDINGS CANADA, INC.

By:	Name: Title:
BAUER HOCKEY CORP.

By:	Name: Title:
BPS GREENLAND CORP.

By:	Name: Title:
BPS DIAMOND SPORTS CORP.

By:	Name: Title:

[Signature Page to the Term Loan Canadian Pledge Agreement]

BAUER PERFORMANCE LACROSSE CORP.

By:	Name: Title:
BAUER PERFORMANCE SPORTS UNIFORMS CORP.

By:	Name: Title:
8848076 CANADA CORP.

By:	Name: Title:

Address:	100 Domain Drive Exeter, New Hampshire 03833 Attention: Michael Wall, Vice President and General Counsel Facsimile: 603-430-7332 Telephone: 603-610-5805 E-mail: Michael.Wall@,bauer.com

[Signature Page to the Term Loan Canadian Pledge Agreement]

Accepted and Agreed to: BANK OF AMERICA, N.A as Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Term Loan Canadian Pledge Agreement]

ANNEX A
to
TERM CANADIAN PLEDGE AGREEMENT

SCHEDULE OF SUBSIDIARIES

Entity	Ownership	Jurisdiction of Organization	Direct Owner

[Signature Page to the Term Loan Canadian Pledge Agreement]

ANNEX B
to
TERM CANADIAN PLEDGE AGREEMENT

SCHEDULE OF STOCK

1.

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	[Sub-clause of Section 3.2(a)] of Term Canadian Pledge Agreement

2.

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	[Sub-clause of Section 3.2(a)] of Term Canadian Pledge Agreement

[Signature Page to the Term Loan Canadian Pledge Agreement]

ANNEX C
to
TERM CANADIAN PLEDGE AGREEMENT

SCHEDULE OF NOTES

[Signature Page to the Term Loan Canadian Pledge Agreement]

ANNEX D
to
TERM CANADIAN PLEDGE AGREEMENT

SCHEDULE OF PARTNERSHIP INTERESTS

ANNEX E
to
TERM LOAN CANADIAN PLEDGE AGREEMENT

Form of Issuer Control Agreement
THIS ISSUER CONTROL AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this "Agreement"), dated as of [______ __, 20_], among the undersigned pledgor (the "Pledgor"), [__________], not in its individual capacity but solely as Collateral Agent (the "Collateral Agent"), and [__________] as the issuer of the Uncertificated Securities and/or Partnership Interests (each as defined below) (the "Issuer").
W I T N E S S E T H :
WHEREAS, the Pledgor, certain of its affiliates and the Collateral Agent have entered into an Term Loan Canadian Pledge Agreement, dated as of April 15, 2014 (as amended, modified, restated and/or supplemented from time to time, the "Term Loan Canadian Pledge Agreement"), under which, among other things, in order to secure the payment of the Secured Obligations (as defined in the Term Loan Canadian Pledge Agreement), the Pledgor has or will pledge to the Collateral Agent for the benefit of the Secured Creditors (as defined in the Term Loan Canadian Pledge Agreement), and grant a security interest in favour of the Collateral Agent for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to certain ["uncertificated securities" (as defined in the Personal Property Security Act (Ontario)) ("Uncertificated Securities")] [Partnership Interests (as defined in the Term Loan Canadian Pledge Agreement)], from time to time issued by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Partnership Interests] being herein collectively called the "Issuer Pledged Interests"); and
WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Collateral Agent under the Term Loan Canadian Pledge Agreement in the Issuer Pledged Interests, to vest in the Collateral Agent control of the Issuer Pledged Interests and to provide for the rights of the parties under this Agreement;
NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Collateral Agent (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, following its receipt of a notice from the Collateral Agent stating that the Collateral Agent is exercising exclusive control of the Issuer Pledged Interests, not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by any person or entity other than the Collateral Agent (and its successors and assigns) or a court of competent jurisdiction.

2.    The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the Permitted Liens) has been received by it, (ii) the security interest of the Collateral Agent in the Issuer Pledged Interests has been registered in the books and records of the Issuer and (iii) it has not entered into any other agreement establishing control (as defined in the Securities Transfer Act, 2006 (Ontario) (the "STA")) in relation to the Issuer Pledged Interests.
3.    The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Collateral Agent, for the benefit of the Secured Creditors, does not violate the charter, articles, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests consisting of capital stock of a corporation are fully paid and nonassessable.
4.    All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Collateral Agent at the following address:
Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attention: Ronaldo Naval
Telephone No.: (214) 209-1162
Telecopier No.: (877) 511-6124
5.    Following its receipt of a notice from the Collateral Agent stating that the Collateral Agent is exercising exclusive control of the Issuer Pledged Interests and until the Collateral Agent shall have delivered written notice to the Issuer that the Termination Date has occurred and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Collateral Agent only by wire transfers to such account as the Collateral Agent shall instruct.
6.    Except as expressly provided otherwise in Sections 4 and 5 hereof, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails or delivered to overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or the Issuer shall not be effective until received. All notices and other communications shall be in writing and addressed as follows:

2

(i)    if to the Pledgor, at:
[__________]
[__________]
[__________]
Attention: [__________]
Telephone No.: [__________]
Telecopier No. [__________]
(ii)    if to the Collateral Agent, at the address given in Section 4 hereof;
(iii)    if to the Issuer, at

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this Section 6, "Business Day" means any day other than a Saturday, Sunday, or other day in which banks in Toronto, Ontario are authorized to remain closed.
7.    This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Collateral Agent and its successors and permitted assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Collateral Agent, the Issuer and the Pledgor.
8.    This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein, without regard to its principles of conflict of laws. Each of the parties hereto hereby irrevocably attorns to, and submits to the non-exclusive jurisdiction of, the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.
9.    This Agreement is subject to the terms and conditions set forth in the ABL/Term Intercreditor Agreement (as defined in the Credit Agreement) in all respects and, in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement and this Agreement, the terms of the ABL/Term Intercreditor Agreement shall govern.

3

IN WITNESS WHEREOF, the Pledgor, the Collateral Agent and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[________], as Pledgor
By:
Name:
Title:

BANK OF AMERICA, N.A., not in its individual capacity but solely as Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

[[________], as the Issuer]
By:
Name:
Title:

4

EXHIBIT G-1

FORM OF U.S. SECURITY AGREEMENT
[See Attached.]

Page

TERM LOAN SECURITY AGREEMENT
among
CERTAIN SUBSIDIARIES OF BAUER PERFORMANCE SPORTS LTD.
and
BANK OF AMERICA, N.A.,
as
COLLATERAL AGENT
________________________________
Dated as of April 15, 2014
________________________________

Page

	TABLE OF CONTENTS
		Page
	ARTICLE I

	SECURITY INTERESTS

1.1	Grant of Security Interests	2
1.2	Certain Exceptions	3
1.3	Power of Attorney	5

	ARTICLE II

	GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1	Necessary Perfection Action	6
2.2	No Liens	6
2.3	Other Financing Statements	6
2.4	Chief Executive Office, Record Locations	7
2.5	Location of Inventory and Equipment	7
2.6	Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; Location; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; etc.	7
2.7	Trade Names; Etc.	8
2.8	Certain Significant Transactions	8
2.9	As-Extracted Collateral; Timber-to-be-Cut	8
2.10	Collateral in the Possession of a Bailee	8
2.11	Recourse	9

	ARTICLE III

	SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1	Maintenance of Records	9
3.2	Direction to Account Debtors; Contracting Parties; etc.	9
3.3	Modification of Terms; etc.	10
3.4	Collection	10
3.5	Instruments	10
3.6	Grantors Remain Liable Under Accounts	11
3.7	Grantors Remain Liable Under Contracts	11
3.8	Letter-of-Credit Rights	11
3.9	Commercial Tort Claims	11
3.10	Chattel Paper	12
3.11	Further Actions	12

-i-

Page

	ARTICLE IV

	SPECIAL PROVISIONS CONCERNING INTELLECTUAL PROPERTY

4.1	Additional Representations and Warranties	12
4.2	Infringements	13
4.3	Preservation of Trademarks	14
4.4	Maintenance of Registration	14
4.5	Prosecution of Applications	14
4.6	After-Acquired Intellectual Property	14

	ARTICLE V

	PROVISIONS CONCERNING ALL COLLATERAL

5.1	Protection of Collateral Agent’s Security	15
5.2	Warehouse Receipts Non-Negotiable	15
5.3	Additional Information	15
5.4	Further Actions	15
5.5	Financing Statements	15

	ARTICLE VI

	REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

6.1	Remedies; Obtaining the Collateral Upon Default	16
6.2	Remedies; Disposition of the Collateral	17
6.3	Waiver of Claims	18
6.4	Application of Proceeds	19
6.5	Remedies Cumulative	20
6.6	Discontinuance of Proceedings	20

	ARTICLE VII

	INDEMNITY

7.1	Indemnity and Expense Reimbursement	20
7.2	Indemnity Obligations Secured by Collateral; Survival	21

	ARTICLE VIII

	DEFINITIONS

	ARTICLE IX

	MISCELLANEOUS

9.1	Notices	27

-ii-

Page

9.2	Waiver; Amendment	28
9.3	Obligations Absolute	28
9.4	Successors and Assigns	28
9.5	Headings Descriptive	29
9.6	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	29
9.7	Grantor’s Duties	30
9.8	Termination; Release	30
9.9	Counterparts	31
9.10	Severability	31
9.11	The Collateral Agent and the other Secured Creditors	31
9.12	Additional Grantors	32
9.13	ABL/Term Intercreditor Agreement.	32

ANNEX A	Schedule of Chief Executive Offices Address(es) of Chief Executive Office
ANNEX B	Schedule of Inventory and Equipment Locations
ANNEX C	Schedule of Legal Names, Type of Organization (and Whether a Registered Organization), Jurisdiction of Organization, Location and Organizational Identification Numbers
ANNEX D	Schedule of Trade and Fictitious Names
ANNEX E	Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the Security Agreement
ANNEX F	[Reserved]
ANNEX G	Schedule of Commercial Tort Claims
ANNEX H	Schedule of Recordable Intellectual Property
ANNEX I	[Reserved]
ANNEX J	[Reserved]
ANNEX K	Notice of Grant of Security Interest in United States Trademarks
ANNEX L	Notice of Grant of Security Interest in United States Patents
ANNEX M	Notice of Grant of Security Interest in United States Copyrights

-iii-

Page

SECURITY AGREEMENT
SECURITY AGREEMENT, dated as of April 15, 2014 made by each of the undersigned grantors (each, a “Grantor” and, together with any other entity that becomes a grantor hereunder pursuant to Section 9.12 hereof, the “Grantors”) in favor of Bank of America, N.A., as Collateral Agent (together with any successor Collateral Agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article IX hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H:
WHEREAS, Bauer Performance Sports Ltd. (the “Borrower”), various lenders party thereto from time to time (the “Lenders”) and Bank of America, N.A., as administrative agent and collateral agent (together with any successor administrative agent or collateral agent, the “Administrative Agent”) have entered into a Term Loan Credit Agreement, dated as of even date herewith (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Term Loans to the Borrower, as contemplated therein (the Lenders, the Administrative Agent, the Collateral Agent and each other Agent are herein called the “Secured Creditors”);
WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations;
WHEREAS, it is a condition precedent to the making of Term Loans to the Borrower under the Credit Agreement that each Grantor shall have executed and delivered to the Collateral Agent this Agreement; and
WHEREAS, each Grantor will obtain benefits from the incurrence of Term Loans by the Borrower under the Credit Agreement and accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Term Loans to the Borrower;
NOW, THEREFORE, in consideration of the benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:
ARTICLE I

SECURITY INTERESTS

-iv-

Page

1.1    Grant of Security Interests.
(a)    As security for the prompt and complete payment or performance, as the case may be, when due of all of the Obligations, each Grantor does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Grantor in, to and under all of the following personal property and fixtures (and all rights therein) of such Grantor, or in which or to which such Grantor has any rights, in each case whether now existing or hereafter from time to time acquired (but excluding any Excluded Collateral (as defined below)):
(i)    each and every Account;
(ii)    all cash;
(iii)    the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;
(iv)    all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);
(v)    all Commercial Tort Claims set forth on Annex H hereto or for which notice is required to be provided pursuant to 3.9 below;
(vi)    Contracts, together with all Contract Rights arising thereunder;
(vii)    all Equipment and Fixtures;
(viii)    all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Grantor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;
(ix)    all Documents;
(x)    all General Intangibles;
(xi)    all Goods;
(xii)    all Instruments;
(xiii)    all Intellectual Property;
(xiv)    all Inventory;
(xv)    all Investment Property;
(xvi)    all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

-v-

Page

(xvii)    all Patents;
(xviii)    all Permits;
(xix)    all Supporting Obligations; and
(xx)    all Proceeds and products of any and all of the foregoing (all of the above, the “Collateral”).
(b)    The security interest of the Collateral Agent under this Agreement extends to all Collateral that any Grantor may acquire, or with respect to which any Grantor may obtain rights, at any time during the term of this Agreement.
1.2    Certain Exceptions. Notwithstanding Section 1.1, no security interest is or will be granted pursuant hereto in any right, title or interest of any Grantor under or in (each of (a) through (o) collectively, the “Excluded Collateral”):
(a)    any leases, licenses, Instruments, Contracts, Chattel Paper, General Intangibles, Permits, governmental licenses, state or local franchises, charters or authorizations or other contracts or agreements with or issued by Persons other than the Borrower or Subsidiaries of the Borrower or an Affiliate thereof (collectively, “Excluded Agreements”) that would otherwise be included in the Collateral (and such Excluded Agreements shall not be deemed to constitute a part of the Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would invalidate or result in a violation, breach, default or termination of such Excluded Agreements or create a right of termination in favor of, or require the consent of, any party thereto (in each case other than the Borrower or a Subsidiary Guarantor) (in each case, except to the extent any such violation, breach, default, termination, right or consent would be rendered ineffective under the UCC or other applicable law); provided, however, that a security interest in an Excluded Agreement in favor of the Secured Creditors shall attach immediately (i) at such time as Grantor’s grant of a security interest in such Excluded Agreement no longer results in a violation, breach, default or termination thereof or thereunder or no longer creates such right of termination or such right has been waived or requires such consent or such consent has been obtained, (ii) to the extent severable, to any portion of such Excluded Agreement that does not result in a respective violation, breach, default, termination or right or consent thereof or thereunder and (iii) to any proceeds or receivables of such Excluded Agreement that are not Excluded Collateral; or
(b)    Equity Interests in any CFC or FSHCO, in each case, in excess of 65% of the total outstanding Voting Equity Interests of such CFC or FSHCO, as applicable, that is directly owned by such Grantor;
(c)    any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;
(d)    any rights or property to the extent that any valid and enforceable law or

-vi-

Page

regulation applicable to such rights or property prohibits the creation of a security interest therein, except to the extent such prohibition is unenforceable after giving effect to the applicable provisions of the UCC or other applicable law;
(e)    those assets located outside of the United States and Canada (solely to the extent action would be required in such other jurisdictions to obtain such security interests);
(f)    those assets as to which the Administrative Agent and the Lead Borrower reasonably agree in a writing to the Collateral Agent that the cost of obtaining a security interest therein is excessive in relation to the value of the security to be afforded thereby;
(g)    those assets as to which the grant of a security interest or Lien therein in favor of the Secured Creditors could reasonably be expected to result in material adverse tax consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction), as reasonably determined in good faith by the Borrower;
(h)     (a) any fee-owned real property with a fair market value less than $5,000,000 and (b) all leasehold interests in real property;
(i)    any Equity Interests in (i) a joint venture or other non-Wholly-Owned Subsidiary to the extent that granting a security interest in or Lien on such Equity Interests is not permitted by the governing documents of such joint venture or other non-Wholly-Owned Subsidiary or would require the consent of any Person who owns Equity Interests in such joint venture or non-Wholly-Owned Subsidiary which (other than any Grantor or its Subsidiaries) consent has not been obtained, (ii) Subsidiaries that are not directly owned by a Grantor, and (iii) Unrestricted Subsidiaries;
(j)    any margin stock;
(k)    any Vehicles and other assets subject to certificates of title (other than to the extent such rights can be perfected by the filing of a financing statement under the UCC);
(l)    any Letter-of-Credit Rights with a face value of less than $100,000 (other than to the extent that the security interest of the Collateral Agent therein is perfected by the filing of financing statements under the UCC);
(m)    cash that secures any letters of credit outstanding and permitted to be outstanding and secured pursuant to the terms of the Credit Agreement;
(n)    any Commercial Tort Claims with a value of less than $100,000; and
(o)    any of the following:
(1)    any property that would otherwise be included in the Collateral (and such property shall not be deemed to constitute a part of the Collateral) if such property has been sold or otherwise transferred in connection with a sale-leaseback

-vii-

Page

transaction permitted under Section 9.02(xi) of the Credit Agreement, or is subject to any Liens permitted under Section 9.01(vii) of the Credit Agreement, or constitutes the Proceeds or products of any property that has been so sold or otherwise transferred, in each case in accordance with the terms of the Credit Agreement, so long as such Proceeds or products remain subject to the Liens referenced above in this clause (1); and
(2)    any property or asset that would otherwise be included in the Collateral (and such property or asset shall not be deemed to constitute a part of the Collateral) if such property or assets is subject to a Lien permitted by Section 9.01(xiv) of the Credit Agreement;
in each case pursuant to preceding clauses (o)(1) through (2), for so long as, and to the extent that, the granting or existence of such a security interest pursuant hereto would result in a breach, default or termination of any agreement relating to the respective Lien or obligations secured thereby (in each case, except to the extent any such breach, default or termination would be rendered ineffective under the UCC or other applicable law); provided that immediately upon repayment of the Indebtedness and/or other monetary obligation secured by a Lien referenced in clauses (o)(1) through (2), the relevant Grantor shall be deemed to have granted a security interest in all of its rights, title and interests under or in such asset, Equipment or other property that is the subject of such Lien;
provided, however, that Excluded Collateral shall not include any Proceeds, substitutions or replacements of any Excluded Collateral referred to in any of clauses (a) through (o) (unless such Proceeds, substitutions or replacements would constitute Excluded Collateral referred to in any of clauses (a) through (o)).
1.3    Power of Attorney. Subject to the terms of the ABL/Term Intercreditor Agreement, each Grantor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Grantor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Grantor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be reasonably necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.
ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
Each Grantor represents and warrants as of the date hereof, and, until the Termination Date, covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

-viii-

Page

2.1    Necessary Perfection Action. The security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral for the benefit of the Collateral Agent and the Secured Creditors is a valid security interest and Lien upon such Grantor’s right, title and interest in and to the Collateral. Upon (A) the filing of the UCC financing statements delivered to the Collateral Agent for filing in the appropriate jurisdictions set forth on Annex C, (B) the recordation of Annexes K - M in the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, as the case may be, and (C) the receipt by the Collateral Agent of all instruments, chattel paper and certificated pledged Equity Interests constituting Collateral in suitable form for transfer by delivery or accompanied by instruments of transfer or assignment duly executed in blank, such security interest and Lien shall be perfected in all of the Collateral in which a security interest may be perfected by filing, recording or registering a UCC financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other applicable law in such jurisdictions and in which a security interest may be perfected upon the receipt and recording of this Agreement (or a short form hereof) with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office as the case may be; provided, however, that additional filings may be necessary to perfect the Collateral Agent’s security interest in, and Lien on, any Recordable Intellectual Property acquired after the date hereof.
Upon the actions taken under this Section 2.1, such security interest will be superior to and prior to all other Liens of all other Persons (other than Permitted Liens), and, subject to the ABL/Term Intercreditor Agreement and any Additional Intercreditor Agreement, enforceable as such as against all other Persons (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) other than Ordinary Course Transferees.
2.2    No Liens. Such Grantor is, and as to all Collateral acquired by it from time to time after the date hereof will be, the owner of, or otherwise have the right to use, all Collateral free from any Lien of any Person (other than Permitted Liens), and such Grantor shall, at its own expense, take all commercially reasonable actions necessary to defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein materially adverse to the Collateral Agent.
2.3    Other Financing Statements. As of the date hereof, no Grantor has filed, nor authorized the filing by any third party of any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Grantor will not authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Grantor or in connection with Permitted Liens.
2.4    Chief Executive Office, Record Locations. The chief executive office of

-ix-

Page

such Grantor is, on the date of this Agreement, located at the address indicated on Annex A hereto for such Grantor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Grantor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Grantor.
2.5    Location of Inventory and Equipment. All Inventory and Equipment (having a fair market value in excess of $1,000,000 with respect to Collateral comprising Equipment only) held on the date hereof, or held at any time during the four calendar months prior to the date hereof, by each Grantor, other than Inventory in transit or Equipment moved in the ordinary course of business, is located at one of the locations shown on Annex B hereto for such Grantor.
2.6    Legal Names; Type of Organization (and Whether a Registered Organization); Jurisdiction of Organization; Location; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; etc. As of the Closing Date, the exact legal name of each Grantor, the type of organization of such Grantor, whether or not such Grantor is a Registered Organization, the jurisdiction of organization of such Grantor, such Grantor’s Location, the organizational identification number (if any) of such Grantor and the Federal Employer Identification Number of such Grantor (if any), is listed on Annex C hereto for such Grantor. Such Grantor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its jurisdiction of organization, its Location, its organizational identification number (if any) or its Federal Employer Identification Number (if any) from that used on Annex C hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Grantor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall update all information contained therein for such Grantor within five (5) Business Days of such change (or such longer period as agreed to by the Collateral Agent) and (ii) in connection with such change or changes, it shall take all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected to the extent described in Section 2.1 and in full force and effect. In addition, to the extent that such Grantor does not have an organizational identification number on the date hereof and later obtains one, such Grantor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected to the extent described in Section 2.1 and in full force and effect.
2.7    Trade Names; Etc. Such Grantor has not and does not operate in any jurisdiction under, or in the preceding five (5) years has not operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Annex C and such

-x-

Page

other trade or fictitious names as are listed on Annex D hereto for such Grantor.
2.8    Certain Significant Transactions. During the one year period preceding the date of this Agreement, no Person shall have merged or consolidated with or into any Grantor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Grantor, in each case except the mergers and consolidations contemplated by the Transaction and the mergers and consolidations described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the respective Grantor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Grantor, or was liquidated into or transferred all or substantially all of its assets to such Grantor, and shall have furnished to the Collateral Agent such UCC lien searches as may have been reasonably requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Grantor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.
2.9    As-Extracted Collateral; Timber-to-be-Cut. On the date hereof, such Grantor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement such Grantor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Grantor shall concurrently with the delivery of the next Compliance Certificate provided under the Credit Agreement furnish the Collateral Agent with written notice thereof (which notice shall describe in reasonable detail the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.
2.10    Collateral in the Possession of a Bailee. If any Inventory or other Goods, the aggregate fair market value of which is equal to or greater than $1,000,000, are at any time in the possession of a bailee, such Grantor shall concurrently with the delivery of the next Compliance Certificate provided under the Credit Agreement furnish the Collateral Agent with written notice thereof and, if requested by the Collateral Agent after an Event of Default has occurred and is continuing, shall use its reasonable efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of such Grantor, subject to the ABL/Term Intercreditor Agreement. The Collateral Agent agrees with such Grantor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing and upon notice from the Collateral Agent of its intent to exercise remedies.
2.11    Recourse. This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

-xi-

Page

ARTICLE III

SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS;
INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL
3.1    Maintenance of Records. Each Grantor will keep and maintain proper books and records of its Accounts and Contracts, in which full, true and correct entries in conformity with generally accepted accounting principles and all Requirements of Law shall be made of all such Accounts and Contracts, and such Grantor will make the same available on such Grantor’s premises to officers and designated representatives of the Collateral Agent for inspection in accordance with the terms and conditions set forth in the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Grantor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). Subject to the terms of the ABL/Term Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so requests, such Grantor shall legend, in form and manner satisfactory to the Collateral Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.
3.2    Direction to Account Debtors; Contracting Parties; etc. Subject to the terms of the ABL/Term Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after giving notice to the relevant Grantor of its intent to do so, if the Collateral Agent so directs any Grantor, such Grantor agrees (i) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (ii) that the Collateral Agent may, at its option, directly notify the obligors in its own name or in the name of others with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (i), and (iii) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Grantor; provided that, (x) any failure by the Collateral Agent to give or any delay in giving such notice to the relevant Grantor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.2 and (y) no such notice shall be required if an Event of Default of the type described in Section 10.01(e) of the Credit Agreement has occurred and is continuing. Subject to the terms of the ABL/Term Intercreditor Agreement, without notice to or assent by any Grantor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 6.4 of this Agreement. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by a Grantor or the Collateral Agent, shall be borne by the relevant Grantor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Grantor, provided that (x) the failure by the Collateral Agent to so notify such Grantor shall not affect the effectiveness of such

-xii-

Page

notice or the other rights of the Collateral Agent created by this Section 3.2 and (y) no such notice shall be required if an Event of Default of the type described in Section 10.01(e) of the Credit Agreement has occurred and is continuing.
3.3    Modification of Terms; etc. Except in accordance with such Grantor’s ordinary course of business and consistent with reasonable business judgment, or as permitted by Section 3.4 hereof or by the Credit Documents, no Grantor shall rescind or cancel any indebtedness evidenced by any Account, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account, or interest therein, without the prior written consent of the Collateral Agent unless such rescissions, cancellations, modifications, adjustments, extensions, renewals, compromises, settlements, releases, or sales would not reasonably be expected to materially adversely affect the value of the Accounts constituting Collateral taken as a whole. Except as otherwise permitted by the Credit Documents, no Grantor will do anything to impair the rights of the Collateral Agent in the Accounts or Contracts.
3.4    Collection. Each Grantor shall endeavor in accordance with historical business practices to cause to be collected from the Account Debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default or otherwise required pursuant to the Credit Agreement, any Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Grantor finds appropriate in accordance with reasonable business judgment, (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Grantor finds appropriate in accordance with reasonable business judgment and (iii) any other adjustments necessary or desirable in the Grantor’s reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by a Grantor or the Collateral Agent, shall be borne by the relevant Grantor.
3.5    Instruments. If any Grantor at any time holds or acquires any Instrument constituting Collateral with a face value in excess of $100,000 individually (other than checks and other payment instruments received and collected in the ordinary course of business and promptly deposited into a Deposit Account), such Grantor shall, on or prior to the date of the required delivery of the Compliance Certificate pursuant to the Credit Agreement following such acquisition, notify the Collateral Agent thereof, and upon request by the Collateral Agent (subject to the ABL/Term Intercreditor Agreement), promptly deliver such Instrument to the Collateral Agent appropriately endorsed in blank or to the order of the Collateral Agent, provided that, so long as no Event of Default shall have occurred and be continuing, such Grantor may retain for collection in the ordinary course of business any Instrument received by such Grantor in the ordinary course of business, and the Collateral Agent shall, promptly upon request of such Grantor, make appropriate arrangements

-xiii-

Page

for making any Instruments in its possession and pledged by such Grantor available to such Grantor for purposes of presentation, collection or renewal. If such Grantor retains possession of any Instruments pursuant to the terms hereof, upon request of the Collateral Agent, such Instrument shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interests of Bank of America, N.A., as collateral agent, for the benefit of itself and certain Secured Creditors.”
3.6    Grantors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
3.7    Grantors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
3.8    Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with a stated amount of $100,000 or more, such Grantor shall, on or prior to the date of the required delivery of the Compliance Certificate pursuant to the Credit Agreement following the creation of such letter of credit, notify the Collateral Agent thereof and, at the request of the Collateral Agent after an Event of Default has occurred and is continuing, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default (it being understood that unless an Event of

-xiv-

Page

Default has occurred and is continuing such proceeds shall be released to such Grantor).
3.9    Commercial Tort Claims. As of the Closing Date, no Grantor has Commercial Tort Claims with an individual claimed value of $100,000 or more other than those described in Annex H hereto. If any Grantor shall at any time after the date of this Agreement hold or acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $100,000 or more, such Grantor shall, on or prior to the date of the required delivery of the Compliance Certificate pursuant to the Credit Agreement following such acquisition, notify the Collateral Agent thereof in a writing signed by such Grantor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein (subject to Permitted Liens) and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.
3.10    Chattel Paper. Subject to the terms of the ABL/Term Intercreditor Agreement, each Grantor will promptly following any reasonable request by the Collateral Agent, deliver all of its Tangible Chattel Paper with a value in excess of $100,000 to the Collateral Agent, provided that, so long as no Event of Default shall have occurred and be continuing, such Grantor may retain for collection in the ordinary course of business any Chattel Paper received by such Grantor in the ordinary course of business, and the Collateral Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any Chattel Paper in its possession and pledged by such Grantor available to such Grantor for purposes of presentation, collection or renewal. If such Grantor retains possession of any Chattel Paper pursuant to the terms hereof, subject to the terms of the ABL/Term Intercreditor Agreement, upon request of the Collateral Agent, such Chattel Paper shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interests of Bank of America, N.A., as collateral agent, for the benefit of itself and certain Secured Creditors.”
3.11    Further Actions. Each Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required relating to its Accounts, Contracts, Instruments and other property or rights which constitute Collateral, as the Collateral Agent may reasonably require for the purpose of obtaining or preserving the full benefits of the security interests, rights and powers herein granted; provided, that notwithstanding anything herein to the contrary, the Grantors shall not be required to (i) take any action to perfect any security interest in any Collateral outside of the United States and Canada or (ii) enter into any control agreements or similar arrangements relating to any Deposit Account; provided however, that upon the occurrence and during the continuance of an Event of Default (each such period, “the Default Period”) and the Discharge of the ABL Obligations (as defined in the ABL/Term Intercreditor Agreement) in any such Default Period, the Collateral Agent, during such Default Period (subject to the provisions of the ABL/Term Intercreditor Agreement), shall benefit from, and shall be entitled to, the “control” granted to the ABL Collateral Agent (as defined in the ABL/Term Intercreditor Agreement) in any Deposit Account.

-xv-

Page

ARTICLE IV

SPECIAL PROVISIONS CONCERNING INTELLECTUAL PROPERTY
4.1    Additional Representations and Warranties. Annex H hereto sets forth a complete and accurate list of all Recordable Intellectual Property that each Grantor owns. Each Grantor represents and warrants that it is the sole owner of all right, title and interest in all Recordable Intellectual Property listed in Annex H hereto. Each Grantor further warrants that it has no knowledge of any written third party claim received by it within the last twelve (12) months that any such Grantor or aspect of such Grantor’s present business operations infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of any other Person other than as has not, and would not, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Grantor represents and warrants that no Recordable Intellectual Property listed in Annex H hereto has been canceled or is presently being opposed and, to such Grantor’s knowledge, all such Recordable Intellectual Property is valid and subsisting, and such Grantor is not aware of any pending third-party claim that any of said registrations of Recordable Intellectual Property are invalid or unenforceable, and is not aware that there is any reason that any of said registrations of Recordable Intellectual Property are invalid or unenforceable, and is not aware that there is any reason that any of said applications of Recordable Intellectual Property will not mature into registrations, other than would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Grantor hereby grants to the Collateral Agent an absolute power of attorney to sign, solely upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office, any domain name registrar, the United States Copyright Office, the Canadian Intellectual Property Office or any other governmental authority in order to effect an assignment of all right, title and interest in any Intellectual Property constituting Collateral, and record the same.
4.2     Infringements. Each Grantor agrees, within 60 days of the end of each fiscal quarter, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available to such Grantor with respect to: (i) any party who such Grantor reasonably believes is infringing, misappropriating, diluting or otherwise violating any of such Grantor’s rights in and to any Intellectual Property in any manner that would reasonably be expected to have a Material Adverse Effect, or (ii) any party claiming that any Grantor or the conduct of any Grantor’s business infringes, misappropriates, dilutes or otherwise violates any Intellectual Property right of any third party in any manner that would reasonably be expected to have a Material Adverse Effect. Each Grantor further agrees to prosecute diligently in accordance with its reasonable business judgment, any Person infringing, misappropriating, diluting or otherwise violating any Intellectual Property owned by it in any manner that would reasonably be expected to have a Material Adverse Effect.
4.3    Preservation of Trademarks. Each Grantor agrees to use its Trademarks that are material to such Grantor’s business in interstate commerce during the time in which this Agreement is in effect to the extent required by the laws of the United States or other jurisdiction, as applicable, to maintain its rights in such Trademarks and to take all such other actions as are reasonably necessary to preserve such Trademarks as trademarks or service marks under the laws

-xvi-

Page

of the United States or other jurisdiction, as applicable (other than any such Trademarks that are deemed by a Grantor in its reasonable business judgment to no longer be material to the conduct of such Grantor’s business).
4.4    Maintenance of Registration. Each Grantor shall, at its own expense, diligently maintain all material Recordable Intellectual Property in accordance with its reasonable business judgment, including but not limited to filing affidavits of use and applications for renewals of registration for all of its material registered Trademarks and timely payment of all post-issuance fees required to maintain in force its rights under each issued Patent or registered Copyright, and shall pay all fees and disbursements in connection therewith and shall not abandon any such registration, filing of affidavit of use or application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent, not to be unreasonably withheld (other than with respect to registrations and applications deemed by such Grantor in its reasonable business judgment to be no longer prudent to pursue).
4.5    Prosecution of Applications. At its own expense, each Grantor, in accordance with its reasonable business judgment, shall diligently prosecute all material applications for (i) United States Patents listed in Annex J hereto and (ii) Copyrights listed in Annex K hereto, in each case for such Grantor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications that are no longer material or are deemed by such Grantor in its reasonable business judgment to no longer be necessary in the conduct of Grantor’s business), absent written consent of the Collateral Agent not to be unreasonably withheld.
4.6    After-Acquired Intellectual Property. In the event that any Grantor, either itself or through any agent, employee, licensee or designee, files an application for or acquires any Recordable Intellectual Property following the date hereof, then the provisions of this Agreement shall automatically apply thereto and any such Intellectual Property (other than any Excluded Collateral) shall automatically constitute part of the Collateral and shall be subject to the Collateral Agent’s security interest, without further action by any party, and such Grantor shall within 60 days of the end of each fiscal quarter execute and deliver any and all agreements, instruments, documents and papers as necessary to evidence and perfect the Collateral Agent’s security interest in such Recordable Intellectual Property provided that such agreements, instruments, documents and papers (the “Writings”) are consistent with the terms of and conditions of this Agreement and the Annexes K – M, as applicable, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such Writings, solely upon the occurrence and during the continuance of an Event of Default and solely for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until this Agreement is terminated.
ARTICLE V

PROVISIONS CONCERNING ALL COLLATERAL
5.1    Protection of Collateral Agent’s Security. Except as otherwise permitted by the Secured Debt Agreements, each Grantor will do nothing to impair the rights of the Collateral

-xvii-

Page

Agent in the Collateral. Each Grantor or an affiliate on behalf of such Grantor will at all times maintain insurance, at such Grantor’s own expense to the extent and in the manner provided in the Secured Debt Agreements. If any Event of Default shall have occurred and be continuing, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 6.4 hereof. Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Grantor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.
5.2    Warehouse Receipts Non-Negotiable. To the extent practicable, each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Grantor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC as in effect in any relevant jurisdiction or under other relevant law).
5.3    Additional Information. Each Grantor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been reasonably requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent.
5.4    Further Actions. Each Grantor will, at its own expense and upon the reasonable request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral; provided, that notwithstanding anything herein to the contrary, the Grantors shall not be required to (i) take any action to perfect any security interest in any Collateral under the laws of any jurisdiction outside of the United States and Canada or (ii) enter into any control agreements or similar arrangements relating to any Deposit Account.
5.5    Financing Statements. Each Grantor agrees to deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and for the purpose of obtaining and preserving the full benefits of the other rights and security contemplated hereby at least to the extent described in Section 2.1. Each Grantor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Grantor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Grantor where permitted by law (and such authorization includes describing the Collateral as “all assets and all personal property whether now owned or hereafter acquired” of such Grantor or words of similar effect).

-xviii-

Page

ARTICLE VI

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT
6.1    Remedies; Obtaining the Collateral Upon Default. Each Grantor agrees that, subject to the terms of the ABL/Term Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:
(i)    personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Grantor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Grantor;
(ii)    instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Grantor in respect of such Collateral;
(iii)    sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 6.2 hereof, or direct such Grantor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;
(iv)    take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Grantor shall at its own expense:
(a)    forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;
(b)    store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 6.2 hereof; and
(c)    while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;
(v)    license or sublicense, on a royalty free, rent basis, whether on an exclusive

-xix-

Page

or nonexclusive basis, any Intellectual Property included in the Collateral (in the case of Trademarks, subject to reasonable quality control and subject to those exclusive licenses granted by Grantors in effect on the date hereof and those granted by any Grantor hereafter to the extent permitted by the Credit Agreement) for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine, it being understood that any such license, may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, that any such license shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
(vi)    apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 6.4; and
(vii)    take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;
it being understood that each Grantor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents.
6.2    Remedies; Disposition of the Collateral. To the extent permitted by applicable law, if any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 6.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Grantor which the Collateral Agent shall reasonably determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned

-xx-

Page

from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 6.2 without accountability to the relevant Grantor. Each Grantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Grantor’s expense.
6.3    Waiver of Claims. Except as otherwise provided in this Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Grantor hereby further waives, to the extent permitted by law:
(a)    all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);
(b)    all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and
(c)    all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.
Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Grantor.
6.4    Application of Proceeds.
(a)    Subject to the terms of the ABL/Term Intercreditor Agreement, all moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral under such other Security Document to be applied in accordance with the provisions of this Agreement, the Pledgee under, and as defined in, the Pledge

-xxi-

Page

Agreement, or collateral agent under such other Security Document) upon any sale or other disposition of the Collateral (or the collateral under the relevant Security Document), together with all other moneys received by the Collateral Agent hereunder (or under the relevant Security Document), in each case, as a result of the exercise of remedies by the Collateral Agent after the occurrence and during the continuance of an Event of Default, shall be applied as follows:
(i)    first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (ii), (iii) and (iv) of the definition of “Obligations”;
(ii)    second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing to any Agent or any of its Affiliates of the type described in clauses (iv) and (v) of the definition of “Obligations”;
(iii)    third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Credit Document Obligations shall be paid to the Secured Creditors as provided in Section 6.4(c) hereof, with each Secured Creditor receiving an amount equal to its outstanding Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Credit Document Obligations, its Pro Rata Share of the amount remaining to be distributed;
(iv)    fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, ratably to any other then remaining unpaid Obligations; and
(v)    fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 9.8(a) hereof, to the relevant Grantor or to whomever may be lawfully entitled to receive such surplus.
(b)    For purposes of this Agreement, “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Obligations, and the denominator of which is the then outstanding amount of all Obligations.
(c)    All payments required to be made hereunder shall be made to the Administrative Agent for the account of the Secured Creditors.
(d)    For purposes of applying payments received in accordance with this Section6.4, the Collateral Agent shall be entitled to rely upon the Administrative Agent for a determination (which the Administrative Agent agrees (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Credit Document Obligations owed to the Secured Creditors.
(e)    It is understood that the Grantors are and shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

-xxii-

Page

6.5    Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.
6.6    Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Grantor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.
ARTICLE VII

INDEMNITY
7.1    Indemnity and Expense Reimbursement.
(a)    The terms of Section 12.01 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
7.2    Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnified Person as to which such Indemnified Person has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Grantor contained in the Credit Agreement shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Term Loans made, under the Credit Agreement and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

-xxiii-

Page

ARTICLE VIII

DEFINITIONS
The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.
“Account” shall mean any “account” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Administrative Agent” shall have the meaning provided in the recitals of this Agreement.
“Agreement” shall mean this Security Agreement as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.
“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Borrower” shall have the meaning provided in the recitals of this Agreement.
“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.
“Chattel Paper” shall mean “chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.
“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.
“Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.
“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Compliance Certificate” shall mean a certificate delivered in accordance with Section 8.01(d) of the Credit Agreement.
“Contract Rights” shall mean all rights of any Grantor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.
“Contracts” shall mean all contracts between any Grantor and one or more additional

-xxiv-

Page

parties (including, without limitation, any Swap Contracts, contracts for Bank Products, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements, and settlement agreements).
“Copyrights” shall mean all: (a) copyrights (whether statutory or common law, whether registered or unregistered and whether published or unpublished) all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), and all copyright registrations and applications therefor, including, without limitation, the copyright registrations and applications in the United States Copyright Office and the Canadian Intellectual Property Office listed in Annex H; (b) rights and privileges arising under applicable law with respect to such copyrights; and (c) renewals and extensions thereof and amendments thereto.
“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.
“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.
“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Documents” shall mean “documents” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Equipment” shall mean any “equipment” as such term is defined in the UCC as in effect on the date hereof in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Grantor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
“Event of Default” shall mean (x) at any time prior to the time at which all Credit Document Obligations have been paid in full (other than unasserted contingent indemnification obligations) and all Commitments under the Credit Agreement have been terminated, any Event of Default under, and as defined in, the Credit Agreement and (y) at any time thereafter, any payment default on any of the Obligations after the expiration of any applicable grace period.
“General Intangibles” shall mean “general intangibles” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Goods” shall mean “goods” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Grantor” shall have the meaning provided in the first paragraph of this Agreement.

-xxv-

Page

“Instrument” shall mean “instruments” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Intellectual Property” shall mean all: (a) intellectual property of every kind and nature, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Software, Trade Secrets, confidential or proprietary technical and business information and other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing; (b) rights corresponding to any of the foregoing throughout the world, including as provided by international treaties or conventions, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto; (c) income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect to any of the foregoing, including damages and payments for past and future infringements, misappropriations, or other violations thereof; and (d) rights to sue for past, present, and future infringements, misappropriations, or other violations of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing.
“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Grantor’s customers, and shall specifically include all “inventory” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Investment Property” shall mean “investment property” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Lenders” shall have the meaning provided in the recitals of this Agreement.
“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Licenses” means any and all licenses, agreements, consents, orders, franchises and similar arrangements in respect of the licensing, development, use or disclosure of any Intellectual Property.
“Location” of any Grantor, shall mean such Grantor’s “location” as determined pursuant to Section 9-307 of the UCC as in effect on the date hereof in the State of New York.
“Obligations” shall mean and include, as to any Grantor, all of the following:
(i)    the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations (including all “Obligations” as defined in the Credit

-xxvi-

Page

Agreement), liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) of such Grantor owing to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Grantor is a party (including, without limitation, in the event such Grantor is a Guarantor, all such obligations, liabilities and indebtedness of such Grantor under its Subsidiaries Guaranty) and the due performance and compliance by such Grantor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), being herein collectively called the “Credit Document Obligations”);
(ii)    any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;
(iii)    in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Grantor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;
(iv)    all amounts paid by any Indemnified Person as to which such Indemnified Person has the right to reimbursement under the Credit Agreement; and
(v)    all amounts owing to any Agent or any of its Affiliates pursuant to any of the Credit Documents in its capacity as such;
it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.
“Ordinary Course Transferees” shall mean: (i) with respect to Goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 9-320(a) and 9-321 of the UCC as in effect from time to time in the relevant jurisdiction, (ii) with respect to General Intangibles only, licensees in the ordinary course of business to the extent provided in Section 9-321 of the UCC as in effect from time to time in the relevant jurisdiction and (iii) any other Person who is entitled to take free of the Lien pursuant to the UCC as in effect from time to time in the relevant jurisdiction.
“Patents” shall mean all: (a) industrial designs, letters patent, certificates of inventions, all registrations and recordings thereof, and all applications for letters patent, including registrations, recordings and pending applications in the United States Patent and Trademark Office or the Canadian Intellectual Property Office listed in Annex H, and (b) reissues, continuations,

-xxvii-

Page

divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein and all improvements thereto.
“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.
“Pro Rata Share” shall have the meaning provided in Section 7.4(b) of this Agreement.
“Proceeds” shall mean all “proceeds” as such term is defined in the UCC as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Recordable Intellectual Property” means (i) any Patent issued by or applied for issuance with the United States Patent and Trademark Office or the Canadian Intellectual Property Office, (ii) any Trademark registered or applied for registration with the United States Patent and Trademark Office or the Canadian Intellectual Property Office, (iii) any Copyright registered or applied for registration with the United States Copyright Office or the Canadian Intellectual Property Office and (iv) any material License granting to any Grantor any exclusive right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials pertaining to a Copyright registered with the United States Copyright Office or the Canadian Intellectual Property Office.
“Registered Organization” shall have the meaning provided in the UCC as in effect in the State of New York.
“Required Secured Creditors” shall mean at any time when any Credit Document Obligations are outstanding or any Commitments under the Credit Agreement exist, the Required Lenders (or, to the extent provided in Section 12.11 of the Credit Agreement, each of the Lenders).
“Secured Creditors” shall have the meaning provided in the recitals of this Agreement.
“Secured Debt Agreements” shall mean and include this Agreement and the other Credit Documents.
“Software” shall mean all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware

-xxviii-

Page

and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing.
“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the UCC as in effect on the date hereof in the State of New York, now or hereafter owned by any Grantor, or in which any Grantor has any rights.
“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Termination Date” shall have the meaning provided in Section 9.8(a) of this Agreement.
“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Trade Secret Rights” shall mean the rights of a Grantor in any Trade Secret it holds.
“Trade Secrets” shall mean all confidential and proprietary information, including, without limitation, know-how, show-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and all similar intellectual, industrial and intangible property.
“Trademarks” shall mean all: (a) trademarks, service marks, certification marks, domain names and associated URLs, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registrations and applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office and the Canadian Intellectual Property Office that are listed in Annex H, (b) all extensions or renewals of any of the foregoing, (c) goodwill associated therewith or symbolized thereby, (d) other assets, rights and interests that uniquely reflect or embody such goodwill, and (e) rights and privileges arising under applicable law with respect to the use of any of the foregoing.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.
“Vehicles” shall mean all cars, trucks, construction and earth moving equipment covered by a certificate of title law of any state.
“Voting Equity Interests” shall mean (i) all classes of Equity Interests entitled to vote and (ii) any other Equity Interests treated as voting stock for purposes of Treasury Regulation Section

-xxix-

Page

1.956-2(c)(2).
ARTICLE IX

MISCELLANEOUS
9.1    Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Grantor shall not be effective until received by the Collateral Agent or such Grantor, as the case may be. All notices and other communications shall be in writing and addressed as follows:
(a)    if to any Grantor, c/o:
Bauer Performance Sports Ltd.
100 Domain Drive
Exeter, New Hampshire 03833
Attention: Michael Wall, Vice President and General Counsel
Facsimile: 603-430-7332
Telephone: 603-610-5805
E-mail: Michael.Wall@bauer.com
(b)    if to the Collateral Agent, at:
Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attn: Ronaldo Naval
Phone: 214-209-1162
Email: ronaldo.naval@baml.com
Fax Number: 877-511-6124
(c)    if to any Secured Creditor (other than the Collateral Agent), at such address as such Secured Creditor shall have specified in the Credit Agreement;
or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
9.2    Waiver; Amendment. Except as provided in Sections 9.8 and 9.12, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any

-xxx-

Page

manner whatsoever unless in writing duly signed by each Grantor directly affected thereby (it being understood that the addition or release of any Grantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Grantor other than the Grantor so added or released) and the Collateral Agent (with the written consent of the Required Secured Creditors).
9.3    Obligations Absolute. To the maximum extent permitted by applicable law, the obligations of each Grantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Grantor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations; whether or not such Grantor shall have notice or knowledge of any of the foregoing.
9.4    Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 9.8, (ii) be binding upon each Grantor, its successors and assigns; provided, however, that no Grantor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the prior written consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors, transferees and permitted assigns. All agreements, statements, representations and warranties made by each Grantor herein or in any certificate or other instrument delivered by such Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.
9.5    Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
9.6    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.
(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT (EXCEPT THAT, (X) IN THE CASE OF ANY COLLATERAL LOCATED IN ANY STATE OTHER THAN NEW YORK, PROCEEDINGS MAY BE BROUGHT BY THE ADMINISTRATIVE AGENT OR COLLATERAL AGENT IN THE STATE IN WHICH THE RESPECTIVE COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING, WITH RESPECT TO ANY CREDIT PARTY, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH

-xxxi-

Page

BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH SUCH PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER IT. EACH SUCH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 9.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY SECURED CREDITOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER SUCH PARTY IN ANY OTHER JURISDICTION.
(b)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER PRIOR TO THE TERMINATION DATE HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

-xxxii-

Page

9.7    Grantor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Grantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or with respect to any Collateral.
9.8    Termination; Release.
(a)    After the Termination Date, this Agreement shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors (provided that all indemnities set forth herein including, without limitation in Section 8.1 hereof, shall survive such termination) and the Collateral Agent, at the request and expense of the respective Grantor, will promptly execute and deliver to such Grantor a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated and all Credit Document Obligations have been paid in full, no Note under the Credit Agreement is outstanding and all Term Loans thereunder have been repaid in full (excluding any contingent indemnity obligations not then asserted).
(b)    In the event that, at any time prior to the Termination Date, any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) in connection with a sale or disposition permitted by Section 9.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 12.11 of the Credit Agreement), and the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement, to the extent required to be so applied, the Collateral Agent, at the request and expense of such Grantor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Subsidiary Guarantor from the Subsidiaries Guaranty in accordance with the provisions thereof, such Grantor (and the Collateral at such time assigned by the respective Grantor pursuant hereto) shall be released from this Agreement.
(c)    At any time that a Grantor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 9.8(b), such Grantor shall deliver to the Collateral Agent (and the relevant sub-agent, if any, designated hereunder) a certificate signed by a Responsible Officer of such Grantor stating that the release of the respective Collateral is permitted pursuant to such Section 9.8(b). At any time that either the

-xxxiii-

Page

Borrower or the respective Grantor desires that a Subsidiary of the Borrower which has been released from the Subsidiaries Guaranty be released hereunder as provided in the last sentence of Section 9.8(b), it shall deliver to the Collateral Agent a certificate signed by a Responsible Officer of the Borrower and the respective Grantor stating that the release of the respective Grantor (and its Collateral) is permitted pursuant to such Section 9.8(b).
(d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in the absence of gross negligence and willful misconduct believes to be in accordance with) this Section 9.8.
9.9    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent. Delivery of an executed signature page to this Agreement by facsimile, PDF or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Agreement.
9.10    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.11    The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 11 of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 11 of the Credit Agreement.
9.12    Additional Grantors. It is understood and agreed that any Subsidiary Guarantor that desires to become a Grantor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become a Grantor hereunder by executing a counterpart hereof and delivering same to the Collateral Agent, or by executing and delivering to the Collateral Agent a joinder agreement in form and substance reasonably satisfactory to the Collateral Agent, (y) delivering supplements to Annexes A through F, inclusive, and H through K, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Grantor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Grantor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent.

-xxxiv-

9.13    ABL/Term Intercreditor Agreement. This Agreement and the other Credit Documents are subject to the terms and conditions set forth in the ABL/Term Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement and this Agreement, the terms of ABL/Term Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to any Credit Document and the exercise of any right or remedy in respect of the Collateral by the Collateral Agent (or any Secured Creditor) hereunder or under any other Credit Document are subject to the provisions of the ABL/Term Intercreditor Agreement and in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement, this Agreement and any other Credit Document, the terms of the ABL/Term Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, no Credit Party shall be required hereunder or under any Credit Document to take any action with respect to the Collateral that is inconsistent with such Credit Parties’ obligations under the ABL/Term Intercreditor Agreement.
[Remainder of this page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

BAUER PERFORMANCE SPORTS LTD.
BAUER HOCKEY, INC.
BAUER PERFORMANCE LACROSSE INC.
BAUER PERFORMANCE SPORTS UNIFORMS INC.
BPS DIAMOND SPORTS INC.
BPS GREENLAND INC.
BPS US HOLDINGS INC.
MISSION ITECH HOCKEY, INC.

By:
Name:
Title:

[Signature Page to the Term Loan Security Agreement]

Accepted and Agreed to: BANK OF AMERICA, N.A., as Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Term Loan Security Agreement]

ANNEX A
to
SECURITY AGREEMENT
SCHEDULE OF CHIEF EXECUTIVE OFFICES

Name of Grantor	Address(es) of Chief Executive Office
[______________]
[______________]
[______________]
[______________]
[______________]
[______________]
[______________]
[______________]
[______________]

[Signature Page to the Term Loan Security Agreement]

ANNEX B
to
SECURITY AGREEMENT
SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

[Signature Page to the Term Loan Security Agreement]

ANNEX C
to
SECURITY AGREEMENT
SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION
(AND WHETHER A REGISTERED ORGANIZATION), JURISDICTION OF ORGANIZATION, LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Each Grantor	Type of Organization (or, if the Grantor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Grantor’s Location (for purposes of NY UCC § 9-307)	Grantor’s Organization Identification Number (or, if it has none, so indicate)

[Signature Page to the Term Loan Security Agreement]

ANNEX D
to
SECURITY AGREEMENT
SCHEDULE OF TRADE AND FICTITIOUS NAMES

Name of Grantor	Trade and/or Fictitious Names
[______________]	[______________]
[______________]	[______________]
[______________]	[______________]
[______________]	[______________]

[Signature Page to the Term Loan Security Agreement]

ANNEX E
to
SECURITY AGREEMENT
DESCRIPTION OF CERTAIN SIGNIFICANT TRANSACTIONS OCCURRING WITHIN
ONE YEAR PRIOR TO THE DATE OF THE SECURITY AGREEMENT

Name of Grantor	Description of any Transactions as Required by Section 2.8 of the Security Agreement
[______________]	[______________]
[______________]	[______________]
[______________]	[______________]
[______________]	[______________]

[Signature Page to the Term Loan Security Agreement]

ANNEX G
to
SECURITY AGREEMENT
DESCRIPTION OF COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Commercial Tort Claim
[______________]	[______________]
[______________]	[______________]
[______________]	[______________]
[______________]	[______________]

ANNEX H
to
SECURITY AGREEMENT
SCHEDULE OF RECORDABLE INTELLECTUAL PROPERTY
1.    Registered Trademarks:

MARK	REGISTRATION DATE	REGISTRATION NO.	OWNER

2.    Applications for Trademarks:

MARK	APPLICATION DATE	SERIAL NO.	APPLICANT

3.    Domain Names:

DOMAIN NAME	REGISTRATION DATA	REGISTRANT

4.    Patents:

TITLE	ISSUE DATE	PATENT NO.	REGISTERED OWNER

5.    Patent Applications:

TITLE	FILING DATE	APPLICATION NO.	APPLICANT

6.    Registered Copyrights:

TITLE	DATE FILED	REGISTRATION NO.	REGISTERED OWNER

7.    Copyright Applications:

TITLE	DATE FILED	APPLICATION NO.	APPLICANT

8.    Exclusive Licenses:

DATE	LICENSOR	LICENSEE	TITLE	APPLICATION / REGISTRATION NO.

2

ANNEX K
to
SECURITY AGREEMENT
NOTICE OF GRANT OF SECURITY INTEREST
IN UNITED STATES TRADEMARKS
FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a __________ _________ (the “Grantor”) with principal offices at ____________________________, hereby pledges and grants to Bank of America, N.A., as Collateral Agent, with principal offices at [______________________], (the “Grantee”), for the benefit of the Secured Creditors (as such term is defined in the Security Agreement referred to below), a continuing security interest in all of the right, title and interest of such Grantor in, to and under (i) (a) all trademarks, service marks, certification marks, domain names, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registrations and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, and all extensions or renewals thereof, including without limitation any of the foregoing set forth in Schedule A hereto, (b) all goodwill associated therewith or symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill, (d) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (e) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, and all other Proceeds

3

(as such term is defined in the Security Agreement referred to below), (f) rights to sue for past, present and future infringements, dilutions or other violations thereof, and (g) rights corresponding thereto throughout the world, (collectively, the “Trademark Collateral”); provided that the Trademark Collateral shall not include any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law.
THIS GRANT is made to secure the prompt and complete payment and performance when due of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other Grantors from time to time party thereto and the Grantee, dated as of April 15, 2014 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”). Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Trademark Collateral acquired under this Grant.
This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement and is expressly subject to the terms and conditions thereof. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

4

This Grant is subject to the terms and conditions set forth in the ABL/Term Intercreditor Agreement (as defined in the Security Agreement) in all respects and, in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement and this Grant, the terms of ABL/Term Intercreditor Agreement shall govern.
[Remainder of this page intentionally left blank; signature page follows]

5

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ____ day of ____________, ____.
[NAME OF GRANTOR], Grantor
By:
Name:
Title:
Bank of America, N.A.,
as Collateral Agent and Grantee
By:
Name:
Title:

6

SCHEDULE A

1.    Registered Trademarks:

MARK	REGISTRATION DATE	REGISTRATION NO.	OWNER

2.    Applications for Trademarks:

MARK	APPLICATION DATE	SERIAL NO.	APPLICANT

ANNEX L
to
SECURITY AGREEMENT
NOTICE OF GRANT OF SECURITY INTEREST
IN UNITED STATES PATENTS
FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a __________ _________ (the “Grantor”) with principal offices at ____________________________, hereby pledges and grants to Bank of America, N.A., as Collateral Agent, with principal offices at [_______________________], (the “Grantee”), for the benefit of the Secured Creditors (as such term is defined in the Security Agreement referred to below), a continuing security interest in all of the right, title and interest of such Grantor in, to and under (i) (a) all industrial designs, letters patent, certificates of inventions, all registrations and recordings thereof, and all applications for letters patent, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those set forth in Schedule A hereto, (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein and all improvements thereto, (c) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, and all other Proceeds (as such term is defined in the Security Agreement referred to below), (d) rights to sue for past, present or future infringements or other violations thereof, and (e) rights corresponding thereto throughout the world (collectively, the “Patent Collateral”).

Annex K-2

THIS GRANT is made to secure the prompt and complete payment and performance when due of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other Grantors from time to time party thereto and the Grantee, dated as of April 15, 2014 (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”).
Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patent Collateral acquired under this Grant.
This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement and is expressly subject to the terms and conditions thereof. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.
This Grant is subject to the terms and conditions set forth in the ABL/Term Intercreditor Agreement (as defined in the Security Agreement) in all respects and, in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement and this Grant, the terms of ABL/Term Intercreditor Agreement shall govern.
[Remainder of this page intentionally left blank; signature page follows]

Annex K-3

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ____ day of ____________, ____.
[NAME OF GRANTOR], Grantor
By:
Name:
Title:
Bank of America, N.A.,
as Collateral Agent and Grantee
By:
Name:
Title:

SCHEDULE A
1.    Patents:

TITLE	ISSUE DATE	PATENT NO.	REGISTERED OWNER

2.    Patent Applications:

TITLE	FILING DATE	APPLICATION NO.	APPLICANT

Annex K-4

ANNEX M
to
SECURITY AGREEMENT
NOTICE OF GRANT OF SECURITY INTEREST
IN UNITED STATES COPYRIGHTS
WHEREAS, [Name of Grantor], a _______________ _____________ (the “Grantor”), having its chief executive office at _______________, _____________, is the owner of all right, title and interest in, to and under the United States copyrights, copyright registrations and applications for registration set forth in Schedule A attached hereto (“Copyrights”);
WHEREAS, Bank of America, N.A., as Collateral Agent, having its principal offices at [_________________] (the “Grantee”), desires to acquire a security interest in the Copyrights; and
WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the Copyrights.
NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of April 15, 2014, made by the Grantor, the other Grantors from time to time party thereto and the Grantee (as amended, modified, restated and/or supplemented from time to time, the “Security Agreement”), the Grantor hereby pledges and grants to the Grantee, for the benefit of the Secured Creditors (as such term is defined in the Security Agreement), a continuing security interest in all of the right, title and interest of such Grantor in, to and under the Copyrights.
Upon the occurrence of the Termination Date (as defined in the Security Agreement), the Grantor shall execute, acknowledge and deliver to the Grantee an instrument in writing releasing the security interest in the Copyrights acquired under this Grant.
This Grant has been granted in conjunction with the security interest granted to the Grantee under the Security Agreement and is expressly subject to the terms and conditions thereof. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event that any provisions of this Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.
This Grant is subject to the terms and conditions set forth in the ABL/Term Intercreditor Agreement (as defined in the Security Agreement) in all respects and, in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement and this Grant, the terms of ABL/Term Intercreditor Agreement shall govern.
[Remainder of this page intentionally left blank; signature page follows]

Annex L-5

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the ____ day of ____________, ____.
[NAME OF GRANTOR], Grantor
By:
Name:
Title:
Bank of America, N.A.,
as Collateral Agent and Grantee
By:
Name:
Title:
SCHEDULE A
1.    Registered Copyrights:

TITLE	DATE FILED	REGISTRATION NO.	REGISTERED OWNER

Annex L-6

EXHIBIT G-2

FORM OF CANADIAN SECURITY AGREEMENT
[See Attached.]

Page

TERM LOAN CANADIAN SECURITY AGREEMENT
among
BAUER PERFORMANCE SPORTS LTD.,
CERTAIN SUBSIDIARIES OF BAUER PERFORMANCE SPORTS LTD.
and
BANK OF AMERICA, N.A.,
as COLLATERAL AGENT
________________________________
Dated as of April 15, 2014
________________________________

Page

	TABLE OF CONTENTS
		Page
	ARTICLE I

	SECURITY INTERESTS

1.1	Grant of Security Interests	2
1.2	Certain Exceptions	3
1.3	Trademarks	5
1.4	Attachment	5
1.5	Power of Attorney	6
1.6	In Addition to Other Rights; No Marshalling	6

	ARTICLE II

	GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1	Necessary Perfection Action	6
2.2	No Liens	7
2.3	Other Financing Statements	7
2.4	Chief Executive Office, Record Locations	7
2.5	Locations of Collateral	7
2.6	Legal Names; Type of Organization; Jurisdiction of Organization; Location; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; etc.	7
2.7	Trade Names; Etc.	8
2.8	Certain Significant Transactions	8
2.9	Consumer Goods	8
2.10	Collateral in the Possession of a Bailee	9
2.11	Recourse	9

	ARTICLE III

	SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1	Maintenance of Records	9
3.2	Direction to Account Debtors; Contracting Parties; etc.	9
3.3	Modification of Terms; etc.	10
3.4	Collection	10
3.5	Instruments	11
3.6	Grantors Remain Liable Under Accounts	11
3.7	Grantors Remain Liable Under Contracts	11
3.8	Rights in Letters of Credit	12
3.9	Chattel Paper	12
3.10	Further Actions	12

-i-

Page

	ARTICLE IV

	SPECIAL PROVISIONS CONCERNING INTELLECTUAL PROPERTY

4.1	Additional Representations and Warranties	13
4.2	Infringements	13
4.3	Preservation of Trademarks	14
4.4	Maintenance of Registration	14
4.5	Prosecution of Applications	14
4.6	After-Acquired Intellectual Property	14

	ARTICLE V

	PROVISIONS CONCERNING ALL COLLATERAL

5.1	Protection of Collateral Agent's Security	15
5.2	Warehouse Receipts Non-Negotiable	15
5.3	Additional Information	15
5.4	Further Actions	15
5.5	Financing Statements	16

	ARTICLE VI

	REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

6.1	Remedies; Obtaining the Collateral Upon Default	16
6.2	Remedies; Disposition of the Collateral	17
6.3	Remedies; Receiver	18
6.4	Waiver of Claims	18
6.5	Application of Proceeds	19
6.6	Remedies Cumulative	20
6.7	Discontinuance of Proceedings	21

	ARTICLE VII

	INDEMNITY

7.1	Indemnity and Expense Reimbursement	21
7.2	Indemnity Obligations Secured by Collateral; Survival	21

	ARTICLE VIII

	DEFINITIONS

	ARTICLE IX

	MISCELLANEOUS
9.1	Notices	26

-ii-

Page

9.2	Waiver; Amendment	27
9.3	Obligations Absolute	27
9.4	Successors and Assigns	27
9.5	Headings Descriptive	28
9.6	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	28
9.7	Grantor's Duties	29
9.8	Termination; Release	29
9.9	Counterparts	30
9.10	Severability	30
9.11	The Collateral Agent and the other Secured Creditors	30
9.12	Additional Grantors	30
9.13	Amalgamation, Merger	31
9.14	Limitation Periods	31
9.15	ABL/Term Intercreditor Agreement	31

ANNEX A	Schedule of Chief Executive Offices Address(es) of Chief Executive Office
ANNEX B	Schedule of Locations of Collateral
ANNEX C	Schedule of Legal Names, Type of Organization, Jurisdiction of Organization, Location and Organizational Identification Numbers
ANNEX D	Schedule of Trade and Fictitious Names
ANNEX E	Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the Canadian Security Agreement
ANNEX F	[Reserved]
ANNEX G	Schedule of Recordable Intellectual Property
ANNEX H	Confirmation of Security Interest in Intellectual Property

-iii-

Page

CANADIAN SECURITY AGREEMENT
CANADIAN SECURITY AGREEMENT, dated as of April 15, 2014 made by each of the undersigned grantors (each, a "Grantor" and, together with any other entity that becomes a grantor hereunder pursuant to Section 9.12 hereof, the "Grantors") in favour of Bank of America, N.A., as Collateral Agent (together with any successor Collateral Agent, the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article IX hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H:
WHEREAS, Bauer Performance Sports Ltd. (the "Borrower") and various lenders party thereto from time to time (the "Lenders") and Bank of America, N.A., as administrative agent and collateral agent (together with any successor administrative agent or collateral agent, the "Administrative Agent") have entered into a Term Loan Credit Agreement, dated as of even date herewith (as amended, modified, restated and/or supplemented from time to time, the "Credit Agreement"), providing for the making of Term Loans to the Borrower, as contemplated therein (the Lenders, the Administrative Agent, the Collateral Agent and each other Agent are herein called the "Secured Creditors");
WHEREAS, pursuant to the Subsidiaries Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations;
WHEREAS, it is a condition precedent to the making of Term Loans to the Borrower under the Credit Agreement that each Grantor shall have executed and delivered to the Collateral Agent this Agreement; and
WHEREAS, each Grantor will obtain benefits from the incurrence of Term Loans by the Borrower under the Credit Agreement and accordingly, desires to execute this Agreement in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Term Loans to the Borrower;
NOW, THEREFORE, in consideration of the benefits accruing to each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:
ARTICLE I

SECURITY INTERESTS

-iv-

Page

1.1    Grant of Security Interests.
(a)    As security for the prompt and complete payment or performance, as the case may be, when due of all of its Obligations, each Grantor does hereby pledge, assign, mortgage, charge and grant to the Collateral Agent, for the benefit of the Secured Creditors, as and by way of a fixed and specific mortgage and charge, and grants to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in, all of its present and after-acquired personal property, including, without limiting the foregoing, all of its right, title and interest in, to and under all of the following personal property and fixtures (and all rights therein), or in which or to which it has any rights, in each case whether now existing or hereafter from time to time acquired (but excluding any Excluded Collateral (as defined below)):
(i)    each and every Account, including all claims of any kind that such Grantor has, including claims against the Crown and claims under insurance policies;
(ii)    the Cash Collateral Account and all Money, Securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;
(iii)    all Chattel Paper;
(iv)    all Contracts, together with all Contract Rights arising thereunder;
(v)    all Equipment and fixtures;
(vi)    all Deposit Accounts and all Money, Securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;
(vii)    all Documents of Title;
(viii)    all Financial Assets;
(ix)    all Goods;
(x)    all Instruments;
(xi)    all Intangibles;
(xii)    all Intellectual Property
(xiii)    all Inventory;
(xiv)    all Investment Property, including shares, stock, warrants, bonds, debentures, debenture stock and other Securities (in each case whether evidenced by a Security Certificate or an Uncertificated Security) and Security Entitlements, Securities Accounts, Futures Contracts and Futures Accounts;

-v-

Page

(xv)    all rights in letters of credit (whether or not the respective letter of credit is evidenced by a writing);
(xvi)    all Money;
(xvii)    all Patents;
(xviii)    all Permits;
(xix)    with respect to the foregoing, all parts, components, renewals, substitutions and replacements of that property and all attachments, accessories and increases, additions and Accessions to that property; and
(xx)    all Proceeds and products of any and all of the foregoing, including property in any form derived directly or indirectly from any dealing with such property (all of the above, the "Collateral").
(b)    The security interest of the Collateral Agent under this Agreement extends to all Collateral that any Grantor may acquire, or with respect to which any Grantor may obtain rights, at any time during the term of this Agreement.
1.2    Certain Exceptions. Notwithstanding Section 1.1, no security interest is or will be granted pursuant hereto in any right, title or interest of any Grantor under or in (each of (a) through (o) collectively, the "Excluded Collateral"):
(a)    any leases, licenses, Instruments, Contracts, Chattel Paper, Intangibles, Permits, governmental licenses, provincial, territorial or local franchises, charters or authorizations or other contracts or agreements (other than an Account or Chattel Paper) with or issued by Persons other than the Borrower or Subsidiaries of the Borrower or an Affiliate thereof (collectively, "Excluded Agreements") that would otherwise be included in the Collateral (and such Excluded Agreements shall not be deemed to constitute a part of the Collateral) for so long as, and to the extent that, the granting of such a security interest pursuant hereto would invalidate or result in a violation, breach, default or termination of such Excluded Agreements or create a right of termination in favour of, or require the consent of, any party thereto (in each case other than the Borrower or a Subsidiary Guarantor) (in each case, except to the extent any such violation, breach, default, termination, right or consent would be rendered ineffective under the PPSA or other applicable law); provided, however, that a security interest in an Excluded Agreement in favour of the Secured Creditors shall attach immediately (i) at such time as Grantor's grant of a security interest in such Excluded Agreement no longer results in a violation, breach, default or termination thereof or thereunder or no longer creates such right of termination or such right has been waived or requires such consent or such consent has been obtained, (ii) to the extent severable, to any portion of such Excluded Agreement that does not result in a respective violation, breach, default, termination or right or consent thereof or thereunder and (iii) to any proceeds or receivables of such Excluded Agreement that are not Excluded Collateral;
(b)    any Consumer Goods;

-vi-

* CONFIDENTIAL PORTIONS HAVE BEEN OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED MATERIAL IS MARKED WITH "[REDACTED]".

(c)    any intent-to-use trademark application prior to the filing of a "Statement of Use" or "Amendment to Allege Use" with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law;
(d)    any Intangibles, Instruments, Investment Property, Chattel Paper, Documents of Title, Money or Goods to the extent that any valid and enforceable law or regulation applicable to such Intangibles, Instruments, Investment Property, Chattel Paper, Documents of Title, Money or Goods prohibit the creation of a security interest therein, except to the extent such prohibition is unenforceable after giving effect to the applicable provisions of the PPSA or other applicable law;
(e)    other than Equity Interests in [Redacted – Name of Subsidiary], those assets located outside of the United States and Canada (solely to the extent action would be required in such other jurisdictions to obtain such security interests);

(f)    those Intangibles, Instruments, Investment Property, Chattel Paper, Documents of Title, Money or Goods as to which the Administrative Agent and the Lead Borrower reasonably agree in a writing to the Collateral Agent that the cost of obtaining a security interest therein is excessive in relation to the value of the security to be afforded thereby;
(g)    (a) any fee-owned real property with a fair market value less than $5,000,000 and (b) all leasehold interests in real property;
(h)    any Equity Interests in (i) a joint venture or other non-Wholly-Owned Subsidiary to the extent that granting a security interest in or Lien on such Equity Interests is not permitted by the governing documents of such joint venture or other non-Wholly-Owned Subsidiary or would require the consent of any Person who owns Equity Interests in such joint venture or non-Wholly-Owned Subsidiary which (other than any Grantor or its Subsidiaries) consent has not been obtained, (ii) Subsidiaries that are not directly owned by a Grantor, and (iii) Unrestricted Subsidiaries;
(i)    any margin stock;
(j)    any motor vehicles and assets subject to certificates of title (other than to the extent such rights can be perfected by the filing of a financing statement under the PPSA);
(k)    cash that secures any letters of credit outstanding and permitted to be outstanding and secured pursuant to the terms of the Credit Agreement; and
(l)    any of the following:
(1)    any Intangibles, Instruments, Investment Property, Chattel Paper, Documents of Title, Money or Goods that would otherwise be included in the

-vii-

Page

Collateral (and such Intangibles, Instruments, Investment Property, Chattel Paper, Documents of Title, Money or Goods shall not be deemed to constitute a part of the Collateral) if such Intangibles, Instruments, Investment Property, Chattel Paper, Documents of Title, Money or Goods have been sold or otherwise transferred in connection with a sale-leaseback transaction permitted under Section 9.02(xi) of the Credit Agreement, or are subject to any Liens permitted under Section 9.01(vii) of the Credit Agreement, or constitute the Proceeds or products of any Intangibles, Instruments, Investment Property, Chattel Paper, Documents of Title, Money or Goods that have been so sold or otherwise transferred, in each case in accordance with the terms of the Credit Agreement, so long as such Proceeds or products remain subject to the Liens referenced above in this clause (1); and
(2)    any property or asset that would otherwise be included in the Collateral (and such property or asset shall not be deemed to constitute a part of the Collateral) if such property or assets is subject to a Lien permitted by Section 9.01(xiv) of the Credit Agreement;
in each case pursuant to preceding clauses (l)(1) through (2), for so long as, and to the extent that, the granting or existence of such a security interest pursuant hereto would result in a breach, default or termination of any agreement relating to the respective Lien or obligations secured thereby (in each case, except to the extent any such breach, default or termination would be rendered ineffective under the PPSA or other applicable law); provided that immediately upon repayment of the Indebtedness and/or other monetary obligation secured by a Lien referenced in clauses (l)(1) through (2), the relevant Grantor shall be deemed to have granted a security interest in all of its rights, title and interests under or in such Intangibles, Instruments, Investment Property, Chattel Paper, Documents of Title, Money or Goods that are the subject of such Lien;
provided, however, that Excluded Collateral shall not include any Proceeds, substitutions or replacements of any Excluded Collateral referred to in any of clauses (a) through (l) (unless such Proceeds, substitutions or replacements would constitute Excluded Collateral referred to in any of clauses (a) through (l)).
1.3    Trademarks. The security interest with respect to trademarks constitutes a security interest in, and a charge and pledge of, such Collateral in favour of the Collateral Agent, for the benefit of the Secured Creditors, but does not constitute an assignment or mortgage of such Collateral to the Collateral Agent or any Secured Creditor.
1.4    Attachment. Each Grantor has rights in its Collateral and agrees that the Secured Creditors have given value and that the security interests created by this Agreement are intended to attach (a) with respect to Collateral that is now in existence, upon execution of this Agreement, and (b) with respect to Collateral that comes into existence in the future, upon such Grantor acquiring rights in the Collateral or the power to transfer rights in the Collateral to the Collateral Agent. In each case, the parties do not intend to postpone the attachment of any security interests created by this Agreement.

-viii-

Page

1.5    Power of Attorney. Subject to the terms of the ABL/Term Intercreditor Agreement, each Grantor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Grantor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Grantor under or arising out of the Collateral, to endorse any cheques or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be reasonably necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.
1.6    In Addition to Other Rights; No Marshalling. This Agreement is in addition to and is not in any way prejudiced by or merged with any other security interest or Lien now or subsequently held by the Collateral Agent in respect of any Obligations. The Secured Creditors shall be under no obligation to marshal in favour of the Grantors any other security interest or Lien or any money or other property that the Secured Creditors may be entitled to receive or may have a claim upon.
ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
Each Grantor represents and warrants as of the date hereof, and, until the Termination Date, covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:
2.1    Necessary Perfection Action. The security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral for the benefit of the Collateral Agent and the Secured Creditors is a valid security interest and Lien upon such Grantor's right, title and interest in and to the Collateral. Upon (A) the filing of the PPSA and UCC financing statements in the appropriate jurisdictions set forth on Annexes A, B and C, (B) the recordation of Annex H in the Canadian Intellectual Property Office, and (C) the receipt by the Collateral Agent of all instruments, chattel paper and certificated pledged Equity Interests constituting Collateral in suitable form for transfer by delivery or accompanied by instruments of transfer or assignment duly executed in blank, such security interest and Lien shall be perfected in all of the Collateral in which a security interest may be perfected by filing, recording or registering a PPSA financing statement or analogous document in Canada (or any political subdivision thereof) and its territories and possessions pursuant to the PPSA or other applicable law in such jurisdictions and in which a security interest may be perfected upon the receipt and recording of this Agreement (or a short form hereof) with the Canadian Intellectual Property Office; provided, however, that additional filings may be necessary to perfect the Collateral Agent's security interest in, and Lien on, any Recordable Intellectual Property acquired after the date hereof.
Upon the actions taken under this Section 2.1, such security interest will be superior to and prior to all other Liens of all other Persons (other than Permitted Liens), and, subject to the ABL/Term Intercreditor Agreement and any Additional Intercreditor Agreement, enforceable as such as against all other Persons (except to the extent that the enforceability thereof may be limited

-ix-

Page

by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) other than Ordinary Course Transferees.
2.2    No Liens. Such Grantor is, and as to all Collateral acquired by it from time to time after the date hereof will be, the owner of, or otherwise have the right to use, all Collateral free from any Lien of any Person (other than Permitted Liens), and such Grantor shall, at its own expense, take all commercially reasonable actions necessary to defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein materially adverse to the Collateral Agent.
2.3    Other Financing Statements. As of the date hereof, no Grantor has filed, nor authorized the filing by any third party of any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Grantor will not authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Grantor or in connection with Permitted Liens.
2.4    Chief Executive Office, Record Locations. The chief executive office of such Grantor is, on the date of this Agreement, located at the address indicated on Annex A hereto for such Grantor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Grantor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Grantor.
2.5    Locations of Collateral. All Inventory, Equipment and other tangible personal property (having a fair market value in excess of $100,000 with respect to Collateral comprising Equipment only) held on the date hereof, or held at any time during the four calendar months prior to the date hereof, by each Grantor, other than Inventory in transit or Equipment moved in the ordinary course of business within the jurisdictions shown on Annex B hereto, is located at one of the locations shown on Annex B hereto for such Grantor. No Grantor shall permit any of its Inventory, Equipment or other tangible personal property to be located out of the jurisdictions shown on Annex B hereto for such Grantor without providing the Collateral Agent with 10 (ten) days advance written notice and promptly taking all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected to the extent described in Section 2.1 and in full force and effect.
2.6    Legal Names; Type of Organization; Jurisdiction of Organization; Location; Organizational Identification Numbers; Federal Employer Identification Number; Changes Thereto; etc. As of the Closing Date, the exact legal name of each Grantor, the type of organization of such Grantor, the jurisdiction of organization of such Grantor, such Grantor's Location, the organizational identification number (if any) of such Grantor and the Federal Employer Identification Number of such Grantor (if any), is listed on Annex C hereto for such Grantor. Such Grantor shall not change

-x-

Page

its legal name, its type of organization, its jurisdiction of organization, its Location, its organizational identification number (if any) or its Federal Employer Identification Number (if any) from that used on Annex C hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a registered organization ceasing to constitute same or (y) such Grantor changing its jurisdiction of organization or Location from Canada or a province or territory thereof to a jurisdiction of organization or Location, as the case may be, outside Canada or a province or territory thereof) if (i) it shall have given to the Collateral Agent written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall update all information contained therein for such Grantor within five (5) Business Days of such change (or such longer period as agreed to by the Collateral Agent) and (ii) in connection with such change or changes, it shall take all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected to the extent described in Section 2.1 and in full force and effect. In addition, to the extent that such Grantor does not have an organizational identification number on the date hereof and later obtains one, such Grantor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected to the extent described in Section 2.1 and in full force and effect.
2.7    Trade Names; Etc. Such Grantor has not and does not operate in any jurisdiction under, or in the preceding five (5) years has not operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Grantor.
2.8    Certain Significant Transactions. During the one year period preceding the date of this Agreement, no Person shall have merged, amalgamated or consolidated with or into any Grantor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Grantor, in each case except the mergers, amalgamations and consolidations contemplated by the Transaction and the mergers, amalgamations and consolidations described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the respective Grantor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or amalgamated or consolidated with such Grantor, or was liquidated into or transferred all or substantially all of its assets to such Grantor, and shall have furnished to the Collateral Agent such PPSA and Bank Act (Canada) lien searches as may have been reasonably requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Grantor by such Person).
2.9    Consumer Goods. None of the Collateral consists of Consumer Goods.
2.10    Collateral in the Possession of a Bailee. If any Inventory or other Goods, the aggregate fair market value of which is equal to or greater than $1,000,000, are at any time in

-xi-

Page

the possession of a bailee, such Grantor shall concurrently with the delivery of the next Compliance Certificate provided under the Credit Agreement furnish the Collateral Agent with written notice thereof and, if requested by the Collateral Agent after an Event of Default has occurred and is continuing, shall use its reasonable efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of such Grantor, subject to the ABL/Term Intercreditor Agreement. The Collateral Agent agrees with such Grantor that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing and upon notice from the Collateral Agent of its intent to exercise remedies.
2.11    Recourse. This Agreement is made with full recourse to each Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Grantor contained herein, in the Secured Debt Agreements and otherwise in writing in connection herewith or therewith.
ARTICLE III

SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS;
INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL
3.1    Maintenance of Records. Each Grantor will keep and maintain proper books and records of its Accounts and Contracts, in which full, true and correct entries in conformity with generally accepted accounting principles and all Requirements of Law shall be made of all such Accounts and Contracts, and such Grantor will make the same available on such Grantor's premises to officers and designated representatives of the Collateral Agent for inspection in accordance with the terms and conditions set forth in the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Grantor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Grantor). Subject to the terms of the ABL/Term Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so requests, such Grantor shall legend, in form and manner satisfactory to the Collateral Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of such Grantor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.
3.2    Direction to Account Debtors; Contracting Parties; etc. Subject to the terms of the ABL/Term Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after giving notice to the relevant Grantor of its intent to do so, if the Collateral Agent so directs any Grantor, such Grantor agrees (i) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (ii) that the Collateral Agent may, at its option, directly notify the obligors in its own name or in the name of others with

-xii-

Page

respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (i), and (iii) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Grantor; provided that, (x) any failure by the Collateral Agent to give or any delay in giving such notice to the relevant Grantor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.2 and (y) no such notice shall be required if an Event of Default of the type described in Section 10.01(e) of the Credit Agreement has occurred and is continuing. Subject to the terms of the ABL/Term Intercreditor Agreement, without notice to or assent by any Grantor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 6.5 of this Agreement. The reasonable costs and expenses of collection (including reasonable legal fees), whether incurred by a Grantor or the Collateral Agent, shall be borne by the relevant Grantor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Grantor, provided that (x) the failure by the Collateral Agent to so notify such Grantor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.2 and (y) no such notice shall be required if an Event of Default of the type described in Section 10.01(e) of the Credit Agreement has occurred and is continuing.
3.3    Modification of Terms; etc. Except in accordance with such Grantor's ordinary course of business and consistent with reasonable business judgment, or as permitted by Section 3.4 hereof or by the Credit Documents, no Grantor shall rescind or cancel any indebtedness evidenced by any Account, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account, or interest therein, without the prior written consent of the Collateral Agent unless such rescissions, cancellations, modifications, adjustments, extensions, renewals, compromises, settlements, releases, or sales would not reasonably be expected to materially adversely affect the value of the Accounts constituting Collateral taken as a whole. Except as otherwise permitted by the Credit Documents, no Grantor will do anything to impair the rights of the Collateral Agent in the Accounts or Contracts.
3.4    Collection. Each Grantor shall endeavor in accordance with historical business practices to cause to be collected from the Account Debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default or otherwise required pursuant to the Credit Agreement, any Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Grantor finds appropriate in accordance with reasonable business judgment, (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Grantor

-xiii-

Page

finds appropriate in accordance with reasonable business judgment and (iii) any other adjustments necessary or desirable in the Grantor's reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable legal fees) of collection, whether incurred by a Grantor or the Collateral Agent, shall be borne by the relevant Grantor.
3.5    Instruments. If any Grantor at any time holds or acquires any Instrument constituting Collateral with a face value in excess of $100,000 individually (other than cheques and other payment instruments received and collected in the ordinary course of business and promptly deposited into a Deposit Account), such Grantor shall, on or prior to the date of the required delivery of the Compliance Certificate pursuant to the Credit Agreement following such acquisition, notify the Collateral Agent thereof, and upon request by the Collateral Agent (subject to the ABL/Term Intercreditor Agreement), promptly deliver such Instrument to the Collateral Agent appropriately endorsed in blank or to the order of the Collateral Agent, provided that, so long as no Event of Default shall have occurred and be continuing, such Grantor may retain for collection in the ordinary course of business any Instrument received by such Grantor in the ordinary course of business, and the Collateral Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any Instruments in its possession and pledged by such Grantor available to such Grantor for purposes of presentation, collection or renewal. If such Grantor retains possession of any Instruments pursuant to the terms hereof, upon request of the Collateral Agent, such Instrument shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interests of Bank of America, N.A., as collateral agent, for the benefit of itself and certain Secured Creditors."
3.6    Grantors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
3.7    Grantors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Grantors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency

-xiv-

Page

of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
3.8    Rights in Letters of Credit. If any Grantor is at any time a beneficiary under a letter of credit with a stated amount of $100,000 or more, such Grantor shall, on or prior to the date of the required delivery of the Compliance Certificate pursuant to the Credit Agreement following the creation of such letter of credit, notify the Collateral Agent thereof and, at the request of the Collateral Agent after an Event of Default has occurred and is continuing, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default (it being understood that unless an Event of Default has occurred and is continuing such proceeds shall be released to such Grantor).
3.9     Chattel Paper. Subject to the terms of the ABL/Term Intercreditor Agreement, each Grantor will promptly following any reasonable request by the Collateral Agent, deliver all of its Chattel Paper with a value in excess of $100,000 to the Collateral Agent, provided that, so long as no Event of Default shall have occurred and be continuing, such Grantor may retain for collection in the ordinary course of business any Chattel Paper received by such Grantor in the ordinary course of business, and the Collateral Agent shall, promptly upon request of such Grantor, make appropriate arrangements for making any Chattel Paper in its possession and pledged by such Grantor available to such Grantor for purposes of presentation, collection or renewal. If such Grantor retains possession of any Chattel Paper pursuant to the terms hereof, subject to the terms of the ABL/Term Intercreditor Agreement, upon request of the Collateral Agent, such Chattel Paper shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interests of Bank of America, N.A., as collateral agent, for the benefit of itself and certain Secured Creditors."
3.10     Further Actions. Each Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required relating to its Accounts, Contracts, Instruments and other property or rights which constitute Collateral, as the Collateral Agent may reasonably require for the purpose of obtaining or preserving the full benefits of the security interests, rights and powers herein granted; provided that notwithstanding anything herein to the contrary, the Grantors shall not be required to (i) take any action to perfect any security interest in any Collateral outside of the United States or Canada or (ii) enter into any control agreement or similar arrangements relating to any Deposit Account[; provided however, that upon the occurrence and during the continuance of an Event of Default (each such period, "the Default Period") and the Discharge of the ABL Obligations (as defined in the ABL/Term Intercreditor Agreement) in any

-xv-

Page

such Default Period, the Collateral Agent, during such Default Period (subject to the provisions of the ABL/Term Intercreditor Agreement) shall benefit from, and shall be entitled to, the "control" granted to the ABL Collateral Agent (as defined in the ABL/Term Intercreditor Agreement) in any Deposit Account]. On request by the Collateral Agent, the Grantors shall provide the Collateral Agent with details of all motor vehicles which are classified as equipment of the Grantors and all other serial numbered goods to which provisions of the PPSA or regulations or orders under the PPSA regarding serial numbers apply, in each case, having a fair market value in excess of $100,000.
ARTICLE IV

SPECIAL PROVISIONS CONCERNING INTELLECTUAL PROPERTY
4.1    Additional Representations and Warranties. Annex G hereto sets forth a complete and accurate list of all Recordable Intellectual Property that each Grantor owns. Each Grantor represents and warrants that it is the sole owner of all right, title and interest in all Recordable Intellectual Property listed in Annex G hereto. Each Grantor further warrants that it has no knowledge of any written third-party claim received by it within the last twelve (12) months that any such Grantor or aspect of such Grantor's present business operations infringes, misappropriates, dilutes or otherwise violates any Intellectual Property of any other Person other than as has not, and would not, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Grantor represents and warrants that no Recordable Intellectual Property listed in Annex G hereto has been cancelled or is presently being opposed and, to such Grantor's knowledge, all such Recordable Intellectual Property is valid and subsisting, and such Grantor is not aware of any pending third-party claim that any of said registrations of Recordable Intellectual Property are invalid or unenforceable, and is not aware that there is any reason that any of said registrations of Recordable Intellectual Property are invalid or unenforceable, and is not aware that there is any reason that any of said applications of Recordable Intellectual Property will not mature into registrations, other than would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Grantor hereby grants to the Collateral Agent an absolute power of attorney to sign, solely upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office, any domain name registrar, the United States Copyright Office, the Canadian Intellectual Property Office or any other governmental authority in order to effect an assignment of all right, title and interest in any Intellectual Property constituting Collateral, and record the same.
4.2     Infringements. Each Grantor agrees, within 60 days of the end of each fiscal quarter, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available to such Grantor with respect to: (i) any party who such Grantor reasonably believes is infringing, misappropriating, diluting or otherwise violating any of such Grantor's rights in and to any Intellectual Property in any manner that would reasonably be expected to have a Material Adverse Effect, or (ii) any party claiming that any Grantor or the conduct of any Grantor's business infringes, misappropriates, dilutes or otherwise violates any Intellectual Property right of any third party in any manner that would reasonably be expected to have a Material Adverse Effect. Each Grantor further agrees to prosecute diligently in accordance with its reasonable business judgment, any Person infringing, misappropriating, diluting or otherwise violating any

-xvi-

Page

Intellectual Property owned by it in any manner that would reasonably be expected to have a Material Adverse Effect.
4.3    Preservation of Trademarks. Each Grantor agrees to use its Trademarks that are material to such Grantor's business during the time in which this Agreement is in effect to the extent required by the laws of Canada or other jurisdiction, as applicable, to maintain its rights in such Trademarks and to take all such other actions as are reasonably necessary to preserve such Trademarks as trademarks or service marks under the laws of Canada or other jurisdiction, as applicable (other than any such Trademarks that are deemed by a Grantor in its reasonable business judgment to no longer be material to the conduct of such Grantor's business).
4.4    Maintenance of Registration. Each Grantor shall, at its own expense, diligently maintain all material Recordable Intellectual Property in accordance with its reasonable business judgment, including but not limited to filing affidavits of use and applications for renewals of registration for all of its material registered Trademarks and timely payment of all post-issuance fees required to maintain in force its rights under each issued Patent or registered Copyright, and shall pay all fees and disbursements in connection therewith and shall not abandon any such registration, filing of affidavit of use or application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent, not to be unreasonably withheld (other than with respect to registrations and applications deemed by such Grantor in its reasonable business judgment to be no longer prudent to pursue).
4.5    Prosecution of Applications. At its own expense, each Grantor, in accordance with its reasonable business judgment, shall diligently prosecute all material applications for (i) Canadian Patents listed in Annex G hereto and (ii) Copyrights listed in Annex G hereto, in each case for such Grantor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications that are no longer material or are deemed by such Grantor in its reasonable business judgment to no longer be necessary in the conduct of Grantor's business), absent written consent of the Collateral Agent not to be unreasonably withheld.
4.6    After-Acquired Intellectual Property. In the event that any Grantor, either itself or through any agent, employee, licensee or designee, files an application for or acquires any Recordable Intellectual Property following the date hereof, then the provisions of this Agreement shall automatically apply thereto and any such Intellectual Property (other than any Excluded Collateral) shall automatically constitute part of the Collateral and shall be subject to the Collateral Agent's security interest, without further action by any party, and such Grantor shall within 60 days of the end of each fiscal quarter execute and deliver any and all agreements, instruments, documents and papers as necessary to evidence and perfect the Collateral Agent's security interest in such Recordable Intellectual Property provided that such agreements, instruments, documents and papers (the "Writings") are consistent with the terms of and conditions of this Agreement and the Annex H and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such Writings, solely upon the occurrence and during the continuance of an Event of Default and solely for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until this Agreement is terminated.

-xvii-

Page

ARTICLE V

PROVISIONS CONCERNING ALL COLLATERAL
5.1    Protection of Collateral Agent's Security. Except as otherwise permitted by the Secured Debt Agreements, each Grantor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Grantor or an affiliate on behalf of such Grantor will at all times maintain insurance, at such Grantor's own expense to the extent and in the manner provided in the Secured Debt Agreements. If any Event of Default shall have occurred and be continuing, the Collateral Agent shall, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 6.5 hereof. Each Grantor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Grantor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Grantor.
5.2    Warehouse Receipts Non-Negotiable. To the extent practicable, each Grantor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Grantor shall request that such warehouse receipt or receipt in the nature thereof shall not be a "negotiable" document of title (as such term is used in Section 26(1) of the PPSA as in effect in any relevant jurisdiction or under other relevant law).
5.3    Additional Information. Each Grantor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been reasonably requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent.
5.4    Further Actions. Each Grantor will, at its own expense and upon the reasonable request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral; provided, that notwithstanding anything herein to the contrary, the Grantors shall not be required to (i) take any action to perfect any security interest in any Collateral under the laws of any jurisdiction outside of the United States or Canada or (ii) enter into any control agreement or similar arrangements relating to any Deposit Account.
5.5    Financing Statements. Each Grantor agrees to file such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and for the purpose of obtaining and preserving the full benefits of the other rights and security contemplated hereby at least to the extent described in Section 2.1.

-xviii-

Page

Each Grantor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Grantor hereby authorizes the Collateral Agent to file any such financing statements without the signature of such Grantor where permitted by law (and such authorization includes describing the Collateral as "all present and after-acquired personal property" of such Grantor or words of similar effect). Each Grantor waives the right to receive a copy of any financing statement or financing change statement that may be registered in connection with this Agreement or any verification statement issued with respect to a registration, if waiver is not otherwise prohibited by law.
ARTICLE VI

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT
6.1    Remedies; Obtaining the Collateral Upon Default. Each Grantor agrees that, subject to the terms of the ABL/Term Intercreditor Agreement, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured party under any PPSA, any UCC, and such additional rights and remedies to which a secured party is entitled under the laws in effect in all relevant jurisdictions and may:
(i)    personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Grantor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Grantor;
(ii)    instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Grantor in respect of such Collateral;
(iii)    sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 6.2 hereof, or direct such Grantor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;
(iv)    take possession of the Collateral or any part thereof, by directing such Grantor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Grantor shall at its own expense:
(a)    forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

-xix-

Page

(b)    store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 6.2 hereof; and
(c)    while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;
(v)    license or sublicense, on a royalty free, rent basis, whether on an exclusive or nonexclusive basis, any Intellectual Property included in the Collateral (in the case of Trademarks, subject to reasonable quality control and subject to those exclusive licenses granted by Grantors in effect on the date hereof and those granted by any Grantor hereafter to the extent permitted by the Credit Agreement) for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine, it being understood that any such license may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, that any such license shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.
(vi)    apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 6.5; and
(vii)    take any other action as specified in the PPSA;
it being understood that each Grantor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent or the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents.
6.2    Remedies; Disposition of the Collateral. To the extent permitted by applicable law, if any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 6.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed

-xx-

Page

when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Grantor which the Collateral Agent shall reasonably determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of the PPSA and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 6.2 without accountability to the relevant Grantor. The Collateral Agent may also accept the Collateral in satisfaction of the Obligations. Each Grantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Grantor's expense.
6.3     Remedies; Receiver. The Collateral Agent may take proceedings in any court of competent jurisdiction for the appointment of a receiver (which term includes a receiver and manager) of the Collateral or may by appointment in writing appoint any person to be a receiver of the Collateral. The Collateral Agent may remove any receiver appointed by it and appoint another in its place, and may determine the remuneration, acting reasonably, of any receiver, which may be paid from the proceeds of the Collateral in priority to other Obligations. Any receiver appointed by the Collateral Agent shall, to the extent permitted by applicable law, have all of the rights, benefits and powers of the Collateral Agent under this Agreement, the PPSA or otherwise. Any receiver shall be deemed the agent of the Grantors and the Collateral Agent shall not be in any way responsible for any misconduct or negligence of any receiver.
6.4     Waiver of Claims. Except as otherwise provided in this Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Grantor hereby further waives, to the extent permitted by law:
(a)    all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);
(b)    all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

-xxi-

Page

(c)    all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.
Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Grantor.
6.5    Application of Proceeds.
(a)    Subject to the terms of the ABL/Term Intercreditor Agreement, all moneys collected by the Collateral Agent (or, to the extent the Pledge Agreement or any other Security Document requires proceeds of collateral under such other Security Document to be applied in accordance with the provisions of this Agreement, the Pledgee under, and as defined in, the Pledge Agreement, or collateral agent under such other Security Document) upon any sale or other disposition of the Collateral (or the collateral under the relevant Security Document), together with all other moneys received by the Collateral Agent hereunder (or under the relevant Security Document), in each case, as a result of the exercise of remedies by the Collateral Agent after the occurrence and during the continuance of an Event of Default, shall be applied as follows:
(i)    first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (ii), (iii) and (iv) of the definition of "Obligations";
(ii)    second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing to any Agent or any of its Affiliates of the type described in clauses (iv) and (v) of the definition of "Obligations";
(iii)    third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Credit Document Obligations shall be paid to the Secured Creditors as provided in Section 6.5(c) hereof, with each Secured Creditor receiving an amount equal to its outstanding Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Credit Document Obligations, its Pro Rata Share of the amount remaining to be distributed;
(iv)    fourth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, ratably to any other then remaining unpaid Obligations; and
(v)    fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 9.8(a) hereof, to the relevant Grantor or to whomever may be lawfully entitled to receive such surplus.

-xxii-

Page

(b)    For purposes of this Agreement, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor's Obligations, and the denominator of which is the then outstanding amount of all Obligations.
(c)    All payments required to be made hereunder shall be made to the Administrative Agent for the account of the Secured Creditors.
(d)    For purposes of applying payments received in accordance with this Section 6.5, the Collateral Agent shall be entitled to rely upon the Administrative Agent for a determination (which the Administrative Agent agrees (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Credit Document Obligations owed to the Secured Creditors.
(e)    It is understood that the Grantors are and shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.
6.6     Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable legal fees, and the amounts thereof shall be included in such judgment.
6.7     Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Grantor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

-xxiii-

Page

ARTICLE VII

INDEMNITY
7.1    Indemnity and Expense Reimbursement.
(a)    The terms of Section 12.01 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
7.2    Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnified Person as to which such Indemnified Person has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Grantor contained in the Credit Agreement shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Term Loans made, under the Credit Agreement and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.
ARTICLE VIII

DEFINITIONS
The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.
"Administrative Agent" shall have the meaning provided in the recitals of this Agreement.
"Agreement" shall mean this Canadian Security Agreement as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.
"Borrower" shall have the meaning provided in the recitals of this Agreement.
"Cash Collateral Account" shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.
"Collateral" shall have the meaning provided in Section 1.1(a) of this Agreement.
"Collateral Agent" shall have the meaning provided in the first paragraph of this Agreement.
"Compliance Certificate" shall mean a certificate delivered in accordance with Section 8.01(d) of the Credit Agreement.
"Contract Rights" shall mean all rights of any Grantor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any

-xxiv-

Page

and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.
"Contracts" shall mean all contracts between any Grantor and one or more additional parties (including, without limitation, any Swap Contracts, contracts for Bank Products, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements, and settlement agreements).
"Copyrights" shall mean all: (a) copyrights (whether statutory or common law, whether registered or unregistered and whether published or unpublished), and all copyright registrations and applications therefor, including, without limitation, the copyright registrations and applications in the United States Copyright Office and the Canadian Intellectual Property Office listed on Annex G; (b) rights and privileges arising under applicable law with respect to such copyrights; and (c) renewals and extensions thereof and amendments thereto.
"Credit Agreement" shall have the meaning provided in the recitals of this Agreement.
"Credit Document Obligations" shall have the meaning provided in the definition of "Obligations" in this Article IX.
"Deposit Accounts" shall mean all deposit, demand, time, savings, cash management, passbook or other similar accounts with a bank, credit union, trust company, similar financial institution or other Person and all accounts and sub-accounts relating to any of the foregoing accounts.
"Equipment" shall mean any "equipment" as such term is defined in the PPSA, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and motor vehicles now or hereafter owned by any Grantor and any and all additions, substitutions and replacements of any of the foregoing and all Accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.
"Event of Default" shall mean (x) at any time prior to the time at which all Credit Document Obligations have been paid in full (other than unasserted contingent indemnification obligations) and all Commitments under the Credit Agreement have been terminated, any Event of Default under, and as defined in, the Credit Agreement and (y) at any time thereafter, any payment default on any of the Obligations after the expiration of any applicable grace period.
"Grantor" shall have the meaning provided in the first paragraph of this Agreement.
"Intellectual Property" shall mean all: (a) intellectual property of every kind and nature, including inventions, designs, Patents, Copyrights, Licenses, Software, Trade Secrets, Trademarks, confidential or proprietary technical and business information and other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and Accessions to,

-xxv-

Page

and books and records describing or used in connection with, any of the foregoing; (b) rights corresponding to any of the foregoing throughout the world, including as provided by international treaties or conventions, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto; (c) income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect to any of the foregoing, including damages and payments for past and future infringements, misappropriations, or other violations thereof; and (d) rights to sue for past, present, and future infringements, misappropriations, or other violations of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing.
"Inventory" shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all Accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Grantor's customers, and shall specifically include all "inventory" as such term is defined in the PPSA.
"Lenders" shall have the meaning provided in the recitals of this Agreement.
"Licenses" means any and all licenses, agreements, consents, orders, franchises and similar arrangements in respect of the licensing, development, use or disclosure of any Intellectual Property.
"Location" of any Grantor, shall mean such Grantor's "location" as determined pursuant to Section 7(3) of the PPSA.
"Obligations" shall mean and include, as to any Grantor, all of the following:
(i)    the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations (including all "Obligations" as defined in the Credit Agreement), liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Grantor or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) of such Grantor owing to the Secured Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Grantor is a party (including, without limitation, in the event such Grantor is a Guarantor, all such obligations, liabilities and indebtedness of such Grantor under its Subsidiaries Guaranty) and the due performance and compliance by such Grantor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), being herein collectively called the "Credit Document Obligations");
(ii)    any and all sums advanced by the Collateral Agent in order to preserve the

-xxvi-

Page

Collateral or preserve its security interest in the Collateral;
(iii)    in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Grantor referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable legal fees and court costs;
(iv)    all amounts paid by any Indemnified Person as to which such Indemnified Person has the right to reimbursement under the Credit Agreement; and
(v)    all amounts owing to any Agent or any of its Affiliates pursuant to any of the Credit Documents in its capacity as such;
it being acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.
"Ordinary Course Transferees" shall mean: (i) with respect to Goods only, buyers in the ordinary course of business and lessees in the ordinary course of business to the extent provided in Section 28 of the PPSA as in effect from time to time in the relevant jurisdiction and (ii) any other Person who is entitled to take free of the Lien pursuant to the PPSA as in effect from time to time in the relevant jurisdiction.
"Patents" shall mean all: (a) industrial designs, letters patent, certificates of inventions, all registrations and recordings thereof, and all applications for letters patent, including registrations, recordings and pending applications in the United States Patent and Trademark Office or the Canadian Intellectual Property Office listed on Annex H, and (b) reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein and all improvements thereto.
"Permits" shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.
"PPSA" means the Personal Property Security Act (Ontario); provided that, if perfection or the effect of perfection or non-perfection of the priority of the security interests created by this Agreement is governed by the PPSA as in effect in a Canadian jurisdiction other than Ontario, or the Civil Code of Quebec, "PPSA" means the Personal Property Security Act as in effect from time to time in such other jurisdiction, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
"Pro Rata Share" shall have the meaning provided in Section 6.5(b) of this Agreement.

-xxvii-

Page

"Proceeds" shall mean all "proceeds" as such term is defined in the PPSA and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
"Recordable Intellectual Property" means (i) any Patent issued by or applied for issuance with the United States Patent and Trademark Office or the Canadian Intellectual Property Office, (ii) any Trademark registered or applied for registration with the United States Patent and Trademark Office or the Canadian Intellectual Property Office, (iii) any Copyright registered or applied for registration with the United States Copyright Office or the Canadian Intellectual Property Office and (iv) any material License granting to any Grantor any exclusive right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials pertaining to a Copyright registered with the United States Copyright Office or the Canadian Intellectual Property Office.
"Required Secured Creditors" shall mean (i) at any time when any Credit Document Obligations are outstanding or any Commitments under the Credit Agreement exist, the Required Lenders (or, to the extent provided in Section 12.11 of the Credit Agreement, each of the Lenders).
"Secured Creditors" shall have the meaning provided in the recitals of this Agreement.
"Secured Debt Agreements" shall mean and include this Agreement and the other Credit Documents.
"Software" shall mean all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing.
"Termination Date" shall have the meaning provided in Section 9.8(a) of this Agreement.
"Trade Secret Rights" shall mean the rights of a Grantor in any Trade Secret it holds.
"Trade Secrets" shall mean all confidential and proprietary information, including, without limitation, know-how, show-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and all

-xxviii-

Page

similar intellectual, industrial and intangible property.
"Trademarks" shall mean all: (a) trademarks, service marks, certification marks, domain names and associated URLs, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registrations and applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office and the Canadian Intellectual Property Office that are listed on Annex H, (b) all extensions or renewals of any of the foregoing, (c) goodwill associated therewith or symbolized thereby, (d) other assets, rights and interests that uniquely reflect or embody such goodwill, and (e) rights and privileges arising under applicable law with respect to the use of any of the foregoing.
"UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.
In addition, the following terms shall have the meanings set forth in the PPSA: Accessions, Account, Certificated Security, Chattel Paper, Consumer Goods, Document of Title, Financial Asset, Futures Account, Futures Contract, Goods, Instrument, Intangible, Investment Property, Money, Security, Securities Account, Security Entitlement, Security Certificate, and Uncertificated Security.
ARTICLE IX

MISCELLANEOUS
9.1    Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Grantor shall not be effective until received by the Collateral Agent or such Grantor, as the case may be. All notices and other communications shall be in writing and addressed as follows:
(a)    if to any Grantor, c/o:
100 Domain Drive
Exeter, New Hampshire 03833
Attention: Michael Wall, Vice President and General Counsel
Facsimile: 603-430-7332
Telephone: 603-610-5805
E-mail: Michael.Wall@bauer.com
(b)    if to the Collateral Agent, at:

-xxix-

Page

Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attn: Ronaldo Naval
Phone: 214-209-1162
Email: ronaldo.naval@baml.com
Fax Number: 877-511-6124
(c)    if to any Secured Creditor (other than the Collateral Agent), at such address as such Secured Creditor shall have specified in the Credit Agreement;
or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
9.2    Waiver; Amendment. Except as provided in Section 9.8, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Grantor directly affected thereby (it being understood that the addition or release of any Grantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Grantor other than the Grantor so added or released) and the Collateral Agent (with the written consent of the Required Secured Creditors).
9.3    Obligations Absolute. To the maximum extent permitted by applicable law, the obligations of each Grantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Grantor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations; whether or not such Grantor shall have notice or knowledge of any of the foregoing.
9.4    Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 9.8, (ii) be binding upon each Grantor, its successors and assigns; provided, however, that no Grantor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the prior written consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors, transferees and permitted assigns. All agreements, statements, representations and warranties made by each Grantor herein or in any certificate or other instrument delivered by such Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

-xxx-

Page

9.5    Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
9.6    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.
(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN. EACH GRANTOR AGREES THAT THE COURTS OF THE PROVINCE OF ONTARIO HAVE EXCLUSIVE JURISDICTION OVER ANY DISPUTE ARISING FROM OR IN RELATION TO THIS AGREEMENT AND EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY ATTORNS TO THE EXCLUSIVE JURISDICTION OF THAT PROVINCE. EACH GRANTOR AGREES THAT THE COURTS OF THE PROVINCE OF ONTARIO ARE THE MOST APPROPRIATE AND CONVENIENT FORUM TO SETTLE DISPUTES AND AGREES NOT TO ARGUE TO THE CONTRARY. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 9.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT OR ANY SECURED CREDITOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER SUCH PARTY IN ANY OTHER JURISDICTION.
(b)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER PRIOR TO THE TERMINATION DATE HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION,

-xxxi-

Page

PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
9.7    Grantor's Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Grantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or with respect to any Collateral.
9.8    Termination; Release.
(a)    After the Termination Date, this Agreement shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors (provided that all indemnities set forth herein including, without limitation in Section 8.1 hereof, shall survive such termination) and the Collateral Agent, at the request and expense of the respective Grantor, will promptly execute and deliver to such Grantor a proper instrument or instruments (including PPSA financing change statements or discharges) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, "Termination Date" shall mean the date upon which the Total Commitment under the Credit Agreement has been terminated and all Credit Document Obligations have been paid in full, no Note under the Credit Agreement is outstanding and all Term Loans thereunder have been repaid in full (excluding any contingent indemnity obligations not then asserted).
(b)    In the event that, at any time prior to the Termination Date, any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) in connection with a sale or disposition permitted by Section 9.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 12.11 of the Credit Agreement), and the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement, to the extent required to be so applied, the Collateral Agent, at the request and expense of such Grantor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Grantor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any Subsidiary Guarantor from the Subsidiaries Guaranty in accordance with the provisions thereof, such Grantor (and the Collateral at such time assigned by the respective Grantor pursuant hereto) shall be released from this Agreement.
(c)    At any time that a Grantor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 9.8(b),

-xxxii-

Page

such Grantor shall deliver to the Collateral Agent (and the relevant sub-agent, if any, designated hereunder) a certificate signed by a Responsible Officer of such Grantor stating that the release of the respective Collateral is permitted pursuant to such Section 9.8(b). At any time that either the Borrower or the respective Grantor desires that a Subsidiary of the Borrower which has been released from the Subsidiaries Guaranty be released hereunder as provided in the last sentence of Section 9.8(b), it shall deliver to the Collateral Agent a certificate signed by a Responsible Officer of the Borrower and the respective Grantor stating that the release of the respective Grantor (and its Collateral) is permitted pursuant to such Section 9.8(b).
(d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with (or which the Collateral Agent in the absence of gross negligence and willful misconduct believes to be in accordance with) this Section 9.8.
9.9    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent. Delivery of an executed signature page to this Agreement by facsimile, PDF or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Agreement.
9.10    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
9.11    The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 11 of the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 11 of the Credit Agreement.
9.12    Additional Grantors. It is understood and agreed that any Subsidiary Guarantor that desires to become a Grantor hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become a Grantor hereunder by executing a counterpart hereof and delivering same to the Collateral Agent, or by executing and delivering to the Collateral Agent a joinder agreement in form and substance reasonably satisfactory to the Collateral Agent, (y) delivering supplements to Annexes A through H, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Grantor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Grantor had it been an original party to this Agreement, in each case with all documents required above to be

-xxxiii-

Page

delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent.
9.13     Amalgamation, Merger. If any Grantor amalgamates or merges with one or more other entities, the Obligations and the security interest granted to the Collateral Agent pursuant to this Agreement shall continue as to the Obligations and the Collateral of such Grantor at the time of amalgamation or merger, and shall extend to the Obligations and the present and future Collateral of the amalgamated or merged entity, and the term Grantor shall extend to the amalgamated or merged entity, all as if the amalgamated or merged entity had executed this Agreement as such Grantor.
9.14     Limitation Periods. To the extent that any limitation period applies to any claim for payment of the Obligations or remedy for enforcement of the Obligations, each Grantor agrees that: (a) any limitation period is expressly excluded and waived entirely if permitted by applicable law; (b) if a complete exclusion and waiver of any limitation period is not permitted by applicable law, any limitation period is extended to the maximum length permitted by applicable law; (c) any applicable limitation period shall not begin before an express demand for payment of the Obligations is made in writing by the Collateral Agent to the Grantors; (d) any applicable limitation period shall begin afresh upon any payment or other acknowledgment of the Obligations by the Credit Parties; and (e) this Agreement is a "business agreement" as defined in the Limitations Act, 2002 (Ontario) if that Act applies.
9.15     ABL/Term Intercreditor Agreement. This Agreement and the other Credit Documents are subject to the terms and conditions set forth in the ABL/Term Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement and this Agreement, the terms of ABL/Term Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to any Credit Document and the exercise of any right or remedy in respect of the Collateral by the Collateral Agent (or any Secured Creditor) hereunder or under any other Credit Document are subject to the provisions of the ABL/Term Intercreditor Agreement and in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement, this Agreement and any other Credit Document, the terms of the ABL/Term Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, no Credit Party shall be required hereunder or under any Credit Document to take any action with respect to the Collateral that is inconsistent with such Credit Parties' obligations under the ABL/Term Intercreditor Agreement.
[Remainder of this page intentionally left blank; signature pages follow]

-xxxiv-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.
BAUER PERFORMANCE SPORTS LTD.

By:	Name: Title:
KBAU HOLDINGS CANADA, INC.

By:	Name: Title:
BAUER HOCKEY CORP.

By:	Name: Title:
BPS GREENLAND CORP.

By:	Name: Title:
BPS DIAMOND SPORTS CORP.

By:	Name: Title:
BAUER PERFORMANCE LACROSSE CORP.

By:	Name: Title:

[Signature Page – Term Loan Canadian Security Agreement]

BAUER PERFORMANCE SPORTS UNIFORMS CORP.

By:	Name: Title:
8848076 CANADA CORP.

By:	Name: Title:

[Signature Page – Term Loan Canadian Security Agreement]

Accepted and Agreed to: BANK OF AMERICA, N.A., as Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

[Signature Page – Term Loan Canadian Security Agreement]

ANNEX A
to
CANADIAN SECURITY AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES

Name of Grantor	Address(es) of Chief Executive Office
[______________]
[______________]
[______________]
[______________]
[______________]
[______________]
[______________]
[______________]
[______________]

[Signature Page – Term Loan Canadian Security Agreement]

ANNEX B
to
CANADIAN SECURITY AGREEMENT

SCHEDULE OF LOCATIONS OF COLLATERAL

ANNEX C
to
CANADIAN SECURITY AGREEMENT
SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION,
LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Each Grantor	Type of Organization (or, if the Grantor is an Individual, so indicate)	Jurisdiction of Organization	Grantor's Location (for purposes of PPSA)	Grantor's Organization Identification Number (or, if it has none, so indicate)

ANNEX D
to
CANADIAN SECURITY AGREEMENT

SCHEDULE OF TRADE AND FICTITIOUS NAMES

Name of Grantor	Trade and/or Fictitious Names
[______________]	[______________]
[______________]	[______________]
[______________]	[______________]
[______________]	[______________]

ANNEX E
to
CANADIAN SECURITY AGREEMENT
DESCRIPTION OF CERTAIN SIGNIFICANT TRANSACTIONS OCCURRING WITHIN
ONE YEAR PRIOR TO THE DATE OF THE CANADIAN SECURITY AGREEMENT

Name of Grantor	Description of any Transactions as Required by Section 2.8 of the Canadian Security Agreement
[______________]	[______________]
[______________]	[______________]
[______________]	[______________]
[______________]	[______________]

ANNEX G
to
CANADIAN SECURITY AGREEMENT
SCHEDULE OF RECORDABLE INTELLECTUAL PROPERTY
1.    Registered Trademarks:

TRADEMARK	REGISTRATION DATE	REGISTRATION NO.	OWNER

2.    Applications for Trademarks:

TRADEMARK	APPLICATION DATE	SERIAL NO.	APPLICANT

3.    Domain Names:

DOMAIN NAME	REGISTRATION DATA	REGISTRANT

4.    Patents:

TITLE	ISSUE DATE	PATENT NO.	REGISTERED OWNER

5.    Patent Applications:

TITLE	FILING DATE	APPLICATION NO.	APPLICANT

6.    Registered Copyrights:

TITLE	DATE FILED	REGISTRATION NO.	REGISTERED OWNER

Annex G-2

6.    Copyright Applications:

TITLE	DATE FILED	APPLICATION NO.	APPLICANT

7.    Exclusive Licenses:

DATE	LICENSOR	LICENSEE	TITLE	APPLICATION / REGISTRATION NO.

Annex G-3

ANNEX H
to
CANADIAN SECURITY AGREEMENT
CONFIRMATION OF SECURITY INTEREST IN INTELLECTUAL PROPERTY
TO:        CANADIAN INTELLECTUAL PROPERTY OFFICE
DATED:    ____________ ____, 20___
WHEREAS, [NAME OF GRANTOR] with principal offices at ___________________________ (the "Grantor"), is the owner of the patents, patent applications, trade-marks, trade-mark applications, copyrights, copyright applications, industrial designs and industrial design applications set forth in Schedule I hereto, and the underlying goodwill associated with the business in association with which such patents, trade-marks, copyrights and industrial designs are used (collectively, the "Intellectual Property").
WHEREAS, pursuant to the Credit Agreement dated as of April 15, 2014 (as amended, modified, restated and/or supplemented from time to time, the "Credit Agreement") among, inter alia, Bauer Performance Sports Ltd., the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent, the Grantor entered into the Canadian Security Agreement dated as of April 15, 2014 (amended, modified, restated and/or supplemented from time to time, the "Security Agreement") in favour of Bank of America, N.A., as collateral agent (in such capacity and together with any successors in such capacity, the "Collateral Agent") for the benefit of the Secured Creditors (as defined in the Security Agreement), at its offices at 901 Main Street, 14th Floor, Dallas, Texas 75202, pursuant to which the Grantor granted a security interest in and to, inter alia, the Intellectual Property to the Collateral Agent, for the benefit of the Secured Creditors, to secure the payment and performance of its obligations to the Secured Creditors, including, without limitation, its obligations under or in connection with the Credit Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby confirms the grant under the Security Agreement to the Collateral Agent, for the benefit of the Secured Creditors, of a security interest in and to the Intellectual Property.
[signature page follows]

In witness whereof, the Grantor has caused this Confirmation to be executed and delivered by its duly authorized officer as of the date first set forth above.
[NAME OF GRANTOR]
By:
Name:
Title:

Annex H-2

SCHEDULE I
to
CONFIRMATION OF SECURITY INTEREST IN
INTELLECTUAL PROPERTY
TRADEMARKS/PATENTS/COPYRIGHTS/INDUSTRIAL DESIGNS

EXHIBIT G-3

FORM OF HYPOTHEC
[See Attached.]

DEED OF HYPOTHEC AND ISSUE OF MORTGAGE BONDS
ON THE Fifteenth (15th) day of April Two Thousand Fourteen (2014)
B E F O R E Mtre William DION-BERNARD, the undersigned notary for the Province of Québec, practising at the City of Montréal
APPEARED:
BANK OF AMERICA, N.A., a United States national banking association having a place of business at 901 Main Street, 14th Floor, Dallas, State of Texas, USA, 75202, the person holding the power of attorney (fondé de pouvoir) of the Bondholders (as defined below), herein acting and represented by Joëlle Girard, its authorized representative, duly authorized for the purposes hereof in virtue of a power of attorney, a copy of which remains Scheduled to these presents after having been acknowledged as true and signed for identification by said representative in the presence of the undersigned Notary.
OF THE FIRST PART
AND:
[NAME OF GRANTOR], a corporation governed by the laws of Canada, having its registered office at 199 Bay Street, Commerce Court West, Suite 5300, Toronto, Ontario, M5L 1B9, herein acting and represented by Howard Rosenoff, its authorized representative, duly authorized for the purposes hereof in virtue of a resolution of its board of directors, a certified copy, extract or duplicate of which is Scheduled hereto after having been acknowledged as true and signed for identification by the said representative with and in the presence of the undersigned Notary;
OF THE SECOND PART
WHICH PARTIES DECLARED AS FOLLOWS:
WHEREAS the Grantor (as hereafter defined) has, under its governing law and constating documents, the power to issue, re-issue, sell or pledge debt obligations of the Grantor and to mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Grantor, now owned or subsequently acquired, to secure any obligation of the Grantor, and is duly authorized to create and issue Bonds as hereinafter provided and to secure the same

TL

as provided for by this Deed;
WHEREAS the Grantor is desirous of creating, issuing and securing Bonds in the manner hereinafter set forth;
WHEREAS all necessary corporate proceedings and resolutions have been duly taken and passed by the Grantor and all other actions have been taken to authorize the execution by the Grantor of this Deed and the issue and securing of the Bonds in conformity therewith;
NOW, THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

1.	INTERPRETATION
1.1.    TL Credit Agreement Definitions
The capitalized words and expressions used in this Deed or in any agreement, document or instrument supplemental or ancillary hereto, unless otherwise defined herein or unless there be something in the subject or the context inconsistent therewith, shall have the meanings ascribed to them in the TL Credit Agreement.
1.2.    Other Definitions
The following words and phrases, wherever used in this Deed, if any, or in any deeds supplemental hereto, shall, unless there be something in the context inconsistent therewith, have the following meanings:

1.2.1
“Administrative Agent”: means BANK OF AMERICA, N.A., in its capacity as Administrative Agent under the TL Credit Agreement, and any successor Administrative Agent appointed in accordance with the TL Credit Agreement;

1.2.2	“Attorney”: means BANK OF AMERICA, N.A. duly appointed as fondé de pouvoir pursuant to Section 2 hereof and its successors and assigns in the powers and duties created hereunder;

1.2.3	“Bonds”: means the bonds to be issued hereunder and from time to time outstanding hereunder;

1.2.4	“Bondholders” or “holders”: means the Persons for the time being entered in the register hereinafter mentioned as holders of the Bonds and “Bondholder” means any one of them;

1.2.5	“Bondholders’ Instrument”: means an instrument signed in one or more counterparts by the Majority Bondholders;

1.2.6	“Borrower” mean Bauer Performance Sports Ltd. and its successors and assigns, including, without limitation, any Person resulting from the amalgamation of the Borrower with any other Person;

1.2.7	“Canadian Dollars” or “$”: means the legal currency of Canada;

1.2.8
“Canadian Security Agreement”: means the term loan Canadian security agreement to be entered into on or about April 15, 2014 among, inter alios, the Grantor and the Collateral Agent, as the same may be amended, modified, restated and/or supplemented from time to time;

1.2.9
“Capital Stock”: means with respect to any Person, any and all present and future shares in the capital stock of such Person or partnership units, trust units or other units or interests, participations or equivalent rights in the Person’s equity or capital, however designated and whether voting or non-voting;

1.2.10	“Cash Collateral Account”: shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Attorney for the benefit of the Bondholders;

1.2.11	“Civil Code”: means the Civil Code of Québec;

1.2.12	“Claims”: has the meaning ascribed thereto in Section 4.1.5;

1.2.13
“Collateral Agent”: means BANK OF AMERICA, N.A., in its capacity as Collateral Agent under the TL Credit Agreement, and any successor Collateral Agent appointed in accordance with the TL Credit Agreement;

1.2.14	“Copyrights”: shall mean all (i) copyrights (whether statutory or common law, whether registered or unregistered and whether published or unpublished), and all copyright registrations and applications therefor, including, without limitation, the copyright registrations and applications in the United States Copyright Office and the Canadian Intellectual Property Office listed in Annex G to the Canadian Security Agreement; (ii) rights and privileges arising under applicable law with respect to such copyrights; and (iii) renewals and extensions thereof and amendments thereto;

1.2.15	“Counsel” or “counsel”: mean a barrister, solicitor, attorney or lawyer or firm of barristers, solicitors, attorneys or lawyers (who may be counsel to the Grantor) acceptable to the Attorney;

1.2.16
“Deposit Accounts”: shall mean all deposit, demand, time, savings, cash management, passbook or other similar accounts with a bank, credit union, trust company, similar financial institution or other Person and all accounts and sub-accounts relating to any of the foregoing accounts;

1.2.17	“Equipment”: shall have the meaning ascribed thereto in Section 4.1.7 hereof;

1.2.18	“Event of Default”: shall have the meaning ascribed thereto in Section 12.1 hereof;

1.2.19	“Excluded Property”: shall have the meaning ascribed thereto in the Canadian Security Agreement;

1.2.20	“Grantor”: means [NAME OF GRANTOR] and its successors and assigns, including, without limitation, any Person resulting from the amalgamation of the Grantor with any other Person;

1.2.21	“Hypothec”: shall mean the hypothec granted in Section 4 hereof;

1.2.22
“Hypothecated Property”: means all movable and immovable property of the Grantor, corporeal and incorporeal, tangible and intangible, present and future, of any nature whatsoever and wheresoever situated, subjected or intended to be subjected to the hypothec created or intended to be created herein as set out in Section 4 hereof;

1.2.23	“Immovables”: shall have the meaning ascribed thereto in Section 4.1.1 hereof;

1.2.24	“Intellectual Property Rights”: shall have the meaning ascribed thereto in Section 4.1.8 hereof;

1.2.25	“Inventory”: shall have the meaning ascribed thereto in Section 4.1.4 hereof;

1.2.26	“Leases”: shall have the meaning ascribed thereto in Section 4.1.2 hereof;

1.2.27	“Lenders”: refers collectively to the Lenders under the TL Credit Agreement and includes their respective successors and permitted assigns;

1.2.28
“Licenses”: shall mean any and all licenses, agreements, consents, orders, franchises and similar arrangements in respect of the licensing, development, use or disclosure of any Intellectual Property Rights;

1.2.29	“Majority Bondholders”: shall mean at any time the Bondholders that hold at least sixty-six and two thirds percent (662/3%) in principal amount of the Bonds then issued and outstanding hereunder;

1.2.30	“Notice to Debtors”: shall have the meaning ascribed thereto in Section 8.2 hereof;

1.2.31
“Patents”: shall mean all (i) industrial designs, letters patent, certificates of inventions, all registrations and recordings thereof, and all applications for letters patent, including registrations, recordings and pending applications in the United States Patent and Trademark Office or the Canadian Intellectual Property Office listed in Annex G to the Canadian Security Agreement, and (ii) reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein and all improvements thereto;

1.2.32
“Recordable Intellectual Property”: shall mean (i) any Patent issued by or applied for issuance with the United States Patent and Trademark Office or the Canadian Intellectual Property Office, (ii) any Trademark registered or applied for registration with the United States Patent and Trademark Office or the Canadian Intellectual Property Office, (iii) any Copyright registered or applied for registration with the United States Copyright Office or the Canadian Intellectual Property Office and (iv) any material License granting to the Grantor any exclusive right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials pertaining to a Copyright registered with the United States Copyright Office or the Canadian Intellectual Property Office;

1.2.33	“Rent”: shall have the meaning ascribed thereto in Section 4.1.2 hereof;

1.2.34	“Restricted Agreements”: shall have the meaning ascribed thereto in Section 4.2.1 hereof;

1.2.35	“Secured Creditors”: means, collectively, the Lenders, the Attorney, the Administrative Agent, the Collateral Agent and each other Agent;

1.2.36	“Secured Obligations”: shall have the meaning ascribed thereto in Section 6;

1.2.37
“Securities”: shall mean all Capital Stock, all bonds, debentures, bills of exchange, promissory notes, negotiable instruments and other evidences of indebtedness, all options, warrants, investment certificates, mutual fund units, all other instrument or title generally called or included as a security, and all rights with respect to the foregoing;

1.2.38
“Software”: shall mean all computer software, programs and databases (including, without limitation, source code, object code and all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing;

1.2.39	“Termination Date”: shall mean the date upon which the Total Commitment under the TL Credit Agreement has been terminated and all Credit Document Obligations (as defined in the Canadian Security Agreement) have been paid in full, no Note under the TL Credit Agreement is outstanding and all Term Loans thereunder have been repaid in full (excluding any contingent indemnity obligations not then asserted);

1.2.40
“this Deed”, “these presents”, “herein”, “hereby”, “hereof”, “hereunder” and similar expressions mean or refer to this Deed and to any deed, notice or document supplemental or complementary hereto, including any and every deed of hypothec, application for registration, notice under article 2949 of the Civil Code, or other instrument or charge which is supplementary or ancillary hereto or in implementation hereof and the expression “Section” followed by a number means and refers to the specified section of this Deed;

1.2.41
“TL Credit Agreement”: shall refer to that certain term loan credit agreement dated as of April 15, 2014 amongst Bauer Performance Sports Ltd., as borrower, and various lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent and Collateral Agent, as the same may be amended, modified, restated and/or supplemented from time to time;

1.2.42
“Trade Secrets” shall mean all confidential and proprietary information, including, without limitation, know-how, show-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, and all similar intellectual, industrial and intangible property;

1.2.43
“Trademarks”: shall mean all (i) trademarks, service marks, certification marks, domain names and associated URLs, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, slogans, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registrations and applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office and the Canadian Intellectual Property Office that are listed on Annex G to the Canadian Security Agreement, (ii) all extensions or renewals of any of the foregoing, (iii) goodwill associated therewith or symbolized thereby, (iv) other assets, rights and interests that uniquely reflect or embody such goodwill, and (v) rights and privileges arising under applicable law with respect to the use of any of the foregoing; and

1.2.44	“Writings”: shall have the meaning ascribed thereto in Section 10.6 hereof.
1.3.    Gender
Words importing the singular only shall include the plural and vice-versa; words importing the masculine gender shall include the feminine gender; and words importing individuals shall include firms, partnerships and corporations, and vice versa.
1.4.    Headings
The division of this Deed into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.
1.5.    Delays and calculation of delays
The delays provided hereunder are calculated simultaneously with the delays imposed by law and are not in addition to such delays. In the calculation of any period of delay, the period shall exclude the day from which the period commences and the period shall include the last day thereof.

2.	APPOINTMENT OF THE FONDÉ DE POUVOIR
2.1.    Appointment of the Fondé de Pouvoir
The Grantor hereby appoints by these presents BANK OF AMERICA, N.A. to act as fondé de pouvoir of the Bondholders, as contemplated by article 2692 of the Civil Code, to take, receive, and hold on behalf of, and for the benefit of, each of the Bondholders, all rights and the Hypothec created hereby as continuing security for the payment of the Bonds from time to time issued and outstanding hereunder, and to exercise any and all powers and rights and to perform any and all duties conferred upon it hereunder or by a Bondholders’ Instrument. Each Bondholder, by becoming a Bondholder, shall be deemed to have accepted and ratified such appointment, which acceptance and ratification shall also bind the successors and assigns of such Bondholder.
2.2.    Acceptance of Appointment
BANK OF AMERICA, N.A. hereby accepts its appointment as fondé de pouvoir and agrees to take, receive and hold the rights and the Hypothec created hereby and to exercise any and all powers and rights and to perform any and all duties conferred upon it hereunder or by a Bondholders’ Instrument, all as provided in Section 2.1.
2.3.    Subsequent Holders of Bonds
Any Person who becomes a Bondholder shall benefit from the provisions hereof and the appointment of the Attorney as fondé de pouvoir of the Bondholders and, upon becoming a Bondholder, irrevocably authorizes the Attorney to perform such function. Each holder of a Bond, by its acceptance thereof (a) acknowledges that the first issue of a Bond has been or may be purchased from the Grantor by the Attorney, by underwriting, purchase, subscription or otherwise, and (b) waives any right it may have under Section 32 of An Act Respecting the Special Powers of Legal Persons (Québec).

3.	CHARACTERISTICS AND ISSUE OF BONDS
3.1.    Limit of Issue; Series
The Bonds which are authorized to be at all times outstanding hereunder and entitled to the security hereof are limited to the aggregate principal amount of ONE BILLION THREE HUNDRED TWENTY MILLION DOLLARS ($1,320,000,000) in lawful money of Canada.
The Bonds may be designated generally as “25 % Mortgage Demand Bonds” and may be referred to as the “Bonds”. The Bonds shall be payable on demand; the principal amount from time to time outstanding on the Bonds shall bear interest from the date of issue of the respective Bond at the rate of twenty-five percent (25%) per annum, both before and after demand, maturity and judgment, payable on demand; and the Bonds shall be fully registered Bonds. The Bonds issuable hereunder may consist of Bonds having different dates of issue; may consist of Bonds of different denominations; and may contain such variation of tenor and effect as are incidental to such differences of denomination and form, including variations in the provisions for exchange of Bonds of different forms and denominations. The Bonds shall be numbered in any manner prescribed by the Grantor with the approval of the Attorney.
All of the Bonds shall rank pari passu and without preference or priority one over another on maturity or realization of the Hypothec created hereby, notwithstanding the date of their issue or the date of their certification by the Attorney.
3.2.    Conditions Precedent to Issue of Bonds
Bonds to the aggregate principal amount referred to in Section 3.1 hereof may forthwith and from time to time be executed by the Grantor and certified by the Attorney upon receipt by or deposit with the Attorney of a written order or orders of the Grantor for the certification and delivery of Bonds, naming the Person or Persons to whom such Bonds are to be delivered.
3.3.    Form and Signature of Bonds

3.3.1
The Bonds shall be substantially in the form set out in Section 18 hereof with such variations and additions as may be approved by the Attorney. The Attorney has the power to annotate any Bond in order to make the reference thereon to any supplement to or modification of these presents. Such annotation shall be binding upon the Grantor and the Bondholders as if forming part of the Bond’s original wording.

3.3.2	The Bonds shall be issued as fully registered Bonds in the denominations of $1,000 and multiples of $1,000.

3.3.3	The Bonds shall be signed by any officers or directors of the Grantor holding office at the time of signing.
3.4.    Certification of the Bonds
No Bonds shall be issued or, if issued, shall be obligatory, or shall entitle the holder to the benefits of this Deed, until it has been certified by or on behalf of the Attorney substantially in the form set out in Section 18 hereof, with such variations and additions as may be approved by the Attorney. Such certificate on any Bond shall be conclusive evidence that such Bond is duly issued and is a valid obligation of the Grantor. The certificate of the Attorney signed on the Bonds shall not be construed as a representation or warranty by the Attorney as to the validity of this Deed or of the Bonds or their issuance and the Attorney shall in no respect be liable or answerable for the use made of said Bonds or any of them or the proceeds thereof. The certificate of the Attorney signed on the Bonds shall, however, be a representation and warranty by the Attorney that such Bonds have been duly certified by or on behalf of the Attorney pursuant to the provisions of this Deed.
3.5.    Registration of Bonds
The Attorney shall cause to be kept a register in which shall be entered the names and addresses of the holders of Bonds and particulars of the Bonds held by them respectively and of all transfers of Bonds. No transfer of Bond shall be valid unless made on the register by the registered holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Attorney, upon compliance with such requirements as the Attorney may prescribe; and such transfer shall have been duly noted on such Bonds by the Attorney.
The Person in whose name any Bond shall be registered in the appropriate register shall be deemed to be the owner thereof for all purposes.
The register referred to in this Section shall at all reasonable times during regular business hours be open for inspection by the Grantor, by the Attorney and by any Bondholder.
The holder of a Bond may at any time and from time to time have such Bond transferred in accordance with this Deed at the place at which a register is kept pursuant to the provisions of this Section, in accordance with such reasonable regulations as the Attorney may prescribe.
The Attorney and/or the Grantor shall not be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Bond and may transfer in accordance with this Deed any Bond on the direction of the holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.
The Attorney shall, when requested so to do in writing by the Grantor or any Bondholder, furnish the Grantor or such Bondholder, as the case may be, with a list of the names and addresses of the holders of Bonds showing the principal amounts and serial numbers of such

Bonds held by each holder.
3.6.    Persons entitled to Payment
Payment of or on account of the principal of any Bonds shall be made only to or upon the order in writing of the Person in whose name such Bonds shall be registered and such payment shall be a good and sufficient discharge to the Attorney and to the Grantor for the amounts so paid.
Where Bonds are registered in more than one name, the principal moneys and interest from time to time payable in respect thereof may be paid by cheque or warrant payable to the order of all such holders, failing written instructions from them to the contrary, and such payment shall be valid discharge to the Attorney for the amounts so paid and to the Grantor.
The holder for the time being of any Bond shall be entitled to the principal moneys and interest evidenced by such Bond, free from all equities or rights of set-off, compensation or counter-claim between the Grantor and the original or any intermediate holder thereof and all Persons may act accordingly and a transferee of a Bond shall, after the appropriate form of transfer is lodged with the Attorney and upon compliance with all other conditions in that behalf required by this Deed or by any conditions contained in such Bond or by law, be entitled to be entered on the register as the owner of such Bond free from all equities or rights of set-off, compensation or counter-claim between the Grantor and its transferor or any previous holder thereof, save in respect of equities of which the Grantor is required to take notice by statute or by order of a court of competent jurisdiction and save as otherwise expressly provided in this Deed.
3.7.    Evidence of Ownership
The Grantor and the Attorney may treat the registered holder of any Bonds as the owner thereof without actual production of such Bond for the purpose of any request, requisition, direction, consent, instrument or other document.
3.8.    Meaning of “outstanding” and Cancellation of Bonds
Every Bond certified and delivered by the Attorney hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Attorney for cancellation, provided that where a new Bond has been issued in substitution for a Bond which has been mutilated, lost, stolen or destroyed, only such new Bond shall be counted for the purpose of determining the aggregate principal amount of Bonds or series of Bonds outstanding.
The Attorney shall note on the face of all Bonds that have been cancelled that such Bonds have been cancelled.
3.9.    Mutilation, Loss, Theft or Destruction of Bonds
In case any of the Bonds shall become mutilated or be lost, stolen or destroyed, the Grantor, in its discretion, may issue, and thereupon the Attorney shall certify and deliver, a new Bond upon surrender and cancellation of the mutilated Bond, or in the case of a lost, stolen or destroyed Bond, in lieu of and in substitution for the same, and the substituted Bond shall be in a form approved by the Attorney and shall be entitled to the benefits of this Deed equally with all other Bonds without preference or priority one over another. In case of loss, theft or destruction, the applicant for a substituted Bond shall furnish the Grantor and the Attorney such evidence of such ownership and loss, theft or destruction as shall be satisfactory to each of them in their discretion, and shall also furnish indemnity satisfactory to each of them in their discretion and shall pay all expenses incidental to the issuance of such substituted Bond.
3.10.    Exchanges of Bonds; Stamp Tax
Bonds of any denomination may be exchanged for Bonds of any other authorized denomination or denominations, any such exchange to be for Bonds of an equivalent aggregate principal amount remaining outstanding. Exchanges of Bonds may be made at the offices of the Attorney where registers are maintained for the Bonds pursuant to the provisions of this Deed.
Except as herein otherwise provided, in every case of exchange of Bonds of any denomination or form for other Bonds and for any transfer of Bonds, the Attorney may make a sufficient charge to reimburse it for any stamp tax or other governmental charge required to be paid, and in addition a reasonable charge for its services for each Bond exchanged or transferred and a reasonable charge for every Bond issued upon such exchange or transfer, and payment of the said charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto.
3.11.    Place of Payment
The principal of all Bonds, interest thereon and all payments which may become payable at any time thereon, whether at maturity or otherwise, shall be payable to the respective registered holders thereof at the office of the Attorney in the City of Montréal or at such address as may be mentioned in the Bonds, without any presentment of such Bonds for payment of interest thereon and without the necessity of any notation of any payment being made thereon.
3.12.    Securities Transfer Legislation
All Bonds issued hereunder shall be deemed to be securities for the purposes of securities transfer legislation, including, without limitation, the Act respecting the transfer of securities and the establishment of security entitlements (Québec).
3.13.    Pledge of Bonds
All or any of the Bonds issued hereunder may be pledged, hypothecated or charged from time to time by the Grantor to secure any obligations of the Grantor or any other Person and, when such Bonds are redelivered to the Grantor upon payment or satisfaction of such indebtedness or obligations, such Bonds shall be cancelled and returned to the Grantor or its counsel.

4.	HYPOTHECATED PROPERTY
4.1.    Description of Hypothecated Property
The Grantor hereby hypothecates in favour of the Attorney, for the amount provided for in Section 5, the universality of all of its present and future movable and immovable property, corporeal and incorporeal, tangible and intangible, now owned or hereafter acquired, the whole including, without limitation, the following universalities of present and future property:

4.1.1	Immovable Property
All present and future immovable property of the Grantor, and all rights of the Grantor in any immovable property, together with all property which may be or become incorporated therewith or permanently physically attached or joined thereto so as to ensure the utility thereof or which is used by the Grantor for the operation of its enterprise or the pursuit of its activities (including heating and air conditioning apparatus and watertanks) and all other property which becomes immovable by the effect of law, including by way of accession, and all real rights relating to or attaching to such immovable property

(collectively, the “Immovables”).

4.1.2	Rentals, Revenues and Leases of Immovables
All present and future leases, agreements to lease, offers to lease, options to lease, sub-leases and other rights to occupy premises including any right of emphyteusis, use or occupancy (“Leases”) in or of the Immovables or any part thereof, and all present and future rents, revenues, annuities and other claims arising out of any Leases or other rights or contracts in respect of the Immovables, including, without limitation, any indemnity which may be payable pursuant to the Bankruptcy and Insolvency Act or analogous legislation or proceedings in respect of any Lease, (collectively “Rent”) and the continuing right to demand, sue for, recover, receive, and give receipts for such Rent.

4.1.3	Insurance
Indemnities or proceeds now or hereafter payable under any present or future contract of insurance on or in respect of the Immovables, the Rent, any of the other Hypothecated Property.

4.1.4	Inventory
All present and future property in stock and inventory of any nature and kind of the Grantor whether in its possession, in transit or held on its behalf, including work in process, goods, property in reserve, raw materials, finished goods or other materials, goods manufactured or transformed, or in the process of being so, by the Grantor or by others, packaging materials, property held by a third party under a lease, a leasing agreement, franchise or license agreement or any other agreement entered into with or on behalf of the Grantor, property evidenced by bill of lading, animals, wares, mineral substances, hydrocarbons and other products of the soil and all fruits thereof from the time of their extraction, as well as any other property held for sale, lease or processing in the manufacture or transformation of property intended for sale, lease or use in providing a product or service by the Grantor (hereinafter the “Inventory”).
Property having formed part of the Inventory which is

alienated by the Grantor in favour of a third person but in respect of which the Grantor has retained title pursuant to a reservation of ownership provision, shall remain charged by the Hypothec until title is transferred; any Inventory the ownership of which reverts to the Grantor pursuant to the resolution or resiliation of any agreement or following its repossession is also subject to the Hypothec.

4.1.5	Claims and Other Movable Property

4.1.5.1.	Claims, Receivables and Book Debts
All of the Grantor’s present and future claims, debts, demands and choses in action, whatever their cause or nature (including, without limitation, all Rent), whether or not they are certain, liquid or exigible, whether or not evidenced by any title (and whether or not such title is negotiable), bill of exchange or draft, whether litigious or not, whether or not they have been previously or are to be invoiced, whether or not they constitute book debts or trade accounts receivable, including, without limitation, all customer accounts, accounts receivable, rights of action, demands, judgments, contract rights, debts, tax refunds, amounts on deposit, bank accounts, the Deposit Accounts, the Cash Collateral Account, cash, proceeds of sale, assignment or lease of any property, rights or titles, indemnities payable under any contract of insurance of property, of Persons, or of liability insurance, proceeds of expropriation, any sums owing to the Grantor in connection with interest or currency exchange contracts and other treasury or hedging instruments, management of risks or derivative instruments existing in favour of the Grantor (SWAPS), and the Grantor’s rights in the credit balance of accounts held for its benefit by any financial institution or any other Person.

4.1.5.2.	Rights of Action
All of the Grantor’s rights under contract with

third parties (including without limitation under the Leases) as well as the Grantor’s rights of action and claims against third persons.

4.1.5.3.	Accessories
All of the hypothecs, security interests, security agreements, guarantees, suretyships, notes, acceptances and accessories to the claims and rights described above and other rights relating thereto (including, without limitation, the rights of the Grantor in its capacity as seller under any instalment sale, with respect to the claims hereby hypothecated which are the result of such sale).

4.1.5.4.	No Exclusions
A right or a claim shall not be excluded from the Hypothecated Property by reason of the fact that (i) the debtor thereof is domiciled outside the Province of Québec or (ii) the debtor thereof is an Affiliate (as such term is defined in the TL Credit Agreement) of the Grantor (regardless of the law of the jurisdiction of its incorporation) or (iii) such right or claim is not related to the operations of the Grantor or (iv) such right or claim is not related to the ordinary course of business of the Grantor.
(The property referred to in this Section 4.1.5 is collectively referred to herein as the “Claims”.)

4.1.6	Securities
All present and future Capital Stock and other Securities, including, without limitation, all Securities issued or received in substitution, renewal, addition or replacement of Securities, or issued or received on the purchase, redemption, conversion, cancellation or other transformation of Securities or issued or received by way of dividend or otherwise to holders of Securities, and all present and future instruments, bills of lading, warehouse receipts, documents or other evidences of title of the Grantor.

4.1.7	Equipment and Road Vehicles
All present and future machinery, equipment, implements, furniture, appliances, supplies, apparatus, tools, patterns, models, dies, blueprints, fittings, furnishings, fixtures, machinery, vehicles and rolling stock of the Grantor, including additions and accessories and spare parts (the “Equipment”).

4.1.8	Intellectual Property Rights
All of the Grantor’s present and future rights in any (i) intellectual property of every kind and nature, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, Software, Trade Secrets, industrial design, goodwill, invention, trade secret, know-how, plant breeders’ right, topography of integrated circuits, confidential or proprietary technical and business information and other data or information, software and databases and in any other intellectual property right (registered or not) and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing; (ii) rights corresponding to any of the foregoing throughout the world, including as provided by international treaties or conventions, and all other rights of any kind whatsoever accruing thereunder or pertaining thereto; (iii) income, fruits, revenues, royalties, damages, claims, and payments now or hereafter due or payable under and with respect to any of the foregoing, including damages and payments for past and future infringements, misappropriations, or other violations thereof; and (iv) rights to sue for past, present, and future infringements, misappropriations, or other violations of any of the foregoing, including the right to settle suits involving claims and demands for royalties owing (the “Intellectual Property Rights”).

4.1.9	Fruits and Revenues
All cash, profits, proceeds, fruits, dividends, rights and revenues which are or may be produced by or declared or distributed with respect to the Hypothecated Property or in exchange thereof as well as the proceeds of the Hypothecated Property, including without limitation any property, equipment, negotiable instrument, bill, commercial paper, security, money, compensation for expropriation remitted, given in exchange or paid pursuant to a sale, repurchase, distribution or any other transaction with respect to the Hypothecated Property (provided that nothing herein shall be interpreted as permitting the Grantor to dispose of any of the Hypothecated Property in contravention of the provisions of this Deed or the TL Credit Agreement).

4.1.10	Records and Other Documents
All present and future titles, documents, records, data, vouchers, invoices, accounts and other documents evidencing or related to the Hypothecated Property described above, including, without limitation, computer programs, disks tapes and other means of electronic communications as well as the rights of the Grantor to recover such property from third parties, receipts, catalogues, client lists, directories and other similar property.

4.1.11	Replacement Property
All Hypothecated Property which is acquired, transformed or manufactured after the date of this Deed shall be charged by the Hypothec, (i) whether or not such property has been acquired in replacement of other Hypothecated Property which may have been alienated by the Grantor in the ordinary course of business, (ii) whether or not such property results from a transformation, mixture or combination of any Hypothecated Property, and (iii) in the case of Securities, whether or not they have been issued pursuant to the purchase, redemption, conversion or cancellation or any other transformation of the Securities charged hereunder and without the Attorney being required to register or re-register any notice whatsoever, the object of the Hypothec being a universality of present and future property.
4.2.    Restricted Agreements and Excluded Property

4.2.1	To the extent that granting a hypothec in any leases,

licences, instruments, contracts, intangibles, permits, governmental licenses, provincial, territorial or local franchises, charters or authorizations or other contracts or agreements (other than a Claim or a chattel paper) with or issued by Persons other than the Borrower or Subsidiaries of the Borrower or an Affiliate thereof (collectively, “Restricted Agreements”) would invalidate or result in a violation, breach, default or termination of such Restricted Agreements or create a right of termination in favour of, or require the consent of, any party thereto (in each case other than the Borrower or a Subsidiary Guarantor) (in each case, except to the extent any such violation, breach, default, termination, right or consent would be rendered ineffective under the Civil Code or other applicable law), the Hypothec herein created on any Restricted Agreement is under the suspensive condition such that it shall only take effect (i) at such time as Grantor’s grant of a hypothec in such Restricted Agreement no longer results in a violation, breach, default or termination thereof or thereunder or no longer creates such right of termination or such right has been waived requires such consent or such consent has been obtained, (ii) to the extent severable, in respect of any portion of such Restricted Agreement that does not result in a respective violation, breach, default, termination or right or consent thereof or thereunder and (iii) in respect of any proceeds or receivables of such Restricted Agreement that are not Excluded Property.

4.2.2
Notwithstanding anything contained herein to the contrary, the Attorney hereby irrevocably renounces to all rights and recourses of a hypothecary creditor, including the right to follow contemplated in Article 2700 and Article 2745 of the Civil Code or effect a filing pursuant to Article 2949 of the Civil Code, with respect to the Excluded Property for as long as such property remains Excluded Property.

5.	AMOUNT OF THE HYPOTHEC
The amount for which the Hypothec is granted is a principal amount of ONE BILLION THREE HUNDRED TWENTY MILLION DOLLARS ($1,320,000,000) in lawful money of Canada, plus interest thereon from the date hereof at the rate of twenty-five percent (25%) per annum, calculated semi-annually, not in advance, to secure the due payment of the Secured Obligations.

6.	SECURED OBLIGATIONS
The Hypothec is granted to secure the due payment of the principal of the Bonds and all interest thereon, together with the payment of all sums due or to become due by the Grantor under or pursuant to this Deed and the due performance and observance by the Grantor of all obligations provided for under or pursuant to this Deed, including all fees and expenses incurred by or on behalf of the Attorney in the exercise of its rights and powers hereunder (collectively, the “Secured Obligations”).
Any future obligation hereby secured shall be deemed to be one in respect of which the Grantor has once again obligated itself hereunder according to the provisions of article 2797 of the Civil Code.

7.	ADDITIONAL PROVISIONS PERTAINING TO THE HYPOTHEC ON RENTAL INCOME AND LEASES
With respect to any of the Immovable (which does not constitute Excluded Property) generating Rent:
7.1.    Information regarding Leases
The Grantor shall provide the Attorney, upon request, with a list containing the name of all tenants of any of the Immovables and details as to their leases.
7.2.    Action to Recover Rents
The Attorney shall have the right, after the occurrence and of an Event of Default which is continuing, to bring an action for recovery of Rents provided the Attorney impleads the Grantor, it being understood that the Attorney shall be under no obligation to exercise such right and shall not be liable for any loss or damage which may result from its failure not to collect such Rents. The Attorney shall be at liberty to deduct from any Rents collected collection fees amounting to ten percent (10%) of all collected Rents as well as any commission usually charged by the Attorney for the collection of Rents, miscellaneous costs and expenses (copies, service fees, legal counsel fees and others, opening files, surveillance fees, execution fees or fees for cancellation of lease) incurred as a result of such collection.

8.	ADDITIONAL PROVISIONS TO THE HYPOTHEC ON CLAIMS
8.1.    Maintenance of Records
The Grantor will keep and maintain proper books and records of its Claims, in which full, true and correct entries in conformity with generally accepted accounting principles and all Requirements of Law shall be made of all such Claims, and the Grantor will make the same available on its premises to officers and designated representatives of the Attorney for inspection in accordance with the terms and conditions set forth in the TL Credit Agreement. Upon the occurrence and during the continuance of an Event of Default and at the request of the Attorney, the Grantor shall, at its own cost and expense, deliver all tangible evidence of its Claims (including, without limitation, all documents evidencing the Claims) and such books and records to the Attorney or to its representatives (copies of which evidence and books and records may be retained by the Grantor). Subject to the terms of the ABL/Term Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default and if the Attorney so requests, the Grantor shall legend, in form and manner satisfactory to the Attorney, the Claims, as well as books, records and documents (if any) of the Grantor evidencing or pertaining to such Claims with an appropriate reference to the fact that such Claims have been hypothecated and, if applicable, assigned to the Attorney and that the Attorney has a hypothec therein.
8.2.    Direction to Account Debtors; Contracting Parties; etc.
Subject to the terms of the ABL/Term Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, after giving notice to the Grantor of its intent to do so, if the Attorney so directs the Grantor, the Grantor agrees (i) to cause all payments on account of the Claims to be made directly to the Cash Collateral Account, (ii) that the Attorney may, at its option, directly notify the debtors of such claims in its own name or in the name of others with respect to any Claims to make payments with respect thereto as provided in the preceding clause (i) (a “Notice to Debtors”), and (iii) that the Attorney may enforce collection of any such Claims and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as the Grantor; provided that, (x) any failure by the Attorney to give or any delay in giving such notice to the Grantor shall not affect the effectiveness of such notice or the other rights of the Attorney created by this Section 8.2 and (y) no such notice shall be required if an Event of Default of the type described in Section 10.01(e) of the TL Credit Agreement has occurred and is continuing. Subject to the terms of the ABL/Term Intercreditor Agreement, without notice to or assent by the Grantor, the Attorney may, upon the occurrence and during the continuance of an Event of Default, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Secured Obligations in the manner provided in Section 13.10 of this Deed. The reasonable costs and expenses of collection (including reasonable legal fees), whether incurred by the Grantor or the Attorney, shall be borne by the Grantor. The Attorney shall deliver a copy of each Notice to Debtors to the Grantor, provided that (i) the failure by the Attorney to so notify the Grantor shall not affect the effectiveness of such notice or the other rights of the Attorney created by this Section 8.2 and (ii) no such notice shall be required if an Event of Default of the type described in Section 10.01(e) of the TL Credit Agreement has occurred and is continuing.
8.3.    Modification of Terms; etc.
Except in the Grantor’s ordinary course of business and consistent with reasonable business judgment, or as permitted by Section 8.4 hereof or by the Credit Documents, the Grantor shall not rescind or cancel any indebtedness evidenced by any Claim, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Claim, or interest therein, without the prior written consent of the Attorney unless such rescissions, cancellations, modifications, adjustments, extensions, renewals, compromises, settlements, releases, or sales would not reasonably be expected to materially adversely affect the value of the Claims constituting Hypothecated Property taken as a whole. Except as otherwise permitted by the TL Credit Documents, the Grantor will not do anything to impair the rights of the Attorney in the Claims.
8.4.    Collection
The Grantor shall endeavor in accordance with historical business practices to cause to be collected from the debtor or obligor, as the case may be, named in each of its Claims, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Claim, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Claim. The

Attorney hereby authorizes the Grantor to collect the Claims. Such authorization may be withdrawn by the Attorney upon the occurrence of an Event of Default which is continuing in accordance with what is provided for by law. Except as otherwise directed by the Attorney after the occurrence and during the continuation of an Event of Default or otherwise required pursuant to the TL Credit Agreement, the Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Claims (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which the Grantor finds appropriate in accordance with reasonable business judgment, (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which the Grantor finds appropriate in accordance with reasonable business judgment and (iii) any other adjustments necessary or desirable in the Grantor’s reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable legal fees) of collection, whether incurred by the Grantor or the Attorney, shall be borne by the Grantor.
8.5.    Claims Evidenced by Titles of Indebtedness
If the Grantor at any time holds or acquires any Claim evidenced by a title of indebtedness constituting Hypothecated Property with a face value in excess of $100,000 individually (other than cheques and other payment instruments received and collected in the ordinary course of business and promptly deposited into a Deposit Account), the Grantor shall, on or prior to the date of the required delivery of the Compliance Certificate pursuant to the TL Credit Agreement following such acquisition, notify the Attorney thereof, and upon request by the Attorney (subject to the ABL/Term Intercreditor Agreement), promptly deliver such title of indebtedness to the Attorney appropriately endorsed in blank or to the order of the Attorney, provided that, so long as no Event of Default shall have occurred and be continuing, the Grantor may retain for collection in the ordinary course of business any title of indebtedness received by the Grantor in the ordinary course of business, and the Attorney shall, promptly upon request of the Grantor, make appropriate arrangements for making any title of indebtedness in its possession and pledged by the Grantor available to the Grantor for purposes of presentation, collection or renewal. If the Grantor retains possession of any title of indebtedness pursuant to the terms hereof, upon request of the Attorney, such title of indebtedness shall be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the hypothec of Bank of America, N.A., as fondé de pouvoir, for the benefit of itself and certain Secured Creditors.”
8.6.    Grantor Remains Liable Under Claims
Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Claims to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Claim. Neither the Attorney nor any Bondholder shall have any obligation or liability under any Claim (or any agreement giving rise thereto) by reason of or arising out of this Deed, nor shall the Attorney or any Bondholder be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Claim (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Claim (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.
8.7.    Rights in Letters of Credit
If the Grantor is at any time a beneficiary under a letter of credit with a stated amount of $100,000 or more, the Grantor shall, on or prior to the date of the required delivery of the Compliance Certificate pursuant to the TL Credit Agreement following the creation of such letter of credit, notify the Attorney thereof and, at the request of the Attorney after an Event of Default has occurred and is continuing, the Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Attorney, use its commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Attorney of the proceeds of any drawing under such letter of credit or (ii) arrange for the Attorney to become the transferee beneficiary of such letter of credit, with the Attorney agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Deed after the occurrence and during the continuance of an Event of Default (it being understood that unless an Event of Default has occurred and is continuing such proceeds shall be released to the Grantor).

8.8.    Further Actions
The Grantor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Attorney from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, publications, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required relating to its Claims, instruments, titles of indebtedness and other property or rights which constitute Hypothecated Property, as the Attorney may reasonably require for the purpose of obtaining or preserving the full benefits of the Hypothec, rights and powers herein granted; provided that notwithstanding anything herein to the contrary, the Grantor shall not be required to (i) take any action to render opposable to third parties any hypothec or security interest in Hypothecated Property outside of the United States or Canada or (ii) enter into any control agreement or similar arrangements relating to any Deposit Account; provided however, that upon the occurrence and during the continuance of an Event of Default (each such period, the “Default Period”) and the Discharge of the ABL Obligations (as defined in the ABL/Term Intercreditor Agreement) in any such Default Period, the Attorney, during such Default Period (subject to the provisions of the ABL/Term Intercreditor Agreement) shall benefit from, and shall be entitled to, the “control” granted to the ABL Collateral Agent (as defined in the ABL/Term Intercreditor Agreement) in any Deposit Account. On request by the Attorney, the Grantor shall provide the Attorney with details of all motor vehicles which are classified as equipment of the Grantor and all other serial numbered goods to which provisions of the Civil Code or regulations or orders under the Civil Code regarding serial numbers apply, in each case, having a fair market value in excess of $100,000.

9.	GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS
The Grantor represents and warrants as of the date hereof, and, until the Termination Date, covenants, which representations, warranties and covenants shall survive execution and delivery of this Deed, as follows:
9.1.    To pay principal and interest
To well, duly and punctually pay or cause to be paid to every holder of every Bond the principal thereof, premium, if any, and interest accrued thereon (including, in case of default, interest on the amount in default) and all other monies payable to the Bondholders or hereunder at the dates and places, in the currencies and in the manner mentioned herein, in the Bonds and in any pledge thereof in favour of any Bondholders.
9.2.    Necessary Publication Action
The Hypothec is a valid hypothec upon the Grantor’s right, title and interest in and to the Hypothecated Property. Upon the publication of the present Deed at the Register of Personal and Movable Real Rights, the Land Register of Québec and at the Canadian Intellectual Property Office, as the case may be, the Hypothec will be duly opposable to third parties, provided, however, that additional filings may be necessary to render the Hypothec created herein opposable to third parties in any Recordable Intellectual Property and Immovables acquired after the date hereof.
Upon the actions taken under this Section 9.2, the Hypothec will be superior to and prior to all other Liens of all other Persons (other than Permitted Liens), and, subject to the ABL/Term Intercreditor Agreement and any Additional Intercreditor Agreement, enforceable as such as against all other Persons (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) other than a transferee which acquires Hypothecated Property in the ordinary course of business.
9.3.    No Liens
The Grantor is, and as to all Hypothecated Property acquired by it from time to time after the date hereof, the Grantor will be the owner of, or otherwise have the right to use, all Hypothecated Property free from any Lien of any Person (other than Permitted Liens), and the Grantor shall, at its own expense, take all commercially reasonable actions necessary to defend the Hypothecated Property against all claims and demands of all Persons at any time claiming the same or any interest therein materially adverse to the Attorney.
9.4.    Other Registrations
As of the date hereof, the Grantor has not filed, nor authorized the publication or filing by any third party of any Register of Personal and Movable Real Rights or the Land Register of Québec registration (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Hypothecated Property (other than the registrations filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, the Grantor will not authorize to be filed in any public office any registration (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Hypothecated Property, except registrations published or filed or to be filed in respect of and covering the Hypothec granted hereby or in connection with Permitted Liens.
9.5.    Domicile and Registered Office
The domicile and the registered office of the Grantor is, on the date of this Deed, located at the address set forth in the appearance hereof. During the period of the four calendar months preceding the date of this Deed, the domicile and the registered office of the Grantor has not been located at any address other than that indicated in the appearance hereof in accordance with the immediately preceding sentence, in each case unless such other address has been disclosed to the Attorney.
9.6.    Locations of Hypothecated Property
All Inventory, Equipment and other tangible personal property (having a fair market value in excess of $100,000 with respect to Hypothecated Property comprising Equipment only) held on the date hereof, or held at any time during the four calendar months prior to the date hereof, by the Grantor, other than Inventory in transit or Equipment moved in the ordinary course of business within the jurisdictions shown on Annex B to the Canadian Security Agreement, is located at one of the locations shown on Annex B to the Canadian Security Agreement. The Grantor shall not permit any of its Inventory, Equipment or other tangible personal property to be located out of the jurisdictions shown on Annex B to the Canadian Security Agreement without providing the Attorney with thirty (30) days advance written notice and promptly taking all action reasonably requested by the Attorney to maintain the hypothec in the Hypothecated Property intended to be granted hereby at all times fully opposable to third parties to the extent described in Section 9.2 and in full force and effect.

9.7.    Legal Name; Type of Organization; Jurisdiction of

    Organization; Location; Changes Thereto; etc.
As of the Closing Date, the exact legal name of the Grantor, the type of organization of the Grantor, the jurisdiction of organization of the Grantor and the organization identification number (if any) of the Grantor are listed on Annex C to the Canadian Security Agreement. The Grantor shall not change its legal name, its type of organization and its jurisdiction of organization from that used on Annex C to the Canadian Security Agreement, and the Grantor shall not change the location of its domicile and registered office from the address set forth in the appearance hereof except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve the Grantor changing its jurisdiction of organization or domicile, registered office from Canada or a province thereof to a jurisdiction of organization or domicile, registered office, as the case may be, outside Canada or a province thereof) if (i) it shall have given to the Attorney written notice of each change to the information listed on Annex C to the Canadian Security Agreement and of each change of the location of its registered office from the address set forth in the appearance hereof (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C to the Canadian Security Agreement which shall update all information contained therein within five (5) Business Days of such change (or such longer period as agreed to by the Attorney) and (ii) in connection with such change or changes, it shall take all action reasonably requested by the Attorney to maintain the Hypothec of the Attorney in the Hypothecated Property intended to be granted hereby at all times fully opposable to third parties to the extent described in Section 9.2 and in full force and effect.
9.8.    Trade Names; Etc.
The Grantor has not and does not operate in any jurisdiction under, or in the preceding five (5) years has not operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Annex D to the Canadian Security Agreement and such other trade or fictitious names as are listed on Annex D to the Canadian Security Agreement.
9.9.    Certain Significant Transactions
During the one year period preceding the date of this Deed, the

Grantor shall not have merged, amalgamated or consolidated with or into any Person, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, the Grantor, in each case except the mergers, amalgamations, and consolidations contemplated by the Transaction and the mergers, amalgamations and consolidations described in Annex E to the Canadian Security Agreement. With respect to any transactions so described in Annex E to the Canadian Security Agreement, the Grantor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or amalgamated or consolidated with the Grantor, or was liquidated into or transferred all or substantially all of its assets to the Grantor, and shall have furnished to the Attorney such security searches as may have been reasonably requested with respect to such Person and its assets, to establish that no hypothecs or Liens (excluding Permitted Liens) continues to be opposable to third parties on the date hereof with respect to any Person described above (or the assets transferred to the Grantor by such Person).
9.10.    Hypothecated Property in the Possession of Bailee
If any Inventory or other tangible movable property, the aggregate fair market value of which is equal to or greater than $1,000,000, are at any time in the possession of a bailee or depositary, the Grantor shall concurrently with the delivery of the next Compliance Certificate provided under the TL Credit Agreement furnish the Attorney with written notice thereof and, if requested by the Attorney after an Event of Default has occurred and is continuing, shall use its reasonable efforts to promptly obtain an acknowledgment from such bailee or depositary, in form and substance reasonably satisfactory to the Attorney, that the bailee or depositary holds such Hypothecated Property for the benefit of the Attorney and shall act upon the instructions of the Attorney, without the further consent of the Grantor, subject to the ABL/Term Intercreditor Agreement. The Attorney agrees with the Grantor that the Attorney shall not give any such instructions unless an Event of Default has occurred and is continuing and upon notice from the Attorney of its intent to exercise remedies.
9.11.    Recourse
This Deed is made with full recourse to the Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Grantor contained herein and otherwise in writing in connection herewith.

10.	SPECIAL PROVISIONS CONCERNING INTELLECTUAL PROPERTY RIGHTS
10.1.    Additional Representations and Warranties
Annex G to the Canadian Security Agreement sets forth a complete and accurate list of all Recordable Intellectual Property that the Grantor owns. The Grantor represents and warrants that it is the sole owner of all right, title and interest in all Recordable Intellectual Property listed in Annex G to the Canadian Security Agreement. The Grantor further warrants that it has no knowledge of any written third party claim received by it within the last twelve (12) months that the Grantor or aspect of the Grantor’s present business operations infringes, misappropriates, dilutes or otherwise violates any Intellectual Property Right of any other Person other than as has not, and would not, reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Grantor represents and warrants that no Recordable Intellectual Property listed in Annex G to the Canadian Security Agreement has been cancelled or is presently being opposed and, to the Grantor’s knowledge, all such Recordable Intellectual Property is valid and subsisting, and the Grantor is not aware of any pending third-party claim that any of said registrations of Recordable Intellectual Property are invalid or unenforceable, and is not aware that there is any reason that any of said registrations of Recordable Intellectual Property are invalid or unenforceable, and is not aware that there is any reason that any of said applications of Recordable Intellectual Property will not mature into registrations, other than would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Grantor hereby grants to the Attorney an absolute power of attorney and mandate to sign, solely upon the occurrence and during the continuance of an Event of Default, any document which may be required by the Canadian Intellectual Property Office or any other governmental authority in order to effect an assignment of all right, title and interest in any Intellectual Property Rights constituting Hypothecated Property, and record the same.
10.2.    Infringements
The Grantor agrees, within 60 days of the end of each fiscal quarter, to notify the Attorney in writing of the name and address of, and to furnish such pertinent information that may be available to the Grantor with respect to: (i) any party who the Grantor reasonably believes is infringing, misappropriating, diluting or otherwise violating any of the Grantor’s rights in and to any Intellectual Property

Rights in any manner that would reasonably be expected to have a Material Adverse Effect, or (ii) any party claiming that the Grantor or the conduct of the Grantor’s business infringes, misappropriates, dilutes or otherwise violates any intellectual property right of any third party in any manner that would reasonably be expected to have a Material Adverse Effect. The Grantor further agrees to prosecute diligently in accordance with its reasonable business judgment, any Person infringing, misappropriating, diluting or otherwise violating any Intellectual Property Right owned by it in any manner that would reasonably be expected to have a Material Adverse Effect.
10.3.    Preservation of Trademarks
The Grantor agrees to use Trademarks that are material to the Grantor’s business during the time in which this Deed is in effect to the extent required by the laws of Canada or other jurisdiction, as applicable, to maintain its rights in the Trademarks and to take all such other actions as are reasonably necessary to preserve the Trademarks under the laws of Canada or other jurisdiction, as applicable (other than any such Trademarks that are deemed by the Grantor in its reasonable business judgment to no longer be material to the conduct of the Grantor’s business).
10.4.    Maintenance of Registration
The Grantor shall, at its own expense, diligently maintain all material Recordable Intellectual Property, in accordance with its reasonable business judgment, including but not limited to affidavits of use and applications for renewals of registration for all of its material registered Trademarks and timely payment of all post-issuance fees required to maintain in force its rights under each issued Patent or registered Copyright, and shall pay all fees and disbursements in connection therewith and shall not abandon any such registration, filing of affidavit of use or application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Attorney, not to be unreasonably withheld (other than with respect to registrations and applications deemed by the Grantor in its reasonable business judgment to be no longer prudent to pursue).
10.5.    Prosecution of Applications
At its own expense, the Grantor, in accordance with its reasonable business judgment, shall diligently prosecute all material applications for (i) Canadian Patents listed in Annex G to the Canadian Security Agreement and (ii) Copyrights listed in Annex G to the Canadian

Security Agreement, and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications that are no longer material or are deemed by the Grantor in its reasonable business judgment to no longer be necessary in the conduct of the Grantor’s business), absent written consent of the Attorney not to be unreasonably withheld.
10.6.    After-Acquired Intellectual Property
In the event that the Grantor, either itself or through any agent, mandatary, employee, licensee or designee, files an application for or acquires any Recordable Intellectual Property following the date hereof, then the provisions of this Deed shall automatically apply thereto and any such Intellectual Property Right shall automatically constitute part of the Hypothecated Property and shall be subject to the Hypothec created hereunder, without further action by any party, and the Grantor shall within 60 days of the end of each fiscal quarter execute and deliver any and all agreements, instruments, documents and papers as necessary to evidence the Attorney’s hypothec in such Recordable Intellectual Property provided that such agreements, instruments, documents and papers (the “Writings”) are consistent with the terms of and conditions of this Deed and the Grantor hereby appoints the Attorney as its mandatary to execute and file such Writings, solely upon the occurrence and during the continuance of an Event of Default and solely for the foregoing purposes, all acts of such mandatary being hereby ratified and confirmed.

11.	PROVISIONS CONCERNING ALL HYPOTHECATED PROPERTY
11.1.    Protection of Attorney’s Hypothec
Except as otherwise permitted by the Secured Debt Agreements (as defined in the Canadian Security Agreement), the Grantor will not impair the rights of the Attorney in the Hypothecated Property. The Grantor or an affiliate on behalf of the Grantor will at all times maintain insurance, at the Grantor’s own expense to the extent and in the manner provided in the Secured Debt Agreements. If any Event of Default shall have occurred and be continuing, the Attorney shall, at the time any proceeds of such insurance are distributed to the Bondholders, apply such proceeds in accordance with Section 13.10 hereof. The Grantor assumes all liability and responsibility in connection with the Hypothecated Property acquired by it and the liability of the Grantor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Hypothecated Property may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Grantor.
11.2.    Additional Information
The Grantor will, at its own expense, from time to time upon the reasonable request of the Attorney, promptly furnish to the Attorney such information with respect to the Hypothecated Property (including the identity of the Hypothecated Property or such components thereof as may have been reasonably requested by the Attorney, the value and location of such Hypothecated Property, etc.) as may be requested by the Attorney.
11.3.    Further Actions
The Grantor will, at its own expense and upon the reasonable request of the Attorney, make, execute, endorse, acknowledge, file and/or deliver to the Attorney from time to time such lists, descriptions and designations of its Hypothecated Property, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Hypothecated Property and other property or rights covered by the Hypothec hereby granted, which the Attorney deems reasonably appropriate or advisable to render the Hypothec opposable to third parties, preserve or protect its Hypothec in the Hypothecated Property; provided, that notwithstanding anything herein to the contrary, the Grantor shall not be required to (i) take any action to render opposable to third parties the Hypothec in any Hypothecated Property under the laws of any jurisdiction outside of the United States or Canada or (ii) enter into any control agreement or similar arrangements relating to any Deposit Account.
11.4.    Publication
The Grantor agrees to proceed to the publication of the present Deed at the Register of Personal and Movable Real Rights, the Land Register of Québec and the Canadian Intellectual Property Office, as the case may be, in form reasonably acceptable to the Attorney, as the Attorney may from time to time reasonably request to establish and maintain a valid, enforceable, opposable hypothec in the Hypothecated Property as provided herein and for the purpose of obtaining and preserving the full benefits of the other rights and hypothec contemplated hereby at least to the extent described in Section 9.2. The Grantor will pay any applicable publication fees, recordation taxes and related expenses relating to the Hypothecated

Property. The Grantor hereby authorizes the Attorney to proceed to the publications referred to in this Section 11.4 without the signature of the Grantor where permitted by law.

12.	EVENTS OF DEFAULT

12.1.
The Grantor shall be in default hereunder and the Hypothec hereby constituted shall become enforceable, upon the occurrence, without notice or other formality, of any one of the following events (each an “Event of Default”):

12.1.1	the occurrence of an “Event of Default” (as such term is defined in the TL Credit Agreement); or

12.1.2	the Grantor fails to pay, on demand, any principal of or interest on the Bonds or any other sum due hereunder.

13.	ATTORNEY’S RIGHTS IN CASE OF DEFAULT
13.1.    Exercise of rights
Subject to the terms and conditions of the ABL/Term Intercreditor Agreement, in the event that the Hypothec hereby constituted shall have become enforceable, the following provisions shall apply:

13.1.1
the Attorney shall, upon receipt of funding and indemnity satisfactory to the Attorney, and a Bondholders’ Instrument, by notice in writing to the Grantor, demand payment of the principal of and interest on all Bonds then outstanding and other moneys secured hereby or owing by the Grantor hereunder and the same shall forthwith be and become immediately due and payable by the Grantor to the Attorney and the Grantor shall forthwith pay to the Attorney for the benefit of the Bondholders all such principal, interest and other moneys. Any such payment then made by the Grantor shall be deemed to have been made in discharge of its obligations hereunder or under the Bonds, and any money so received by the Attorney shall be applied in the same manner as if they were proceeds of realization of the Hypothecated Property;

13.1.2	if the Grantor shall have failed to pay the Attorney,

on demand, the principal of and interest on all Bonds outstanding together with any other amounts secured hereby or owing by the Grantor hereunder, the Attorney may, upon receipt of funding and indemnity satisfactory to the Attorney and a Bondholders’ Instrument, proceed to realize the Hypothec created by this Deed and to exercise any right, recourse or remedy of the Attorney and of the Bondholders under this Deed or provided for by law, including without limitation any of the hypothecary rights and recourses provided for under the Civil Code and any rights or remedies provided to secured parties under any applicable personal property (movable) security legislation;

13.1.3
no holder of Bonds shall have any right to institute any action or proceeding or to exercise any other remedy authorized by this Deed, by law or by equity for the purpose of enforcing payment of principal or interest or of realizing any security, or by reason of jeopardy of security, or for the execution of any power hereunder other than in accordance with the terms hereof, unless a Bondholders’ Instrument shall have been tendered to the Attorney and the Attorney shall have received funding and indemnity satisfactory to it and the Attorney shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, any Bondholder acting on behalf of itself and all other Bondholders shall be entitled to take proceedings such as the Attorney might have taken pursuant to the Bondholders’ Instrument, for the equal benefit of all Bondholders; and

13.1.4
the Attorney shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Attorney be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Attorney and in the absence of any such notice the Attorney may for all purposes of this indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given the Attorney to determine whether or not the Attorney shall take action with respect to any default.
13.2.    Rights of the Attorney
Subject to the terms and conditions of the ABL/Term Intercreditor Agreement, after the occurrence of an Event of Default which is continuing, whichever hypothecary rights or recourses the Attorney may decide to exercise or whichever other rights or recourses the Attorney may wish to exercise in law or in equity, in addition to any rights provided by law, the following provisions shall apply:

13.2.1	in order to protect or to realize the value of the Hypothecated Property, the Attorney may, in its discretion, at the Grantor’s expense;

13.2.1.1.
pursue the transformation of the Hypothecated Property or any work in process or unfinished goods comprised in the Hypothecated Property and complete the manufacture or processing thereof or proceed with any operations to which such property are submitted by the Grantor in the ordinary course of its business and acquire property for such purposes;

13.2.1.2.	alienate or dispose of any Hypothecated Property which may be obsolete, may perish or is likely to depreciate rapidly;

13.2.1.3.	use for its benefit all information obtained while exercising its rights;

13.2.1.4.	perform any of the Grantor’s obligations or covenants hereunder;

13.2.1.5.	exercise any right attached to the Hypothecated Property on such conditions and in such manner, as it may determine, acting reasonably;

13.2.1.6.
take physical possession of any and all of the Hypothecated Property, and anything found therein, with the right for that purpose to enter without legal process upon any Hypothecated Property or any premises where the Hypothecated Property may be found, and maintain such possession on the Grantor’s premises or remove any or all of the Hypothecated Property to such other places as the Attorney shall deem appropriate;

13.2.1.7.	use, without charge, any equipment, machinery, process, information, records, computer programs and intellectual property of the Grantor;

13.2.1.8.	maintain, repair, restore or renovate, and terminate, any construction work related to the Hypothecated Property, the whole at the Grantor’s cost;

13.2.1.9.
borrow monies or lend monies and, in such cases, the monies borrowed or lent by the Attorney or any Lender shall bear interest at the rate then obtained or charged by the Attorney or such Lender for such borrowing or loan; these monies shall be reimbursed by the Grantor on demand and, until they have been repaid in full, such monies and interest thereon shall be secured by the Hypothec and be paid in    priority of any other sums secured hereunder;

13.2.2	the Attorney shall exercise its rights in good faith in order that, following the exercise thereof, the Secured Obligations may be reduced, in a reasonable manner, taking into account all circumstances;

13.2.3	the Attorney may, directly or indirectly, purchase or acquire any of the Hypothecated Property;

13.2.4	the Attorney, when exercising its rights, may waive any right of the Grantor, with or without consideration therefor;

13.2.5	the Attorney shall not be bound to take inventory, to take out insurance or to furnish any security;

13.2.6	the Attorney shall not be bound to continue to carry on the Grantor’s enterprise or to make the Hypothecated Property productive, or to maintain such property in operating condition;

13.2.7
personally, or by agents, mandataries or attorneys, immediately take possession of the Hypothecated Property or any part thereof, from the Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon the Grantor’s premises where any of the Hypothecated Property is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Grantor;

13.2.8
instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Claims) constituting the Hypothecated Property to make any payment required by the terms of the applicable agreement, instrument or other obligation directly to the Attorney and may exercise any and all remedies of the Grantor in respect of such Hypothecated Property;

13.2.9
sell, assign or otherwise liquidate any or all of the Hypothecated Property or any part thereof in accordance with Section 13.3 hereof, or direct the Grantor to sell, assign or otherwise liquidate any or all of the Hypothecated Property or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

13.2.10
take possession of the Hypothecated Property or any part thereof, by directing the Grantor in writing to deliver the same to the Attorney at any reasonable place or places designated by the Attorney, in which event the Grantor shall at its own expense:

13.2.10.1.	forthwith cause the same to be moved to the place or places so designated by the Attorney and there delivered to the Attorney;

13.2.10.2.	store and keep any Hypothecated Property so delivered to the Attorney at such place or places pending further action by the Attorney as provided in Section 13.3 hereof; and

13.2.10.3.
while the Hypothecated Property shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

13.2.11
license or sublicense, whether on an exclusive or nonexclusive basis, any Intellectual Property Rights included in the Hypothecated Property (in the case of Trademarks, subject to reasonable quality control and subject to those exclusive licenses granted by the Grantor in effect on the date hereof and those granted by the Grantor hereafter to the extent permitted by the TL Credit Agreement) for such term and on such conditions and in such manner as the Attorney shall in its sole judgment determine, it being understood that any such license may be exercised, at the option of the Attorney, only upon the occurrence and during the continuance of an Event of Default; provided, that any such license shall be binding upon the Grantor notwithstanding any subsequent cure of an Event of Default;

13.2.12	apply any monies constituting Hypothecated Property or proceeds thereof in accordance with the provisions of Section 13.10; and

13.2.13	take any other action as specified in the Civil Code;
it being understood that the Grantor’s obligation so to deliver the Hypothecated Property is of the essence of this Deed and that, accordingly, upon application to a court having jurisdiction, the Attorney shall be entitled to a decree requiring specific performance by the Grantor of said obligation.
13.3.    Disposition of the Hypothecated Property
To the extent permitted by applicable law, if any Event of Default shall have occurred and be continuing, then any Hypothecated Property repossessed by the Attorney under or pursuant to Section 13.2 hereof and any other Hypothecated Property whether or not so repossessed by the Attorney, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Attorney may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Hypothecated Property may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Attorney or after any overhaul or repair at the expense of the Grantor which the Attorney shall reasonably determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of the Civil Code and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Attorney may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Attorney may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Secured Obligations against the purchase price) of the Hypothecated Property or any item thereof, offered for disposition in accordance with this Section 13.3 without accountability to the Grantor. The Attorney may also accept the Hypothecated Property in satisfaction of the Secured Obligations. The Grantor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Hypothecated Property valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Grantor’s expense.
13.4.    Taking in payment
If the Attorney elects to exercise its hypothecary recourse of taking in payment the Hypothecated Property and the Grantor requires, in accordance with the applicable provisions of the Civil Code, instead that the Attorney sell itself or under judicial authority the Hypothecated Property on which such right is exercised, the Grantor hereby acknowledges that the Attorney shall not be bound to abandon its recourse of taking in payment unless, prior to the expiry of the time period allotted for surrender, the Attorney (i) has been granted a security which it considers satisfactory, guaranteeing that said Hypothecated Property will be sold at a sufficiently high price to enable the principal of and interest on the Bonds and other moneys secured hereunder to be paid in full, (ii) has been reimbursed of all costs and expenses incurred, including all fees of consultants and legal counsel in connection with this Deed, the Hypothec herein and the indebtedness secured hereby, and (iii) has been advanced the necessary sums for the sale of said Hypothecated Property; the Grantor further acknowledges that the Attorney shall have the right to choose the type of sale it may carry out.
13.5.    Surrender of Hypothecated Property
Upon notice by the Attorney declaring due and payable the principal of and interest on the Bonds and all other moneys secured hereby or owing by the Grantor hereunder, the Grantor shall surrender the Hypothecated Property to the Attorney.
13.6.    Sale of Hypothecated Property
The Attorney may choose to sell the Hypothecated Property

with legal warranty given by the Grantor or with complete or partial exclusion of such warranty; the sale may also be made cash or with a term or under such conditions determined by the Attorney; it can be cancelled in case of non-payment of the purchase price and such Hypothecated Property may then be resold.
13.7.    Use of premises
In order to exercise any of its rights, the Attorney may use the premises located in the Immovables without charge from the Grantor.
13.8.    Several Administrators
Where several creditors are involved, the parties hereto waive the application of articles 1332 to 1338 inclusively of the Civil Code.
13.9.    Waiver of Claims
Except as otherwise provided in this Deed, the Grantor hereby waives, to the extent permitted by applicable law, notice and judicial hearing in connection with the Attorney’s taking possession or the Attorney’s disposition of any of the Hypothecated Property, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies, and the Grantor hereby further waives, to the extent permitted by law:

13.9.1
all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Attorney’s gross or intentional fault (as determined by a court of competent jurisdiction in a final and non-appealable decision);

13.9.2	all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Attorney’s rights hereunder; and

13.9.3	all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Deed or the absolute sale of the Hypothecated Property or any portion thereof, and the Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.
13.10.    Imputation of payments
Except as herein otherwise expressly provided, to the greatest extent permitted by all applicable law, the moneys and other proceeds arising from any sale or realization of the whole or any part of the Hypothecated Property, whether under any sale by the Attorney or by judicial process or otherwise, together with any other moneys or other proceeds then in the hands of the Attorney and available for such purpose, shall be applied on account of the principal and interest of the Bond or, at the option of the Attorney, may be held unappropriated in a collateral account in order to provide for payment of any charge or claim ranking prior to the Hypothec created hereunder.
13.11.    Liability of Grantor
In the case of any judicial or other proceedings to enforce the Hypothec hereby created, the Grantor covenants and agrees with the Attorney that judgment may be rendered against it in favour of the Bondholders or in favour of the Attorney, as fondé de pouvoir for the Bondholders, for any amount which may remain due in respect of the Bonds after the application payment thereof of the proceeds of the sale of the Hypothecated Property or any part thereof.
13.12.    Cumulative remedies
Each and every right, power and remedy hereby specifically given to the Attorney shall be in addition to every other right, power and remedy specifically given to the Attorney under this Deed, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Attorney. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Attorney in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on the Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Attorney to any other or further action in any circumstances without notice or demand. In the event that the Attorney shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Attorney may recover reasonable expenses, including reasonable legal fees, and the amounts thereof shall be included in such judgment.
13.13.    Discontinuance of Proceedings
In case the Attorney shall have instituted any proceeding to enforce any right, power or remedy under this Deed by taking in payment, sale or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Attorney, then and in every such case the Grantor, the Attorney and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Hypothecated Property subject to the Hypothec created under this Deed, and all rights, remedies and powers of the Attorney shall continue as if no such proceeding had been instituted.

14.	CONCERNING THE ATTORNEY
By way of supplement to the provisions of law relating to fondé de pouvoir, it is expressly agreed that:

14.1.
the Attorney shall only be accountable for reasonable diligence in the management of its duties and rights hereunder, and shall not be liable for any action taken or omitted by it in connection herewith unless caused by its gross or intentional fault;

14.2.
except as otherwise provided herein, the Attorney shall, with respect to all rights, powers and authorities vested in it, have absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof, and in the absence of fraud, it shall not be in any way responsible for any loss, costs, damages or inconvenience that may result from the exercise or non-exercise thereof;

14.3.	the Attorney shall have the right in its discretion to proceed in its name as Attorney hereunder to the enforcement of the Hypothec hereby constituted by any remedy provided herein or by law, whether by legal proceedings or otherwise, but it shall not be bound to do or to take any act or action in virtue of the powers conferred on it by these presents unless and until it shall have been required to do so by way of a Bondholders’ Instrument; the Attorney shall not be responsible or liable, otherwise than as a fondé de pouvoir, for any debts contracted by it, for damages to Persons or property or for salaries or non-fulfilment of contracts during any period for which the Attorney managed the Hypothecated Property upon entry, as herein provided, nor shall the Attorney be liable to account for anything except actual revenues or be liable for any loss on realization or for any default or omission for which a mortgagee in possession might be liable; the obligation of the Attorney to commence or continue any act, action or proceeding under this Deed shall, at the option of the Attorney, be conditional upon the Bondholders furnishing, when required, sufficient funds to commence or continue such action or proceeding and indemnity reasonably satisfactory to the Attorney;

14.4.
in the event of the Grantor making an authorized assignment, or a custodian, trustee or liquidator being appointed in respect of the Grantor or its assets under the Bankruptcy and Insolvency Act or any analogous act or proceeding, or any legislation which replaces or supplements the foregoing, the Attorney may, if directed to do so by a Bondholders’ Instrument, file and prove a claim, value security and vote and act at all meetings of creditors and otherwise in bankruptcy, insolvency or similar proceedings, as agent on behalf of the Bondholders;

14.5.
subject to receiving sufficient funds or indemnity in accordance with Section 14.3, the Attorney shall be obliged to act and shall act and be fully protected in acting upon a Bondholders’ Instrument in connection with any proceedings, act, power, right, matter or thing relating to or conferred by or to be done under this Deed; none of the provisions of this Deed shall require the Attorney to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights and powers unless indemnified as aforesaid;

14.6.	the Attorney may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order,

letter, telecopier or other paper document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the property party or parties;

14.7.
the Attorney may employ or retain such counsel, accountants, appraisers, engineers or other experts or advisors as it reasonably required for the purpose of determining and discharging its duties and administering the trusts hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct on the part of any of them. Any remuneration so paid by the Attorney shall be repaid to the Attorney as Secured Obligations;

14.8.
the Attorney may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser, engineer or other expert or advisor, whether retained or employed by the Grantor or by the Attorney, in relation to any matter arising in the administration of the trusts hereof;

14.9.
no Person dealing with the Attorney or its agent shall be concerned to enquire whether the Hypothec constituted hereby has become enforceable, or whether the powers which the Attorney is purporting to exercise have become exercisable, or whether any moneys remain due upon the Hypothec hereunder or the Bonds, or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall be made, or otherwise as to the propriety or regularity of any sale or of any other dealing by the Attorney with the Hypothecated Property or any part thereof, or to see to the application of any moneys paid to the Attorney;

14.10.	all rights of action under this Deed may be enforced by the Attorney without the possession of the Bonds hereby secured or the production thereof; and

14.11.
the Attorney may resign from the performance of all of its functions and duties under this Deed at any time by giving at least thirty (30) days’ prior written notice to the Grantor and each Bondholder. Such resignation shall take effect upon the appointment of a successor Attorney pursuant hereto. If a successor Attorney shall not have been appointed within such thirty (30) day period by the Majority Bondholders, the

Attorney shall then appoint a successor Attorney who shall serve as Attorney hereunder until such time, if any, as the Majority Bondholders appoint a successor Attorney as provided above. The Attorney may be removed at any time with or without cause by the Majority Bondholders, such removal to take effect upon the appointment of a successor Attorney by the Majority Bondholders. Any new or successor Attorney without further act shall be vested and have all rights, powers and authorities granted to the Attorney hereunder and be subject in all respects to the terms, conditions and provisions hereof. The resigning or removed Attorney following payment of all outstanding fees and expenses and the successor Attorney shall execute such assignments, agreements and other instruments, effect such registrations and do such acts and things as they deem appropriate or the Majority Bondholders may require in order that the successor Attorney possess all the rights and powers and have all the duties of the resigning or removed Attorney hereunder.

15.	BONDHOLDERS’ INSTRUMENTS
15.1.    Amendments, Waivers; etc.
The Bondholders may, by Bondholders’ Instrument, direct or authorize the Attorney to (a) modify any of the rights of the holders of the Bonds of all or any series against the Grantor or its undertaking and property, (b) exercise, or refrain from exercising, any power, right, remedy or authority given by this Deed or the Bonds, (c) waive any default on the part of the Grantor in complying with any provision of this Deed or the Bonds either unconditionally or upon any conditions specified in such Bondholders’ Instrument, (d) assent to any compromise or arrangement with any creditor or creditors of the Grantor, (e) assent to any modification of or change in or addition to the provisions of this Deed provided however that the Attorney may decline to agree, in its discretion, to any modification, abrogation, alteration, compromise or arrangement which would adversely affect its rights, (f) grant any approval or consent herein provided to be given by the Bondholders or make any determination herein provided to be made by the Bondholders, (g) sanction any scheme of reorganization, consolidation, merger or amalgamation of the Grantor on such terms as may be provided in such Bondholders’ Instrument, (h) amend, alter or repeal any previous Bondholders’ Instrument, and (i) sign such other deeds, instruments or take such other action or refrain from taking any action as may be specified in such Bondholders’ Instrument. Every Bondholders’ Instrument shall be binding on all the Bondholders, whether signatories thereto or not, and each and every Bondholder and the Attorney shall be bound to give effect accordingly to every such Bondholders’ Instrument.
The Attorney may also, without the consent or concurrence of the Bondholders by Bondholders’ Instrument, by supplemental deed or indenture or otherwise, concur with the Grantor in making any changes or corrections in this Deed which it shall have been advised by counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omission or mistake or manifest error contained herein or in any deed or indenture supplemental or ancillary hereto, provided that in the opinion of the Attorney the rights of the Attorney and of the Bondholders are in no way prejudiced thereby.

16.	INDEMNITY
16.1.    Indemnity and Expense Reimbursement
The terms of Section 12.01 of the TL Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
16.2.    Indemnity Obligations Secured by Hypothecated Property; Survival
Any amounts paid by any Indemnified Person as to which such Indemnified Person has the right to reimbursement shall constitute Secured Obligations secured by the Hypothecated Property. The indemnity obligations of the Grantor contained in the TL Credit Agreement shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Term Loans made, under the TL Credit Agreement and the payment of all other Secured Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

17.	MISCELLANEOUS
17.1.    Notices
Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall not be effective until received by the Attorney or the Grantor, as the case may be. All notices and other communications shall be in writing and addressed as follows:
(a)    if to the Grantor, c/o:
100 Domain Drive
Exeter, New Hampshire 03833, USA
Attention: Michael Wall, Vice President
and General Counsel
Facsimile: 603-430-7332
Telephone.: 603-610-5805
E-mail: Michael.Wall@bauer.com
(b)    if to the Attorney, at:
Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202, USA
Attn: Ronaldo Naval
Phone: 214-209-1162
Email: ronaldo.naval@baml.com
Fax Number: 877-511-6124
or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.
17.2.    Waiver; Amendment
Except as provided in Section 17.6, none of the terms and conditions of this Deed may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Grantor and the Attorney (with the written consent of the Majority Bondholders).
17.3.    Obligations Absolute
To the maximum extent permitted by applicable law, the obligations of the Grantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Grantor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Deed or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Secured Obligations; whether or not the Grantor shall have notice or knowledge of any of the foregoing.
17.4.    Successors and Assigns
This Deed shall create a continuing hypothec in the Hypothec and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 17.6, (ii) be binding upon the Grantor, its successors and assigns; provided, however, that the Grantor shall not assign any of its rights or obligations hereunder without the prior written consent of the Attorney (with the prior written consent of the Majority Bondholders), and (iii) enure, together with the rights and remedies of the Attorney hereunder, to the benefit of the Attorney and the Bondholders and their respective successors, transferees and permitted assigns. All agreements, statements, representations and warranties made by the Grantor herein or in any certificate or other instrument delivered by the Grantor or on its behalf under this Deed shall be considered to have been relied upon by the Bondholders and shall survive the execution and delivery of this Deed regardless of any investigation made by the Bondholders or on its behalf.
17.5.    Grantor’s Duties
It is expressly agreed, anything herein contained to the contrary notwithstanding, that the Grantor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Hypothecated Property and the Attorney shall not have any obligations or liabilities with respect to any Hypothecated Property by reason of or arising out of this Deed, nor shall the Attorney be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or with respect to any Hypothecated Property.
17.6.    Termination; Release

17.6.1
After the Termination Date, this Deed shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Hypothecated Property shall revert to the Grantor (provided that all indemnities set forth herein including, without limitation in Section 16.1 hereof, shall survive such termination) and the Attorney, at the request and expense of the Grantor, will promptly execute and deliver to the Grantor a proper instrument or instruments (including discharges to be published at the Register of Personal and Movable Real

Rights and the Land Register of Québec) acknowledging the satisfaction and termination of this Deed, and will duly assign, transfer and deliver to the Grantor (without recourse and without any representation or warranty) such of the Hypothecated Property as may be in the possession of the Attorney and as has not theretofore been sold or otherwise applied or released pursuant to this Deed.

17.6.2
In the event that, at any time prior to the Termination Date, any part of the Hypothecated Property is sold or otherwise disposed of (to a Person other than a Credit Party) in connection with a sale or disposition permitted by Section 9.02 of the TL Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 12.11 of the TL Credit Agreement), and the fruits and revenues of such sale or disposition (or from such release) are applied in accordance with the terms of the TL Credit Agreement, to the extent required to be so applied, the Attorney, at the request and expense of the Grantor, will duly release from the Hypothec created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to the Grantor (without recourse and without any representation or warranty) such of the Hypothecated Property as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Attorney and has not theretofore been released pursuant to this Deed.

17.6.3
At any time that the Grantor desires that the Attorney take any action to acknowledge or give effect to any release of Hypothecated Property pursuant to the foregoing Section 17.6.2, the Grantor shall deliver to the Attorney (and the relevant nominee or mandatary, if any, designated hereunder) a certificate signed by a Responsible Officer of the Grantor stating that the release of the respective Hypothecated Property is permitted pursuant to such Section 17.6.2. At any time that either the Borrower or the Grantor desires that a Subsidiary of the Borrower which has been released from the Subsidiaries Guaranty be released hereunder as provided in the last sentence of Section 17.6.2, it shall deliver to the Attorney a certificate signed by a Responsible Officer of the Borrower and the Grantor stating that the release of the Grantor (and its

Hypothecated Property) is permitted pursuant to such Section 17.6.2.

17.6.4
The Attorney shall have no liability whatsoever to any Bondholder as the result of any release of Hypothecated Property by it in accordance with (or which the Attorney in the absence of gross or intentional fault believes to be in accordance with) this Section 17.6.

17.7.    Severability
Any provision of this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
17.8.    Irrevocable Mandate
Subject to the terms of the ABL/Term Intercreditor Agreement, the Grantor hereby constitutes and appoints the Attorney its true and lawful attorney and mandatary, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of the Grantor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to the Grantor under or arising out of the Hypothecated Property, to endorse any cheques or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Attorney may deem to be reasonably necessary or advisable to protect the interests of the Bondholders.
17.9.    Additional Security
The Hypothec is hereby created in addition to and not in substitution of or in replacement for any other Lien held or which may hereafter be held by the Attorney and does not affect the Attorney’s rights of compensation and set-off.
17.10.    Compensation
Provided the Secured Obligations are due and exigible or the Attorney is entitled to declare them owing and exigible, the Attorney may compensate and set-off these obligations with any and all amounts due to it, in its capacity as fondé de pouvoir for the Bondholders, by the Grantor, on any account whatsoever, whether such amount be exigible or not, and the Attorney shall then be deemed to have exercised such right to compensate and set-off as at the time the decision was taken by it even though the appropriate entries have not yet been made in its records.
17.11.    Time of Essence
The mere lapse of time provided for to the Grantor to perform its obligations or the arrival of the term shall automatically create a default, without any obligation for the Attorney to serve any notice or prior notice to the Grantor.
17.12.    Grantor to Execute Confirmatory Deeds and Additional

    Documents
In case of any sale under the provisions of this Deed or at law, whether by the Attorney or under judicial proceedings, the Grantor agrees that it will execute and deliver to the purchaser on demand any instrument reasonably necessary to confirm to the purchaser the title of the property so sold and, in case of any such sale, the Attorney is hereby irrevocably authorized by the Grantor to execute on its behalf and in its name any such confirmatory instrument.
Furthermore, the Grantor undertakes to sign a notice given in virtue of article 2949 of the Civil Code with regard to the Immovables where the Grantor’s signature is necessary.
17.13.    Not a Floating Hypothec or Trust
The Hypothec is not, nor shall it be construed as, a floating hypothec within the meaning of articles 2715 et. seq. of the Civil Code nor shall this Deed be deemed as creating a trust within the meaning of article 1260 of the Civil Code.
17.14.    Waiver
Where the Grantor has taken an Immovable in payment for an hypothecated claim ranking prior to the Hypothec, the Grantor waives its right to take advantage of the provisions of Section 2771 of the Civil Code.
To the extent necessary or useful, the parties hereby waive the application of Section 32 of an Act Respecting the Special Powers of Legal Persons, R.S.Q., c. P-16 and of Articles 1310 and 2147 of the

Civil Code. Each party renounces any right it may have to invoke the nullity of the Deed, the Bond and all related security documents governed by the laws of the Province of Québec as a result of the application of Section 32 of the Act Respecting the Special Powers of Legal Persons (Québec) or any other applicable law.

18.	FORM OF BONDS
The Bonds shall be in substantially the following form subject to such alterations as may be approved by the Attorney, such approval to be conclusively evidenced by the certification by the Attorney of Bonds with such alterations incorporated therein:
[NAME OF GRANTOR]

(existing under the laws of [●])

CANADA

PROVINCE OF QUÉBEC

25% MORTGAGE DEMAND BOND
No. _____    Cdn $_______________
[NAME OF GRANTOR], a corporation governed by the laws of Canada (the “Grantor”), having its registered office at [●], for value received promises, on demand, to pay to BANK OF AMERICA, N.A., in its capacity as Collateral Agent under the TL Credit Agreement (as defined in the Deed), or to any registered assign, at the office of BANK OF AMERICA, N.A. located at 901 Main Street, 14th Floor, Dallas, Texas, USA, 75202 upon presentation and surrender thereat of this Bond, the sum of __________________ Canadian Dollars (Cdn $______) in lawful money of Canada and to pay on demand interest thereon in like money at the same place, at an annual rate of twenty-five percent (25%) per annum, calculated semi-annually, from the date hereof, both before and after demand, maturity and judgment, with interest on overdue interest at the same rate, calculated semi- annually.
This Bond is one of the 25% Mortgage Demand Bonds issued under a Deed of Hypothec and Issue of Mortgage Bonds dated April 15, 2014 (the “Deed”) made between [NAME OF GRANTOR], as Grantor, and BANK OF AMERICA, N.A., as fondé de pouvoir (the “Attorney”). Reference is made to the Deed and to the deed or deeds, if any, supplemental thereto for a statement of the property hypothecated and subjected to the hypothec thereunder, the nature and extent of the security, the rights of the holder of this Bond under the same and the terms and conditions on which the Bonds may be issued, certified and transferred.
This Bond shall not become obligatory for any purpose until it shall have been certified by or on behalf of the Attorney for the time being under the Deed.
The holder of this Bond acknowledges and confirms by its acceptance of such Bond that the Attorney is a person holding the power of attorney (the fondé de pouvoir) of the holders of all Bonds issued under the Deed for the purpose of and as provided in the Deed.
The Grantor by its signature on the one hand and the holder and any transferee of this Bond by their acceptance of this Bond on the other hand acknowledge that they have expressly required it to be drawn up in the English language. La société, par sa signature, d’une part, et le détenteur et tous cessionnaires de cette obligation par leur acceptation, d’autre part, déclarent qu’ils ont expressément exigé qu’elle soit rédigée en langue anglaise.
IN WITNESS WHEREOF, [NAME OF GRANTOR] has caused this Bond to be signed by its undersigned representative and to be dated the ______________ (____th) day of ________________, 20____, at the City of Montréal, Province of Québec.
[NAME OF GRANTOR]
Per:

Name:
Title:

FONDÉ DE POUVOIR’S CERTIFICATE
This Bond is one of the 25% Mortgage Demand Bonds within mentioned.
Date: ______________

BANK OF AMERICA, N.A.
Per:

           (duly authorized)
Per:

           (duly authorized)

19.	GOVERNING LAW
This Deed shall be governed by and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

20.	CONFLICT; ABL/TERM INTERCREDITOR AGREEMENT
This Deed and the other Credit Documents are subject to the terms and conditions set forth in the ABL/Term Intercreditor Agreement in all respects and, in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement and this Deed, the terms of ABL/Term Intercreditor Agreement shall govern. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Attorney pursuant to any Credit Document and the exercise of any right or remedy in respect of the Hypothecated Property by the Attorney hereunder or a Secured Creditor under any other Credit Document are subject to the provisions of the ABL/Term Intercreditor Agreement and in the event of any conflict between the terms of the ABL/Term Intercreditor Agreement, this Deed and any other Credit Document, the terms of the ABL/Term Intercreditor Agreement shall govern and control with respect to the exercise of any such right or remedy. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, the Grantor shall not be required hereunder or under any Credit Document to take any action with respect to the Hypothecated Property that is inconsistent with the Grantor’s obligations under the ABL/Term Intercreditor Agreement.

21.	ENGLISH LANGUAGE
The parties hereby confirm their express wish that the present Deed and all documents and agreements directly and indirectly related thereto be drawn up in English. Notwithstanding such express wish, the parties agree that any of such documents and agreements or any part thereof or of this Deed may be drawn up in French.
Les parties reconnaissent leur volonté expresse que le présent acte ainsi que tous les documents et conventions qui s’y rattachent directement ou indirectement soient rédigés en langue anglaise. Nonobstant telle volonté expresse, les parties conviennent que n’importe quel desdits documents et conventions ou toute partie de ceux-ci ou de cet acte puissent être rédigés en français.

WHEREOF ACTE, done and passed at the City of Montréal, Province of Québec, on the date hereinabove first mentioned and remaining of records in the office of the undersigned Notary under minute number

The representatives of the parties declared to the said Notary to have taken cognizance of the present deed and to have exempted the said Notary from reading same or causing same to be read, following which the representatives of the parties signed in the presence of the Notary and as follows:
BANK OF AMERICA, N.A.

Per:	Joëlle Girard Authorized Representative

[NAME OF GRANTOR]

Per:	Howard Rosenoff Authorized Representative

WILLIAM DION-BERNARD, Notary

EXHIBIT H

FORM OF SUBSIDIARIES GUARANTY
[See Attached.]

EXECUTION VERSION
TERM LOAN GUARANTY
TERM LOAN GUARANTY, dated as of April 15, 2014 (as amended, modified or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 26 hereof, the “Guarantors”). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H :
WHEREAS, BAUER PERFORMANCE SPORTS LTD. (the “Borrower”), the lenders party thereto from time to time (the “Lenders”) and Bank of America, N.A., as administrative agent (together with any successor administrative agent, the “Administrative Agent”) have entered into a Term Loan Credit Agreement, dated as of even date herewith (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Term Loans to the Borrower as contemplated therein (the Lenders, the Collateral Agent, the Administrative Agent and each other agent named therein are herein called the “Secured Creditors”);
WHEREAS, each Guarantor is a Subsidiary of the Borrower;
WHEREAS, it is a condition to the making of Term Loans to the Borrower under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and
WHEREAS, each Guarantor will obtain benefits from the incurrence of Term Loans by the Borrower under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph;
NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:
1.    Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to any Lender, Agent or Indemnified Person by any Credit Party arising out of the Credit Agreement or any other Credit Document (other than the ABL/Term Intercreditor Agreement), including, without limitation, all obligations to repay principal or interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to the

Borrower or for which the Borrower is liable as indemnitor under the Credit Documents, whether or not evidenced by any note or other instrument (collectively, the “Guaranteed Obligations”). Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, any security for the Guaranteed Obligations, or under any other guaranty (including the Credit Party Guaranty) covering all or a portion of the Guaranteed Obligations.
2.    Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 10.01(e) of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand. This Guaranty shall constitute a guaranty of payment, and not of collection.
3.    The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower, whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking (other than payment of the Guaranteed Obligations in cash in accordance with the terms hereof to the extent of such payment), (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to any Secured Creditor on the indebtedness which any Secured Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.
4.    The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.
5.    To the fullest extent permitted under applicable law, each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives

2

promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor or the Borrower).
6.    Any Secured Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor (except as shall be required by applicable statute and cannot be waived), without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:
(a)    change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;
(b)    take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;
(c)    exercise or refrain from exercising any rights against the Borrower, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;
(d)    release or substitute any one or more endorsers, Guarantors, other guarantors, Borrowers or other obligors;
(e)    settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Secured Creditors;
(f)    except as otherwise expressly required by the Security Documents, apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liabilities of the Borrower remain unpaid;
(g)    consent to or waive any breach of, or any act, omission or default under any Credit Document or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Credit Documents or any of such other instruments or agreements;

3

(h)    act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or
(i)    take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.
7.    This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies expressly specified herein or in any other Credit Document are cumulative and not exclusive of any rights, powers or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
8.    Any indebtedness of the Borrower now or hereafter owing to any Guarantor is hereby subordinated to the Guaranteed Obligations of the Borrower to the Secured Creditors, and such Guaranteed Obligations of such Borrower to any Guarantor, if the Administrative Agent or the Collateral Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the Guaranteed Obligations of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or any similar provision of any other Debtor Relief Law, or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.
9.    (a) Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other person or party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other person or party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the

4

Guaranteed Obligations or any other person or party other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other person or party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full in cash of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Secured Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy any Secured Creditors may have against the Borrower or any other person or party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives, to the fullest extent permitted under law, any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.
(b)    Each Guarantor waives, to the fullest extent permitted under law, all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.
10.    The Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or any Collateral Agent, in each case acting upon the instructions of the Required Lenders and that no other Secured Creditors shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Guaranty. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder).
11.    In order to induce the Lenders to make Term Loans to the Borrower pursuant to the Credit Agreement, each Guarantor represents, warrants and covenants that:
(a)    Such Guarantor (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction

5

where the conduct of its business requires such qualification except for failures to be so qualified which, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect.
(b)    Such Guarantor has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).
(c)    Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents or Permitted Liens) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument, in each case to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (except, in the case of preceding clauses (i) and (ii), other than in the case of any contravention, breach, default and/or conflict, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or (iii) violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.
(d)    Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date and (y) filings which are necessary to perfect the security interests or hypothecs created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required to be obtained or made by, or on behalf of, any Guarantor in connection with, the execution, delivery and performance of this Guaranty by such

6

Guarantor or any other Credit Document to which such Guarantor is a party.
(e)    There are no actions, suits or proceedings pending or, to such Guarantor’s knowledge, threatened (i) with respect to this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) with respect to such Guarantor or any of its Subsidiaries that, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.
12.    Each Guarantor covenants and agrees that on and after the Closing Date and until the Termination Date, such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Articles 8 and 9 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Articles 8 or 9 of the Credit Agreement, so that no Default or Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries. As used in this Agreement, “Termination Date” shall mean the date upon which the Aggregate Commitments under the Credit Agreement have been terminated, no Note under the Credit Agreement is outstanding and all Term Loans thereunder have been repaid in full.
13.    The Guarantors hereby jointly and severally agree to pay all reasonable out- of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty (including, without limitation, the reasonable fees and disbursements of counsels employed by each of the Secured Creditors, consistent with the arrangements provided for in the Credit Agreement) and of the Administrative Agent and the Collateral Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsels employed by each of the Agents).
14.    This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.
15.    Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of either the Administrative Agent, the Collateral Agent and the Required Lenders (or, to the extent required by Section 12.10 of the Credit Agreement, with the written consent of each Lender) at all times prior to the time on which all Guaranteed Obligations have been paid in full (it being understood that the addition or release of any Guarantor hereunder in accordance with the terms hereof or the Credit Agreement shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released and shall not require the consent of any Secured Creditor other than the Administrative Agent).
16.    Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.
17.    In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Secured Creditor Law) and not by way

7

of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.
18.    All notices, requests, demands or other communications pursuant hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent or any Guarantor shall not be effective until received by the Administrative Agent or such Guarantor, as the case may be. All notices and other communications shall be in writing and addressed to such party at (i) in the case of any Secured Creditor, as provided in the Credit Agreement or (ii) in the case of any Guarantor, at: Bauer Performance Sports Ltd. 100 Domain Drive, Exeter, NH, 03833, Attention: Michael Wall, Vice President and General Counsel, Telephone No.: 606-610-5805, Telecopier No.: 603-430-7332; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.
19.    If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower) then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.
20.    (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS THAT WOULD CAUSE THE LAW OF ANY OTHER JURISDICTION TO APPLY. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in the County of New York, and, by execution and delivery of this Guaranty, each Guarantor and each Secured Creditor (by its

8

acceptance of the benefits of this Guaranty) hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over it, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which it is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 18 hereof, such service to become effective 30 days after such mailing. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which it is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any such party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.
(b)    Each Guarantor and each Secured Party (by its acceptance of the benefits of this Guaranty) hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.
(c)    EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
21.    In the event that a Guarantor becomes an Excluded Subsidiary or all of the capital stock of a Guarantor is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all the Lenders if required by Section 12.10 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to another Credit Party) be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly

9

or indirectly, all of the capital stock of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21).
22.    At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 22 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 22: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. Notwithstanding anything to the contrary contained above, any Guarantor that is released from this Guaranty shall thereafter have no contribution obligations, or rights, pursuant to this Section 22, and at the time of any such release, if the released Guarantor had an Aggregate Excess Amount or an Aggregate Deficit Amount, same shall be deemed reduced to $0, and the contribution rights and obligations of the remaining Guarantors shall be recalculated on the respective date of release (as otherwise provided above) based on the payments made hereunder by the remaining Guarantors. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 22, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each

10

of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the reasonable determination of the Required Lenders.
23.    Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar federal, foreign, state or provincial law. To effectuate the foregoing intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.
24.    This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.
25.    All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense (other than payment in cash of such Guaranteed Obligations made in accordance with the terms of this Guaranty) and on the same basis as payments are made by the Borrowers under Sections 2.10 and 4.01 of the Credit Agreement.
26.    It is understood and agreed that any Restricted Subsidiary of the Borrower that is required to become a party to this Guaranty after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become a Guarantor hereunder by (x) executing and delivering a counterpart hereof, or a joinder agreement in the form of Exhibit A hereto, and delivering same to the Administrative Agent and (y) taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents required by the Credit Documents to be delivered to the Administrative Agent and with all documents and actions required by the Credit Documents to be taken to the reasonable satisfaction of the Administrative Agent.
27.    If a judgment or order is rendered by any court or tribunal for the payment of any amount owing to the Secured Creditors under any Credit Document or for the payment of damages in respect of any breach of any Credit Document, or under or in respect of a judgment or order of another court or tribunal for the payment of those amounts or damages, and the judgment or order is expressed in a currency (the “Judgment Currency”) except the currency payable under the relevant Credit Document (the “Agreed Currency”), each Guarantor shall indemnify and hold the Secured Creditors harmless against any deficiency in terms of the Agreed Currency in the amounts received by that Secured Creditor arising or resulting from any variation as between (a) the actual

11

rate of exchange at which the Agreed Currency is converted into the Judgment Currency for the purposes of the judgment or order, and (b) the actual rate of exchange at which that Secured Creditor is able to purchase the Agreed Currency with the amount of the Judgment Currency actually received by that Secured Creditor on the date of receipt. The indemnity in this Section shall constitute a separate and independent obligation from the other obligations of the Credit Parties under the Credit Documents and shall apply irrespective of any indulgence granted by the Secured Creditors.
*    *    *

12

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

BAUER PERFORMANCE SPORTS LTD.
BAUER HOCKEY CORP.
BAUER HOCKEY, INC.
BAUER PERFORMANCE LACROSSE CORP.
BAUER PERFORMANCE LACROSSE INC.
BAUER PERFORMANCE SPORTS UNIFORMS CORP.
BAUER PERFORMANCE SPORTS UNIFORMS INC.
BPS DIAMOND SPORTS CORP.
BPS DIAMOND SPORTS INC.
BPS GREENLAND CORP.
BPS GREENLAND INC.
BPS US HOLDINGS INC.
KBAU HOLDINGS CANADA, INC.
MISSION ITECH HOCKEY, INC.,
as Guarantors

By:
Name:
Title:

[Signature Page to the Term Loan Guaranty]

Accepted and Agreed to: BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

[Signature Page to the Term Loan Guaranty]

EXHIBIT A
Form of
JOINDER AGREEMENT
Reference is made to the Term Loan Credit Agreement, dated as of April 15, 2014 among BAUER PERFORMANCE SPORTS LTD. (the “Borrower”), the lenders party thereto from time to time (the “Lenders”) and Bank of America, N.A., as administrative agent (together with any successor administrative agent, the “Administrative Agent”) have entered into a Credit Agreement, dated as of even date herewith (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”).
W I T N E S S E T H:
WHEREAS, the Guarantors have entered into the Term Loan Guaranty in order to induce the Lenders to make the Term Loans to the Borrowers;
WHEREAS, pursuant to Section 8.11 of the Credit Agreement and Section 26 of the Term Loan Guaranty, each person that is or becomes a Restricted Subsidiary of the Borrower after the Closing Date is required to become a Guarantor under the Credit Agreement. The undersigned Subsidiary (the “New Guarantor”) is executing this joinder agreement (“Joinder Agreement”) to the Term Loan Guaranty as required by the Credit Agreement.
NOW, THEREFORE, the Administrative Agent and the New Guarantor hereby agree as follows:
1.    Guarantee. In accordance with Section 26 of the Term Lon Guaranty, the New Guarantor by its signature below becomes a Guarantor (as defined in the Term Loan Guaranty) under the Term Loan Guaranty with the same force and effect as if originally named therein as a Guarantor (as defined in the Term Loan Guaranty).
2.    Representations and Warranties. The New Guarantor hereby (a) agrees to all the terms and provisions of the Term Loan Guaranty applicable to it as a Guarantor, respectively, thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof. Each reference to a Guarantor in the Credit Agreement and to a Guarantor in the Term Lon Guaranty shall be deemed to include the New Guarantor.
3.    Severability. Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

A-1

4.    Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.
5.    No Waiver. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.
6.    Notices. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 18 of the Term Loan Guaranty.
7.     Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS THAT WOULD CAUSE THE LAW OF ANY OTHER JURISDICTION TO APPLY.
[Signature Pages Follow]

A-2

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

[ ], as a Guarantor
By:
Title:

Address for Notices:

Accepted and Agreed to: BANK OF AMERICA, N.A., as Administrative Agent
By:
Name:
Title:

By:
Name:
Title:

A-3

EXHIBIT I

FORM OF SOLVENCY CERTIFICATE
[_____], 201[ ]
This SOLVENCY CERTIFICATE (this “Certificate”) is delivered in connection with that certain Term Loan Credit Agreement dated as of April 15, 2014 (as amended, supplemented, amended and restated, replaced, or otherwise modified from time to time, the “Credit Agreement”) among Bauer Performance Sports Ltd. (the “Parent”), BANK OF AMERICA, N.A., as administrative agent and collateral agent, the financial institutions from time to time party thereto as lenders and the other parties thereto. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement.
In my capacity as chief financial officer of the Borrower, and not in my individual or personal capacity, I believe that:
1.    Company (as used herein “Company” means the Borrower and its subsidiaries, taken as a whole) is not now, nor will the incurrence of the obligations under the Credit Agreement and the consummation of the Acquisition on the Closing Date, on a pro forma basis, render Company “insolvent” as defined in this paragraph; in this context, “insolvent” means that (i) the fair value of assets is less than the amount that will be required to pay the total liability on existing debts as they become absolute and matured and (ii) the present fair salable value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured, (iii) it is unable to meet its obligations as they generally become due, or (iv) it ceases to pay its current obligations in the ordinary course of business as they generally become due, or (v) its aggregate property is not, at a fair valuation, sufficient, or if disposed of at a fairly conducted sale under legal process, would not be, sufficient to enable payment of all obligations, due and accruing due. The term “debts” as used in this Certificate includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent (to the extent any such contingent liabilities are reasonably anticipated to become due and matured), and “values of assets” shall mean the amount of which the assets (both tangible and intangible) in their entirety would change hands between a willing buyer and a willing seller, with a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under compulsion to act.
2.    As of the date hereof, after giving effect to the incurrence of the obligations under the Credit Agreement and the consummation of the Acquisition, Company is able to pay its debts as they become absolute and mature.
3.    The incurrence of the obligations under the Credit Agreement and the consummation of the Acquisition on the Closing Date, on a pro forma basis, will not leave Company with property remaining in its hands constituting “unreasonably small capital.” I understand that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on my current assumptions regarding the needs and anticipated needs for capital of the businesses conducted or anticipated to be conducted by

Company in light of projected financial statements and available credit capacity, which current assumption I do not believe to be unreasonable in light of the circumstances applicable thereto.
I represent the foregoing information is provided to the best of my knowledge and belief and execute this Certificate as of the date first above written.
BAUER PERFORMANCE SPORTS LTD.

By:	Name: Title:

2

EXHIBIT J

FORM OF COMPLIANCE CERTIFICATE
This Compliance Certificate is delivered to you pursuant to Section 8.01(d) of the Term Loan Credit Agreement dated as of April 15, 2014 (as amended, restated, modified and/or supplemented from time to time, the “Term Loan Credit Agreement”), among Bauer Performance Sports Ltd. (the “Borrower”), various Lenders and Bank of America, N.A., as Administrative Agent and Collateral Agent. Terms defined in the Term Loan Credit Agreement and not otherwise defined herein are used herein as therein defined.
1.    I am a duly elected, qualified and acting Responsible Officer of the Borrower.
2.    I have reviewed and am familiar with the contents of this Compliance Certificate. I am providing this Compliance Certificate solely in my capacity as [________] of the Borrower. The matters set forth herein are true to the best of my knowledge after due inquiry.
3.    I have reviewed the terms of the Term Loan Credit Agreement and the other Credit Documents and have made or caused to be made under my supervision a review in reasonable detail of the transactions and condition of the Borrower and its Restricted Subsidiaries during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the “Financial Statements”). Such review did not disclose the existence during or at the end of the accounting period covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Compliance Certificate, of any condition or event which constitutes a Default or an Event of Default[, except as set forth below and specifying the nature and extent thereof].
4.    Attached hereto as ANNEX 2 is the information required by Section 8.01(d) of the Term Loan Credit Agreement as of the date of this Compliance Certificate.
* * *

IN WITNESS WHEREOF, I have executed this Compliance Certificate this ______ day of ____________, 2012.

BAUER PERFORMANCE SPORTS LTD.
By:
Name:
Title: Chief Financial Officer

2

EXHIBIT J
ANNEX 1

Financial Statements to be Attached

3

EXHIBIT J
ANNEX 2

1.    It is hereby certified that there have been no changes to Annexes A through D and Annex F through H, in each case of the Security Agreement, and Annexes A through E of the Pledge Agreement, in each case since the Closing Date or, if later, since the date of the most recent Compliance Certificate delivered pursuant to Section 8.01(d) of the Term Loan Credit Agreement[, except as specially set forth below]:
[______
______
______]
[All actions required to be taken by the Term Loan Credit Agreement and the Security Documents as a result of the changes described above have been taken].

2.    [The amount of the Excess Cash Flow for the Excess Cash Flow Payment Period ended on the Computation Date was [$__] and the amount of the payment required pursuant to Section 5.02 of the Term Loan Credit Agreement for such Excess Cash Flow is [$___].]

EXHIBIT K

FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of the [Assignors][Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Term Loan Credit Agreement identified below (as amended, the “Term Loan Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to the [Assignee][respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from the [Assignor][respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Term Loan Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the [Assignor’s][respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Term Loan Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the [Assignor][respective Assignors] under the respective Tranches identified below (including without limitation any guarantees), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the [Assignor (in its capacity as a Lender)][ respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Term Loan Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:        ________________________________
______________________________
Assignor is[not] a Defaulting Lender]
2.    Assignee[s]:        ______________________________
______________________________

[for each Assignee, indicate if an Affiliate of [identify Lender]]
3.    Borrower:        Bauer Performance Sports Ltd.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Term Loan Credit Agreement

5.
Credit Agreement:     Term Loan Credit Agreement dated as of April 15, 2014 among Bauer Performance Sports Ltd., various Lenders and Bank of America, N.A., as Administrative Agent and the other agents party thereto

6.	Assigned Interest[s]:

Assignor[s]	Assignee[s]	Tranche Assigned	Aggregate Amount of Commitment/Term Loans for all Lenders	Amount of Commitment/ Term Loans Assigned	Percentage Assigned of Commitment/ Term Loans[8]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ______________]
Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S] [NAME OF ASSIGNOR]
By:
Title:

[NAME OF ASSIGNOR]
By:
Title:

2

ASSIGNEE[S] [NAME OF ASSIGNOR]
By:
Title:

[NAME OF ASSIGNEE]
By:
Title:

3

Consented to and Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
Title:

[Consented to:

BAUER PERFORMANCE SPORTS LTD.

By: _________________________________
Title:]

4

ANNEX 1
TERM LOAN CREDIT AGREEMENT
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Term Loan Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.
1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Term Loan Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 12.04(b) of the Term Loan Credit Agreement (subject to such consents, if any, as may be required under Section 12.04(b) of the Term Loan Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Term Loan Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Term Loan Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.01(b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Term Loan Credit Agreement, duly completed and executed by [the][such] Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the

5

time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

6

EXHIBIT L

FORM OF INCREMENTAL TERM LOAN COMMITMENT AGREEMENT
[Names(s) of Lenders(s)]
[Date]
BWAY Holding Company
c/o BWAY Corporation
8607 Roberts Drive, Suite 250
Atlanta, GA 30350-2237
Re: Incremental Term Loan Commitments
Ladies and Gentlemen:
Reference is hereby made to the Term Loan Credit Agreement, dated as of April 15, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”, the terms defined therein being used herein as therein defined) among Bauer Performance Sports Ltd. (the “Borrower”), various Lenders, Bank of America N.A., as Administrative Agent.
Each Lender (each an “Incremental Term Loan Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Term Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Term Loan Lender, its “Incremental Term Loan Commitment”). Each Incremental Term Loan Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Term Loan Credit Agreement, including Section 2.16 thereof.
Each Incremental Term Loan Lender agreeing to provide an Incremental Term Loan Commitment pursuant to this Agreement, the Borrower and the Administrative Agent acknowledge and agree that the Incremental Term Loan Commitments provided pursuant to this Agreement shall constitute Incremental Term Loan Commitments of the respective Tranche specified in Annex I attached hereto and, upon the incurrence of Incremental Term Loans pursuant to this Agreement, shall constitute Incremental Term Loans under such specified Tranche for all purposes of the Term Loan Credit Agreement and the other Credit Documents.
Each Incremental Term Loan Lender and the Borrower further agree that, with respect to the Incremental Term Loan Commitments provided by each Incremental Term Loan Lender pursuant to this Agreement, each Incremental Term Loan Lender shall receive such upfront fees, if any, as are specified in Annex I attached hereto, which upfront fees shall be due and payable to each Incremental Term Loan Lender upon the Agreement Effective Date (as defined below) or as otherwise specified in said Annex I.

Each Incremental Term Loan Lender party to this Agreement (i) confirms that it has received a copy of the Term Loan Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and, to the extent applicable, to become a Lender under the Term Loan Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Term Loan Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Term Loan Credit Agreement are required to be performed by it as a Lender, and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the applicable forms described in Section 4.04(c) of the Term Loan Credit Agreement certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Term Loan Credit Agreement and the other Credit Documents. Upon the date of (i) the execution of a counterpart of this Agreement by such Incremental Term Loan Lenders, the Administrative Agent and the Borrower, (ii) the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by facsimile) hereof, (iii) the payment of any fees required in connection herewith and (iv) the satisfaction of any conditions precedent set forth in Section 10 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Term Loan Lender party hereto agreeing to provide an Incremental Term Loan Commitment pursuant to this Agreement (i) shall be obligated to make the Incremental Term Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Term Loan Credit Agreement and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents. The maximum number of drawings with respect to the Incremental Term Loan Commitments provided pursuant to this Agreement shall be as specified in Annex I attached hereto. Furthermore, any undrawn Incremental Term Loan Commitments provided pursuant to this Agreement shall expire on the date specified in Annex I attached hereto.
The Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Term Loan Commitments provided hereby including, without limitation, any Term Loans made pursuant thereto and (ii) all such Obligations (including any such Term Loans) shall be entitled to the benefits of the Security Documents. You may accept this Agreement by executing the enclosed copies in the space provided below, and returning a copy of same to us before the close of business on __________ __, _____. If you do not so accept this Agreement by such time, our Incremental Term Loan Commitments set forth in this Agreement shall be deemed cancelled.
After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile) by the parties hereto, this Agreement shall constitute a Credit Document and may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents

2

pursuant to Section 12.11 of the Term Loan Credit Agreement.
THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
Very truly yours,
[NAMES OF LENDERS]
By:
    Name:
    Title:
[OTHER INCREMENTAL TERM LOAN LENDERS]
Agreed and Accepted this ___
day of __________, ____:
BAUER PERFORMANCE SPORTS LTD.

By:
    Name:
    Title:

BANK OF AMERICA N.A.,
as Administrative Agent

By:
    Name:
    Title:

3

Annex I
TERMS AND CONDITIONS FOR
INCREMENTAL TERM LOAN COMMITMENT AGREEMENT
1.    Incremental Term Loan Commitment Amounts (as of the Agreement Effective Date):

Name of Lender	Amount of Incremental Term Loan Commitment

Total	____________

2.    Designation of Tranche of Incremental Term Loan Commitments (and Incremental Term Loans to be funded thereunder):
3.    Initial Incremental Term Loan Maturity Date:
4.    Dates for, and amounts of, Incremental Term Loan Scheduled Repayments:
5.    Rules for application of voluntary and mandatory prepayments:
6.    Minimum Borrowing amount for Incremental Term Loans:
7.    Upfront Fee; Other Fees:
8.    Interest Rates for Incremental Term Loans:
9.    Maximum number of drawings permitted with respect to the Incremental Term Loan Commitments provided pursuant to the Incremental Term Loan Commitment Agreement to which this Annex I is attached:
10.    Expiration date of any undrawn Incremental Term Loan Commitments provided pursuant to the Incremental Term Loan Commitment Agreement pursuant to which this Annex 1 is attached:

4

EXHIBIT M

FORM OF ABL/TERM INTERCREDITOR AGREEMENT
[See Attached.]

EXECUTION VERSION
ABL/TERM INTERCREDITOR AGREEMENT
This ABL/TERM INTERCREDITOR AGREEMENT (as amended, restated, supplemented, amended or restated or otherwise modified from time to time in accordance with its terms, this “Agreement”), dated as of April 15, 2014, by and among BAUER PERFORMANCE SPORTS LTD., a British Columbia corporation (the “Parent”), BAUER HOCKEY CORP., a Canadian corporation (the “Lead Canadian Borrower”), BAUER HOCKEY, INC., a Vermont corporation, (the “Lead U.S. Borrower” and, together with the Lead Canadian Borrower, the “Lead Borrowers”), each additional Subsidiary of the Parent party hereto from time to time as an ABL Borrower or Guarantor, Bank of America, N.A. (“Bank of America”), as administrative agent for the holders of the ABL Obligations (as defined below) (in such capacity, together with its permitted successors and assigns, the “ABL Administrative Agent”), as collateral agent for the holders of the ABL Obligations (in such capacity, together with its permitted successors and assigns (including in connection with any Refinancing), the “ABL Collateral Agent”), as administrative agent for the holders of the Initial Fixed Asset Obligations (as defined below) (in such capacity, together with its permitted successors and assigns, the “Initial Fixed Asset Administrative Agent”) and as collateral agent for the holders of the Initial Fixed Asset Obligations (in such capacity, together with its permitted successors and assigns, the “Initial Fixed Asset Collateral Agent”).
RECITALS
The Parent, the Lead Borrowers, the other borrowers party thereto (together with the Lead Borrowers, the “ABL Borrowers”), the lenders party thereto and Bank of America, as ABL Administrative Agent and ABL Collateral Agent have entered into that certain asset-based revolving credit agreement, dated as of the date hereof, providing a revolving credit facility to the ABL Borrowers (as amended, restated, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time in accordance with the terms thereof, the “ABL Credit Agreement”);
The Parent (as a borrower, the “Term Loan Borrower”), the lenders from time to time party thereto, Bank of America, as Initial Fixed Asset Administrative Agent and Initial Fixed Asset Collateral Agent, have entered into that certain term loan credit agreement, dated as of the date hereof, providing a term loan facility (as amended, restated, supplemented, amended and restated, replaced, Refinanced or otherwise modified from time to time in accordance with the terms thereof, the “Initial Fixed Asset Credit Agreement” and, together with the ABL Credit Agreement, the “Credit Agreements”);
The ABL Credit Agreement and the Initial Fixed Asset Credit Agreement permit the ABL Borrowers and the Term Loan Borrower, respectively, to incur additional indebtedness secured by a Lien on the Collateral ranking equal to or junior to the Lien securing the applicable Credit Agreement;
In order to induce the ABL Administrative Agent, the ABL Collateral Agent and the ABL Lenders to enter into the ABL Credit Agreement and the Initial Fixed Asset Administrative Agent,

the Initial Fixed Asset Collateral Agent and the Initial Fixed Asset Lenders to enter into the Initial Fixed Asset Credit Agreement, the ABL Collateral Agent and the Initial Fixed Asset Collateral Agent have agreed to the relative priority of their respective Liens on the Collateral and certain other rights, priorities and interests as set forth in this Agreement.
AGREEMENT
In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE 1
DEFINITIONS.
Section 1.01.    Defined Terms. As used in the Agreement, the following terms shall have the following meanings:
“ABL Administrative Agent” has the meaning assigned to that term in the Preamble of this Agreement.
“ABL Borrowers” has the meaning assigned to such terms on the Recitals of this Agreement.
“ABL Claimholders” means, at any relevant time, the holders of ABL Obligations at that time, including the “Secured Creditors” as defined in the U.S. ABL Security Agreement and the “Secured Creditors” as defined in the Canadian ABL Security Agreement.
“ABL Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any ABL Obligations.
“ABL Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement, including, for the avoidance of doubt, any Refinancing of the ABL Credit Agreement.
“ABL Credit Documents” means the ABL Credit Agreement, the Credit Documents (as defined in the ABL Credit Agreement), any agreement in respect of any Secured Bank Product Obligation (as defined in the ABL Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other ABL Obligation, and any other document or instrument executed or delivered at any time in connection with any ABL Obligations, including any intercreditor or joinder agreement among holders of ABL Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, amended and restated, replaced, refinanced or otherwise modified from time to time in accordance with the provisions of this Agreement.
“ABL Collateral Agent” has the meaning assigned to that term in the Preamble of this Agreement.
“ABL Collateral Documents” means the Security Documents (as defined in the ABL Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted

2

by any Grantor securing any ABL Obligations or under which rights or remedies with respect to such Liens are governed.
“ABL Credit Party” means each “Credit Party” as defined in the ABL Credit Agreement.
“ABL Default” means an “Event of Default” as defined in the ABL Credit Agreement.
“ABL Lenders” means the “Lenders” under and as defined in the ABL Credit Agreement.
“ABL Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any ABL Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.
“ABL Obligations” means all “Obligations” (as defined in the ABL Credit Agreement) and other obligations of every nature of each Grantor from time to time owed to any ABL Claimholder or any of its Affiliates under any ABL Credit Document.
“ABL Priority Collateral” means the following assets of the Borrowers and the Guarantors: (a) all accounts receivable (except to the extent constituting proceeds of equipment, real property or intellectual property and intercompany loans); (b) all inventory; (c) all instruments, chattel paper and other contracts, in each case, evidencing, or substituted for, any accounts receivable referred to in clause (a) above; (d) all guarantees, letters of credit, security and other credit enhancements in each case for the accounts receivable; (e) all documents of title for any inventory referred to in clause (b) above; (f) all commercial tort claims and general intangibles in each case to the extent relating to any of the accounts receivable referred to in clause (a) above or inventory referred to in clause (b) above, but excluding intercompany debt and Capital Stock; (g) all bank accounts, securities accounts (including all cash and other funds on deposit therein, except to the extent constituting identifiable proceeds of the Fixed Asset Priority Collateral or any such account which holds solely such identifiable proceeds of the Fixed Asset Priority Collateral) or Investment Property but excluding Excluded Deposit Accounts (as defined in the ABL Credit Agreement) and any Capital Stock; (h) all tax refunds; (i) all Supporting Obligations, Documents and books and records relating to any of the foregoing; and (j) all substitutions, replacements, accessions, products or proceeds (including, without limitation, insurance proceeds) of any of the foregoing, in each case, except to the extent constituting Excluded Collateral; provided, however, that to the extent that identifiable Proceeds of Fixed Asset Priority Collateral are deposited or held in any Deposit Accounts or Securities Accounts that constitute ABL Priority Collateral after an Enforcement Notice, then (as provided in Section 3.05) such identifiable Proceeds shall be treated as Fixed Asset Priority Collateral for purposes of this Agreement.
“ABL Standstill Period” has the meaning assigned to that term in Section 3.02(a)(i).
“ABL Security Agreements” shall mean the U.S. ABL Security Agreement and the Canadian ABL Security Agreement.
“Access Acceptance Notice” has the meaning assigned to that term in Section 3.03(b).

3

“Access Period” means for each parcel of Mortgaged Premises the period, after the commencement of an Enforcement Period, which begins on the day that the ABL Collateral Agent provides the Controlling Fixed Asset Collateral Agent with the notice of its election to request access to any Mortgaged Premises pursuant to Section 3.03(b) below and ends on the earliest of (a) the 180th day after the ABL Collateral Agent obtains the ability to use, take physical possession of, remove or otherwise control the use or access to the Collateral located on such Mortgaged Premises following a Collateral Enforcement Action plus such number of days, if any, after the ABL Collateral Agent obtains access to such Collateral that it is stayed or otherwise prohibited by law or court order from exercising remedies with respect to Collateral located on such Mortgaged Premises, (b) the date on which all or substantially all of the ABL Priority Collateral located on such Mortgaged Premises is sold, collected or liquidated, (c) the date on which the Discharge of ABL Obligations has occurred and (d) the date on which the ABL Default or the Fixed Asset Default that was the subject of the applicable Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the ABL Collateral Agent or the Controlling Fixed Asset Collateral Agent, as applicable, or waived in writing in accordance with the requirements of the applicable Credit Agreement.
“Additional Fixed Asset Claimholders” means, at any relevant time, the holders of Additional Fixed Asset Obligations at that time.
“Additional Fixed Asset Collateral Agent” means, in the case of any Additional Fixed Asset Instrument and the Additional Fixed Asset Claimholders thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Fixed Asset Instrument that is named as the Additional Fixed Asset Collateral Agent in respect of such Additional Fixed Asset Instrument hereunder pursuant to a Joinder Agreement.
“Additional Fixed Asset Collateral Documents” means any security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create a Lien on any assets or properties of any Grantor to secure any Additional Fixed Asset Obligations owed thereunder to any Additional Fixed Asset Claimholders or under which rights or remedies with respect to such Liens are governed.
“Additional Fixed Asset Debt” means the principal amount of Indebtedness issued or incurred under any Additional Fixed Asset Instrument.
“Additional Fixed Asset Documents” means any Additional Fixed Asset Instrument, Additional Fixed Asset Collateral Document and any other Credit Document (or equivalent term as defined in any Additional Fixed Asset Instrument) and each of the other agreements, documents and instruments providing for or evidencing any other Additional Fixed Asset Obligation, including any document or instrument executed or delivered at any time in connection with any Additional Fixed Asset Obligations, including any intercreditor or joinder agreement among the holders of Additional Fixed Asset Obligations, to the extent such are effective at the relevant time.
“Additional Fixed Asset Instrument” means any (a) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures,

4

receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (c) instruments or agreements evidencing any other indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased, replaced or refunded in whole or in part from time to time in accordance with each applicable Additional Fixed Asset Instrument; provided that neither the ABL Credit Agreement, the Initial Fixed Asset Credit Agreement nor any Refinancing of any of the foregoing in this proviso shall constitute an Additional Fixed Asset Instrument at any time.
“Additional Fixed Asset Obligations” means all obligations of every nature of each Grantor from time to time owed to any Additional Fixed Asset Claimholders or any of their respective Affiliates under any Additional Fixed Asset Documents, whether for principal, interest, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing. “Additional Fixed Asset Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Additional Fixed Asset Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
“Additional Fixed Asset Secured Parties” means, at any time any trustees, agents and other representatives of the holders of any Additional Fixed Asset Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Fixed Asset Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Additional Fixed Asset Document outstanding at such time.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by agreement or otherwise.
“Agreement” has the meaning assigned to that term in the Preamble of this Agreement.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” means each of the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), Winding-Up and Restructuring Act (Canada), any similar federal, state or foreign laws, rules or regulations for the relief of debtors or any liquidation, conservatorship, bankruptcy, reorganization, insolvency, moratorium, rearrangement, receivership or assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Person and any similar laws, rules or regulations relating to or affecting the enforcement of creditors’ rights generally.

5

“Bank Product” has the meaning assigned to that term in the ABL Credit Agreement.
“Borrowers” shall mean the Term Loan Borrower and the ABL Borrowers (each, a “Borrower”).
“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.
“Canadian ABL Security Agreement” means the Canadian ABL Security Agreement, dated as of the date hereof, among the ABL Borrowers, each of the other grantors from time to time party thereto and Bank of America, N.A., as collateral agent, as it may be amended, restated, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.
“Canadian Initial Fixed Asset Security Agreement” means the Canadian Security Agreement, dated as of the date hereof, among the Term Loan Borrower, each of the other grantors from time to time party thereto and Bank of America, N.A., as collateral agent, as it may be amended, supplemented or otherwise modified from time to time.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.
“Cash Collateralize” has the meaning assigned to that term in the ABL Credit Agreement.
“Cash Equivalents” means:
(a)    U.S. Dollars, Canadian Dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;
(b)    readily marketable direct obligations of any member of the European Economic Area, Switzerland, or Japan, or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such country, and, at the time of acquisition thereof, having a credit rating of at least AA- (or the equivalent grade) by Moody’s or Aa3 by S&P;
(c)    marketable general obligations issued by any state of the United States or any province or territory of Canada or any political subdivision thereof or any instrumentality thereof that are guaranteed by the full faith and credit of such state, province or territory and, at the time of acquisition thereof, having a credit rating of at least AA- (or the equivalent grade) by Moody’s or Aa3 by S&P;
(d)    securities or any other evidence of Indebtedness or readily marketable direct obligations issued or directly and fully guaranteed or insured by the United States or Canadian

6

government or any agency or instrumentality of the United States or Canadian government (provided that the full faith and credit of the United States or Canada is pledged in support of those securities), in such case having maturities of not more than twelve months from the date of acquisition;
(e)    certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any Initial Fixed Asset Lender or ABL Lender or any commercial bank or trust company having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s and a combined capital and surplus greater than $500,000,000;
(f)    repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clauses (a) and (e) above entered into with any financial institution meeting the qualifications specified in clause (e) above;
(g)    commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within twelve months after the date of acquisition; and
(h)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (g) of this definition.
“Claimholders” means, collectively, the ABL Claimholders and the Fixed Asset Claimholders.
“Collateral” means all of the assets and property of any Grantor, whether real (or immovable), personal (or movable) or mixed, upon which a Lien has been granted or purported to be granted pursuant to any Credit Document.
“Collateral Agents” means, collectively, (a) the ABL Collateral Agent, (b) the Initial Fixed Asset Collateral Agent and (c) each Additional Fixed Asset Collateral Agent.
“Collateral Enforcement Action” means, collectively or individually for one or more of the Collateral Agents, when a ABL Default or Fixed Asset Default, as the case may be, has occurred and is continuing, whether or not in consultation with any other Collateral Agent, any action by any Collateral Agent to repossess or join any Person in repossessing, or exercise or join any Person in exercising, or institute or maintain or participate in any action or proceeding with respect to, any remedies with respect to any Collateral or commence the judicial enforcement of any of the rights and remedies under the Credit Documents or under any applicable law, but in all cases (a) including, without limitation, (i) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy, power of sale or foreclosure action or proceeding, or other equivalent action or proceeding with respect to any Collateral, whether under any Credit Document or otherwise, (ii) exercising any right of set-off with respect to any Credit Party or (iii) exercising any remedy under any Deposit Account Control Agreement, Dominion Account, Landlord Lien Waiver and Access Agreement (as defined in the ABL Credit Agreement) or similar agreement or arrangement and (b) excluding the imposition of

7

a default rate or late fee; provided, that notwithstanding anything to the contrary in the foregoing, the exercise of rights or remedies by the ABL Collateral Agent under any Deposit Account Control Agreement or Dominion Account during a Liquidity Period (as defined in the ABL Credit Agreement) resulting from the occurrence or continuation of a Liquidity Event (as defined in the ABL Credit Agreement) shall not constitute a Collateral Enforcement Action under this Agreement.
“Contingent Obligations” means at any time, any indemnification or other similar contingent obligations which are not then due and owing at the time of determination.
“Controlling Additional Fixed Asset Collateral Agent” means the Additional Fixed Asset Collateral Agent of the Series of Additional Fixed Asset Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional Fixed Asset Obligations.
“Controlling Fixed Asset Collateral Agent” means (a) until the Discharge of Initial Fixed Asset Obligations has occurred, the Initial Fixed Asset Collateral Agent and (b) from and after the Discharge of Initial Fixed Asset Obligations has occurred, the Controlling Additional Fixed Asset Collateral Agent.
“Credit Documents” means, collectively, the ABL Credit Documents and the Fixed Asset Documents.
“Credit Party” means each ABL Credit Party and each Fixed Asset Credit Party.
“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with the Parent and its Restricted Subsidiaries’ operations and not for speculative purposes.
“Deposit Account” as defined in the UCC.
“Deposit Account Control Agreement” has the meaning assigned to that term in the ABL Credit Agreement.
“DIP Financing” has the meaning assigned to that term in Section 6.01.
“Discharge of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.05:
(a)    payment in full in cash of the principal of and interest (including Post-Petition Interest), on all Indebtedness outstanding under the ABL Credit Documents and constituting ABL Obligations (other than Secured Bank Product Obligations (as defined in the ABL Credit Agreement), and letters of credit issued under the ABL Credit Agreement that are Cash Collateralized or backstopped on terms reasonably satisfactory to the ABL Administrative Agent);
(b)    payment in full in cash of all other ABL Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than Contingent Obligations and Secured Bank Product Obligations (as defined in the ABL Credit

8

Agreement), and letters of credit issued under the ABL Credit Agreement that are Cash Collateralized or backstopped on terms reasonably satisfactory to the ABL Administrative Agent);
(c)    termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations; and
(d)    termination of all letters of credit issued under the ABL Credit Agreement and constituting ABL Obligations or providing cash collateral or backstop letters of credit acceptable to the ABL Administrative Agent in an amount equal to 102% of the applicable outstanding reimbursement obligation (in a manner reasonably satisfactory to the ABL Administrative Agent).
“Discharge of Fixed Asset Obligations” means, except to the extent otherwise expressly provided in Section 5.05:
(a)    payment in full in cash of the principal of and interest (including Post-Petition Interest), on all Indebtedness outstanding under Fixed Asset Documents and constituting Fixed Asset Obligations;
(b)    payment in full in cash of all other Fixed Asset Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than Contingent Obligations and obligations under any Swap Contract or Bank Product, or any comparable terms under any other Fixed Asset Document); and
(c)    termination or expiration of all commitments, if any, to extend credit that would constitute Fixed Asset Obligations.
“Discharge of Initial Fixed Asset Obligations” means, except to the extent otherwise expressly provided in Section 5.05:
(a)    payment in full in cash of the principal of and interest (including Post-Petition Interest), on all Indebtedness outstanding under Initial Fixed Asset Documents and constituting Initial Fixed Asset Obligations;
(b)    payment in full in cash of all other Initial Fixed Asset Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than Contingent Obligations); and
(c)    termination or expiration of all commitments, if any, to extend credit that would constitute Initial Fixed Asset Obligations.
“Disposition” has the meaning assigned to that term in Section 5.01(b).
“Documents” as defined in the UCC.
“Dominion Account” has the meaning assigned to that term in the ABL Credit Agreement.
“Enforcement Notice” means a written notice delivered, at a time when a ABL Default or

9

Fixed Asset Default has occurred and is continuing, by either (a) in the case of a ABL Default, the ABL Collateral Agent to the Controlling Fixed Asset Collateral Agent or (b) in the case of a Fixed Asset Default, the Controlling Fixed Asset Collateral Agent to the ABL Collateral Agent, in each case, announcing that an Enforcement Period has commenced, specifying the relevant event of default, stating the current balance of the ABL Obligations or the Fixed Asset Obligations, as applicable, and requesting prompt notification of the current balance of the Fixed Asset Obligations or the ABL Obligations, as applicable, owing to the noticed party.
“Enforcement Period” means the period of time following the receipt by either the ABL Collateral Agent or the Controlling Fixed Asset Collateral Agent of an Enforcement Notice until the earliest of (a) in the case of an Enforcement Period commenced by the Controlling Fixed Asset Collateral Agent, the occurrence of the Discharge of Fixed Asset Obligations, (b) in the case of an Enforcement Period commenced by the ABL Collateral Agent, the occurrence of the Discharge of ABL Obligations, (c) the ABL Collateral Agent or the Controlling Fixed Asset Collateral Agent (as applicable) agrees in writing to terminate the Enforcement Period or (d) the date on which the ABL Default or the Fixed Asset Default that was the subject of the Enforcement Notice relating to such Enforcement Period has been cured to the satisfaction of the ABL Collateral Agent or the Controlling Fixed Asset Collateral Agent, as applicable, or waived in writing in accordance with the requirements of the applicable Credit Documents.
“Excluded Collateral” has the meaning assigned to that term in the ABL Security Agreements.
“Fixed Asset Claimholders” means, at any relevant time, the holders of Fixed Asset Obligations at that time, including each Fixed Asset Collateral Agent.
“Fixed Asset Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Fixed Asset Obligations.
“Fixed Asset Collateral Agents” means the Initial Fixed Asset Collateral Agent and each Additional Fixed Asset Collateral Agent.
“Fixed Asset Collateral Documents” means the Initial Fixed Asset Collateral Documents and any Additional Fixed Asset Collateral Documents.
“Fixed Asset Default” means an “Event of Default” or equivalent term (as defined in any of the Fixed Asset Documents).
“Fixed Asset Documents” means the Initial Fixed Asset Documents and any Additional Fixed Asset Documents.
“Fixed Asset Facility Agreement” means the Initial Fixed Asset Credit Agreement and any Additional Fixed Asset Instrument.
“Fixed Asset Mortgages” means a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Grantor

10

is granted to secure any Fixed Asset Obligations or (except for this Agreement) under which rights or remedies with respect to any such Liens are governed.
“Fixed Asset Obligations” means the Initial Fixed Asset Obligations and any Additional Fixed Asset Obligations.
“Fixed Asset Priority Collateral” means the following assets of the Borrower and the Guarantors: (a) all shares of capital stock (or other ownership or profit interests) held by the Borrower or any Guarantor, (b) all debt owed to the Borrower or any Guarantor, (c) all property and assets, real and personal (other than assets of the type constituting ABL Priority Collateral), of the Borrower and each Guarantor, including, but not limited to, machinery and equipment, and other goods, owned real estate, patents, trademarks, trade names, copyrights, other intellectual property and other contract rights and (d) all proceeds and products of the property and assets described in clauses (a), (b) and (c) above.
“Fixed Asset Secured Parties” means the Initial Fixed Asset Secured Parties and any Additional Fixed Asset Secured Parties.
“Fixed Asset Standstill Period” has the meaning set forth in Section 3.01(a)(i).
“Governmental Authority” shall mean the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, for the avoidance of doubt, any supra-national bodies such as the European Union or the European Central Bank).
“Grantors” means the Borrowers, the Parent, each other Guarantor and each other Person that is organized under the laws of the United States of America, any State thereof or the District of Columbia or Canada or any province or territory thereof that has or may from time to time hereafter execute and deliver a Fixed Asset Collateral Document or a ABL Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof).
“Guarantor” means, collectively, each “Guarantor” as defined in the Initial Fixed Asset Credit Agreement and the ABL Credit Agreement.
“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the Initial Fixed Asset Credit Agreement, the ABL Credit Agreement or any Additional Fixed Asset Instrument, as applicable.
“Initial Fixed Asset Administrative Agent” has the meaning assigned to that term in the Preamble of this Agreement.
“Initial Fixed Asset Claimholders” means, at any relevant time, the holders of Initial Fixed Asset Obligations at that time, including the “Secured Creditors” as defined in the U.S. Initial Fixed Asset Security Agreement and/or the “Secured Creditors” as defined in the Canadian Initial Fixed

11

Asset Security Agreement.
“Initial Fixed Asset Collateral Documents” means the “Security Documents” (as defined in the Initial Fixed Asset Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Initial Fixed Asset Obligations or under which rights or remedies with respect to such Liens are governed.
“Initial Fixed Asset Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.
“Initial Fixed Asset Documents” means the Initial Fixed Asset Credit Agreement, the Initial Fixed Asset Collateral Documents and the other Credit Documents (as defined in the Initial Fixed Asset Credit Agreement) and each of the other agreements, documents and instruments providing for or evidencing any other Initial Fixed Asset Obligation, including, to the extent applicable, any other document or instrument executed or delivered at any time in connection with any Initial Fixed Asset Obligations, including any intercreditor or joinder agreement among holders of Initial Fixed Asset Obligations, to the extent such are effective at the relevant time.
“Initial Fixed Asset Lenders” means “Lenders” as defined under the Initial Fixed Asset Credit Agreement.
“Initial Fixed Asset Obligations” means all obligations of every nature of each Grantor from time to time owed to any Initial Fixed Asset Claimholders or any of their respective Affiliates under the Initial Fixed Asset Documents, whether for principal, interest, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing. “Initial Fixed Asset Obligations” shall include all interest accrued or accruing (or which would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Initial Fixed Asset Document whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.
“Initial Fixed Asset Secured Parties” means, at any time, the Initial Fixed Asset Administrative Agent, the Initial Fixed Asset Collateral Agent, the trustees, agents and other representatives of the holders of the Initial Fixed Asset Obligations (including any holders of Initial Fixed Asset Obligations pursuant to supplements executed in connection with the incurrence of additional Indebtedness under the Initial Fixed Asset Credit Agreement), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Initial Fixed Asset Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Initial Fixed Asset Document outstanding at such time.
“Insolvency or Liquidation Proceeding” means:
(a)    any voluntary or involuntary case or proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor;
(b)    any other voluntary or involuntary insolvency, reorganization, winding-up or

12

bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets (other than any merger or consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to of the terms of each ABL Credit Agreement and each Fixed Asset Facility Agreement);
(c)    any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy (other than any merger or consolidation, liquidation, windup or dissolution not involving bankruptcy that is expressly permitted pursuant to the terms of each ABL Credit Agreement and each Fixed Asset Facility Agreement);
(d)    any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt or other property of any Grantor;
(e)    any case or proceeding seeking the entry of an order of relief or the appointment of a custodian, receiver, trustee or other similar proceeding with respect to any Grantor or any property or Indebtedness of any Grantor; or
(f)    any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
“Intellectual Property” means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, Canada, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, Trade Secret Licenses and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Investment Property” means “investment property” as such term is defined in the UCC as in effect on the date hereof in the State of New York.
“Joinder Agreement” means an agreement substantially in the form of Exhibit A, or in a form otherwise acceptable to each Collateral Agent, after giving effect to Sections 5.03 and 5.06, as applicable
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.
“Lien” shall mean any security interest, charge, mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, hypothec, deemed or statutory trust, security conveyance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing).
“Mortgaged Premises” means any real property which shall now or hereafter be subject

13

to a Fixed Asset Mortgage.
“New Agent” has the meaning assigned to that term in Section 5.05.
“New Debt Notice” has the meaning assigned to that term in Section 5.05.
“Non-Controlling Fixed Asset Collateral Agent” means each Fixed Asset Collateral Agent other than the Controlling Fixed Asset Collateral Agent.
“Notice of Occupancy” has the meaning assigned to that term in Section 3.03(b).
“Parent” has the meaning set forth in the Preamble to this Agreement.
“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Pledged Collateral” has the meaning set forth in Section 5.04.
“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Fixed Asset Documents or the ABL Credit Documents, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.
“PPSA” means the Personal Property Security Act of Ontario; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest or hypothec in any Collateral is governed by the PPSA as in effect in a Canadian jurisdiction other than Ontario, or the Civil Code of Quebec, “PPSA” means the Personal Property Security Act as in effect from time to time in such other jurisdiction or the Civil Code of Quebec, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“Priority Collateral” with respect to (a) the ABL Claimholders, all ABL Priority Collateral and (b) the Fixed Asset Claimholders, all Fixed Asset Priority Collateral.
“Proceeds” means all “proceeds” as such term is defined in the UCC and, in any event, shall also include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Collateral Agent or any Grantor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

14

“Recovery” has the meaning assigned to that term in Section 6.04.
“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
“Securities Account” as defined in the UCC.
“Series” means, with respect to any Fixed Asset Obligations, each of (a) the Initial Fixed Asset Obligations and (b) the Additional Fixed Asset Obligations incurred pursuant to any Additional Fixed Asset Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Additional Fixed Asset Collateral Agent (in its capacity as such for such Additional Fixed Asset Obligations).
“Supporting Obligations” as defined in the UCC.
“Swap Contract” has the meaning assigned to that term in the ABL Credit Agreement.
“Trustee” has the meaning assigned to such term in the Recitals.
“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of any Collateral Agent’s or any secured party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect from time to time in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
“U.S. ABL Security Agreement” means the ABL Security Agreement, dated as of the date hereof, among the ABL Borrowers, each of the other grantors from time to time party thereto and Bank of America, N.A., as collateral agent, as it may be amended, supplemented or otherwise modified from time to time.
“U.S. Initial Fixed Asset Security Agreement” means the U.S. Security Agreement, dated as of the date hereof, among the Term Loan Borrower, each of the other grantors from time to time party thereto and Bank of America, N.A., as collateral agent, as it may be amended, supplemented or otherwise modified from time to time.

15

Section 1.02.    Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise:
(a)    any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended in accordance with the terms of this Agreement (including in connection with any Refinancing);
(b)    any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;
(c)    the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;
(d)    all references herein to Sections shall be construed to refer to Sections of this Agreement;
(e)    all references to terms defined in the UCC in effect in the State of New York shall have the meaning ascribed to them therein (unless otherwise specifically defined herein); and
(f)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible (or corporeal) and intangible (or incorporeal) assets and properties, including cash, securities, accounts and contract rights.
ARTICLE 2
LIEN PRIORITIES.
Section 2.01.    Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Fixed Asset Obligations granted on the Collateral or of any Liens securing the ABL Obligations granted on the Collateral and notwithstanding any provision of any UCC or the PPSA, or any other applicable law or the ABL Loan Documents or the Fixed Asset Documents or any defect or deficiencies in, or failure to perfect, the Liens securing the ABL Obligations or Fixed Asset Obligations or any other circumstance whatsoever, the ABL Collateral Agent, on behalf of itself and/or the ABL Claimholders, and each Fixed Asset Collateral Agent, on behalf of itself and/or the applicable Fixed Asset Claimholders, hereby each agrees that:
(a)    any Lien of the ABL Collateral Agent on the ABL Priority Collateral, whether now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to all Liens on the ABL Priority Collateral securing any Fixed Asset Obligations and, accordingly, each Fixed Asset

16

Collateral Agent and each Fixed Asset Claimholder, as applicable, cedes priority of rank of their respective Liens in favour of any Lien of the ABL Collateral Agent and, as applicable, any Lien of the ABL Claimholders, in all respects necessary to achieve the foregoing priority; and
(b)    any Lien of any Fixed Asset Collateral Agent on the Fixed Asset Priority Collateral, whether now or hereafter held by or on behalf of such Fixed Asset Collateral Agent, any Fixed Asset Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to all Liens on the Fixed Asset Priority Collateral securing any ABL Obligations and, accordingly, the ABL Collateral Agent and each ABL Claimholder, as applicable, cedes priority of rank of their respective Liens in favour of any Lien of each Fixed Asset Collateral Agent and, as applicable, any Lien of the Fixed Asset Claimholders, in all respects necessary to achieve the foregoing priority.
Section 2.02.    Prohibition on Contesting Liens. Each Fixed Asset Collateral Agent, for itself and on behalf of each applicable Fixed Asset Claimholder, and the ABL Collateral Agent, for itself and on behalf of each ABL Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the ABL Claimholders or any of the Fixed Asset Claimholders in the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any ABL Claimholder or Fixed Asset Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Obligations as provided in Sections 2.01, 3.01 and 3.02.
Section 2.03.    No New Liens. Until the Discharge of ABL Obligations and the Discharge of Fixed Asset Obligations have occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against one or more of the Borrowers or any other Grantor, the parties hereto acknowledge and agree that, except as expressly provided in any Additional Fixed Asset Document (but only to the extent such Additional Fixed Asset Document waives the right of the Fixed Asset Obligations to be secured by such assets or property), it is their intention that:
(a)    there shall be no Liens on any asset or property of any Grantor to secure any Fixed Asset Obligation unless a Lien on such asset or property also secures the ABL Obligations;
(b)    there shall be no Liens on any asset or property of any Grantor to secure any ABL Obligations unless a Lien on such asset or property also secures the Fixed Asset Obligations.
To the extent any additional Liens are granted on any such asset or property as described above, the priority of such additional Liens shall be determined in accordance with Section 2.01. In addition, to the extent that Liens are granted on any such asset or property to secure any Fixed Asset Obligation or ABL Obligation, as applicable, and a corresponding Lien is not granted to secured the ABL Obligations or Fixed Charge Obligations, as applicable, without limiting any other rights and remedies available hereunder, the ABL Collateral Agent, on behalf of the ABL Claimholders and each Fixed Asset Collateral Agent, on behalf of the applicable Fixed Asset Claimholders, agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in

17

contravention of this Section 2.03 shall be subject to Section 4.02.
Section 2.04.    Similar Liens and Agreements. The parties hereto agree that it is their intention that, except as expressly provided in any Additional Fixed Asset Document (but only to the extent such Additional Fixed Asset Document waives the right of the Fixed Asset Obligations to be secured by any asset or property), the ABL Collateral and the Fixed Asset Collateral be identical. In furtherance of the foregoing and of Section 8.08, the parties hereto agree, subject to the other provisions of this Agreement:
(a)    upon request by the ABL Collateral Agent or any Fixed Asset Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Fixed Asset Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Credit Documents and the Fixed Asset Documents; and
(b)    that the ABL Collateral Documents (other than the Deposit Account Control Agreements and Dominion Accounts), taken as a whole, and the Fixed Asset Collateral Documents (other than as expressly provided in any Additional Fixed Asset Document), taken as a whole, shall be in all material respects the same forms of documents other than with respect to differences to reflect the nature of the lending arrangements and the first and second lien nature of the Obligations thereunder with respect to the Fixed Asset Priority Collateral and the ABL Priority Collateral.
ARTICLE 3
ENFORCEMENT.
Section 3.01.    Exercise of Remedies – Restrictions on Fixed Asset Collateral Agents. (a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the Fixed Asset Collateral Agents and the Fixed Asset Claimholders:
(i)    will not exercise or seek to exercise any rights or remedies with respect to any ABL Priority Collateral (including the exercise of any right of set-off or any right under any lockbox agreement or any control agreement with respect to Deposit Accounts or Securities Accounts) or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the Controlling Fixed Asset Collateral Agent may exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (A) the date on which any Fixed Asset Collateral Agent declared the existence of a Fixed Asset Default and demanded the repayment of all the principal amount of any Fixed Asset Obligations; and (B) the date on which the ABL Collateral Agent received notice from such Controlling Fixed Asset Collateral Agent of such declaration of a Fixed Asset Default (the “Fixed Asset Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall any Fixed Asset Collateral Agent or any Fixed Asset Claimholder exercise any rights or remedies with respect to the ABL Priority Collateral if, notwithstanding the expiration of the Fixed Asset Standstill Period, the ABL Collateral Agent or ABL Claimholders shall have commenced and be diligently pursuing the exercise of their rights

18

or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the Controlling Fixed Asset Collateral Agent);
(ii)    will not contest, protest or object to, or otherwise interfere with, any foreclosure proceeding or action brought by the ABL Collateral Agent or any ABL Claimholder or any other exercise by the ABL Collateral Agent or any ABL Claimholder of any rights and remedies relating to the ABL Priority Collateral, whether under the ABL Credit Documents or otherwise; and
(iii)    subject to their rights under clause (a)(i) above and except as may be permitted in Section 3.01(c), will not object to the forbearance by the ABL Collateral Agent or any of the ABL Claimholders from bringing or pursuing any Collateral Enforcement Action;
provided, however, that, in the case of (i), (ii) and (iii) above, the Liens granted to secure the Fixed Asset Obligations of the Fixed Asset Claimholders shall attach to the Proceeds thereof subject to the relative priorities described in Article 2.
(b)    Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that the ABL Collateral Agent and the ABL Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of ABL Priority Collateral by the respective Grantors after a ABL Default) make determinations regarding the release, disposition, or restrictions with respect to the ABL Priority Collateral (including, without limitation, exercising remedies under Deposit Account Control Agreements and Dominion Accounts) without any consultation with or the consent of any Fixed Asset Collateral Agent or any Fixed Asset Claimholder; provided, however, that the Lien securing the Fixed Asset Obligations shall remain on the Proceeds (other than those properly applied to the ABL Obligations) of such Collateral released or disposed of subject to the relative priorities described in Article 2. In exercising rights and remedies with respect to the ABL Priority Collateral, each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that the ABL Collateral Agent and the ABL Claimholders may enforce the provisions of the ABL Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the ABL Priority Collateral upon foreclosure or other disposition, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and the PPSA, as applicable, and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. Each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that it will not seek, and hereby waives any right, to have any ABL Priority Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral.

19

(c)    Notwithstanding the foregoing, any Fixed Asset Collateral Agent and any Fixed Asset Claimholder may:
(i)    file a claim or statement of interest with respect to the Fixed Asset Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;
(ii)    take any action in order to create, perfect, preserve or protect its Lien on any of the Collateral; provided that such action shall not be inconsistent with the terms of this Agreement and shall not be adverse to the priority status of the Liens on the ABL Priority Collateral, or the rights of the ABL Collateral Agent or the ABL Claimholders to exercise remedies in respect thereof;
(iii)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Fixed Asset Claimholders, including any claims secured by the ABL Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
(iv)    file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;
(v)    vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Fixed Asset Obligations and the Fixed Asset Priority Collateral; and
(vi)    exercise any of its rights or remedies with respect to any of the Collateral after the termination of the Fixed Asset Standstill Period to the extent permitted by Section 3.01(a)(i).
Each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that it will not take or receive any ABL Priority Collateral or any Proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of ABL Obligations has occurred, except as expressly provided in Sections 3.01(a), 6.03(c)(i) and this Section 3.01(c), the sole right of the Fixed Asset Collateral Agents and the Fixed Asset Claimholders with respect to the ABL Priority Collateral is to hold a Lien on such Collateral pursuant to the Fixed Asset Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of ABL Obligations has occurred.

20

(d)    Subject to Sections 3.01(a) and (c) and Section 6.03(c)(i):
(i)    each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that it will not, except as not prohibited herein, take any action that would hinder any exercise of remedies under the ABL Credit Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the ABL Priority Collateral, whether by foreclosure or otherwise;
(ii)    each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, hereby waives any and all rights it or the applicable Fixed Asset Claimholders may have as a junior lien creditor with respect to the ABL Priority Collateral or otherwise to object to the manner in which the ABL Collateral Agent or the ABL Claimholders seek to enforce or collect the ABL Obligations or the Liens on the ABL Priority Collateral securing the ABL Obligations granted in any of the ABL Credit Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Claimholders is adverse to the interest of the Fixed Asset Claimholders; and
(iii)    each Fixed Asset Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the Fixed Asset Collateral Documents or any other Fixed Asset Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Claimholders with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Credit Documents.
(e)    Except as otherwise specifically set forth in Sections 3.01(a) and (d) and 3.05, the Fixed Asset Collateral Agents and the Fixed Asset Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the Fixed Asset Priority Collateral, in each case, in accordance with the terms of the applicable Fixed Asset Documents and applicable law; provided, however, that in the event that any Fixed Asset Claimholder becomes a judgment Lien creditor in respect of ABL Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Fixed Asset Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the ABL Obligations) as the other Liens securing the Fixed Asset Obligations are subject to this Agreement.
(f)    Nothing in this Agreement shall prohibit the receipt by any Fixed Asset Collateral Agent or any Fixed Asset Claimholders of payments of interest, principal and other amounts owed in respect of the applicable Fixed Asset Obligations so long as such receipt is not the direct or indirect result of the exercise by such Fixed Asset Collateral Agent or any Fixed Asset Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement of any Lien held by any of them, in each case in contravention of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Collateral Agent or the ABL Claimholders may have against the Grantors under the ABL Credit Documents, other than with respect to the Fixed Asset Priority Collateral solely to the extent expressly provided herein.

21

Section 3.02.    Exercise of Remedies – Restrictions on ABL Collateral Agent. (a) Until the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Collateral Agent and the ABL Claimholders:
(i)    will not exercise or seek to exercise any rights or remedies with respect to any Fixed Asset Priority Collateral or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure); provided, however, that the ABL Collateral Agent may exercise the rights provided for in Section 3.03 (with respect to any Access Period) and may exercise any or all such other rights or remedies after the passage of a period of at least 180 days has elapsed since the later of: (A) the date on which the ABL Collateral Agent declared the existence of any ABL Default and demanded the repayment of all the principal amount of any ABL Obligations; and (B) the date on which the Controlling Fixed Asset Collateral Agent received notice from the ABL Collateral Agent of such declaration of an ABL Default (the “ABL Standstill Period”); provided, further, however, that notwithstanding anything herein to the contrary, in no event shall the ABL Collateral Agent or any ABL Claimholder exercise any rights or remedies (other than those under Section 3.03) with respect to the Fixed Asset Priority Collateral if, notwithstanding the expiration of the ABL Standstill Period, the Controlling Fixed Asset Collateral Agent shall have commenced and be diligently pursuing the exercise of their rights or remedies with respect to all or any material portion of such Collateral (prompt notice of such exercise to be given to the ABL Collateral Agent);
(ii)    will not contest, protest or object to, or otherwise interfere with, any foreclosure proceeding or action brought by any Fixed Asset Collateral Agent or any Fixed Asset Claimholder or any other exercise by a Fixed Asset Collateral Agent or any Fixed Asset Claimholder of any rights and remedies relating to the Fixed Asset Priority Collateral, whether under the Fixed Asset Documents or otherwise; and
(iii)    subject to their rights under clause (a)(i) above and except as may be permitted in Section 3.02(c), will not object to the forbearance by any Fixed Asset Collateral Agent or Fixed Asset Claimholders from bringing or pursuing any Collateral Enforcement Action;
provided, however, that in the case of (i), (ii) and (iii) above, the Liens granted to secure the ABL Obligations of the ABL Claimholders shall attach to the Proceeds thereof subject to the relative priorities described in Article 2.
(b)    Until the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that the Fixed Asset Collateral Agents and the Fixed Asset Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and, in connection therewith (including voluntary Dispositions of Fixed Asset Priority Collateral by the respective Grantors after a Fixed Asset Default) make determinations regarding the release, disposition, or restrictions with respect to the Fixed Asset Priority Collateral without any consultation with or the consent of the ABL Collateral Agent or any ABL Claimholder; provided, however, that the Lien securing the ABL

22

Obligations shall remain on the Proceeds (other than those properly applied to the Fixed Asset Obligations) of such Collateral released or disposed of subject to the relative priorities described in Article 2. In exercising rights and remedies with respect to the Fixed Asset Priority Collateral, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that the Fixed Asset Collateral Agents and the Fixed Asset Claimholders may enforce the provisions of the Fixed Asset Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Fixed Asset Priority Collateral upon foreclosure or other disposition, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and the PPSA, as applicable, and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. The ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, agrees that it will not seek, and hereby waives any right, to have any Fixed Asset Priority Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral.
(c)    Notwithstanding the foregoing, the ABL Collateral Agent and any ABL Claimholder may:
(i)    file a claim or statement of interest with respect to the ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;
(ii)    take any action in order to create, perfect, preserve or protect its Lien on any of the Collateral; provided that such action shall not be inconsistent with the terms of this Agreement and shall not be adverse to the priority status of the Liens on the Fixed Asset Priority Collateral, or the rights of any Fixed Asset Collateral Agent or any of the Fixed Asset Claimholders to exercise remedies in respect thereof;
(iii)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Claimholders, including any claims secured by the Fixed Asset Priority Collateral, if any, in each case in accordance with the terms of this Agreement;
(iv)    file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement;
(v)    vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the ABL Obligations and the ABL Priority Collateral; and
(vi)    exercise any of its rights or remedies with respect to any of the Collateral after the termination of the ABL Standstill Period to the extent permitted by Section 3.02

23

(a)(i).
The ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that it will not take or receive any Fixed Asset Priority Collateral or any Proceeds of such Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any such Collateral in its capacity as a creditor in violation of this Agreement. Without limiting the generality of the foregoing, unless and until the Discharge of Fixed Asset Obligations has occurred, except as expressly provided in Sections 3.02(a), 3.03, 3.04, 6.03(c)(ii) and this Section 3.02(c), the sole right of the ABL Collateral Agent and the ABL Claimholders with respect to the Fixed Asset Priority Collateral is to hold a Lien on such Collateral pursuant to the ABL Collateral Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Fixed Asset Obligations has occurred.
(d)    Subject to Sections 3.02(a) and (c) and Sections 3.03 and 6.03(c)(ii):
(i)    the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, agrees that the ABL Collateral Agent and the ABL Claimholders will not, except as not prohibited herein, take any action that would hinder any exercise of remedies under the Fixed Asset Documents or that is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Fixed Asset Priority Collateral, whether by foreclosure or otherwise;
(ii)    the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, hereby waives any and all rights it or the ABL Claimholders may have as a junior lien creditor with respect to the Fixed Asset Priority Collateral or otherwise to object to the manner in which the any Fixed Asset Collateral Agent or the Fixed Asset Claimholders seek to enforce or collect the Fixed Asset Obligations or the Liens on the Fixed Asset Priority Collateral securing the Fixed Asset Obligations granted in any of the Fixed Asset Documents or undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of any Fixed Asset Collateral Agent or the Fixed Asset Claimholders is adverse to the interest of the ABL Claimholders; and
(iii)    the ABL Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any of the ABL Collateral Documents or any other ABL Credit Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Fixed Asset Collateral Agents or the Fixed Asset Claimholders with respect to the Fixed Asset Priority Collateral as set forth in this Agreement and the Fixed Asset Documents.
(e)    Except as otherwise specifically set forth in Sections 3.02(a) and (d) and 3.05, the ABL Collateral Agent and the ABL Claimholders may exercise rights and remedies as unsecured creditors against any Grantor and may exercise rights and remedies with respect to the ABL Priority Collateral, in each case, in accordance with the terms of the ABL Credit Documents and applicable law; provided, however, that in the event that any ABL Claimholder becomes a judgment Lien creditor in respect of Fixed Asset Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the ABL Obligations, such judgment Lien shall be subject to the

24

terms of this Agreement for all purposes (including in relation to the Fixed Asset Obligations) as the other Liens securing the ABL Obligations are subject to this Agreement.
(f)    Nothing in this Agreement shall prohibit the receipt by the ABL Collateral Agent or any ABL Claimholders of payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the ABL Collateral Agent or any ABL Claimholders of rights or remedies as a secured creditor (including set-off) or enforcement of any Lien held by any of them, in each case in contravention of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Fixed Asset Collateral Agents or the Fixed Asset Claimholders may have against the Grantors under the Fixed Asset Documents, other than with respect to the ABL Priority Collateral solely to the extent expressly provided herein.
Section 3.03.    Exercise of Remedies – Collateral Access Rights. (a) The ABL Collateral Agent and the Fixed Asset Collateral Agents agree not to commence any Collateral Enforcement Action until an Enforcement Notice has been given to the other Collateral Agent. Subject to the provisions of Sections 3.01 and 3.02 above, either Collateral Agent may join in any judicial proceedings commenced by the other Collateral Agent to enforce Liens on the Collateral; provided that neither Collateral Agent, nor the ABL Claimholders or the Fixed Asset Claimholders, as the case may be, shall interfere with the Collateral Enforcement Actions of the other with respect to Collateral in which such party has the priority Lien in accordance herewith.
(b)    If any Fixed Asset Collateral Agent, or any agent or representative of any Fixed Asset Collateral Agent, or any receiver, shall obtain possession or physical control of any of the Mortgaged Premises, such Fixed Asset Collateral Agent shall promptly notify the ABL Collateral Agent of that fact (such notice, a “Notice of Occupancy”) and the ABL Collateral Agent shall, within ten (10) Business Days thereafter, notify the Controlling Fixed Asset Collateral Agent as to whether the ABL Collateral Agent desires to exercise access rights under this Agreement (such notice, an “Access Acceptance Notice”), at which time the parties shall confer in good faith to coordinate with respect to the ABL Collateral Agent’s exercise of such access rights; provided, that it is understood and agreed that the Fixed Asset Collateral Agents shall obtain possession or physical control of the Mortgaged Premises in the manner provided in the applicable Fixed Asset Collateral Documents and in the manner provided herein. Access rights may apply to differing parcels of Mortgaged Premises at differing times, in which case, a differing Access Period may apply to each such property. In the event that the ABL Collateral Agent elects to exercise its access rights as provided in this Agreement, each Fixed Asset Collateral Agent agrees, for itself and on behalf of the applicable Fixed Asset Claimholders, that in the event that any Fixed Asset Claimholder exercises its rights to sell or otherwise dispose of any Mortgaged Premises, whether before or after the delivery of a Notice of Occupancy to the ABL Collateral Agent, the Fixed Asset Collateral Agents shall (i) provide access rights to the ABL Collateral Agent for the duration of the Access Period in accordance with this Agreement and (ii) if such a sale or other disposition occurs prior to the ABL Collateral Agent delivering an Access Acceptance Notice during the time period provided therefor, or if applicable, the expiration of the applicable Access Period, shall ensure that the purchaser or other transferee of such Mortgaged Premises provides the ABL Collateral Agent the opportunity to exercise its access rights, and upon delivery of an Access Acceptance Notice to such purchaser or transferee,

25

continued access rights to the ABL for the duration of the applicable Access Period, in the manner and to the extent required by this Agreement.
(c)    Upon delivery of notice to the Controlling Fixed Asset Collateral Agent as provided in Section 3.03(b), the Access Period shall commence for the subject parcel of Mortgaged Premises. During the Access Period, the ABL Collateral Agent and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the Fixed Asset Priority Collateral for the purpose of arranging for and effecting the sale or disposition of ABL Priority Collateral, including the production, completion, packaging and other preparation of such ABL Priority Collateral for sale or disposition. During any such Access Period, the ABL Collateral Agent and its agents, representatives and designees (and Persons employed on their respective behalves), may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales of ABL Priority Collateral. The ABL Collateral Agent shall take proper care of any Fixed Asset Priority Collateral that is used by the ABL Collateral Agent during the Access Period and repair and replace any damage (ordinary wear-and-tear excepted) caused by the ABL Collateral Agent or its agents, representatives or designees and the ABL Collateral Agent shall comply with all applicable laws in connection with its use or occupancy of the Fixed Asset Priority Collateral. The ABL Collateral Agent and the ABL Claimholders shall (to the extent that there are sufficient available proceeds of ABL Collateral for the purposes of paying such indemnity) indemnify and hold harmless the Fixed Asset Collateral Agents and the Fixed Asset Claimholders for any injury or damage to Persons or property caused by the acts or omissions of Persons under its control. The ABL Collateral Agent and the Fixed Asset Collateral Agents shall cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the other as described above, including the right of the Fixed Asset Collateral Agents to show the Fixed Asset Priority Collateral to prospective purchasers and to ready the Fixed Asset Priority Collateral for sale.
(d)    If any order or injunction is issued or stay is granted which prohibits the ABL Collateral Agent from exercising any of its rights hereunder, then at the ABL Collateral Agent’s option, the Access Period granted to the ABL Collateral Agent under this Section 3.03 shall be stayed during the period of such prohibition and shall continue thereafter for the number of days remaining as required under this Section 3.03. If any Fixed Asset Collateral Agent shall foreclose or otherwise sell any of the Fixed Asset Priority Collateral, such Fixed Asset Collateral Agent will notify the buyer thereof of the existence of this Agreement and that the buyer is acquiring the Fixed Asset Priority Collateral subject to the terms of this Agreement.
(e)    The Fixed Asset Collateral Agents (in the case of any Additional Fixed Asset Collateral Agent, to the extent such access rights have been granted to such Collateral Agent) and, to the extent such rights have been granted by the Grantors under any Initial Fixed Asset Documents, the Grantors, agree that the ABL Collateral Agent shall have access, during the Access Period, as described herein and each such Grantor that owns any of the Mortgaged Premises grants a non-exclusive easement in gross over its property to permit the uses by the ABL Collateral Agent contemplated by this Section 3.03. Each Fixed Asset Collateral Agent consents to such easement and to the recordation of a collateral access easement agreement, in form and substance reasonably acceptable to the Controlling Fixed Asset Collateral Agent, in the relevant real estate records with

26

respect to each parcel of real property that is now or hereafter subject to a Fixed Asset Mortgage. The ABL Collateral Agent agrees that upon either the occurrence of the Discharge of ABL Obligations or the expiration of the final Access Period with respect to any parcel of property covered by a Fixed Asset Mortgage, it shall, upon request, execute and deliver to the Controlling Fixed Asset Collateral Agent, or if a Discharge of Fixed Asset Obligations has occurred, to the respective Grantor, such documentation, in recordable form, as may reasonably be requested to terminate any and all rights with respect to such Access Periods.
Section 3.04.    Exercise of Remedies – Intellectual Property Rights/Access to Information. Each Fixed Asset Collateral Agent (in the case of any Additional Fixed Asset Collateral Agent, to the extent such rights have been granted to such Collateral Agent) and, to the extent such rights have been granted by the Grantors under any Initial Fixed Asset Documents, each Grantor hereby grants (to the full extent of their respective rights and interests) the ABL Collateral Agent and its agents, representatives and designees (a) a royalty free, rent free non-exclusive license and lease to use all of the Fixed Asset Priority Collateral constituting Intellectual Property, to complete the sale of inventory and (b) a royalty free non-exclusive license (which will be binding on any successor or assignee of the Intellectual Property) to use any and all Intellectual Property, in each case, at any time in connection with its Collateral Enforcement Action; provided, however, the royalty free, rent free non-exclusive license and lease granted in clause (a) shall immediately expire upon the sale, lease, transfer or other disposition of all such inventory.
Section 3.05.    Exercise of Remedies – Set Off and Tracing of and Priorities in Proceeds. (a) The ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, acknowledges and agrees that, to the extent the ABL Collateral Agent or any ABL Claimholder exercises its rights of set-off against any Grantors’ Deposit Accounts or Securities Accounts that contain identifiable Proceeds of Fixed Asset Priority Collateral, a percentage of the amount of such set-off equal to the percentage that such Proceeds bear to the total amount on deposit in or credited to the balance of such Deposit Accounts or Securities Accounts shall be deemed to constitute Fixed Asset Priority Collateral, which amount shall be held and distributed pursuant to Section 4.03; provided, however, that the foregoing shall not apply to any set-off by the ABL Collateral Agent against any ABL Priority Collateral to the extent applied to the payment of ABL Obligations.
(b)    Each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, also agrees that prior to an issuance of an Enforcement Notice, all funds deposited in an account subject to a Deposit Account Control Agreement or a Dominion Account that constitute ABL Priority Collateral and then applied to the ABL Obligations shall be treated as ABL Priority Collateral and, unless the ABL Collateral Agent has actual knowledge to the contrary, any claim that payments made to the ABL Collateral Agent through the Deposit Accounts and Securities Accounts that are subject to such Deposit Account Control Agreements or Dominion Accounts, respectively, are Proceeds of or otherwise constitute Fixed Asset Priority Collateral are waived by the Fixed Asset Collateral Agents and the Fixed Asset Claimholders.
(c)    The ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, and each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, further agree that prior to an issuance of an Enforcement Notice, any Proceeds of

27

Collateral, whether or not deposited in an account subject to a deposit account control agreement or a securities account control agreement, shall not (as between the Collateral Agents, the ABL Claimholders and the Fixed Asset Claimholders) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral.
ARTICLE 4
PAYMENTS.
Section 4.01.    Application of Proceeds. (a) Until the Discharge of ABL Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all ABL Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by the ABL Collateral Agent or any ABL Claimholder, shall be applied by the ABL Collateral Agent to the ABL Obligations in such order as specified in the relevant ABL Credit Documents. Upon the occurrence of the Discharge of ABL Obligations, the ABL Collateral Agent shall deliver to the Controlling Fixed Asset Collateral Agent any Collateral and Proceeds of Collateral held by it as a result of the exercise of remedies in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Controlling Fixed Asset Collateral Agent to the Fixed Asset Obligations in such order as specified in Section 4.01(b); it being understood that any security interest in Deposit Accounts in favor of the Fixed Asset Obligations shall no longer exist upon the occurrence of the Discharge of ABL Obligations.
(b)    Until the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, all Fixed Asset Priority Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by any Fixed Asset Collateral Agent or any Fixed Asset Claimholder, shall be applied by the Controlling Fixed Asset Collateral Agent to the Fixed Asset Obligations in the following order: first, to payment of that portion of the Fixed Asset Obligations constituting fees, indemnities, expenses and other amounts payable to each Fixed Asset Collateral Agent in its capacity as such pursuant to the terms of any Fixed Asset Document; second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Fixed Asset Claimholders pursuant to the terms of any Fixed Asset Document; and third, to the payment in full of Fixed Asset Obligations of each Series on a ratable basis, and with respect to the Fixed Asset Obligations of a given Series in accordance with the terms of the terms of the applicable Fixed Asset Documents. Upon the occurrence of the Discharge of Fixed Asset Obligations, each Fixed Asset Collateral Agent shall deliver to the ABL Collateral Agent any Collateral and Proceeds of Collateral held by it as a result of the exercise of remedies in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the ABL Collateral Agent to the ABL Obligations in such order as specified in the ABL Collateral Documents.
Section 4.02.    Payments Over in Violation of Agreement. So long as neither the Discharge of ABL Obligations nor the Discharge of Fixed Asset Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in the final sentence

28

of Section 2.03) received by any Collateral Agent or any Fixed Asset Claimholders or ABL Claimholders in connection with the exercise of any right or remedy (including set-off and the right to credit bid their debt) relating to the Collateral in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the appropriate Collateral Agent for the benefit of the Fixed Asset Claimholders or the ABL Claimholders, as the case may be, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Collateral Agent is hereby authorized by the other Collateral Agent to make any such endorsements as agent for the other Collateral Agent or any Fixed Asset Claimholders or ABL Claimholders, as the case may be. This authorization is coupled with an interest and is irrevocable until the Discharge of ABL Obligations and Discharge of Fixed Asset Obligations have occurred.
Section 4.03.    Application of Payments. Subject to the other terms of this Agreement, all payments received by (a) the ABL Collateral Agent or the ABL Claimholders may be applied, reversed and reapplied, in whole or in part, to the ABL Obligations to the extent provided for in the ABL Credit Documents and (b) the Fixed Asset Collateral Agents or the Fixed Asset Claimholders may be applied, reversed and reapplied, in whole or in part, to the Fixed Asset Obligations in the order set forth in Section 4.01(b).
Section 4.04.    Reinstatement. (a) To the extent any payment with respect to any ABL Obligation (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of set-off or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Fixed Asset Claimholders, receiver or similar Person, whether in connection with any Insolvency or Liquidation Proceeding or otherwise, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the ABL Claimholders and the Fixed Asset Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the ABL Credit Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the ABL Claimholders and the Fixed Asset Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “ABL Obligations”.
(b)    To the extent any payment with respect to any Fixed Asset Obligation (whether by or on behalf of any Grantor, as Proceeds of security, enforcement of any right of set-off or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any ABL Claimholders, receiver or similar Person, whether in connection with any Insolvency or Liquidation Proceeding or otherwise, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the Fixed Asset Claimholders and the ABL Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Fixed Asset Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such

29

interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the Fixed Asset Claimholders and the ABL Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as the “Fixed Asset Obligations”.
ARTICLE 5
OTHER AGREEMENTS.
Section 5.01.    Releases. (a) (i) If in connection with the exercise of the ABL Collateral Agent’s remedies in respect of any Collateral as provided for in Section 3.01, the ABL Collateral Agent, for itself or on behalf of any of the ABL Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, then the Liens, if any, of each Fixed Asset Collateral Agent, for itself or for the benefit of the Fixed Asset Claimholders, on the ABL Priority Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. Each Fixed Asset Collateral Agent, for itself or on behalf of any such Fixed Asset Claimholders, promptly shall execute and deliver to the ABL Collateral Agent or such Grantor such termination statements, releases and other documents as the ABL Collateral Agent or such Grantor may request to effectively confirm such release.
(ii)    If in connection with the exercise of the Controlling Fixed Asset Collateral Agent’s remedies in respect of any Collateral as provided for in Section 3.02, the Controlling Fixed Asset Collateral Agent, for itself or on behalf of any of the Fixed Asset Claimholders, releases any of its Liens on any part of the Fixed Asset Priority Collateral, then (x) the Liens, if any, of the ABL Collateral Agent, for itself or for the benefit of the ABL Claimholders, on the Fixed Asset Priority Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released and (y) the Liens, if any, of each Non-Controlling Fixed Asset Collateral Agent, for itself or for the benefit of the applicable Fixed Asset Claimholders, on the Fixed Asset Priority Collateral sold or disposed of in connection with such exercise, shall be automatically, unconditionally and simultaneously released. The ABL Collateral Agent, for itself or on behalf of any such ABL Claimholders, and each Non-Controlling Fixed Asset Collateral Agent, for itself or on behalf of any applicable Fixed Asset Claimholders, promptly shall execute and deliver to the Controlling Fixed Asset Collateral Agent or such Grantor such termination statements, releases and other documents as the Controlling Fixed Asset Collateral Agent or such Grantor may request to effectively confirm such release.
(b)    If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the ABL Credit Documents and the Fixed Asset Documents (other than in connection with the exercise of the respective Collateral Agent’s rights and remedies in respect of the Collateral as provided for in Sections 3.01 and 3.02), (i) the ABL Collateral Agent, for itself or on behalf of any of the ABL Claimholders, releases any of its Liens on any part of the ABL Priority Collateral, in each case other than (A) except with respect to Deposit Accounts, in connection with the occurrence of the Discharge of ABL Obligations or (B) after the occurrence and during the continuance of a Fixed Asset Default, then the Liens, if any, of each Fixed Asset Collateral Agent, for itself or for the benefit of the applicable Fixed Asset Claimholders, on such Collateral shall be automatically, unconditionally

30

and simultaneously released, and (ii) the Controlling Fixed Asset Collateral Agent, for itself or on behalf of any of the applicable Fixed Asset Claimholders, releases any of its Liens on any part of the Fixed Asset Priority Collateral, in each case other than (A) in connection with the occurrence of the Discharge of Fixed Asset Obligations or (B) after the occurrence and during the continuance of a ABL Default, then the Liens, if any, of (x) the ABL Collateral Agent, for itself or for the benefit of the ABL Claimholders and (y) each Non-Controlling Fixed Asset Collateral Agent, for itself or for the benefit of the applicable Fixed Asset Claimholders, on such Collateral (or, if such Collateral includes the Capital Stock of any Subsidiary, the Liens on Collateral owned by such Subsidiary) shall be automatically, unconditionally and simultaneously released. The ABL Collateral Agent and each Fixed Asset Collateral Agent, each for itself and on behalf of any such ABL Claimholders or Fixed Asset Claimholders, as the case may be, promptly shall execute and deliver to the other Collateral Agents or such Grantor such termination statements, releases and other documents as the other Collateral Agents or such Grantor may request to effectively confirm such release.
(c)    Until the Discharge of ABL Obligations and Discharge of Fixed Asset Obligations have occurred, the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, and each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, as the case may be, hereby irrevocably constitutes and appoints the other Collateral Agents and any officer or agent of the other Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the other Collateral Agent or such holder or in the Collateral Agent’s own name, from time to time in such Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.01, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.01, including any endorsements or other instruments of transfer or release.
(d)    Until the Discharge of ABL Obligations and Discharge of Fixed Asset Obligations have occurred, to the extent that the Collateral Agents or the ABL Claimholders or the Fixed Asset Claimholders (i) have released any Lien on Collateral and such Lien is later reinstated or (ii) obtain any new Liens from any Grantor, then each other Collateral Agent, for itself and for the ABL Claimholders or applicable Fixed Asset Claimholders, as the case may be, shall be granted a Lien on any such Collateral, subject to the lien priority provisions of this Agreement.
Section 5.02.    Insurance. (a) Unless and until the Discharge of ABL Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the ABL Credit Documents, each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders agrees, that (i) in accordance with the terms of the applicable Credit Documents, the ABL Collateral Agent shall have the sole and exclusive right to adjust settlement for any insurance policy covering the ABL Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) in accordance with the terms of the applicable Credit Documents, all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of such Collateral and to the extent required by the ABL Credit Documents shall be paid to the ABL Collateral Agent for the benefit of the ABL Claimholders pursuant to the terms of the ABL Credit Documents (including, without limitation, for purposes of cash collateralization of

31

letters of credit) and thereafter, to the extent no ABL Obligations are outstanding, and subject to the rights of the Grantors under the Fixed Asset Documents, to the Fixed Asset Collateral Agents for the benefit of the Fixed Asset Claimholders to the extent required under the Fixed Asset Collateral Documents and then, to the extent no Fixed Asset Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) if any Fixed Asset Collateral Agent or any Fixed Asset Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the ABL Collateral Agent in accordance with the terms of Section 4.02.
(b)    Unless and until the Discharge of Fixed Asset Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the Fixed Asset Documents, the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, and each Fixed Asset Collateral Agent other than the Controlling Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, each agrees that (i) in accordance with the terms of the applicable Credit Documents, the Controlling Fixed Asset Collateral Agent, for itself and on behalf of the Fixed Asset Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Fixed Asset Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting such Collateral; (ii) in accordance with the terms of the applicable Credit Documents, all Proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of such Collateral and to the extent required by the Fixed Asset Documents shall be paid to the Fixed Asset Collateral Agents for the benefit of the Fixed Asset Claimholders pursuant to the terms of the Fixed Asset Documents and thereafter, to the extent no Fixed Asset Obligations are outstanding, and subject to the rights of the Grantors under the ABL Credit Documents, to the ABL Collateral Agent for the benefit of the ABL Claimholders to the extent required under the ABL Collateral Documents and then, to the extent no ABL Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct, and (iii) in accordance with the terms of the applicable Credit Documents, if the ABL Collateral Agent or any ABL Claimholders shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such Proceeds over to the Controlling Fixed Asset Collateral Agent in accordance with the terms of Section 4.02.
(c)    To effectuate the foregoing, the Collateral Agents shall each receive separate lender’s loss payable endorsements naming themselves as loss payee and additional insured, as their interests may appear, with respect to policies which insure Collateral hereunder. To the extent any Proceeds are received for business interruption or for any liability or indemnification and those Proceeds are not compensation for a casualty loss with respect to the Fixed Asset Priority Collateral, such Proceeds shall first be applied to repay the ABL Obligations (to the extent required pursuant to the ABL Credit Agreement) and then be applied, to the extent required by the Fixed Asset Documents, to the Fixed Asset Obligations.
Section 5.03.    Amendments to ABL Credit Documents and Fixed Asset Documents; Refinancing. (a) The Fixed Asset Documents may be amended, amended and restated, replaced,

32

supplemented or otherwise modified in accordance with their terms and the Fixed Asset Obligations may be Refinanced, in each case, without notice to, or the consent of the ABL Collateral Agent or the ABL Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt, or their respective agent or representative on the behalf of such holders, bind themselves in a writing addressed to the ABL Collateral Agent and any other existing Collateral Agents to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not contravene any provision of this Agreement.
(b)    The ABL Credit Documents may be amended, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms and the ABL Credit Agreement may be Refinanced, in each case, without notice to, or the consent of any Fixed Asset Collateral Agent or the Fixed Asset Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however, that the holders of such Refinancing debt, or their respective agent or representative on the behalf of such holders, bind themselves in a writing addressed to the Fixed Asset Collateral Agents to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not contravene any provision of this Agreement.
(c)    On or after any Refinancing, and the receipt of notice thereof, which notice shall include the identity of a new or replacement Collateral Agent or other agent serving the same or similar function, each existing Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Intercreditor Agreement) as the Parent or such new or replacement Collateral Agent may reasonably request in order to provide to such new or replacement Collateral Agent the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Intercreditor Agreement.
(d)    The ABL Collateral Agent and each Fixed Asset Collateral Agent shall each use good faith efforts to notify the other parties hereto of any written amendment or modification to any ABL Loan Document or any Fixed Asset Document, as applicable, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of any third party.
Section 5.04.    Bailees for Perfection. (a) Each Collateral Agent agrees to hold that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or PPSA, as applicable, (such Collateral being the “Pledged Collateral”) as collateral agent for the ABL Claimholders or the Fixed Asset Claimholders, as the case may be, and as bailee for the other Collateral Agents (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the ABL Credit Documents and the Fixed Asset Documents, respectively, subject to the terms and conditions of this Section 5.04.
(b)    No Collateral Agent shall have any obligation whatsoever to the other Collateral Agents, to any ABL Claimholder, or to any Fixed Asset Claimholder to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person

33

except as expressly set forth in this Section 5.04. The duties or responsibilities of the respective Collateral Agents under this Section 5.04 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.04 and delivering the Pledged Collateral upon an occurrence of the Discharge of ABL Obligations or Discharge of Fixed Asset Obligations, as the case may be, as provided in paragraph (d) below.
(c)    No Collateral Agent acting pursuant to this Section 5.04 shall have by reason of the ABL Credit Documents, the Fixed Asset Documents, this Agreement or any other document a fiduciary relationship in respect of the other Collateral Agent, or any ABL Claimholders or any Fixed Asset Claimholders.
(d)    Upon the occurrence of the Discharge of ABL Obligations or the Discharge of Fixed Asset Obligations, as the case may be, the Collateral Agent under the debt facility which has been discharged shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements and without recourse or warranty, first, to the other Collateral Agent (for the avoidance of doubt, in the case of the Discharge of ABL Obligations, to the Controlling Fixed Asset Collateral Agent) to the extent the other Obligations (other than Contingent Obligations) remain outstanding, and second, to the applicable Grantor to the extent no ABL Obligations or Fixed Asset Obligations, as the case may be, remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). Each Collateral Agent further agrees, to the extent that any other Obligations (other than applicable Contingent Obligations) remain outstanding, to take all other commercially reasonable action as shall be reasonably requested by the other Collateral Agent, at the sole cost and expense of the Credit Parties, to permit such other Collateral Agent to obtain, to the extent required by the applicable ABL Credit Documents or Fixed Asset Documents, for the benefit of the ABL Claimholders or Fixed Asset Claimholders, as applicable, a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.
(e)    Subject to the terms of this Agreement, (i) until the Discharge of ABL Obligations has occurred, the ABL Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other ABL Credit Documents, but only to the extent that such Collateral constitutes ABL Priority Collateral, as if the Liens of the Fixed Asset Collateral Agents and Fixed Asset Claimholders did not exist and (ii) until the Discharge of Fixed Asset Obligations has occurred, the Controlling Fixed Asset Collateral Agent shall be entitled to deal with the Pledged Collateral or Collateral within its “control” in accordance with the terms of this Agreement and other Fixed Asset Documents, but only to the extent that such Collateral constitutes Fixed Asset Priority Collateral, as if the Liens of the ABL Collateral Agent and ABL Claimholders did not exist. In furtherance of the foregoing, promptly following the occurrence of the Discharge of ABL Obligations, unless a New Debt Notice in respect of new ABL Credit Documents shall have been delivered as provided in Section 5.05 below, the ABL Collateral Agent hereby agrees to deliver, at the cost and expense of the Credit Parties, to each bank and securities intermediary, if any, that is counterparty to a deposit account control agreement or securities account control agreement, as applicable, written notice as contemplated in such deposit account control agreement or securities account control agreement, as applicable, directing such bank or securities intermediary, as applicable, to comply with the instructions of the Controlling Fixed Asset Collateral Agent, unless the Discharge of Fixed Asset Obligations has occurred (as

34

certified to the ABL Collateral Agent by the Parent), in which case, such deposit account control agreement or securities account control agreement, as the case may be, shall be terminated.
(f)    Notwithstanding anything in this Agreement to the contrary:
(i)    each of the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, agrees that any requirement under any ABL Collateral Document that any Grantor deliver any Collateral that constitutes Fixed Asset Priority Collateral to the ABL Collateral Agent, or that requires any Grantor to vest the ABL Collateral Agent with possession or “control” (as defined in the UCC or the PPSA, as applicable) of any Collateral that constitutes Fixed Asset Priority Collateral, in each case, shall be deemed satisfied to the extent that, prior to the occurrence of the Discharge of Fixed Asset Obligations (other than Contingent Obligations), such Collateral is delivered to the Controlling Fixed Asset Collateral Agents, or the Controlling Fixed Asset Collateral Agents shall have been vested with such possession or (unless, pursuant to the UCC or the PPSA, as applicable, control may be given concurrently to the ABL Collateral Agent and the Controlling Fixed Asset Collateral Agent) “control”, in each case, subject to the provisions of Section 5.04; and
(ii)    each of the Fixed Asset Collateral Agents, for itself and on behalf of the applicable Fixed Asset Claimholders, agrees that any requirement under any Fixed Asset Collateral Document that any Grantor deliver any Collateral that constitutes Fixed Asset Priority Collateral to such Fixed Asset Collateral Agent, or that requires any Grantor to vest such Fixed Asset Collateral Agent with possession or “control” (as defined in the UCC or the PPSA, as applicable) of any Collateral that constitutes Fixed Asset Priority Collateral, in each case, shall be deemed satisfied to the extent that, prior to the occurrence of the Discharge of Initial Fixed Asset Obligations (other than Contingent Obligations), such Collateral is delivered to the Controlling Fixed Asset Collateral Agent, or the Controlling Fixed Asset Collateral Agent shall have been vested with such possession or (unless, pursuant to the UCC or the PPSA, as applicable), control may be given concurrently to the applicable Fixed Asset Collateral Agent and the Controlling Fixed Asset Collateral Agent) “control”, in each case, subject to the provisions of Section 5.04.
Section 5.05.    When Discharge of ABL Obligations and Discharge of Fixed Asset Obligations Deemed to Not Have Occurred. If in connection with the Discharge of ABL Obligations or the Discharge of Fixed Asset Obligations, any Borrower substantially concurrently enters into any Refinancing of any ABL Obligation or Fixed Asset Obligation, as the case may be, which Refinancing is permitted by both the Fixed Asset Documents and the ABL Credit Documents, in each case, to the extent such documents will remain in effect following such Refinancing, then such Discharge of ABL Obligations or the Discharge of Fixed Asset Obligations, shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken pursuant to this Agreement as a result of the occurrence of such Discharge of ABL Obligations or Discharge of Fixed Asset Obligations, as applicable) and, from and after the date on which the New Debt Notice is delivered to the appropriate Collateral Agents in accordance with the next sentence, the obligations under such Refinancing shall automatically be treated as ABL Obligations or Fixed Asset Obligations for all purposes of this Agreement, including for purposes

35

of the Lien priorities and rights in respect of Collateral set forth herein, and the ABL Collateral Agent or applicable Fixed Asset Collateral Agent, as the case may be, under such new ABL Credit Documents or new Fixed Asset Documents shall be the ABL Collateral Agent or a Fixed Asset Collateral Agent for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that a Borrower has entered into new ABL Credit Documents or new Fixed Asset Documents (which notice shall include a complete copy of the relevant new documents and provide the identity of the new collateral agent, such agent, the “New Agent”), the other Collateral Agents shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such Borrower or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to any New Agent that is the Controlling Fixed Asset Collateral Agent at such time any Pledged Collateral (that is Fixed Asset Priority Collateral, in the case of a New Agent that is the agent under any new Fixed Asset Documents or that is ABL Priority Collateral, in the case of a New Agent that is the agent under any new ABL Credit Documents) held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral). The New Agent shall agree in a writing addressed to the other Collateral Agents for the benefit of the ABL Claimholders or the Fixed Asset Claimholders, as the case may be, to be bound by the terms of this Agreement. If the new ABL Obligations under the new ABL Credit Documents or the new Fixed Asset Obligations under the new Fixed Asset Documents are secured by assets of the Grantors constituting Collateral that do not also secure the other Obligations, then, unless and to the extent such Collateral is not required to be granted under the applicable Additional Fixed Asset Documents, the other Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the ABL Credit Documents, the Fixed Asset Collateral Documents and this Agreement.
Section 5.06.    Additional Fixed Asset Debt. The Parent and the other applicable Grantors will be permitted to designate as an additional holder of Fixed Asset Obligations hereunder each Person who is, or who becomes or who is to become, the registered holder of any Additional Fixed Asset Debt incurred by the Parent or such Grantor after the date of this Agreement in accordance with the terms of all applicable Additional Fixed Asset Documents. Upon the issuance or incurrence of any such Additional Fixed Asset Debt:
(a)    The Parent shall deliver to the Fixed Asset Collateral Agents and the ABL Collateral Agent of an officers’ certificate stating that the Parent or such Grantor intends to enter into an Additional Fixed Asset Instrument and certifying that the issuance or incurrence of Additional Fixed Asset Debt under such Additional Fixed Asset Instrument is permitted by the ABL Credit Documents and each applicable Additional Fixed Asset Documents;
(b)    the administrative agent or trustee and collateral agent for such Additional Fixed Asset Debt shall execute and deliver to the Collateral Agents a Joinder Agreement pursuant to which it becomes a Fixed Asset Collateral Agent hereunder, the Additional Fixed Asset Debt in respect of which such Person is a Fixed Asset Collateral Agent constitutes Fixed Asset Obligations and the related Additional Fixed Asset Claimholders become subject hereto and bound hereby as Fixed Asset Claimholders;

36

(c)    the Fixed Asset Collateral Documents in respect of such Additional Fixed Asset Debt shall be subject to, and shall comply with, Sections 2.03 and 2.04 of this Agreement; and
(d)    each existing Collateral Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Intercreditor Agreement) as the Parent or the Additional Fixed Asset Collateral Agent for such Additional Fixed Asset Debt may reasonably request in order to provide to them the rights, remedies and powers and authorities contemplated hereby, in each consistent in all respects with the terms of this Intercreditor Agreement.
Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Parent or any other Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Credit Document.
ARTICLE 6
INSOLVENCY OR LIQUIDATION PROCEEDINGS.
Section 6.01.    Finance Issues. Until the Discharge of ABL Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and the ABL Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral on which the ABL Collateral Agent or any other creditor has a Lien or to permit any Grantor to obtain financing, whether from the ABL Claimholders or any other Person (whether or not secured by any ABL Priority Collateral) under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”) then each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that it will raise no objection to such Cash Collateral use or DIP Financing so long as such Cash Collateral use or DIP Financing meet the following requirements: (i) the Fixed Asset Collateral Agents and the Fixed Asset Claimholders retain the right to object to any ancillary agreements or arrangements regarding the Cash Collateral use or the DIP Financing that are materially prejudicial to their interests in the Fixed Asset Priority Collateral, and (ii) the terms of the DIP Financing (A) do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document, (B) do not expressly require the liquidation of the Collateral prior to a default under the DIP Financing documentation or Cash Collateral order, and (C) do not require that any Lien of the Fixed Asset Collateral Agents on the Fixed Asset Priority Collateral be subordinated to or pari passu with the Lien on the Fixed Asset Priority Collateral securing such DIP Financing. To the extent the Liens securing the ABL Obligations are subordinated to or pari passu with such DIP Financing which meets the requirements of clauses (i) through (ii) above, each Fixed Asset Collateral Agent will subordinate its Liens in the ABL Priority Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the ABL Collateral Agent or to the extent permitted by Section 6.03).
Section 6.02.    Relief from the Automatic Stay. (a) Until the Discharge of ABL Obligations has occurred, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from

37

the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Collateral Agent, unless a motion for adequate protection permitted under Section 6.03 has been denied by the bankruptcy court.
(b)    Until the Discharge of Fixed Asset Obligations has occurred, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Fixed Asset Priority Collateral (other than to the extent such relief is required to exercise its rights under Section 3.03), without the prior written consent of the Controlling Fixed Asset Collateral Agent, unless a motion for adequate protection permitted under Section 6.03 has been denied by the bankruptcy court.
Section 6.03.    Adequate Protection. (a) Each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that none of them shall contest (or support any other Person contesting):
(i)    any request by the ABL Collateral Agent or the ABL Claimholders for adequate protection with respect to the ABL Priority Collateral; provided that (A) such adequate protection claim shall not seek the creation of any Lien over additional assets or property of any Grantor other than with respect to assets or property that constitute ABL Priority Collateral and (B) if such additional assets or property shall also constitute Fixed Asset Priority Collateral, (1) a Lien shall have been created in favor of the Fixed Asset Claimholders in respect of such Collateral and (2) the Lien in favor of the ABL Claimholders shall be subordinated to the extent set forth in this Agreement; or
(ii)    any objection by the ABL Collateral Agent or the ABL Claimholders to any motion, relief, action or proceeding based on the ABL Collateral Agent or the ABL Claimholders claiming a lack of adequate protection; provided that if the ABL Collateral Agent is granted adequate protection in the form of additional collateral, the Fixed Asset Collateral Agents and the Fixed Asset Claimholders may seek or request adequate protection in the form of Lien on such additional collateral; it being understood and agreed that (A) if such additional collateral shall also constitute Fixed Asset Priority Collateral, the Lien on such additional collateral in favor of the ABL Collateral Agent shall be subordinate to the Lien on such additional collateral in favor of the Fixed Asset Collateral Agents and (B) if such additional collateral shall also constitute ABL Priority Collateral, the Lien on such additional collateral in favor of the ABL Collateral Agent shall be senior to the Lien on such additional collateral in favor of the Fixed Asset Collateral Agents, in each case with respect to the foregoing clauses (A) and (B), to the extent required by this Agreement.
(b)    The ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that none of them shall contest (or support any other Person contesting):
(i)    any request by the Controlling Fixed Asset Collateral Agent for adequate protection with respect to the Fixed Asset Priority Collateral; provided that (A) such adequate protection claim shall not seek the creation of any Lien over additional assets or property

38

of any Grantor other than with respect to assets or property that constitute Fixed Asset Collateral and (B) if such additional assets or property shall also constitute ABL Priority Collateral, (1) a Lien shall have been created in favor of the ABL Claimholders in respect of such Collateral and (2) the Lien in favor of the Fixed Asset Claimholders shall be subordinated to the extent set forth in this Agreement; or
(ii)    any objection by the Controlling Fixed Asset Collateral Agent to any motion, relief, action or proceeding based on the Controlling Fixed Asset Collateral Agent claiming a lack of adequate protection; provided that if the Fixed Asset Collateral Agents are granted adequate protection in the form of additional collateral, the ABL Collateral Agent and the ABL Claimholders may seek or request adequate protection in the form of Lien on such additional collateral; it being understood and agreed that (A) if such additional collateral shall also constitute ABL Priority Collateral, the Lien on such additional collateral in favor of the Fixed Asset Collateral Agents shall be subordinate to the Lien on such additional collateral in favor of the ABL Collateral Agent and (B) if such additional collateral shall also constitute Fixed Asset Priority Collateral, the Lien on such additional collateral in favor of the Fixed Asset Collateral Agents shall be senior to the Lien on such additional collateral in favor of the ABL Collateral Agent, in each case with respect to the foregoing clauses (A) and (B), to the extent required by this Agreement.
(c)    Notwithstanding the foregoing provisions in this Section 6.03, in any Insolvency or Liquidation Proceeding:
(i)    if the ABL Claimholders (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral) in connection with any Cash Collateral use or DIP Financing, then the Controlling Fixed Asset Collateral Agent, on behalf of itself or any of the Fixed Asset Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the Fixed Asset Collateral Agents on ABL Priority Collateral;
(ii)    if the Fixed Asset Claimholders (or any subset thereof) are granted adequate protection with respect to the Fixed Asset Priority Collateral in the form of additional collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted Fixed Asset Priority Collateral) in connection with any Cash Collateral use or DIP Financing, then the ABL Collateral Agent, on behalf of itself or any of the ABL Claimholders, may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Fixed Asset Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens of the ABL Collateral Agent on Fixed Asset Priority Collateral;
(iii)    in the event the ABL Collateral Agent, on behalf of itself or any of the ABL

39

Claimholders, seeks or requests adequate protection in respect of ABL Priority Collateral and such adequate protection is granted in the form of additional collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral), then the ABL Collateral Agent, on behalf of itself and any of the ABL Claimholders, agrees that the Fixed Asset Collateral Agents may also be granted a Lien on the same additional collateral as security for the Fixed Asset Obligations and for any Cash Collateral use or DIP Financing provided by the Fixed Asset Claimholders, and each Fixed Asset Collateral Agent, on behalf of itself and any of the applicable Fixed Asset Claimholders, agrees that any Lien on such additional collateral securing the Fixed Asset Obligations shall be subordinated to the Liens on such collateral securing the ABL Obligations, any such use of Cash Collateral or any such DIP Financing provided by the Fixed Asset Claimholders (and all Obligations relating thereto) and to any other Liens granted to the Fixed Asset Claimholders as adequate protection, all on the same basis as the other Liens of the Fixed Asset Collateral Agents on ABL Priority Collateral; and
(iv)    in the event any Fixed Asset Collateral Agent, on behalf of itself or any of the Fixed Asset Claimholders, seeks or requests adequate protection in respect of Fixed Asset Priority Collateral and such adequate protection is granted in the form of additional collateral of the Credit Parties (even if such collateral is not of a type which would otherwise have constituted Fixed Asset Priority Collateral), then each Fixed Asset Collateral Agent, on behalf of itself and any of the Fixed Asset Claimholders, agrees that the ABL Collateral Agent may also be granted a Lien on the same additional collateral as security for the ABL Obligations and for any Cash Collateral use or DIP Financing provided by the ABL Claimholders, and the ABL Collateral Agent, on behalf of itself and any of the ABL Claimholders, agrees that any Lien on such additional collateral securing the ABL Obligations shall be subordinated to the Liens on such collateral securing the Fixed Asset Obligations, any such use of cash Collateral or any such DIP Financing provided by the ABL Claimholders (and all Obligations relating thereto) and to any other Liens granted to the ABL Claimholders as adequate protection, all on the same basis as the other Liens of the ABL Collateral Agent on Fixed Asset Priority Collateral.
(d)    Except as otherwise expressly set forth in this Article 6 or in connection with the exercise of remedies with respect to (i) the ABL Priority Collateral, nothing herein shall limit the rights of the Fixed Asset Collateral Agents or the Fixed Asset Claimholders from seeking adequate protection with respect to their rights in the Fixed Asset Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or (ii) the Fixed Asset Priority Collateral, nothing herein shall limit the rights of the ABL Collateral Agent or the ABL Claimholders from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).
Section 6.04.    Avoidance Issues. If any ABL Claimholder or Fixed Asset Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the Fixed Asset Obligations, as the case may be (a “Recovery”), then such ABL Claimholders or Fixed Asset

40

Claimholders shall be entitled to a reinstatement of ABL Obligations or the Fixed Asset Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
Section 6.05.    Post-Petition Interest. (a) No Fixed Asset Collateral Agent nor any Fixed Asset Claimholder shall oppose or seek to challenge any claim by the ABL Collateral Agent or any ABL Claimholder for allowance in any Insolvency or Liquidation Proceeding of ABL Obligations consisting of Post-Petition Interest, fees or expenses to the extent of the value of the Lien securing any ABL Claimholder’s claim, without regard to the existence of the Lien of the Fixed Asset Collateral Agent on behalf of the Fixed Asset Claimholders on the Collateral.
(b)    Neither the ABL Collateral Agent nor any other ABL Claimholder shall oppose or seek to challenge any claim by any Fixed Asset Collateral Agent or any Fixed Asset Claimholder for allowance in any Insolvency or Liquidation Proceeding of Fixed Asset Obligations consisting of Post-Petition Interest, fees or expenses to the extent of the value of the Lien securing any Fixed Asset Claimholder’s claim, without regard to the existence of the Lien of the ABL Collateral Agent on behalf of the ABL Claimholders on the Collateral.
Section 6.06.    Waiver – 1111(b)(2) Issues. (a) Each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, waives any claim it may hereafter have against any ABL Claimholder arising out of the election of any ABL Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or out of any grant of a security interest in connection with the ABL Priority Collateral in any Insolvency or Liquidation Proceeding.
(b)    The ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, waives any claim it may hereafter have against any Fixed Asset Claimholder arising out of the election of any Fixed Asset Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code or out of any grant of a security interest in connection with the Fixed Asset Priority Collateral in any Insolvency or Liquidation Proceeding.
Section 6.07.    Separate Grants of Security and Separate Classification. (a) Each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, and the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, acknowledges and agrees that the grants of Liens pursuant to the ABL Collateral Documents and the Fixed Asset Collateral Documents constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the Fixed Asset Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. In furtherance of the foregoing, the Fixed Asset Collateral Agent, each for itself and on behalf of the applicable Fixed Asset Claimholders, and the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, each agrees that the Fixed Asset Claimholders and the ABL Claimholders will vote as separate classes in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding and that no Collateral Agent nor any Claimholder will seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency or Liquidation Proceeding.

41

(b)    To further effectuate the intent of the parties as provided in this Section 6.07, if it is held that the claims of the Fixed Asset Claimholders and the ABL Claimholders in respect of the Fixed Asset Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders and the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, hereby acknowledges and agrees that, subject to 2.01 and 4.01, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Fixed Asset Collateral (with the effect being that, to the extent that the aggregate value of the Fixed Asset Collateral is sufficient (for this purpose ignoring all claims held by the ABL Claimholders), the Fixed Asset Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest, including any additional interest payable pursuant to the Fixed Asset Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the ABL Claimholders, with the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, hereby acknowledging and agreeing to turn over to the Controlling Fixed Asset Collateral Agent, for itself and on behalf of the Non-Controlling Fixed Asset Collateral Agent and the Fixed Asset Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the ABL Claimholders).
(c)    To further effectuate the intent of the parties as provided in this Section 6.07, if it is held that the claims of the Fixed Asset Claimholders and the ABL Claimholders in respect of the ABL Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders and the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, hereby acknowledges and agrees that, subject to Sections 2.01 and 4.01, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the ABL Collateral (with the effect being that, to the extent that the aggregate value of the ABL Collateral is sufficient (for this purpose ignoring all claims held by the Fixed Asset Claimholders), the ABL Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest, including any additional interest payable pursuant to the ABL Credit Agreement, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Fixed Asset Claimholders, with each Fixed Asset Collateral Agent, for itself and on behalf of the applicable Fixed Asset Claimholders, hereby acknowledging and agreeing to turn over to the ABL Collateral Agent, for itself and on behalf of the ABL Claimholders, amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Fixed Asset Claimholders).
(d)    Notwithstanding anything in the foregoing to the contrary, each Fixed Asset Collateral Agent and the Fixed Asset Claimholders, on the one hand, and the ABL Collateral Agent and the ABL Claimholders, on the other hand, shall retain the right to vote and otherwise act in any Insolvency or Liquidation Proceeding (including the right to vote to accept or reject any plan of

42

reorganization) to the extent not inconsistent with the provisions hereof.
Section 6.08.    Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or Proceeds of Collateral shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement (including, without limitation, Section 2.01 hereof) are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.
Section 6.09.    Sales. Subject to Sections 3.01(c)(v) and 3.02(c)(v) and 3.03, each Collateral Agent agrees that it will consent, and will not object or oppose, or support any party in opposing, a motion to dispose of any Priority Collateral of the other party free and clear of any Liens or other claims under Section 363 of the Bankruptcy Code if the requisite ABL Claimholders under the ABL Credit Agreement or Fixed Asset Claimholders under the applicable Fixed Asset Documents, as the case may be, have consented to such disposition of their respective Priority Collateral, such motion does not impair, subject to the priorities set forth in this Agreement, the rights of such party under Section 363(k) of the Bankruptcy Code (so long as the right of any Fixed Asset Claimholder to offset its claim against the purchase price for any ABL Priority Collateral exists only after the ABL Obligations have been paid in full in cash, and so long as the right of any ABL Claimholder to offset its claim against the purchase price for any Fixed Asset Priority Collateral exists only after the Fixed Asset Obligations have been paid in full in cash), and the terms of any proposed order approving such transaction provide for the respective Liens to attach to the proceeds of the Priority Collateral that is the subject of such disposition, subject to the Lien priorities in Section 2.01 and the other terms and conditions of this Agreement. Each Fixed Asset Collateral Agent and the ABL Collateral Agent further agrees that it will not oppose, or support any party in opposing, the right of the other party to credit bid under Section 363(k) of the Bankruptcy Code, subject to the provision of the immediately preceding sentence.
ARTICLE 7
RELIANCE; WAIVERS, ETC.
Section 7.01.    Reliance. Other than any reliance on the terms of this Agreement, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders under its ABL Credit Documents, acknowledges that it and such ABL Claimholders have, independently and without reliance on any Fixed Asset Collateral Agent or any Fixed Asset Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such ABL Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the ABL Credit Agreement or this Agreement. Other than any reliance on the terms of this Agreement, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, acknowledges that it and the Fixed Asset Claimholders have, independently and without reliance on the ABL Collateral Agent or any ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Fixed Asset Documents and be bound by the terms of this Agreement and they will continue to make their own

43

credit decision in taking or not taking any action under the Fixed Asset Documents or this Agreement.
Section 7.02.    No Warranties or Liability. The ABL Collateral Agent, on behalf of itself and the ABL Claimholders under the ABL Credit Documents, acknowledges and agrees that no Fixed Asset Collateral Agent nor any Fixed Asset Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Fixed Asset Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the Fixed Asset Collateral Agents and the Fixed Asset Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Fixed Asset Documents in accordance with law and the Fixed Asset Documents, as they may, in their sole discretion, deem appropriate. Each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, acknowledges and agrees that neither the ABL Collateral Agent nor any ABL Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the ABL Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided in this Agreement, the ABL Collateral Agent and the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective ABL Credit Documents in accordance with law and the ABL Credit Documents, as they may, in their sole discretion, deem appropriate. No Fixed Asset Collateral Agent nor any Fixed Asset Claimholders shall have any duty to the ABL Collateral Agent or any of the ABL Claimholders, and the ABL Collateral Agent and the ABL Claimholders shall have no duty to any Fixed Asset Collateral Agent or any of the Fixed Asset Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Credit Documents and the Fixed Asset Documents), regardless of any knowledge thereof which they may have or be charged with.
Section 7.03.    No Waiver of Lien Priorities. (a) No right of the Collateral Agents, the ABL Claimholders or the Fixed Asset Claimholders to enforce any provision of this Agreement or any ABL Credit Document or Fixed Asset Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by such Collateral Agents, ABL Claimholders or Fixed Asset Claimholders or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Credit Documents or any of the Fixed Asset Documents, regardless of any knowledge thereof which the Collateral Agents or the ABL Claimholders or Fixed Asset Claimholders, or any of them, may have or be otherwise charged with.
(b)    Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Grantors under the ABL Credit Documents and Fixed Asset Documents and subject to the provisions of Sections 2.03, 2.04 and 5.03), the Collateral Agents, the ABL Claimholders and the Fixed Asset Claimholders may, at any time and from time to time in accordance with the ABL Credit Documents and Fixed Asset Documents and/or applicable law, without the consent of, or notice to, the other Collateral Agent or the ABL Claimholders or the Fixed Asset Claimholders (as the case may be), without incurring any liabilities to such Persons and without

44

impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy is affected, impaired or extinguished thereby) do any one or more of the following:
(i)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Obligations or any Lien or guaranty thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Collateral Agents or any rights or remedies under any of the ABL Credit Documents or the Fixed Asset Documents;
(ii)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral (except to the extent provided in this Agreement) or any liability of any Grantor or any liability incurred directly or indirectly in respect thereof;
(iii)    settle or compromise any Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability in any manner or order that is not inconsistent with the terms of this Agreement; and
(iv)    exercise or delay in or refrain from exercising any right or remedy against any security or any Grantor or any other Person, elect any remedy and otherwise deal freely with any Grantor.
(c)    Except as otherwise provided herein, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, also agrees that the Fixed Asset Claimholders and the Fixed Asset Collateral Agents shall have no liability to the ABL Collateral Agent or any ABL Claimholders, and the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, hereby waives any claim against any Fixed Asset Claimholder or any Fixed Asset Collateral Agent, arising out of any and all actions which the Fixed Asset Claimholders or any Fixed Asset Collateral Agent may take or permit or omit to take with respect to:
(i)    the Fixed Asset Documents;
(ii)    the collection of the Fixed Asset Obligations; or
(iii)    the foreclosure upon, or sale, liquidation or other disposition of, any Fixed Asset Collateral.
The ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees that the Fixed Asset Claimholders and the Fixed Asset Collateral Agents have no duty to them in respect of the maintenance or preservation of the Fixed Asset Priority Collateral, the Fixed Asset Obligations or otherwise.

45

(d)    Except as otherwise provided herein, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, also agrees that the ABL Claimholders and the ABL Collateral Agent shall have no liability to the Fixed Asset Collateral Agents or any Fixed Asset Claimholders, and each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, hereby waives any claim against any ABL Claimholder or the ABL Collateral Agent, arising out of any and all actions which the ABL Claimholders or the ABL Collateral Agent may take or permit or omit to take with respect to:
(i)    the ABL Credit Documents;
(ii)    the collection of the ABL Obligations; or
(iii)    the foreclosure upon, or sale, liquidation or other disposition of, any ABL Collateral.
Each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees that the ABL Claimholders and the ABL Collateral Agent have no duty to them in respect of the maintenance or preservation of the ABL Priority Collateral, the ABL Obligations or otherwise.
(e)    Until the Discharge of Fixed Asset Obligations has occurred, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Fixed Asset Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.
(f)    Until the Discharge of ABL Obligations has occurred, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.
Section 7.04.    Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the ABL Claimholders and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:
(a)    any lack of validity or enforceability of any ABL Credit Documents or any Fixed Asset Documents;
(b)    except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or Fixed Asset Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any ABL Credit

46

Document or any Fixed Asset Document;
(c)    except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or Fixed Asset Obligations or any guaranty thereof;
(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of the any Grantor; or
(e)    any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the ABL Collateral Agent, the ABL Obligations, any ABL Claimholder, the Fixed Asset Collateral Agent, the Fixed Asset Obligations or any Fixed Asset Claimholder in respect of this Agreement.
ARTICLE 8
MISCELLANEOUS.
Section 8.01.    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any ABL Credit Document or any Fixed Asset Document, the provisions of this Agreement shall govern and control.
Section 8.02.    Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and the ABL Claimholders and Fixed Asset Claimholders may continue, at any time and without notice to any Collateral Agent, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor in reliance hereon. Each of the Collateral Agents, on behalf of itself and the ABL Claimholders or the Fixed Asset Claimholders, as the case may be, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Consistent with, but not in limitation of, the preceding sentence, each Collateral Agent, on behalf of the applicable Claimholders, irrevocably acknowledges that this Agreement constitutes a “subordination agreement” within the meaning of both New York law and Section 510(a) of the Bankruptcy Code. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for any Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:
(a)    with respect to the ABL Collateral Agent, the ABL Claimholders and the ABL Obligations has occurred, on the date the Discharge of ABL Obligations has occured, subject to the rights of the ABL Claimholders under Section 6.04; and
(b)    with respect to the Fixed Asset Collateral Agents, the Fixed Asset Claimholders and

47

the Fixed Asset Obligations, on the date the Discharge of Fixed Asset Obligations has occurred, subject to the rights of the Fixed Asset Claimholders under Section 6.04.
Section 8.03.    Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by any Fixed Asset Collateral Agent or the ABL Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent that such amendment, modification or waiver (i) adversely affects or impairs its rights hereunder, under the Fixed Asset Documents or under the ABL Credit Documents or (ii) imposes any additional obligation or liability upon it.
Section 8.04.    Information Concerning Financial Condition of the Grantors and their Subsidiaries. The ABL Collateral Agent and the ABL Claimholders, on the one hand, and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and their Subsidiaries and all endorsers and/or guarantors of the ABL Obligations or the Fixed Asset Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the Fixed Asset Obligations. Neither the ABL Collateral Agent and the ABL Claimholders, on the one hand, nor the Fixed Asset Collateral Agents and the Fixed Asset Claimholders, on the other hand, shall have any duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that either the ABL Collateral Agent or any of the ABL Claimholders, on the one hand, or any Fixed Asset Collateral Agent and the Fixed Asset Claimholders, on the other hand, undertakes at any time or from time to time to provide any such information to any of the others, it or they shall be under no obligation:
(c)    to make, and shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;
(d)    to provide any additional information or to provide any such information on any subsequent occasion;
(e)    to undertake any investigation; or
(f)    to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
Section 8.05.    Subrogation. (a) With respect to the value of any payments or distributions in cash, property or other assets that any of the Fixed Asset Claimholders or any Fixed Asset Collateral Agent pays over to the ABL Collateral Agent or the ABL Claimholders under the terms of this Agreement, the Fixed Asset Claimholders and Fixed Asset Collateral Agents shall be

48

subrogated to the rights of the ABL Collateral Agent and the ABL Claimholders; provided, however, that, each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by any Fixed Asset Collateral Agent or the Fixed Asset Claimholders that are paid over to the ABL Collateral Agent or the ABL Claimholders pursuant to this Agreement shall not reduce any of the Fixed Asset Obligations.
(b)    With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Claimholders or the ABL Collateral Agent pays over to any Fixed Asset Collateral Agent or the Fixed Asset Claimholders under the terms of this Agreement, the ABL Claimholders and the ABL Collateral Agent shall be subrogated to the rights of the Fixed Asset Collateral Agents and the Fixed Asset Claimholders; provided, however, that, the ABL Collateral Agent, on behalf of itself and the ABL Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Fixed Asset Obligations has occurred. The Grantors acknowledge and agree that, to the extent permitted by applicable law, the value of any payments or distributions in cash, property or other assets received by the ABL Collateral Agent or the ABL Claimholders that are paid over to the Fixed Asset Collateral Agents or the Fixed Asset Claimholders pursuant to this Agreement shall not reduce any of the ABL Obligations.
Section 8.06.    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.
(a)    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT (EXCEPT THAT, IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY CREDIT PARTY, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT SHALL BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF

49

THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH BELOW EACH PARTY’S NAME ON EXHIBIT B HERETO, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER SUCH PARTY IN ANY OTHER JURISDICTION.
(b)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.
Section 8.07.    Notices. All notices to the Fixed Asset Claimholders and the ABL Claimholders permitted or required under this Agreement shall also be sent to the Fixed Asset Collateral Agents and the ABL Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States or Canadian mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States or Canadian mail with postage prepaid and properly addressed. For the purposes hereof, the

50

addresses of the parties hereto shall be as set forth below each party’s name on Exhibit B hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
Section 8.08.    Further Assurances. The ABL Collateral Agent, on behalf of itself and the ABL Claimholders under the ABL Credit Documents, and each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders under the Fixed Asset Documents, and the Grantors, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Parent, ABL Collateral Agent or any Fixed Asset Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
Section 8.09.    Binding on Successors and Assigns. This Agreement shall be binding upon the ABL Collateral Agent, the ABL Claimholders, the Fixed Asset Collateral Agents, the Fixed Asset Claimholders and their respective successors and assigns.
Section 8.10.    Specific Performance. Each of the ABL Collateral Agent and each Fixed Asset Collateral Agent may demand specific performance of this Agreement. The ABL Collateral Agent, on behalf of itself and the ABL Claimholders, and each Fixed Asset Collateral Agent, on behalf of itself and the applicable Fixed Asset Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the ABL Collateral Agent or the ABL Claimholders or any Fixed Asset Collateral Agent or the Fixed Asset Claimholders, as the case may be.
Section 8.11.    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
Section 8.12.    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
Section 8.13.    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
Section 8.14.    No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Collateral Agents, the ABL Claimholders and the Fixed Asset Claimholders. Nothing in this Agreement shall impair, as between the Grantors and the ABL Collateral Agent and the ABL Claimholders, or as between the Grantors and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders, the obligations of the Grantors to pay principal,

51

interest, fees and other amounts as provided in the ABL Credit Documents and the Fixed Asset Documents, respectively.
Section 8.15.    Provisions to Define Relative Rights. The provisions of this Agreement are and are intended for the purpose of defining the relative rights of the ABL Collateral Agent and the ABL Claimholders on the one hand and the Fixed Asset Collateral Agents and the Fixed Asset Claimholders on the other hand. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the ABL Obligations and the Fixed Asset Obligations as and when the same shall become due and payable in accordance with their terms.
Section 8.16.    Further Intercreditors. In the event that any Grantor incurs any obligations secured by a Lien on any Collateral that is junior to the Fixed Asset Obligations and the ABL Obligations, then the ABL Collateral Agent, the Initial Fixed Asset Collateral Agent, the Controlling Fixed Asset Collateral Agent and each Additional Fixed Asset Collateral Agent shall enter into an intercreditor agreement with the agent or trustee for the secured parties with respect to such secured obligation to reflect the relative lien priorities of such parties with respect to the Collateral and governing the relative rights, benefits and privileges as among such parties in respect of the Collateral, including as to application of proceeds of the Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral, in each case so long as (a) such secured obligations are permitted under, and the terms of such intercreditor agreement do not violate or conflict with, the provisions of this Agreement (including regarding the designation and authority of the Controlling Fixed Asset Collateral Agent), the ABL Credit Documents or the Fixed Asset Documents and (b) the form and substance of such intercreditor agreement is otherwise reasonably acceptable to the ABL Collateral Agent, the Initial Fixed Assets Collateral Agents, the Controlling Fixed Assets Collateral Agents, as applicable.
Each party hereto agrees that the ABL Claimholders (as among themselves) and the Fixed Asset Claimholders (as among themselves) may each enter into intercreditor agreements (or similar arrangements) governing the rights, benefits and privileges as among the ABL Claimholders or the Fixed Asset Claimholders, as the case may be, in respect of the Collateral, this Agreement, the ABL Credit Documents or the applicable Fixed Asset Documents, as the case may be, including as to the application of proceeds of the Collateral, voting rights, control of the Collateral and waivers with respect to the Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement, the other ABL Credit Documents and Fixed Asset Documents, as the case may be. If any such intercreditor agreement (or similar arrangement) is entered into, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement, any ABL Credit Document or Fixed Asset Document, and the provisions of this Agreement and the ABL Credit Documents and Fixed Asset Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof and thereof, including to give effect to any intercreditor agreement (or similar arrangement)).
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

52

53

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

BANK OF AMERICA, N.A., as Initial Fixed Asset Administrative Agent and Initial Fixed Asset Collateral Agent
By:
Name:
Title:

[Signature Page to the Intercreditor Agreement]

BANK OF AMERICA, N.A., as ABL Administrative Agent and ABL Collateral Agent
By:
Name:
Title:

[Signature Page to the Intercreditor Agreement]

Acknowledged and Agreed to by:
BAUER PERFORMANCE SPORTS LTD.
BAUER HOCKEY CORP.
BAUER HOCKEY, INC.
BAUER PERFORMANCE LACROSSE CORP.
BAUER PERFORMANCE LACROSSE INC.
BAUER PERFORMANCE SPORTS UNIFORMS CORP.
BAUER PERFORMANCE SPORTS UNIFORMS INC.
BPS DIAMOND SPORTS CORP.
BPS DIAMOND SPORTS INC.
BPS GREENLAND CORP.
BPS GREENLAND INC.
BPS US HOLDINGS INC.
KBAU HOLDINGS CANADA, INC.
MISSION ITECH HOCKEY, INC.
8848076 CANADA CORP.

By:
Name:
Title:

[Signature Page to the Intercreditor Agreement]

Exhibit A
[FORM OF] JOINDER AGREEMENT NO. [  ] dated as of [  ], 20[  ] to the INTERCREDITOR AGREEMENT dated as of April 15, 2014 (the “Intercreditor Agreement”), among Bauer Performance Sports Ltd., a Canadian corporation (the “Parent”), Bauer Hockey Corp., a Canadian corporation (the “Lead Canadian Borrower”), Bauer Hockey, Inc., a Vermont corporation, (the “Lead U.S. Borrower” and, together with the Lead Canadian Borrower, the “Lead Borrowers”), each additional Subsidiary of the Parent party hereto from time to time as a Borrower or Guarantor, Bank of America, N.A. as ABL Administrative Agent and ABL Collateral Agent under the ABL Credit Agreement and [Bank of America, N.A.], as [Initial Fixed Asset Administrative Agent and as Initial Fixed Asset Collateral Agent under the Initial Fixed Asset Credit Agreement and] Controlling Fixed Asset Collateral Agent and the Additional Fixed Asset Collateral Agents from time to time a party thereto.
A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
B.     As a condition to the ability of the Parent to incur Additional Fixed Asset Debt after the date of the Intercreditor Agreement and to secure such Additional Fixed Asset Debt with the Lien and to have such Additional Fixed Asset Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Fixed Asset Collateral Documents, the [collateral agent] in respect of such Additional Fixed Asset Debt is required to become an Additional Fixed Asset Collateral Agent under, and such Additional Fixed Asset Debt and the Fixed Asset Claimholders in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 5.06(b) of the Intercreditor Agreement provides that such collateral agent may become a Fixed Asset Collateral Agent under, and such Additional Fixed Asset Debt and such Fixed Asset Claimholders may become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by the New Additional Fixed Asset Collateral Agent (as defined below) of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.06 of the Intercreditor Agreement. The undersigned collateral agent (the “New Additional Fixed Asset Collateral Agent”) is executing this Joinder Agreement in accordance with the requirements of the applicable Additional Fixed Asset Documents.
Accordingly, the ABL Collateral Agent, the Controlling Fixed Asset Collateral Agent and the New Additional Fixed Asset Collateral Agent agree as follows:
SECTION 1.     In accordance with Section 5.06(b) of the Intercreditor Agreement, the New Additional Fixed Asset Collateral Agent by its signature below becomes a Fixed Asset Collateral Agent under, and the related Additional Fixed Asset Debt and Additional Fixed Asset Claimholders become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Additional Fixed Asset Collateral Agent had originally been named therein as a Fixed Asset Collateral Agent, and the New Additional Fixed Asset Collateral Agent, on behalf of itself and such Fixed Asset Claimholders, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Fixed Asset Collateral Agent and to the Fixed Asset Claimholders that it represents as Fixed Asset Claimholders. Each reference to a “Fixed Asset Collateral Agent” or “Additional Fixed Asset Collateral Agent” in the Intercreditor Agreement shall be deemed to include the New Additional Fixed Asset Collateral Agent. The Intercreditor Agreement is hereby incorporated herein by reference.
SECTION 2.    The New Additional Fixed Asset Collateral Agent represents and warrants to the ABL Collateral Agent, the Controlling Fixed Asset Collateral Agent and the other Claimholders that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, (iii) the Additional Fixed Asset Documents relating to such Additional Fixed Asset Debt provide that, upon the New Additional Fixed Asset Collateral Agent’s entry into this Joinder Agreement, the Fixed Asset Claimholders in respect of such Fixed Asset Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Fixed Asset Claimholders and (iv) the applicable Additional Fixed Asset Claimholders and the Collateral with respect to such Additional Fixed Asset Debt have agreed to be bound by the terms and conditions of the Intercreditor Agreement.
SECTION 3.    This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the ABL Collateral Agent and the Controlling Fixed Asset Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the New Additional Fixed Asset Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.
SECTION 4.     Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.
SECTION 5.     THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6.     In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.     All communications and notices hereunder shall be in writing and given as provided in Section 8.07 of the Intercreditor Agreement. All communications and notices hereunder to the New Additional Fixed Asset Collateral Agent shall be given to it at the address set forth below its signature hereto.
SECTION 8.     The Parent agrees to reimburse the ABL Collateral Agent and the Controlling Fixed Asset Collateral Agent for their respective reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel for the ABL Collateral Agent and the Controlling Fixed Asset Collateral Agent.

IN WITNESS WHEREOF, the New Additional Fixed Asset Collateral Agent, the ABL Collateral Agent and the Controlling Fixed Asset Collateral Agent have duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW ADDITIONAL FIXED ASSET COLLATERAL AGENT as [●] for the holders of [●]
By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

BANK OF AMERICA, N.A., as ABL Collateral Agent
By:
Name:
Title:

[●], as Controlling Fixed Asset Collateral Agent
By:
Name:
Title:

Acknowledged and Agreed to by:
BAUER PERFORMANCE SPORTS LTD.
BAUER HOCKEY CORP.
BAUER HOCKEY, INC.
BAUER PERFORMANCE LACROSSE CORP.
BAUER PERFORMANCE LACROSSE INC.
BAUER PERFORMANCE SPORTS UNIFORMS CORP.
BAUER PERFORMANCE SPORTS UNIFORMS INC.
BPS DIAMOND SPORTS CORP.
BPS DIAMOND SPORTS INC.
BPS GREENLAND CORP.
BPS GREENLAND INC.
BPS US HOLDINGS INC.
KBAU HOLDINGS CANADA, INC.
MISSION ITECH HOCKEY, INC.

By:
Name:
Title:

Schedule I to the
Joinder Agreement to the
Intercreditor Agreement
Grantors
[●]

Exhibit B
Notice Addresses
ABL Collateral Agent:
Bank of America, N.A.
Gregory Kress
Senior Vice President
225 Franklin St. - MA1-225-02-05
Boston, MA 02110
Phone: (617) 346-1181
Email: gregory.kress@baml.com
Fax Number: (312) 453-4396

Grantors:
100 Domain Drive
Exeter, New Hampshire 03833
Attention: Michael Wall, Vice President and General Counsel
Phone: 603-610-5805
E-mail: Michael.Wall@bauer.com
Fax Number: 603-430-7332

Initial Fixed Asset Collateral Agent:
Bank of America, N.A.
Agency Management
901 Main Street, 14th Floor
Mail Code: TX1-492-14-11
Dallas, TX 75202
Attn: Ronaldo Naval
Phone: 214-209-1162
Email: ronaldo.naval@baml.com
Fax Number: 877-511-6124

B-1